Use these links to rapidly review the document

ANNEX A TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Power-One, Inc.
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)
Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of Power-One, Inc. and Series C Junior Participating Convertible Preferred Stock, par value $0.001 per share, of Power-One, Inc.

(2)
Aggregate number of securities to which transaction applies:

        122,540,362 shares of common stock
        36,375 shares of preferred stock
        3,090,951 options to purchase common stock with exercise prices of less than $6.35
        1,588,834 stock-based awards with exercise prices of less than $6.35 (if applicable)
        2 warrants to purchase common stock with exercise prices of less than $6.35
1,706,118 restricted shares

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The proposed maximum aggregate value of the transaction for purposes of calculating the filing fee is $1,027,411,727.15. The maximum aggregate value of the transaction was calculated based upon the sum of (A) 122,540,362 shares of common stock multiplied by $6.35 (the per share common merger consideration), (B) 36,375 shares of Series C Junior Participating Convertible Preferred Stock multiplied by $4703.7037037 (the per share preferred merger consideration), (C) 3,090,951 shares of common stock underlying outstanding "in-the-money" options of the Company multiplied by the excess of $6.35 over the per share exercise price of each such option; (D) 1,588,834 shares of common stock underlying outstanding stock-based awards of the Company multiplied by the excess of $6.35 over the per share exercise price of each such stock-based award, if applicable; (E) 8,700,000 shares of common stock underlying outstanding warrants of the Company multiplied by the excess of $6.35 over the applicable per share exercise price of each warrant; and (F) 1,706,118 restricted shares multiplied by $6.35. The filing fee was determined by multiplying the maximum aggregate value of the transaction by .0001364.

	(4)	Proposed maximum aggregate value of transaction: $1,027,411,727.15

	(5)	Total fee paid: $140,138.96

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED MAY 22, 2013

740 CALLE PLANO
CAMARILLO, CALIFORNIA 93012

MERGER PROPOSAL—YOUR VOTE IS VERY IMPORTANT

                        , 2013

Dear Stockholder:

        We cordially invite you to attend a special meeting of stockholders of Power-One, Inc., a Delaware corporation, which we refer to as "Power-One," the "Company," "we," "us," or "our" in the accompanying proxy statement, to be held on                        , 2013, at            , local time, at the                        .

        On April 21, 2013, we entered into a merger agreement, which, as it may be amended from time to time, we refer to as the "merger agreement" in the accompanying proxy statement, with ABB Ltd, a corporation organized under the laws of Switzerland, which we refer to as "ABB" in the accompanying proxy statement, and Verdi Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of ABB, which we refer to as "Merger Sub" in the accompanying proxy statement, providing for the acquisition of Power-One by ABB. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Power-One, which we refer to as the "merger" in the accompanying proxy statement, with Power-One continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of ABB. At the special meeting, we will ask you to consider and vote upon a proposal to adopt the merger agreement by and among Power-One, ABB, and Merger Sub, thereby approving the merger, and to approve certain other matters as set forth in the stockholder notice and the accompanying proxy statement.

        If the merger is completed, at the effective time of the merger (i) each holder of our common stock, par value $0.001 per share, which we refer to as the "Power-One common stock" or "our common stock" in the accompanying proxy statement, will be entitled to receive $6.35 in cash per share of Power-One common stock, which we refer to as the "common merger consideration" in the accompanying proxy statement; (ii) each holder of our Series C Junior Participating Convertible Preferred Stock, par value $0.001 per share, which we refer to as the "Power-One preferred stock" or "our preferred stock," and collectively with the Power-One common stock, "our stock" or the "Power-One stock," in the accompanying proxy statement, will be entitled to receive $4703.7037037 in cash per share of Power-One preferred stock, which is the equivalent of $6.35 per share of Power-One common stock into which each share of Power-One preferred stock is convertible; and (iii) each holder of our outstanding warrants will be entitled to receive, with respect to each share of Power-One common stock subject to outstanding warrants, an amount in cash equal to the excess of the common merger consideration over the applicable exercise price per share of Power-One common stock, in each case, without interest and less any applicable withholding taxes.

        The affirmative vote, in person or by proxy, of holders of (i) a majority of the outstanding shares of our common stock, and (ii) a majority of the outstanding shares of our preferred stock, each voting as a separate class, is required to adopt the merger agreement, and thereby approve the merger. Our board of directors, after considering various factors, unanimously determined that the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and the consideration to be received in the merger, are advisable, fair to and in the best interests of Power-One and its stockholders, and unanimously approved the merger agreement and the transactions contemplated thereby, including the merger.

        The Power-One board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement, thereby approving the merger, "FOR" the proposal to approve, by a nonbinding advisory vote, the specified compensation disclosed in the accompanying proxy statement that may be payable to Power-One's named executive officers in connection with the consummation of the merger and "FOR" the proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement.

        The accompanying proxy statement provides you with detailed information about the merger agreement and the merger. A copy of the merger agreement is included as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our board of directors in connection with its evaluation of the merger agreement and the merger as well as other related matters. We urge you to read the entire proxy statement carefully. You can also obtain other information about Power-One from documents that we have filed with the Securities and Exchange Commission.

        Your vote is important to us regardless of the number of shares you own.    The merger cannot be completed unless holders of (i) a majority of the outstanding shares of Power-One common stock and (ii) a majority of the outstanding shares of Power-One preferred stock, each voting as a separate class, vote in person or by proxy in favor of the adoption of the merger agreement. If your shares of Power-One stock are held in an account at a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee. If you fail to vote on the merger agreement or fail to instruct your broker, bank or other nominee on how to vote, the effect will be the same as a vote against the proposal to adopt the merger agreement. We greatly appreciate your cooperation in voting your shares. The enclosed proxy card contains instructions regarding voting. Whether or not you plan to attend the special meeting, we request that you authorize your proxy by completing and returning the enclosed proxy card (physically or electronically).

        If you have any questions about the special meeting or the merger after reading the proxy statement, you may contact Power-One's proxy solicitor at AST Phoenix Advisors, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, (800) 249-7148.

        On behalf of the board of directors, we thank you for your support of Power-One, Inc. and appreciate your consideration of this matter.

Richard J. Thompson President and Chief Executive Officer

        This transaction has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of this transaction or upon the adequacy or accuracy of the information contained in the proxy statement. Any representation to the contrary is a criminal offense.

        The proxy statement is dated                        , 2013 and it and the enclosed proxy card are first being mailed to stockholders on or about                        , 2013.

POWER-ONE, INC.
740 CALLE PLANO
CAMARILLO, CALIFORNIA 93012

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON                , 2013

To the Stockholders of Power-One, Inc.:

        Notice is hereby given that a special meeting of the stockholders (the "special meeting") of Power-One, Inc. (the "Company," "Power-One," "we," "us" or "our") will be held on                , 2013 at                , local time, at the                , for the following purposes:

  1.
  Adoption of the Merger Agreement. To consider and vote upon a proposal, which we refer to as the "merger proposal" in the accompanying proxy statement, to adopt the Agreement and Plan of Merger, as it may be amended from time to time, which we refer to as the "merger agreement" in the accompanying proxy statement, dated as of April 21, 2013, by and among Power-One, ABB Ltd, a corporation organized under the Laws of Switzerland, which we refer to as "ABB" in the accompanying proxy statement, and Verdi Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of ABB, which we refer to as "Merger Sub" in the accompanying proxy statement, which provides for the merger of Merger Sub with and into Power-One, with Power-One continuing as the surviving corporation, which we refer to as the "merger" in the accompanying proxy statement. The merger agreement is attached as Annex A to the accompanying proxy statement.

  2.
  Advisory Vote Regarding Merger-Related Compensation. To consider and vote upon a proposal to approve, by a nonbinding advisory vote, the specified compensation disclosed in the accompanying proxy statement that may be payable to Power-One's named executive officers in connection with the consummation of the merger, which we refer to as the "compensation proposal" in the accompanying proxy statement.

  3.
  Adjournment or Postponement of the Special Meeting. To consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, which we refer to as the "adjournment proposal" in the accompanying proxy statement.

  4.
  Any Other Business. To act upon other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Only stockholders of record of (i) our common stock, par value $0.001 per share, which we refer to as the "Power-One common stock" or "our common stock" in the accompanying proxy statement, and (ii) our Series C Junior Participating Convertible Preferred Stock, par value $0.001 per share, which we refer to as the "Power-One preferred stock" or "our preferred stock," and collectively with the Power-One common stock, "our stock" or the "Power-One stock," in the accompanying proxy statement, at the close of business on                , 2013 are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. A list of our stockholders of record will be available for examination by any of our stockholders for any purpose germane to the special meeting at our principal executive offices located at 740 Calle Plano, Camarillo, California 93012, during ordinary business hours for ten (10) days prior to the special meeting until the end of the meeting.

        The approval of the merger proposal by the affirmative vote, in person or by proxy, of holders of (i) a majority of the outstanding shares of Power-One common stock and (ii) a majority of the outstanding shares of Power-One preferred stock, each voting as a separate class, is a condition to the consummation of the merger. Each stockholder shall be entitled to one vote in its respective class vote for each share of Power-One stock held by such stockholder. The approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of holders of a majority of the shares of Power-One common stock present and entitled to vote thereon. The vote to approve the compensation proposal is advisory only and will not be binding on Power-One or ABB and is not a condition to the consummation of the merger.

        Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy (physically, electronically or telephonically) and thus ensure that your shares will be represented at the special meeting if you are unable to attend. If your shares of Power-One stock are held in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form furnished by your broker, bank or other nominee.

        YOUR VOTE IS IMPORTANT. YOU MAY VOTE ON-LINE, BY TELEPHONE, BY MAIL OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, ALL AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

        The Power-One board of directors unanimously recommends that you vote "FOR" the adoption of the merger agreement, thereby approving the merger, "FOR" the compensation proposal and "FOR" the adjournment proposal.

        Please note that we intend to limit attendance at the special meeting to stockholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee, please bring to the special meeting your account statement evidencing your beneficial ownership of Power-One stock as of the record date. All stockholders should also bring photo identification.

        The accompanying proxy statement provides a detailed description of the merger and the merger agreement. We urge you to read the accompanying proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Power-One stock, please contact Power-One's proxy solicitor:

AST Phoenix Advisors
6201 15th Avenue, 3rd Floor
Brooklyn, New York 11219
(800) 249-7148

By Order of the Board of Directors,
Richard J. Thompson President and Chief Executive Officer

                , 2013

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS IMPORTANT

        Ensure that your shares of Power-One stock are voted at the special meeting by submitting your proxy or, if your shares of Power-One stock are held in street name through a broker, bank or other nominee, contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee how to vote, it will have the same effect as voting "AGAINST" the adoption of the merger agreement but will have no effect on the outcome of the vote on the compensation proposal or the adjournment proposal.

        If your shares of Power-One stock are registered in street name through a broker, bank or other nominee:    check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of stock are voted in favor of the proposals at the special meeting.

        If your shares of Power-One stock are registered in your name:    submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope or on-line, so that your shares of stock can be voted in favor of the proposals at the special meeting.

        If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor, at:

AST Phoenix Advisors
6201 15th Avenue, 3rd Floor
Brooklyn, New York 11219
(800) 249-7148

PROXY STATEMENT

        This proxy statement contains information related to our special meeting of stockholders to be held on                , 2013, at                , local time, at the            , and at any adjournments or postponements thereof. We are furnishing this proxy statement to the stockholders of Power-One, Inc. as part of the solicitation of proxies by Power-One, Inc.'s board of directors for use at the special meeting. The proxy statement is dated                , 2013 and it and the enclosed proxy card are first being mailed to stockholders on or about                , 2013.

SUMMARY TERM SHEET

        This summary term sheet briefly summarizes material information found in this proxy statement. The proxy statement contains a more detailed description of the terms described in this summary. You are urged to read this proxy statement carefully, including the annexes and the documents referred to or incorporated by reference in this proxy statement, as this summary may not contain all of the information that may be important to you. We have included page references in parentheses to direct you to the appropriate place in this proxy statement for a more complete description of the topics presented in this summary term sheet. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement.

        In this proxy statement, the terms "we," "us," "our," "Power-One" and the "Company" refer to Power-One, Inc. and, where appropriate, its subsidiaries. We refer to ABB Ltd as "ABB" and Verdi Acquisition Corporation as "Merger Sub" in this proxy statement. All references to the "merger" refer to the merger of Merger Sub with and into Power-One with Power-One surviving as an indirect wholly owned subsidiary of ABB. All references to the "merger agreement" refer to the Agreement and Plan of Merger, dated as of April 21, 2013, as it may be amended from time to time, by and among Power-One, ABB, and Merger Sub, a copy of which is included as Annex A to this proxy statement. Power-One, following the completion of the merger, is sometimes referred to in this proxy statement as the "surviving corporation."

Parties Involved in the Merger (Page 32)

Power-One, Inc.

        Power-One, Inc., a Delaware corporation, is a leading provider of high-efficiency and high-density power conversion and power management solutions for a variety of industries, including renewable energy, servers, storage & networking, industrials and network power systems. Power-One's products convert, process, and manage both alternating current ("AC") and direct current ("DC") to meet the high levels of quality, reliability and precision required by Power-One's customers. Power-One established two strategic business units (each a "SBU"), separating functions into the Renewable Energy Solutions SBU and the Power Solutions SBU, to better address the distinct market segments each SBU serves. The Renewable Energy Solutions SBU offers one of the industry's broadest lines of high-efficiency inverters that provide superior power harvesting, longer uptime, and ease-of-installation and are supported by a wide range of standard and extended service offerings. Power-One's Power Solutions SBU provides high-efficiency and high-power density AC/DC and DC/DC converters for a variety of applications, including data center technologies such as routers, data storage, servers and optical networking.

        Power-One common stock is currently listed on the NASDAQ Global Select Market, which we refer to as "NASDAQ" in this proxy statement, under the symbol "PWER."

        Power-One's principal executive offices are located at 740 Calle Plano, Camarillo, California 93012, its telephone number is (805) 987-8741 and its Internet website address is www.power-one.com. The information provided on or accessible through Power-One's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

        Additional information about Power-One is contained in its public filings made with the Securities and Exchange Commission. See "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement.

ABB Ltd

        ABB is a corporation organized under the laws of Switzerland with its principal executive offices located at Affolternstrasse 44, CH-8050 Zurich, Switzerland. The telephone number of ABB is +41 (43) 317-7111. ABB is a global leader in power and automation technologies that are designed to improve performance and lower the environmental impact for its utility and industrial customers. ABB provides a broad range of products, systems, solutions and services that are designed to improve power grid reliability, increase industrial productivity and enhance energy efficiency. ABB focuses on power transmission, distribution and power-plant automation and serves electric, gas and water utilities, as well as industrial and commercial customers. ABB also delivers automation systems that measure, control, protect and optimize plant applications across a full range of industries.

        ABB's American Depositary Shares are currently listed on the New York Stock Exchange under the symbol "ABB".

Verdi Acquisition Corporation

        Verdi Acquisition Corporation, an indirect wholly owned subsidiary of ABB, is a Delaware corporation that was formed on April 12, 2013 for the sole purpose of effecting the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Power-One, with Power-One surviving the merger as an indirect wholly owned subsidiary of ABB.

        The principal executive offices of Merger Sub are located at c/o ABB Holdings Inc., 501 Merritt 7, Norwalk, Connecticut 06851, and its telephone number is (203) 750-2326.

The Merger and Merger Consideration (Page 73)

        The proposed transaction is the acquisition of Power-One by ABB pursuant to the merger agreement. The acquisition will be effected by the merger of Merger Sub with and into Power-One, with Power-One continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of ABB.

        The following will occur in connection with the merger:

            (i)  Each share of our common stock, par value $0.001 per share, which we refer to as "Power-One common stock" or "our common stock" in this proxy statement, issued and outstanding immediately prior to the effective time of the merger, other than (A) the shares of Power-One common stock owned by Power-One or its subsidiaries, ABB or Merger Sub (all of which will be canceled at the consummation of the merger), (B) those shares of Power-One common stock with respect to which holders thereof have properly made, and not withdrawn, a demand for appraisal rights under the General Corporation Law of the State of Delaware, which we refer to as the "DGCL" in this proxy statement and (C) shares of Power-One restricted stock (the treatment of which is described below under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Treatment of Stock Options and Other Stock-Based Compensation" beginning on page 76 of this proxy statement) (the shares described in (A), (B) and (C) are referred to as "excluded shares" in this proxy statement), will be converted into the right to receive $6.35 in cash, without interest and less any applicable withholding taxes, which we refer to as the "common merger consideration" in this proxy statement;

           (ii)  Each share of our Series C Junior Participating Convertible Preferred Stock, par value $0.001 per share, which we refer to as "Power-One preferred stock" or "our preferred stock" in this proxy statement, issued and outstanding immediately prior to the effective time of the merger, other than the shares of Power-One preferred stock owned by Power-One or its subsidiaries, ABB or Merger Sub (all of which will be canceled at the consummation of the merger), will be converted into the right to receive $4703.7037037 in cash, which is the equivalent of $6.35 per share of Power-One common stock into which each share of Power-One preferred stock is convertible, without interest and less any applicable withholding taxes, which we refer to as the "preferred merger consideration," and together with the common merger consideration, the "merger consideration," in this proxy statement; and

          (iii)  Each outstanding warrant to acquire Power-One common stock, which we refer to as "Power-One warrants" in this proxy statement, will be converted into the right to receive, with respect to each share of Power-One common stock subject to such Power-One warrant, an amount in cash equal to the excess of the common merger consideration over the applicable exercise price per share of Power-One common stock, without interest and less any applicable withholding taxes, which we refer to as the "warrant consideration" in this proxy statement.

        Substantially concurrently with the filing of the certificate of merger with the Secretary of State of the State of Delaware, ABB will deposit, or cause to be deposited, with the Paying Agent (as defined in the merger agreement) for the merger (i) for the benefit of the holders of Power-One common stock and Power-One preferred stock outstanding immediately prior to the effective time of the merger, cash sufficient to pay the aggregate merger consideration and (ii) for the benefit of the holders of Power-One warrants, cash sufficient to pay the aggregate warrant consideration.

        Following and as a result of the Merger:

          (i)    Power-One stockholders will no longer have any interest in, and will no longer be stockholders of, Power-One;

          (ii)   shares of Power-One common stock will no longer be listed on NASDAQ and price quotations with respect to shares of Power-One common stock in the public market will no longer be available; and

          (iii)  the registration of shares of Power-One common stock under the Securities Exchange Act of 1934, as amended, (the "Exchange Act") will be terminated.

Expected Timing of the Merger

        We currently anticipate that the merger will be completed in the second half of 2013. The merger is subject to various regulatory clearances and approvals and other conditions, however, and it is possible that factors outside the control of both ABB and Power-One could result in the merger being completed at a later time, or not at all. There may be substantial amount of time between the special meeting and the completion of the merger.

        We expect to complete the merger promptly following the receipt of all required regulatory approvals and the satisfaction or waiver of the other conditions precedent as described in the merger agreement, a copy of which is included as Annex A to this proxy statement.

The Special Meeting (Page 25)

        Date, Time and Place (Page 25).    The special meeting will be held on                , 2013, at                , local time, at the                 .

        Purpose (Page 25).    At the special meeting, you will be asked: (1) to consider and vote upon a proposal to adopt the merger agreement, thereby approving the merger (we refer to this proposal as the "merger proposal" in this proxy statement); (2) to consider and vote upon a proposal to approve, by a nonbinding advisory vote, the specified compensation disclosed in this proxy statement that may be payable to Power-One's named executive officers in connection with the consummation of the merger (we refer to this proposal as the "compensation proposal" in this proxy statement); (3) to consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement (we refer to this proposal as the "adjournment proposal" in this proxy statement); and (4) to act upon other business as may properly come before the special meeting or any adjournment or postponement thereof.

        Record Date and Voting (Page 26).    Only stockholders who hold shares of our stock at the close of business on                , 2013, the record date for the special meeting, will be entitled to vote at the special meeting. Each share of our stock outstanding on the record date will be entitled to one vote in its respective class vote on the merger proposal. Additionally, each share of our common stock will be entitled to vote on each other matter submitted to stockholders for approval at the special meeting. As of the record date, there were                    and            shares of our common and preferred stock, respectively, outstanding.

        Quorum (Page 26).    The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote at the meeting is necessary and sufficient to constitute a quorum for the purpose of voting on the compensation proposal and the adjournment proposal. The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of our common stock and a majority in voting power of the outstanding shares of our preferred stock shall constitute a quorum for the purpose of voting on the merger proposal.

        Required Vote (Page 27).    Approval of the merger proposal requires the affirmative vote of holders of (i) a majority of the outstanding shares of Power-One common stock and (ii) a majority of the outstanding shares of Power-One preferred stock, in each case, entitled to vote at the special meeting and each voting as a separate class. Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Power-One common stock that are present in person or by proxy and entitled to vote on the proposal.

        In connection with the merger agreement, Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. (they are collectively referred to as "Silver Lake Sumeru" in this proxy statement) executed and delivered a voting agreement with ABB (which we refer to as the "Voting Agreement" in this proxy statement). Pursuant to an irrevocable proxy Silver Lake Sumeru granted to ABB in connection with the Voting Agreement, ABB will vote the Power-One common stock and Power-One preferred stock held by Silver Lake Sumeru in favor of the merger proposal.

        Shares of Power-One's stock beneficially owned by Silver Lake Sumeru subject to the Voting Agreement constituted approximately 14.3% of the total issued and outstanding shares of Power-One common stock and 100% of the issued and outstanding shares of Power-One preferred stock as of April 21, 2013. Silver Lake Sumeru has agreed, while the Voting Agreement remains in effect and upon the written request of Power-One, to take reasonable actions identified by Power-One to permit the automatic conversion of a number of shares of Power-One preferred stock held by it into shares of Power-One common stock specified in such written request, subject to the applicable rules of NASDAQ. Such automatic conversion is contingent upon compliance with, and subject to receipt, termination or expiration of the waiting period, consent or approval under the HSR Act (defined below) and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under all other applicable antitrust laws. In furtherance of the foregoing, Power-One provided notice to Silver Lake Sumeru on May 13, 2013 to convert 11,458 shares of Power-One preferred stock into Power-One common stock as soon as reasonably practicable and in no event later than the record date for the special meeting of Power-One's stockholders. If such shares are converted, Silver Lake Sumeru will have the ability to vote approximately 19.9% of the total issued and outstanding shares of Power-One common stock and 100% of the issued and outstanding shares of Power-One preferred stock. The Company has agreed in the merger agreement to provide Silver Lake Sumeru all reasonable cooperation necessary to effect the conversion of the Power-One preferred stock.

        Share Ownership of Our Directors and Executive Officers (Page 29).    As of                , 2013, the record date, our associates, control persons, directors and executive officers beneficially owned and are entitled to vote, in the aggregate, (i)                 shares of our common stock, representing approximately         % of the outstanding shares of our common stock and (ii)             shares of our preferred stock, representing        % of the outstanding shares of our preferred stock.

        Voting and Proxies (Page 28).    Any Power-One stockholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail or on-line or may vote by telephone or in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Power-One stock in street name through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Power-One stock using the instructions provided by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

Treatment of Stock Options and Other Stock-Based Compensation (Page 76)

        Each option to acquire Power-One common stock, which we refer to as a "Power-One option" in this proxy statement, whether vested or unvested, that is outstanding at the effective time of the merger will fully vest and become exercisable. If a holder of a Power-One option elects to do so, such holder may, not later than seven (7) business days prior to the effective date of the merger, exercise such Power-One option immediately prior to the effective time of the merger and receive a payment from the surviving corporation, no later than five (5) business days following the effective time of the merger, of an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One option (or portion thereof that is being exercised) and (ii) the common merger consideration, reduced by the per share exercise price applicable to such Power-One option (or portion thereof that is being exercised), without interest and less any applicable withholding taxes.

        If the holder of a Power-One option does not elect to exercise such Power-One option prior to the effective time of the merger, at the effective time of the merger, such Power-One option that is outstanding immediately prior to the effective time of the merger will be converted into an option to acquire a number of ABB American Depositary Shares equal to the product of (A) the number of shares of Power-One common stock underlying such Power-One option immediately prior to the effective time of the merger and (B) the Option Exchange Ratio (as defined in the merger agreement), at an exercise price per share equal to (x) the exercise price per share of such Power-One option immediately prior to the effective time of the merger, divided by (y) the Option Exchange Ratio. Any outstanding option for which the exercise price exceeds the common merger consideration will automatically be converted into an option to acquire ABB American Depositary Shares, and will not be subject to cashout regardless of whether the holder makes an election to exercise.

        As of the effective time of the merger, each Power-One restricted share that is outstanding will become fully vested and all restrictions thereon will lapse and be converted automatically into the right to receive from the surviving corporation, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the common merger consideration, without interest and less any applicable withholding taxes.

        At the effective time of the merger, each stock-based award of Power-One, other than any Power-One restricted share or option addressed above, which stock-based awards will be referred to as a "Power-One stock-based award" in this proxy statement, whether vested or unvested, that is outstanding and, if applicable, unexercised immediately prior to the effective time of the merger will become fully vested and will be converted automatically into the right to receive, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One stock-based award and (ii) the common merger consideration (reduced, if applicable, by any exercise price applicable to such Power-One stock-based award), without interest and less any applicable withholding taxes. With respect to any unvested Power-One stock-based award subject to performance-based vesting conditions, which will be referred to as "performance awards" in this proxy statement, such performance awards will be deemed fully earned at a level that assumes Power-One attained maximum performance with respect to the applicable performance metrics to which such performance awards are subject as of the closing date of the merger and will fully vest without any proration based on the extent to which the performance period under the performance award has lapsed as of the effective time of the merger.

Determination, Approval and Recommendation of Our Board of Directors (Page 26)

        The Power-One board of directors, after considering all factors that the Power-One board of directors deemed relevant, unanimously determined that the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and the consideration to be received in the merger, are advisable, fair to and in the best interests of Power-One and its stockholders, and unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Certain factors considered by the Power-One board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Reasons for the Merger" beginning on page 32 of this proxy statement.

        The Power-One board of directors unanimously recommends that the Power-One stockholders vote "FOR" the adoption of the merger agreement, thereby approving the merger, "FOR" the compensation proposal and "FOR" the adjournment proposal.

 Opinion of Power-One's Financial Advisor (Page 47 and Annex B)

        Goldman, Sachs & Co., which we refer to as "Goldman Sachs" in this proxy statement, delivered its opinion to the Power-One board of directors that, as of April 21, 2013 and based upon and subject to the factors and assumptions set forth therein, the $6.35 per share in cash to be paid to the holders (other than ABB and its affiliates) of shares of Power-One common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated April 21, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Power-One board of directors in connection with its consideration of the merger. The Goldman Sachs opinion is not a recommendation as to how any holder of Power-One common stock should vote with respect to the merger. Pursuant to an engagement letter between the Company and Goldman Sachs, the Company has agreed to reimburse certain expenses incurred by Goldman Sachs and to pay Goldman Sachs a transaction fee of approximately $6.7 million, which transaction fee is contingent upon consummation of the merger.

Interests of Certain Persons in the Merger (Page 57)

        In considering the recommendation of the Power-One board of directors to adopt the merger agreement, Power-One stockholders should be aware that certain of its directors and executive officers have interests in the merger that are different from, or in addition to, those of Power-One stockholders generally. These interests are described in the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement. The Power-One board of directors was aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Power-One stockholders that the merger agreement be adopted. These interests include the following, among others:

  •
  An officer or director holding a Power-One option may elect, not later than seven (7) business days prior to the effective time of the merger, to exercise such Power-One option immediately prior to the effective time of the merger and receive an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One option (or portion thereof that is being exercised) and (ii) the common merger consideration, reduced by the per share exercise price applicable to such Power-One option (or portion thereof that is being exercised), without interest and less any applicable withholding taxes.

  •
  Except to the extent exercised by an officer or director in the manner described above, at the effective time of the merger, each Power-One option granted to an officer or director that is outstanding (whether vested or unvested) immediately prior to the merger will (i) fully vest and become exercisable and (ii) be converted into an option to acquire a number of ABB American Depositary Shares;

  •
  As of the effective time of the merger, each Power-One restricted share granted to an officer or director that is outstanding will become fully vested and all restrictions thereon will lapse and be converted automatically into the right to receive from the surviving corporation, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the common merger consideration, without interest and less any applicable withholding taxes;

  •
  At the effective time of the merger, each Power-One stock-based award, whether vested or unvested, held by an officer or director that is outstanding and, if applicable, unexercised immediately prior the effective time of the merger will become fully vested and will be converted automatically into the right to receive an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One stock-based award and (ii) the common merger consideration (reduced, if applicable, by any exercise price applicable to such Power-One stock-based award), without interest and less any applicable withholding taxes. The performance awards held by any officer or director will be deemed fully earned at a level that assumes Power-One attained maximum performance with respect to the applicable performance metrics to which such performance awards are subject as of the closing date of the merger and will fully vest without any proration based on the extent to which the performance period under the performance award has lapsed);

  •
  Each of Power-One's executive officers is a party to a change-in-control agreement with Power-One that provides for certain benefits upon a termination of employment under certain circumstances following a change in control. In addition to his change-in-control agreement, Mr. Thompson, the chief executive officer of Power-One, is party to an employment agreement with Power-One that provides for certain additional benefits (See "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger"); and

  •
  Under the merger agreement, directors and officers are entitled to continued indemnification and insurance coverage on terms at least as favorable as their current coverage (See "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 93 of this proxy statement).

        We expect Power-One's directors and executive officers to vote                shares of Power-One common stock in favor of the merger proposal.

Voting Agreement

        In connection with the merger agreement, Silver Lake Sumeru executed and delivered the Voting Agreement with ABB. Shares of Power-One's stock beneficially owned by Silver Lake Sumeru subject to the Voting Agreement constituted approximately 14.3% of the total issued and outstanding shares of Power-One common stock and 100% of the total issued and outstanding Power-One preferred stock as of April 21, 2013. Silver Lake Sumeru has agreed, while the Voting Agreement remains in effect and upon the written request of Power-One, to take reasonable actions identified by Power-One to permit the automatic conversion of a number of shares of Power-One preferred stock held by it into shares of Power-One common stock specified in such written request, subject to the applicable rules of NASDAQ. Such automatic conversion is contingent upon compliance with, and subject to receipt, termination or expiration of the waiting period, consent or approval under the HSR Act and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under all other applicable antitrust laws. In furtherance of the foregoing, Power-One provided notice to Silver Lake Sumeru on May 13, 2013 to convert 11,458 shares of Power-One preferred stock. If such shares are converted, Silver Lake Sumeru will have the ability to vote approximately 19.9% of the total issued and outstanding shares of Power-One common stock and 100% of the total issued and outstanding shares of Power-One preferred stock.

        Pursuant to the Voting Agreement, among other things, Silver Lake Sumeru agreed to

          (i)  vote its shares in favor of the adoption of the merger agreement;

         (ii)  not transfer shares of Power-One common stock or Power-One preferred stock or Power-One warrants owned by it prior to the effective date of the merger other than to its affiliates or to ABB; and

        (iii)  not, and to cause its representatives to not, solicit, initiate or knowingly encourage the submission of alternative acquisition proposals or take certain actions, or agree to take such actions, in support of an alternative acquisition proposal.

        Pursuant to an irrevocable proxy Silver Lake Sumeru granted to ABB in connection with the Voting Agreement, ABB will vote the Power-One common stock and Power-One preferred stock held by Silver Lake Sumeru in favor of the merger proposal.

        The Voting Agreement will terminate on the earliest of (i) the effective time of the merger, (ii) the date of termination of the merger agreement in accordance with its terms, (iii) mutual written agreement of Silver Lake Sumeru and ABB to terminate the Voting Agreement, and (iv) the effectiveness of an amendment, modification or waiver of the merger agreement that (A) reduces the amount of the consideration payable to Silver Lake Sumeru in respect of its shares or its warrants,

(B) changes the form of the consideration payable to Silver Lake Sumeru in respect of its shares or its warrants, or (C) (1) adds or expands on the conditions precedent to the merger, (2) impedes or materially delays the consummation of the merger and the other transactions to occur on the closing date such that the merger or such other transactions would not reasonably be expected to be consummated prior to January 21, 2014 (or if such date is extended in order to obtain antitrust approvals, April 21, 2014), or (3) amends certain provisions allowing the parties to terminate the merger agreement in a manner that is materially adverse to Silver Lake Sumeru in their capacity as stockholders, in each case, without Silver Lake Sumeru's prior written consent.

Financing (Page 57)

        The merger is not conditioned on ABB obtaining the proceeds of any financing. We anticipate that the total amount of funds necessary to pay our stockholders (including equity award holders) the amount due under the merger agreement will be approximately $1,027,411,727.15.

        There is no financing condition to the merger.

No Solicitation of Acquisition Proposals (Page 87)

        Subject to certain exceptions, Power-One has agreed not to, and to cause its affiliates and its and their respective representatives not to, directly or indirectly, among other things: (i) initiate, solicit or knowingly encourage or facilitate the making of any alternative acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an alternative acquisition proposal; (ii) engage in negotiations or discussions with, or furnish any information concerning the Company or any of its subsidiaries to, any third party relating to an alternative acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an alternative acquisition proposal; or (iii) resolve or agree to do any of the foregoing. The Company agreed to, and to cause its affiliates and its and their respective representatives to, immediately cease all existing discussions or negotiations with any person conducted with respect to any alternative acquisition proposal.

        However, if, before the approval of the Power-One stockholders of the merger proposal, the Company receives an unsolicited written proposal with respect to an alternative acquisition (which alternative acquisition proposal was made after the date of the merger agreement and did not result from a breach of the merger agreement), the Company and the Power-One board of directors and their representatives may, subject to compliance with the merger agreement, engage in negotiations or substantive discussions with, or furnish any information and reasonable access to, the party making such alternative acquisition proposal and its representatives, if the Power-One board of directors determines in good faith, after consultation with the Company's outside legal and financial advisors, and based on information then available, that such alternative acquisition proposal constitutes, or is reasonably expected to result in, a "superior proposal" (as defined below under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—No Solicitation of Acquisition Proposals; Changes in Board Recommendation" beginning on page 87 of this proxy statement) so long as (x) prior to furnishing any material nonpublic information, the Company receives from such third party an executed confidentiality agreement containing terms no less restrictive of the third party making the alternative acquisition proposal and its representatives than the terms set forth in the confidentiality agreement with ABB Asea Brown Boveri Ltd (which we refer to as "ABB Asea" in this proxy statement) and (y) any such material nonpublic information so furnished has been previously provided or made available to ABB or is provided or made available to ABB substantially concurrently with or promptly following it being so furnished to such third party.

        Prior to obtaining the approval of the Power-One stockholders of the merger proposal, the Power-One board of directors may terminate the merger agreement in response to an unsolicited written acquisition proposal made after the date of the merger agreement that the Power-One board of directors determines, after consultation with its outside counsel and financial advisor, constitutes a superior proposal if (i) the Power-One board of directors has complied with the limitations on solicitation of alternative acquisition proposals contained in the merger agreement and has given ABB the opportunity to propose changes to the merger agreement in response to a superior proposal, and (ii) Power-One substantially concurrently with such termination executes or otherwise enters into a binding definitive agreement with respect to such superior proposal. If the merger agreement is terminated in such a circumstance, Power-One must pay, or cause to be paid, to ABB the company termination fee of $20,000,000 prior to or concurrently with such termination as more fully described below under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 98 of this proxy statement.

Changes in Board Recommendation (Page 87)

        Prior to obtaining the approval of the Power-One stockholders of the merger proposal, the Power-One board of directors may change its recommendation that Power-One stockholders adopt the merger agreement in the event a material development or material change in circumstances (other than an alternative acquisition proposal) occurs or arises after the date of the merger agreement that was not known and not reasonably foreseeable by the Power-One board of directors as of the date of the merger agreement, if the failure to take such action would be inconsistent with the Power-One board of directors' fiduciary duties to the Power-One stockholders under applicable law. Prior to taking such an action, Power-One is required to provide ABB four (4) business days' prior written notice advising ABB that it intends to take such action and specifying, in reasonable detail, the reasons for such action. If the Power-One board of directors effects a change in recommendation under the merger agreement, ABB may terminate the merger agreement and receive the company termination fee of $20,000,000 as more fully described below under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 98 of this proxy statement.

Conditions to the Merger (Page 96)

        As more fully described in this proxy statement and in the merger agreement, the obligations of Power-One, ABB and Merger Sub to effect the merger are subject to, among other things, the following conditions: :

  •
  the adoption of the merger agreement by the Power-One stockholders;

  •
  (i) the expiration or termination of the applicable waiting period (or any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the "HSR Act" in this proxy statement, and (ii) the approval or the expiration or termination of the applicable waiting period (or any extension thereof) under applicable foreign antitrust laws in the European Union, Israel, Russia, Serbia and the Ukraine, which we refer to as the "Required Foreign Antitrust Laws" in this proxy statement;

  •
  the absence of any law or order having been enacted, issued, promulgated, enforced or entered or any proceeding being commenced which is then pending or in effect, in each case, by any governmental authority, that would enjoin or otherwise prohibit or make illegal (or seeks to enjoin, prohibit or make illegal) the consummation of the merger;

        The obligations of Power-One to effect the merger are subject to, among other things, the following conditions:

  •
  the accuracy of all representations and warranties made by ABB and Merger Sub, except, in most, but not all cases, for inaccuracies that would not reasonably be expected to, individually or in the aggregate, materially impair the ability of ABB or Merger Sub to consummate the merger;

  •
  the performance in all material respects by ABB and Merger Sub of each of the agreements and covenants required by the merger agreement on or prior to the closing date of the merger; and

  •
  the receipt of a certificate signed by executive officers of each of ABB and Merger Sub certifying that the conditions above have been satisfied.

        The obligations of ABB and Merger Sub to effect the merger are subject to, among other things, the following conditions:

  •
  since the date of the merger agreement, there has not occurred any change, event, effect, or circumstance that, individually or in the aggregate, has had or would reasonably be expected to have a "material adverse effect" on Power-One (see "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Representations and Warranties—Material Adverse Effect" beginning on page 83 of this proxy statement for the definition of "material adverse effect");

  •
  the accuracy of all representations and warranties made by Power-One in the merger agreement, except, in most, but not all, cases, for inaccuracies that have not had or would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Power-One (see "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Representations and Warranties—Material Adverse Effect" beginning on page 83 of this proxy statement for the definition of "material adverse effect");

  •
  the performance in all material respects by Power-One of each of the agreements and covenants required by the merger agreement on or prior to the closing date of the merger; and

  •
  the receipt of a certificate signed by an executive officer of Power-One certifying that the conditions above have been satisfied.

How the Merger Agreement May Be Terminated (Page 97)

        The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of Power-One and ABB. In addition, either Power-One or ABB may terminate the merger agreement before the effective time of the merger, if:

  •
  the merger has not been completed on or before January 21, 2014, which date may be extended by either ABB or Power-One until April 21, 2014 under certain circumstances to obtain regulatory approvals as described under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement" beginning on page 97 of this proxy statement; however, the right to terminate the merger agreement on such date will not be available to a party if such party has breached or violated the merger agreement and such breach or violation has been the principal cause of or directly resulted in the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger or the failure of the merger to be consummated prior to January 21, 2014 (or such later date as extended by Power-One or ABB) (January 21, 2014 or such later date is sometimes referred to as the "termination date" in this proxy statement);

  •
  any restraint is in effect enjoining or otherwise prohibiting the consummation of the merger, and such restraint has become final and non-appealable; however, this termination right will not be available to a party that did not comply with its obligations set forth in the merger agreement to oppose, prevent or remove such restraint; or

  •
  Power-One stockholder approval of the merger agreement and the merger is not obtained at the stockholders' meeting duly convened to vote on the merger agreement or at any adjournment or postponement thereof.

        The merger agreement may also be terminated by Power-One if:

  •
  ABB or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to a failure of a condition to Power-One's obligation to consummate the merger and (ii) is not capable of being cured prior to the termination date (as described below under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement" beginning on page 97 of this proxy statement) or is not cured by Power-One or Merger Sub on or before the earlier of the termination date and the date that is 30 days following the receipt by ABB of written notice from Power-One of such breach or failure; however, this termination right will not be available if Power-One is then in material breach of the merger agreement;

  •
  prior to obtaining Power-One stockholder approval of the merger proposal, the Power-One board of directors has determined to enter into an alternative acquisition agreement with respect to a superior proposal to the extent permitted by and subject to the terms of the merger agreement, as long as Power-One (i) concurrently with such termination, pays, or causes to be paid, to ABB the company termination fee of $20,000,000 (described below under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 98 of this proxy statement) and (ii) substantially concurrently with such termination enters into such alternative acquisition agreement; or

        The merger agreement may also be terminated by ABB if:

  •
  Power-One has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of a condition to ABB's and Merger Sub's obligation to consummate the merger and (ii) is not capable of being cured prior to the termination date or is not cured by Power-One on or before the earlier of the termination date and the date that is 30 days following the receipt by Power-One of written notice from ABB of such breach or failure; however, this termination right will not be available if ABB or Merger Sub is then in material breach of the merger agreement; or

  •
  (i) Power-One does not include its board of directors' recommendation to approve and adopt the merger agreement in the proxy statement distributed to its stockholders; (ii) a change in recommendation (as defined below) by the Power-One board of directors with respect to the merger agreement has occurred; or (iii) Power-One, any affiliate of Power-One, or any employee, officer or director of Power-One or of any affiliate of Power-One has committed an intentional breach of the obligations or agreements related to the solicitation, negotiation and acceptance of acquisition proposals in any material respect or authorized or permitted any of their respective representatives to take any action in breach of such obligations or agreements in any material respect, and, in either case, such breach gave rise to an alternative acquisition proposal; however, ABB will not be entitled to terminate the merger agreement pursuant to this termination right once the Power-One stockholders approve the merger at the special meeting.

        See the section titled "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination of the Merger Agreement" beginning on page 97 of this proxy statement.

 Effects of Termination of the Merger Agreement (Page 98)

        If the merger agreement is validly terminated, the merger agreement will become null and void without liability on the part of any party. However, if such termination resulted from the intentional breach of the merger agreement or the intentional breach of the merger agreement caused the merger not to occur, then, notwithstanding the termination of the merger agreement, the breaching party will be fully liable for damages resulting from such intentional breach.

        Generally, all costs and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated under the merger agreement will be paid by the party incurring those expenses. However, in connection with the termination of the merger agreement under specified circumstances set forth in the merger agreement, including upon a change in the recommendation of the Power-One board of directors with respect to the merger agreement or termination of the merger agreement for Power-One to enter into a definitive agreement for a superior proposal, Power-One is required to pay to ABB a termination fee of $20,000,000. The termination fee is also payable under other circumstances as described below under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 98 of this proxy statement. In addition, if the merger agreement is terminated as a result of failing to obtain the Power-One stockholders' approval of the merger agreement at the special meeting duly convened to vote on the merger agreement or as a result of Power-One's breach of the merger agreement, then Power-One is required to reimburse ABB for all of its documented, out-of-pocket expenses (including legal and other fees), not to exceed $7,500,000 (which amount will be deducted from the company termination fee if it becomes payable). See the section titled "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 98 of this proxy statement for a discussion of the circumstances under which such a termination fee will be required to be paid.

Specific Performance (Page 100)

        The merger agreement generally provides that the parties will be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

U.S. Tax Considerations for Our Stockholders (Page 55)

        The merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder (as defined below in "Proposal 1: Adoption of the Merger Agreement—Special Factors—Material U.S. Federal Income Tax Consequences of the Merger") who exchanges shares of our stock for cash in the merger generally will recognize gain or loss in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares.

        The tax consequences of the merger to you will depend on the facts of your own situation. You should consult your tax advisor for complete analysis of the U.S. federal, state, local and/or foreign tax consequences of the merger to you.

        See "Proposal 1: Adoption of the Merger Agreement—Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 55 of this proxy statement for more information.

 Regulatory Matters (Page 68)

  Antitrust Filings

        The merger is subject to the mandatory notification and waiting period requirements of the HSR Act and the Required Foreign Antitrust Laws. The merger agreement requires that we and ABB furnish certain information and materials relating to the merger to the Antitrust Division of the United States Department of Justice, which we refer to as the "Antitrust Division" in this proxy statement, and the Federal Trade Commission, which we refer to as the "FTC" in this proxy statement, and their counterparts in the European Union, Israel, Pakistan, Russia, Serbia and the Ukraine (we refer to the applicable antitrust laws in such foreign jurisdictions as the "Foreign Antitrust Laws" in this proxy statement). Pursuant to the terms of the merger agreement, the merger may not be consummated until the applicable waiting period has expired or been terminated by the Antitrust Division, the FTC and their foreign counterparts under the HSR Act and the Required Foreign Antitrust Laws. The required notification and report forms under the HSR Act were filed with the Antitrust Division and the FTC by Power-One and ABB on May 8, 2013, and the required notification and report forms under each of the Foreign Antitrust Laws were, or are expected to be, filed with the appropriate entities in the European Union, Israel, Pakistan, Russia, Serbia, and the Ukraine on or about July 1, 2013, May 13, 2013, May 17, 2013, May 16, 2013, May 13, 2013, and May 8, 2013, respectively. Power-One and ABB received confirmation of early termination under the HSR Act effective as of May 21, 2013.

        Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that all applicable waiting periods will expire, that ABB will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on us or, after completion of the merger, ABB.

        Other than the filings described above and in "Proposal 1: Adoption of the Merger Agreement—Special Factors—Regulatory Matters" beginning on page 68 of this proxy statement, we are not aware of any mandatory regulatory filings to be made, approvals to be obtained, or waiting periods to expire, in order to complete the merger. If the parties discover that other regulatory filings, approvals or waiting periods are necessary, they are required to use their respective reasonable best efforts to seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals. Even if we could obtain all necessary approvals, and the merger agreement is adopted by our stockholders, conditions may be placed on the merger, our business or that of ABB that could cause the parties to fail to consummate the merger.

        ABB and Power-One have generally agreed to use their reasonable best efforts to obtain antitrust and such other approvals but the parties have agreed that nothing will require, or be construed to require, ABB or any of its subsidiaries or affiliates to take or agree to take any actions contemplated by the merger agreement with respect to obtaining such approvals if such actions, individually or in the aggregate, are reasonably likely to have a material and adverse impact on the business, financial condition or results of operations of ABB and its subsidiaries (including, after the effective time of the merger, the Company and its subsidiaries), taken as a whole.

Market Price of Power-One Common Stock and Dividend Information (Page 103)

        Our common stock is listed on NASDAQ, under the trading symbol "PWER." The closing sale price of our common stock on NASDAQ on April 19, 2013, which was the last trading day before we announced the merger, was $4.04 compared to which the common merger consideration represents a premium of approximately 57.18%. On                         , 2013, the last trading day before the date of this proxy statement, the closing price of our common stock on NASDAQ was $            .

        Under the terms of the merger agreement, Power-One may not declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Power-One's or any of its subsidiaries' capital stock, other than dividends paid by any subsidiary of Power-One to Power-One or any wholly-owned subsidiary of Power-One. We do not expect to pay dividends in the foreseeable future.

Fees and Expenses (Page 100)

        All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are consummated, subject to certain exceptions described in the merger agreement, including reimbursement for all documented, reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by or on behalf of ABB or Merger Sub or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement not to exceed $7,500,000 in the event the merger agreement is terminated as a result of failing to obtain the Power-One stockholders' approval of the merger agreement at the special meeting duly convened to vote on the merger agreement or as a result of Power-One's breach of the merger agreement.

Litigation Relating to the Merger (Page 69)

        On April 21, 2013, the Company entered into the merger agreement with ABB and Merger Sub. Beginning on April 22, 2013 and through May 13, 2013, 12 separate alleged class action lawsuits were filed against the Company, and its directors, by purported stockholders of the Company: Becerra-Arteaga v. Thompson, et al., No. 8506 (Del. Ch., Apr. 25, 2013), Christian v. Power-One, Inc., No. 8518 (Del. Ch. May 1, 2013), Furtado v. Power-One, Inc., No. 8549 (Del. Ch., May 13, 2013), Gerson v. Gacek, et al., No. 8511 (Del. Ch., Apr. 29, 2013), Crehan v. Power-One, Inc., No. 52-2013-00435522-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Diguglielmo v. Walter, et al., No. 56-2013-00435466-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Huffman v. Power-One, Inc., No. 56-2013-00435760-CU-NP-VTA (Ventura Cty. Sup. Ct., May 1, 2013), Izadyar v. Thompson, et al., No. 56-2013-00435516-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Lutsky v. Thompson, et al., No. 56-2013-00435511-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Ross v. Power-One, Inc., No. 56-2013-00435285-CU-BT-VTA (Ventura Cty. Sup. Ct., Apr. 22, 2013), Standridge v. Power-One, Inc., No. 56-2013-00435915-CU-BT-VTA (Ventura Cty. Sup. Ct., May 2, 2013), and Upfall v. Power-One, Inc., No. 56-2013-00435442-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 24, 2013). Most of the lawsuits also name ABB and Merger Sub as defendants. Four (4) of those lawsuits were filed in the Court of Chancery of the State of Delaware (one of those lawsuits also names Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. as additional defendants.) The other eight (8) lawsuits were filed in the Superior Court for the State of California, County of Ventura. Each of those lawsuits purports to be brought individually and as a class action on behalf of the public stockholders of the Company and alleges claims for breaches of fiduciary duties against the Company's directors in connection with the merger and that some or all of the Company, ABB, and any other non-director defendants aided and abetted the purported breaches of fiduciary duties. Each lawsuit seeks, among other things, preliminary and permanent injunctive relief prohibiting consummation of the merger, rescission of the merger agreement, damages, and an award of attorneys' fees and costs. The Company believes that the claims asserted against the defendants in the lawsuits are without merit and intends to defend its position. However, a negative outcome in any of these lawsuits could have a material adverse effect on the Company if it results in preliminary or permanent injunctive relief or rescission of the merger agreement. In addition, although the Company has directors and officers liability insurance, the Company has incurred and anticipates that it will continue to incur significant expense within its self-insured retention under that insurance. The Company is not currently able to predict the outcome of any of these lawsuits with any certainty. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.

Our Stockholders Will Have Appraisal Rights (Page 70 and Annex C)

        Under the DGCL, stockholders who do not wish to accept the cash consideration payable for their shares of our stock pursuant to the merger may seek, under Section 262 of the DGCL, judicial appraisal by the Delaware Court of Chancery of the fair value of their shares of our common stock. This value could be more than, less than or equal to the common merger consideration of $6.35 per share of Power-One common stock. This right of holders of our stock to appraisal is subject to a number of restrictions and technical requirements. Generally, in order to properly demand an appraisal, among other things:

  •
  you must not vote in favor of the merger proposal;

  •
  you must deliver a written demand to us for appraisal in compliance with the DGCL before the vote on the merger proposal occurs at the special meeting; and

  •
  you must hold your shares of record continuously from the time of making a written demand for appraisal through the effective time of the merger; a stockholder who is the record holder of shares of our common stock on the date the written demand for appraisal is made, but who thereafter transfers those shares prior to the effective time of the merger, will lose any right to appraisal in respect of those shares.

        Merely voting against, or failing to vote in favor of, the merger proposal will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the merger proposal, the submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights. If you hold shares of Power-One stock in street name through a broker, bank or other nominee, you must instruct your nominee to take the steps necessary to enable you to assert your appraisal rights. If you or your nominee fails to follow all of the steps required by Section 262 of the DGCL, you will lose your right to appraisal. See "Proposal 1: Adoption of the Merger Agreement—Special Factors—Appraisal Rights" beginning on page 70 of this proxy statement for a description of the procedures that you must follow in order to exercise your appraisal rights.

        Stockholders who properly perfect their appraisal rights will receive only the judicially determined fair value of their shares of Power-One stock if such stockholders file suit in the Delaware Court of Chancery and litigate the resulting appraisal case to a decision.

        Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which relates to your right to appraisal. We encourage you to read these provisions carefully and in their entirety.

Help in Answering Questions and Proxy Solicitation

        If you have questions about the special meeting or the merger after reading this document, you may contact AST Phoenix Advisors, Power-One's proxy solicitor at (800)-249-7148 or write to the following address: 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219.

        The Company will bear all costs of soliciting proxies, including any mailing expenses incurred by brokers to obtain the votes of the beneficial owners of stock held in a broker's name or in the names of nominees. The Company has retained the services of AST Phoenix Advisors for a fee of $12,500 to assist in the solicitation process.

        Neither the U.S. Securities and Exchange Commission, which we refer to as the "SEC" in this proxy statement, nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all questions that may be important to you as a holder of our common stock. Please refer to the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain the documents incorporated by reference in this proxy statement without charge by following the instructions in the section titled "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement.

Q:    Why am I receiving these materials?

A:    You are receiving this proxy statement and the accompanying proxy card because you owned shares of our stock at the close of business on            , 2013, the record date for the special meeting of stockholders. Our board of directors is providing these proxy materials to give you information for use in determining how to vote in connection with the matters to be considered at the special meeting.

Q:    When and where is the special meeting?

A:    The special meeting will take place on            , 2013, at            , local time, at the            .

Q:    What matters will be voted on at the special meeting?

A:    We will ask you: (1) if you hold Power-One common stock or Power-One preferred stock, to consider and vote upon a proposal to adopt the merger agreement, pursuant to which Merger Sub will merge with and into Power-One with Power-One continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of ABB, thereby approving the merger; and (2) if you hold Power-One common stock, (i) to consider and vote upon a proposal to approve, in a nonbinding advisory vote, the specified compensation disclosed in this proxy statement that may be payable to Power-One's named executive officers in connection with the consummation of the merger; (ii) to consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and (iii) to consider and act upon other business as may properly come before the special meeting or any adjournment or postponement thereof.

Q:    What is the proposed transaction?

A:    Under the terms of the merger agreement, upon completion of the merger, Merger Sub will be merged with and into Power-One, with Power-One continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of ABB. After the merger is complete, our common stock will cease to be traded on NASDAQ.

Q:    What will I receive if the merger is completed?

A:    If the merger is completed, at the effective time of the merger, (i) each holder of our common stock other than any excluded shares will have the right to receive $6.35 in cash per share of our common stock, without interest and less any applicable withholding taxes, unless such stockholder is a dissenting stockholder who validly exercises appraisal rights under the DGCL; (ii) each holder of our preferred stock, other than those held by Power-One or its subsidiaries, ABB or Merger Sub, will have the right to receive $4703.7037037 in cash per share of our preferred stock, which is the equivalent of $6.35 per share of Power-One common stock into which each share of Power-One preferred stock is convertible, without interest and less any applicable withholding taxes; and (iii) each Power-One warrant holder will have the right to receive an amount in cash equal to the excess of the common merger consideration over the applicable exercise price per share of Power-One common stock with respect to each share of Power-One common stock subject to such warrant. In each case, as a result of the merger, your shares of Power-One common stock and Power-One preferred stock and Power-One warrants will be canceled and your will not own any equity interest in the surviving corporation.

Q:    Should I send in my stock certificates now?

A:    NO. PLEASE DO NOT SEND YOUR STOCK CERTIFICATES NOW. Promptly after the completion of the merger, the paying agent will mail to you a letter of transmittal with instructions for exchanging your Power-One stock certificates for the merger consideration. Please do not send in your stock certificates with your proxy card. If you do not have stock certificates—that is, if you hold your shares of Power-One stock in "street name,"—then your broker, bank, or other nominee will contact you regarding payment of the merger consideration.

Q:    What happens if I sell or transfer my shares of stock after the record date but before the special meeting?

A:    If you sell or transfer your shares of our stock after the record date but before the special meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our stock, but you will retain your right to vote these shares at the special meeting.

Q:    What vote is required to adopt the merger agreement, thereby approving the merger?

A:    In accordance with the DGCL and our certificate of incorporation and as a condition to the consummation of the merger, adoption of the merger agreement requires the affirmative vote of holders of (i) a majority of the outstanding shares of Power-One common stock at the close of business on the record date for the determination of stockholders entitled to vote at the special meeting and (ii) a majority of the outstanding shares of Power-One preferred stock at the close of business on the record date entitled to vote at the special meeting, each voting as a separate class. A Power-One stockholder's failure to submit a proxy card or to vote in person at the special meeting, an abstention from voting, or the failure of a Power-One stockholder who holds his or her shares in "street name" through a broker, bank or other nominee to give voting instructions to such broker, bank or other nominee, which we refer to as a broker non-vote, will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. As of the record date, there were                shares of Power-One common stock outstanding and            shares of Power-One preferred stock outstanding.

Q:    What vote is required for the adjournment proposal?

A:    Assuming a quorum is present, approval of the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Power-One common stock that are present in person or by proxy and entitled to vote on the proposal at the special meeting. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the adjournment proposal.

Q:    What vote is required for the compensation proposal?

A:    Assuming a quorum is present, approval of the compensation proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Power-One common stock that are present in person or by proxy and entitled to vote on the proposal at the special meeting. Abstentions will have the same effect as a vote "AGAINST" the compensation proposal, while broker non-votes and shares not in attendance at the special meeting will have no effect on the outcome of any vote on the compensation proposal.

Q.    What is "golden parachute compensation"?

A:    "Golden parachute compensation" is certain compensation that is tied to or based on the consummation of the merger and payable to the Company's named executive officers under existing Company plans or agreements and that is subject to a nonbinding advisory vote in the compensation proposal. See "Proposal 1: Adoption of the Merger—Special Factors—Golden Parachute Compensation" beginning on page 63 of this proxy statement.

Q.    Why am I being asked to cast a nonbinding, advisory vote to approve golden parachute compensation payable to the Company's named executive officers under Company plans or agreements?

A:    In accordance with the rules promulgated under Section 14A of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company is providing its stockholders with the opportunity to cast a nonbinding, advisory vote on the compensation that may be payable to the Company's named executive officers in connection with the merger.

Q.    What will happen if the stockholders do not approve the golden parachute compensation in the compensation proposal at the special meeting?

A:    Approval of the compensation proposal and the golden parachute compensation is not a condition to the completion of the merger. The vote with respect to the golden parachute compensation is an advisory vote and will not be binding on the Company or ABB. Further, the underlying compensation plans and agreements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, payment of the golden parachute compensation is not contingent on stockholder approval on an advisory basis of the golden parachute compensation.

Q.    Are there any other risks to me from the merger that I should consider?

A.    Yes. There are risks associated with all business combinations, including the merger. Please see the section titled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 24 of this proxy statement.

Q:    What constitutes a quorum?

A:    The presence at the special meeting, in person or by proxy, of holders of a majority in voting power of the issued and outstanding shares of our common stock entitled to vote at any meeting of Power-One stockholders shall constitute a quorum for the purpose of voting on the compensation proposal and the adjournment proposal. The presence at the special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of our preferred stock entitled to vote at the special meeting and a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting shall constitute a quorum for the purpose of voting on the merger proposal. When a quorum is present to organize a meeting of Power-One stockholders, it is not broken by the subsequent withdrawal of any Power-One stockholders. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In no event, shall a quorum consist of less than one-third of the shares entitled to vote at the meeting.

Q:    How does the Power-One board of directors recommend that I vote?

A:    Our board of directors, after considering all factors that our board of directors deemed relevant, unanimously determined that the merger agreement, the consummation of the other transactions contemplated by the merger agreement, including the merger, and the consideration to be received in the merger, are advisable, fair to and in the best interests of Power-One and its stockholders, and unanimously approved the merger agreement and the transactions contemplated thereby, including the merger. Certain factors considered by our board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Reasons for the Merger" beginning on page 43 of this proxy statement.

        The Power-One board of directors unanimously recommends that the Power-One stockholders vote "FOR" the adoption of the merger agreement, thereby approving the merger, "FOR" the compensation proposal and "FOR" the adjournment proposal.

Q:    What is the difference between holding shares as a stockholder of record and a beneficial owner?

A:    Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  •
  Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, which we refer to as "AST" in this proxy statement, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote you shares in person at the special meeting. We have enclosed a proxy card for you to use.

  •
  Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name," and these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or other nominee who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares and you are also invited to attend the special meeting where you can vote your shares in person by following the procedure described below.

Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting, unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

Q:    How do I vote my shares of Power-One stock?

A:    Before you vote, you should carefully read and consider the information contained in or incorporated by reference in this proxy statement, including the annexes. You should also determine whether you hold your shares of our stock directly in your name as a registered stockholder (which would mean that you are a "stockholder of record") or through a broker, bank or other nominee, because this will determine the procedure that you must follow in order to vote. You are a registered holder of our stock if you hold your Power-One stock as a stockholder of record in certificate form or if you hold your Power-One stock in your name directly with our transfer agent, AST, which includes shares acquired and held through our equity incentive plans. If you are a registered holder of our stock, you may vote in any of the following ways:

  •
  Via Mail—If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

  •
  Electronically—If you choose to vote electronically by Internet, please read and follow the voting instructions on your proxy card carefully.

  •
  Telephonically—If you choose to vote telephonically, please read and follow the voting instructions on your proxy card carefully.

  •
  At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by following the procedures described above, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

Q:    If I hold my shares through a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

A:    Yes, but only if you properly instruct them to do so. If your shares are held in a brokerage account or by a bank or other nominee, you are considered the "beneficial owner" of the shares held for you in what is known as "street name." If this is the case, this proxy statement has been forwarded to you by you brokerage firm, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting, unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this proxy from your broker, bank or other nominee who is the stockholder of record.

        If you hold your shares in street name through a broker, bank or other nominee and do not return the voting instruction card, the broker, bank or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are nonroutine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This is called a "broker non-vote." Therefore, it is important that you cast your vote or instruct your broker, bank or nominee on how you wish to vote your shares.

        We believe that (i) under the DGCL, broker non-votes will be counted for purposes of determining the presence or absence of a quorum at the special meeting and (ii) as a result of the current rules of the NYSE, which affect brokers licensed by the NYSE that hold the stock of a NASDAQ listed company, brokers do not have discretionary authority to vote on any of the proposals being voted upon at the special meeting. To the extent that there are any broker non-votes, a broker non-vote will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement but will have no effect on the other proposals.

Q:    What happens if I return my proxy card but I do not indicate how to vote?

A:    If you properly return your proxy card, but do not include instructions on how to vote, your shares of our stock will be voted "FOR" the approval of the merger proposal, "FOR" the approval, by a nonbinding advisory vote, of the compensation proposal, and "FOR" the approval of the adjournment proposal. We do not currently intend to present any other proposals for consideration at the special meeting. If other proposals requiring a vote of stockholders are brought before the special meeting in a proper manner, the persons named in the enclosed proxy card, if properly authorized, will have discretion to vote the shares they represent in accordance with their best judgment.

Q:    What happens if I abstain from voting on a proposal?

A:    If you abstain from voting, it will have the same effect as a vote "AGAINST" the merger proposal and it will have no effect on the adjournment proposal or on the compensation proposal.

Q:    May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote?

A:    Yes. Even if you sign the proxy card or voting instruction card in the form accompanying this proxy statement you retain the power to revoke your proxy or change your vote. You can revoke your proxy or change your vote at any time before it is exercised by giving written notice to our proxy solicitor at AST Phoenix Advisors, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, specifying such revocation. You may also change your vote by timely delivery of a valid, later dated proxy (physical or electronic) or by voting at the special meeting.

Q:    What does it mean if I receive more than one set of materials?

A:    This means you own shares of our stock that are registered under different names. For example, you may own some shares directly as a stockholder of record and other shares through a broker or you may own shares through more than one broker. In these situations, you will receive multiple sets of proxy materials. You must complete, sign, date and return all of the proxy cards or follow the instructions for any alternative voting procedure on each of the proxy cards that you receive in order to vote all of the shares you own. Each proxy card you receive comes with its own prepaid return envelope; if you vote by mail, make sure you return each proxy card in the return envelope that accompanies that proxy card.

Q:    When do you expect the merger to be completed?

A:    The parties to the merger agreement are working toward completing the merger as promptly as possible. The parties currently expect to complete the merger in the second half of 2013, although there can be no assurance that the parties will be able to do so by then or at all. Completion of the merger is subject to a number of conditions specified in the merger agreement.

Q:    If the merger is completed, how will I receive the cash for my shares?

A:    If the merger is completed and your shares of our stock are held in book-entry or in "street name," the cash proceeds will be deposited into your bank or brokerage account without any further action on your part. If you are a stockholder of record with your shares held in certificate form, you will receive a letter of transmittal with instructions on how to send your shares of our stock to the Paying Agent in connection with the merger. The Paying Agent will issue and deliver to you a check for your shares after you comply with these instructions. Please see the section titled "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Exchange of Shares in the Merger" beginning on page 77 of this proxy statement.

Q:    Is the merger taxable to me?

A:    If you are a "U.S. holder" (as defined below in "Proposal 1: Adoption of the Merger Agreement—Special Factors— Material U.S. Federal Income Tax Consequences of the Merger"), the merger will be treated as a taxable sale of stock for U.S. federal income tax purposes. In general, if you are a U.S. holder, you will recognize gain or loss equal to the difference, if any, between the amount of cash received with respect to your shares in the merger and your adjusted tax basis in those shares.

        You should read "Proposal 1: Adoption of the Merger Agreement—Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 55 of this proxy statement for a more complete discussion of certain U.S. federal income tax consequences of the merger to you. Because individual circumstances may differ, you should consult your tax advisor to determine the particular U.S. federal, state, local, and/or foreign tax consequences of the merger to you.

Q:    What happens if the merger is not completed?

A:    If the merger agreement is not adopted by the stockholders or if the merger is not completed for any other reason, stockholders will not receive any payment for their shares of our stock in connection with the merger. Our common stock will continue to be listed and traded on NASDAQ. In certain circumstances, we may be required to pay a termination fee or reimburse ABB for its expenses or we may seek other remedies, in each case, as more fully described under "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 98 of this proxy statement.

Q:    Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares?

A:    A holder of shares of our common stock is entitled to appraisal rights under the DGCL in connection with the merger if such holder meets certain conditions, which conditions are described in this proxy statement under the section titled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Appraisal Rights" beginning on page 70 of this proxy statement.

Q:    Who will count the votes?

A:    The votes will be counted by Broadridge who will act as the inspector of election appointed for the special meeting.

Q:    Where can I find the voting results of the special meeting?

A:    Power-One intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports Power-One files with the SEC are publicly available when filed. See "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement.

Q:    Who can help answer my questions?

A:    If you would like additional copies, without charge, of this proxy statement or if you have questions about the merger agreement or the merger, including the procedures for voting your shares, you should contact AST Phoenix Advisors, our proxy solicitor, at (800) 249-7148, or write to the following address:

AST Phoenix Advisors
6201 15th Avenue, 3rd Floor
Brooklyn, New York 11219

        If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

 CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

        This proxy statement contains certain "forward-looking" statements as that term is defined by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. Forward-looking statements may be typically identified by such words as "may," "will," "would," "could," "believe," "should," "expect," "anticipate," "plan," "likely," "believe," "estimate," "project," "intend," and other similar expressions. These forward-looking statements are subject to known and unknown risks and uncertainties that could cause our actual results to differ materially from the expectations expressed in the forward-looking statements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, any or all of our forward-looking statements may prove to be incorrect. Consequently, no forward-looking statements may be guaranteed and there can be no assurance that the actual results or developments anticipated by such forward-looking statements will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Factors which could cause our actual results to differ from those projected or contemplated in any such forward-looking statements include, but are not limited to, the following factors:

  •
  the risk that the conditions to the closing of the merger are not satisfied (including a failure of the Power-One stockholders to approve, on a timely basis or otherwise, the merger and the risk that regulatory approvals required for the merger are not obtained, on a timely basis or otherwise, or are obtained subject to conditions that are not anticipated);

  •
  litigation relating to the merger;

  •
  uncertainties as to the timing of the consummation of the merger and the ability of each of Power-One and ABB to consummate the merger;

  •
  risks that the proposed transaction disrupts the current plans and operations of Power-One;

  •
  the ability of Power-One to retain and hire key personnel;

  •
  competitive responses to the proposed merger;

  •
  unexpected costs, charges or expenses resulting from completing the conditions precedent to the closing of the merger;

  •
  potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger; and

  •
  legislative, regulatory and economic developments.

        The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company's most recent Annual Report on Form 10-K for the year ended December 30, 2012, and our more recent reports filed with the SEC, which are incorporated by reference in this proxy statement (See "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement). All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Power-One or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above. None of Power-One, ABB or any other person assumes responsibility for the accuracy or completeness of any of these forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements speak only as of the date of the communication in which they are contained. The Company can give no assurance that the conditions to the merger will be satisfied. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

        All information contained in this proxy statement exclusively concerning ABB and Merger Sub and their affiliates has been supplied by ABB and has not been independently verified by us.

 THE SPECIAL MEETING

        This section contains information about the special meeting of Power-One stockholders that has been called to consider and vote upon a proposal to adopt the merger agreement, to consider and vote upon a proposal to approve, by a nonbinding advisory vote, the specified compensation disclosed in this proxy statement that may be payable to Power One's named executive officers in connection with the consummation of the merger, to consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement, and to act upon other business as may properly come before the special meeting or any adjournment or postponement thereof.

        This proxy statement is being provided to the stockholders of Power-One as part of a solicitation of proxies by the Power-One board of directors for use at the special meeting to be held at the date, time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof, for the purposes set forth in this proxy statement and in the accompanying notice of special meeting.

 Date, Time and Place

        A special meeting of stockholders of Power-One is scheduled to be held on            , 2013, at        , local time, at the                , unless the special meeting is adjourned or postponed. We intend to mail this proxy statement and the accompanying proxy card on or about            , 2013, to all stockholders entitled to vote at the special meeting.

Purpose of the Special Meeting

        At the special meeting, stockholders will be asked:

  •
  to consider and vote upon a proposal to adopt the merger agreement, which provides for the merger of Merger Sub, with and into Power-One, with Power-One continuing as the surviving corporation as an indirect wholly-owned subsidiary of ABB, and (i) the conversion of each share of Power-One common stock, other than the excluded shares, into the right to receive $6.35 in cash, without interest and less any applicable withholding taxes; (ii) the conversion of each share of Power-One preferred stock, other than any share of Power-One preferred stock held by Power-One or its subsidiaries, ABB or Merger Sub, into the right to receive $4703.7037037 in cash, which is the equivalent of $6.35 per share of Power-One common stock into which each share of Power-One preferred stock is convertible, without interest and less any applicable withholding taxes; and (iii) the conversion of each outstanding warrant of Power-One into the right to receive, with respect to each share of Power-One common stock subject to such warrant, an amount in cash equal to the excess of the common merger consideration over the applicable exercise price per share of Power-One common stock, without interest and less any applicable withholding taxes;

  •
  to consider and vote upon a proposal to approve, by a nonbinding advisory vote, the specified compensation disclosed in this proxy statement that may be payable to Power-One's named executive officers in connection with the consummation of the merger;

  •
  to consider and vote upon a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the merger agreement; and

  •
  to act upon other business as may properly come before the special meeting or any adjournment or postponement thereof.

 Recommendations of Our Board of Directors

        The Power-One board of directors, after considering all factors that the Power-One board of directors deemed relevant, unanimously determined that the merger agreement and the consummation of the transactions contemplated therein, including the merger, and the consideration to be received in the merger are advisable, fair to and in the best interests of Power-One and its stockholders, and unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Certain factors considered by the Power-One board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Reasons for the Merger" beginning on page 43 of this proxy statement.

        The Power-One board of directors recommends that the Power-One stockholders vote "FOR" the adoption of the merger agreement, thereby approving the merger, "FOR" the compensation proposal and "FOR" the adjournment proposal.

 Record Date and Voting Information

        Only holders of record of our stock at the close of business on            , 2013, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. As of the record date, there were (i)                  shares of Power-One common stock issued, outstanding and entitled to vote at the special meeting and held by approximately      holders of record, and (ii)             shares of Power-One preferred stock issued, outstanding and entitled to vote at the special meeting. These shares of our preferred stock are held by two (2) stockholders, who are bound by the Voting Agreement to vote in favor of the merger (See "The Special Meeting—Voting Agreement with Silver Lake Sumeru" beginning on page 27 of this proxy statement). A list of stockholders will be available for review at our executive offices located at 740 Calle Plano, Camarillo, California 93012 during ordinary business hours from            , 2013, through and including the date of the special meeting and will be available for review at the special meeting or any adjournment or postponement thereof. Each holder of record of our common stock on the record date will be entitled to one vote for each share held as of the record date on each proposal submitted to stockholders for approval at the special meeting. Each holder of record of our preferred stock on the record date will be entitled to one vote for each share held as of the record date to vote on the merger proposal. If you sell or transfer your shares of our stock after the record date but before the special meeting, you will transfer the right to receive the merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our stock, but you will retain your right to vote these shares at the special meeting.

        Brokers, banks or other nominees who hold shares in "street name" for clients typically have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of nonroutine matters, such as adoption of the merger agreement. Proxies submitted without a vote by brokers, banks or other nominees on these matters are referred to as "broker non-votes" and are discussed in greater detail below.

Quorum

        The presence at the special meeting, in person or by proxy, of holders of a majority in voting power of the issued and outstanding shares of our common stock entitled to vote at any meeting of Power-One stockholders shall constitute a quorum for the purpose of voting on the compensation proposal and the adjournment proposal. The presence at the special meeting, in person or by proxy, of holders of a majority of the issued and outstanding shares of our common stock and holders of a majority of the issued and outstanding shares of our preferred stock, in each case, entitled to vote at the special meeting shall constitute a quorum for the purpose of voting on the merger proposal. When a quorum is present to organize a meeting, it is not broken by the subsequent withdrawal of any Power-One stockholders. Based on shares outstanding at the record date for the special meeting,                 and            shares of Power-One common stock and Power-One preferred stock, respectively, will be required to obtain a quorum to vote on the merger proposal.                shares of Power-One common stock will be required to obtain a quorum to vote on the compensation proposal and the adjournment proposal. Abstentions and broker non-votes are considered as present for the purpose of determining the presence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected the meeting will be adjourned or postponed to solicit additional proxies.

Required Vote; Effect of Abstentions and Broker Non-Votes

        Approval of the merger proposal requires the affirmative vote, in person or by proxy, of holders of (i) a majority of the outstanding shares of Power-One common stock and (ii) a majority of the outstanding shares of Power-One preferred stock, each voting as a separate class. As of the record date, there were                shares of Power-One common stock outstanding and            shares of Power-One preferred stock outstanding. Each stockholder shall be entitled to one vote in its respective class vote for each share of Power-One stock held by such stockholder.

        Approval of each of the compensation proposal and the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Power-One common stock that are present in person or by proxy and entitled to vote on the proposal.

        Abstentions and broker non-votes will be counted as present in determining whether the quorum requirement is satisfied. A broker non-vote occurs when a broker, bank or other nominee holding shares of a beneficial stockholder does not vote on a particular proposal because it has not received instructions from the beneficial stockholder and the broker, bank or other nominee does not have discretionary voting power for that particular item.

        It is important that you vote your shares. Under the DGCL and our certificate of incorporation, the approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Power-One common stock and holders of a majority of the outstanding shares of Power-One preferred stock, each voting as a separate class, and so your failure to vote, or failure to instruct your broker, bank or other nominee to vote, will have the same effect as a vote "AGAINST" approval of the merger proposal. Abstentions will have the same effect as a vote "AGAINST" the compensation proposal and the adjournment proposal, while broker non-votes and shares not in attendance will have no effect on the outcome of any vote on the compensation proposal or the adjournment proposal.

        If the special meeting is adjourned or postponed for any reason, and the record date remains unchanged, at any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the meeting, except for any proxies that have been revoked or withdrawn.

Voting Agreement with Silver Lake Sumeru

        In connection with the merger agreement, Silver Lake Sumeru entered into the Voting Agreement with ABB. Shares of Power-One's stock beneficially owned by Silver Lake Sumeru subject to the Voting Agreement constituted approximately 14.3% of the total issued and outstanding shares of Power-One common stock and 100% of the total issued and outstanding shares of Power-One preferred stock as of April 21, 2013. Silver Lake Sumeru has agreed, while the Voting Agreement remains in effect and upon the written request of Power-One, to take reasonable actions identified by Power-One to permit the automatic conversion of a number of shares of Power-One preferred stock held by it into shares of Power-One common stock specified in such written request, subject to the applicable rules of

NASDAQ. Such automatic conversion is contingent upon compliance with, and subject to receipt, termination or expiration of the waiting period, consent or approval under the HSR Act and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under all other applicable antitrust laws. In furtherance of the foregoing, Power-One provided notice to Silver Lake Sumeru on May 13, 2013 to convert 11,458 shares of Power-One preferred stock. If such shares are converted, Silver Lake Sumeru will have the ability to vote approximately 19.9% of the total issued and outstanding shares of Power-One common stock and 100% of the issued and outstanding shares of Power-One preferred stock.

        Pursuant to the Voting Agreement, among other things, Silver Lake Sumeru agreed to (i) vote its shares in favor of the merger proposal, (ii) not transfer shares of Power-One common stock or Power-One preferred stock or Power-One warrants owned by it prior to the effective date of the merger other than to its affiliates or to ABB and (iii) not, and cause its representatives to not, solicit, initiate or knowingly encourage the submission of alternative acquisition proposals or take certain actions, or agree to take such actions, in support of an alternative acquisition proposal. Silver Lake Sumeru has granted an irrevocable proxy in favor of ABB to vote its shares of Power-One common stock and Power-One preferred stock in connection with the merger proposal. As a result of the conversion contemplated by the Voting Agreement and pursuant to the irrevocable proxy in favor of ABB, ABB will vote 25,987,407 shares of Power-One common stock and 24,917 shares of Power-One preferred stock held by Silver Lake Sumeru in favor of the merger.

        The Voting Agreement will terminate on the earliest of (i) the effective time of the merger, (ii) the date of termination of the merger agreement in accordance with its terms, (iii) mutual written agreement of Silver Lake Sumeru and ABB to terminate the Voting Agreement, and (iv) the effectiveness of an amendment, modification or waiver of the merger agreement in effect as of the date of the Voting Agreement that (A) reduces the amount of the consideration payable to Silver Lake Sumeru in respect of its shares or its warrants, (B) changes the form of the consideration payable to Silver Lake Sumeru in respect of its shares or its warrants, or (C) (1) adds or expands on the conditions precedent to the merger, (2) impedes or materially delays the consummation of the merger and the other transactions to occur on the closing date such that the merger or such other transactions would not reasonably be expected to be consummated prior to January 21, 2014 (or if such date is extended in order to obtain antitrust approvals, April 21, 2014), or (3) amends certain provisions allowing the parties to terminate the merger agreement in a manner that is materially adverse to Silver Lake Sumeru in their capacity as stockholders, in each case, without Silver Lake Sumeru's prior written consent.

Voting by Stockholders

        After carefully reading and considering the information contained in this proxy statement, each stockholder of record of Power-One stock (that is, if your shares of Power-One stock are registered in your name with Power-One's transfer agent, AST) should vote by telephone, on-line, by mail or by attending the special meeting and voting by ballot, according to the instructions described below.

Voting Methods

  For stockholders of record:

        If your shares are held in your name by AST, you can vote:

  •
  Via Mail—If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. If the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

  •
  Electronically—If you choose to vote electronically by Internet, please read and follow the voting instructions on your proxy card carefully.

  •
  Telephonically—If you choose to vote telephonically, please read and follow the voting instructions on your proxy card carefully.

  •
  At the Special Meeting—Stockholders of record who attend the special meeting may vote in person by following the procedures described below, and any previously submitted proxies will be superseded by the vote cast at the special meeting.

        Please do not send in stock certificates or other documents representing Power-One stock at this time. If the merger is completed, if you are a holder of Power-One stock certificates, you will receive instructions regarding the procedures for exchanging your existing Power-One stock certificates for the payment of the merger consideration.

   For beneficial owners:

        If your shares are held in "street name" through a broker, bank or other nominee, you have the right to direct your broker, bank or other nominee on how to vote your shares. Because a beneficial owner is not the stockholder of record, you may not vote these shares at the special meeting, unless you obtain a "legal proxy" from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the special meeting.

        Proxies received at any time before the special meeting and not revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted "FOR" the adoption of the merger agreement, thereby approving the merger, "FOR" the approval, by a nonbinding advisory vote, of the compensation proposal, and "FOR" the approval of the adjournment proposal. A properly executed proxy gives the persons named as proxies on the proxy card authority to vote in their discretion with respect to any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Revocation of Proxies

        Power-One stockholders retain the power to revoke their proxy or change their vote, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement. Power-One stockholders can revoke their proxy or change their vote at any time before it is exercised by giving written notice to Broadridge, at 51 Mercedes Way, Edgewood, New York 11717, specifying such revocation. Power-One stockholders may also change their vote by timely delivery of a valid, later-dated proxy (physical or electronic) or by attending the special meeting and voting in person.

Voting by Power-One's Directors and Executive Officers

        At the close of business on the record date, directors and executive officers of Power-One and their affiliates were entitled to vote                shares of Power-One common stock entitled to vote at the special meeting, or approximately            of the shares of Power-One common stock outstanding on that date. We currently expect that Power-One's directors and executive officers will vote their shares in favor of the merger proposal, although none of them has entered into any agreement obligating them to do so.

        Certain directors and executive officers of Power-One have interests that are different from, or in addition to, those of other Power-One stockholders generally. For more information, please see the section titled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement.

Expenses of Proxy Solicitation

        This proxy statement is being furnished in connection with the solicitation of proxies by our board of directors. Expenses incurred in connection with printing and mailing of this proxy statement and in connection with notices or other filings with any governmental entities under any laws are the responsibility of Power-One. We have engaged the services of AST Phoenix Advisors to solicit proxies for the special meeting. In connection with its retention by us, AST Phoenix Advisors has agreed to provide consulting and analytic services and to assist in the solicitation of proxies, primarily from banks, brokers, institutional investors and individual stockholders. Power-One has agreed to pay AST Phoenix Advisors a fee of approximately $12,500 plus reasonable out-of-pocket expenses for its services and will indemnify AST Phoenix Advisors for certain losses arising out of its proxy solicitation services. Copies of solicitation materials will also be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our stock beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners of our common stock for their costs of forwarding solicitation materials to the beneficial owners. In addition to the solicitation of proxies by mail, solicitation may be made personally, by telephone, by email and by fax, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition to solicitation by the use of the mails, proxies may be solicited by our directors, officers and employees in person or by telephone, e-mail or other means of communication. No additional compensation will be paid to our directors, officers or employees for their services.

Householding

        The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two (2) or more stockholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those stockholders. This process, commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Power-One and some brokers may be householding Power-One's proxy materials by delivering a single set of proxy materials to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or Power-One that your broker or Power-One will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent under Section 233 of the DGCL. If at any time you no longer wish to participate in householding, and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or Power-One if you are a stockholder of record. You can notify Power-One by sending a written request to our proxy solicitor, AST Phoenix Advisors, at 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219, or by calling our proxy solicitor, AST Phoenix Advisors at (800) 249-7148. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Tabulation of Votes

        All votes will be tabulated by a representative of Broadridge who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

Confidential Voting

        As a matter of policy, Power-One keeps confidential proxies, ballots and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspector of election and certain of Power-One's employees and Power-One's transfer agent and proxy solicitor who are associated with processing proxy cards and tabulating the vote. The vote of any stockholder is not disclosed except in a contested proxy solicitation or as may be necessary to meet legal requirements.

Adjournments and Postponements

        Power-One may move to adjourn or postpone the special meeting if deemed necessary or appropriate, including in order to enable Power-One to solicit additional proxies in favor of the approval of the merger proposal if the number of shares of Power-One stock present in person and represented by proxy at the special meeting and voting "FOR" the approval of the merger agreement is insufficient to approve the approval of the merger proposal. In that event, the Company will ask its stockholders to vote only upon the adjournment or postponement proposal and not on the other proposals discussed in this proxy statement.

        Any adjournment may be made without notice to another time or place if the date, time and place to which the meeting is adjourned is announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. However, if the adjournment is for more than 30 days, or if after the adjournment, the Power-One board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting will be given to each Power-One stockholder of record entitled to vote at the adjourned meeting.

Attending the Special Meeting

        Only Power-One stockholders of record as of the close of business on                , 2013, or their duly appointed proxies, may attend the special meeting. "Street name" holders (those whose shares are held through a broker, bank or other nominee) should bring a copy of an account statement reflecting their ownership of Power-One stock as of the record date. If you are a "street name" holder and you wish to vote at the special meeting, you must also bring a proxy from the record holder (your broker, bank or other nominee) of the shares of Power-One stock authorizing you to vote at the special meeting. All stockholders should bring photo identification, as you will also be asked to provide photo identification at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting. Stockholders will be admitted to the meeting room starting at                 , local time.

Other Business

        The Power-One board of directors is not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly presented at the special meeting, the persons named as proxies will vote in accordance with their best judgment with respect to those matters.

Assistance

        If you need assistance in completing your proxy card or have questions regarding Power-One's special meeting, please contact our proxy solicitor at AST Phoenix Advisors, 6201 15th Avenue, 3rd Floor, Brooklyn, New York 11219 or by telephone at (800)-249-7148.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

Special Factors

Parties Involved in the Merger

Power-One, Inc.
740 Calle Plano
Camarillo, California 93012
Telephone: (805) 987-8741

        Power-One, Inc., a Delaware corporation, is a leading provider of high-efficiency and high-density power supply products for a variety of industries, including renewable energy, servers, storage and networking, industrials and network power systems. Power-One's products convert, process, and manage both alternating current ("AC") and direct current ("DC") to meet the high levels of quality, reliability and precision required by Power-One's customers. Power-One established two (2) strategic business units (each a "SBU"), separating functions into the Renewable Energy Solutions SBU and the Power Solutions SBU, to better address the distinct market segments each SBU serves. The Renewable Energy Solutions SBU offers one of the industry's broadest lines of high-efficiency inverters that provide superior power harvesting, longer uptime, and ease-of-installation and are supported by a wide range of standard and extended service offerings. Power-One's Power Solutions SBU provides high-efficiency and high-power density AC/DC and DC/DC converters for a variety of applications, including data center technologies such as routers, data storage, servers and optical networking.

        Power-One common stock is currently listed on the NASDAQ Global Select Market, which we refer to as "NASDAQ" in this proxy statement, under the symbol "PWER."

        Power-One's principal executive offices are located at 740 Calle Plano, Camarillo, California 93012, its telephone number is (805) 987-8741 and its Internet website address is www.power-one.com. The information provided on or accessible through Power-One's website is not part of this proxy statement and is not incorporated in this proxy statement by this or any other reference to its website provided in this proxy statement.

        Detailed descriptions about Power-One's business and financial results are contained in its Annual Report on Form 10-K for the fiscal year ended December 30, 2012 and subsequent reports filed with the SEC, which are incorporated in this proxy statement by reference. See "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement.

ABB Ltd
Affolternstrasse 44, CH-8050
Zurich, Switzerland
Telephone: +41 (43) 317-7111

        ABB is a corporation organized under the laws of Switzerland with its principal executive offices located at Affolternstrasse 44, CH-8050 Zurich, Switzerland. The telephone number of ABB is +41 (43) 317-7111. ABB is a global leader in power and automation technologies that are designed to improve performance and lower the environmental impact for its utility and industrial customers. ABB provides a broad range of products, systems, solutions and services that are designed to improve power grid reliability, increase industrial productivity and enhance energy efficiency. ABB focuses on power transmission, distribution and power-plant automation and serves electric, gas and water utilities, as well as industrial and commercial customers. ABB also delivers automation systems that measure, control, protect and optimize plant applications across a full range of industries.

        ABB's American Depositary Shares are currently listed on the New York Stock Exchange under the symbol "ABB."

 Verdi Acquisition Corporation
c/o ABB Holdings Inc.
501 Merritt 7
Norwalk, Connecticut 06851
Telephone: (203) 750-2326

        Verdi Acquisition Corporation, an indirect wholly owned Subsidiary of ABB, is a Delaware corporation that was formed on April 12, 2013 for the sole purpose of effecting the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into Power-One, with Power-One surviving the merger as an indirect wholly owned subsidiary of ABB.

        The principal executive offices of Merger Sub are located at c/o ABB Holdings Inc., 501 Merritt 7, Norwalk, Connecticut 06851, and its telephone number is (203) 750-2326.

Effects of the Merger

        Pursuant to the terms of the merger agreement, if the merger agreement is adopted by Power-One's stockholders and certain other conditions to the closing are either satisfied or waived, at the effective time of the merger, Merger Sub will be merged with and into Power-One, with Power-One surviving the merger as an indirect wholly owned subsidiary of ABB. As a result of the merger, Power-One will cease to be a publicly traded company and your shares of Power-One stock will be converted into a right to receive the merger consideration (or for those holders of shares of Power-One common stock who properly elect to pursue an appraisal remedy, the right to such appraisal).

        At the effective time of the merger, (i) each share of Power-One common stock issued and outstanding immediately prior to the effective time of the merger (other than the excluded shares) will automatically be converted into the right to receive $6.35 in cash, without interest and less any applicable withholding taxes; (ii) each share of Power-One preferred stock issued and outstanding immediately prior to the effective time of the merger, other than those held by Power-One or its subsidiaries, ABB or Merger Sub, will automatically be converted into the right to receive $4703.7037037 in cash, which is the equivalent of $6.35 per share of Power-One common stock into which each share of Power-One preferred stock is convertible, without interest and less any applicable withholding taxes; (iii) each outstanding warrant of Power-One will automatically be converted into the right to receive, with respect to each share of Power-One common stock subject to such warrant, an amount in cash equal to the excess of the common merger consideration over the applicable exercise price per share of Power-One common stock, without interest and less any applicable withholding taxes; (iv) each share of Power-One common stock owned by Power-One or its subsidiaries, ABB or Merger Sub will be canceled and no payment will be made with respect to such shares; and (v) each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger, will be converted into one fully paid share of common stock, par value $0.001 per share, of Power-One, as the surviving corporation in the merger.

        Each option to acquire Power-One common stock, whether vested or unvested, that is outstanding at the effective time of the merger will fully vest and become exercisable. If a holder of a Power-One option elects to do so, such holder may, not later than seven (7) business days prior to the effective date of the merger, exercise such Power-One option immediately prior to the effective time of the merger and receive a payment from the surviving corporation, no later than five (5) business days following the effective time of the merger, of an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One option (or portion thereof that is being exercised) and (ii) the common merger consideration, reduced by the per share exercise price applicable to such Power-One option (or portion thereof that is being exercised), without interest and less any applicable withholding taxes.

        If the holder of a Power-One option does not elect to exercise such Power-One option prior to the effective time of the merger, at the effective time of the merger, such Power-One option that is outstanding immediately prior to the effective time of the merger will be converted into an option to acquire a number of ABB American Depositary Shares equal to the product of (A) the number of shares of Power-One common stock underlying such Power-One option immediately prior to the effective time of the merger and (B) the Option Exchange Ratio (as defined in the merger agreement), at an exercise price per share equal to (x) the exercise price per share of such Power-One option immediately prior to the effective time of the merger, divided by (y) the Option Exchange Ratio. Any outstanding option for which the exercise price exceeds the common merger consideration will automatically be converted into an option to acquire ABB American Depositary Shares, and will not be subject to cashout regardless of whether the holder makes an election to exercise.

        As of the effective time of the merger, each Power-One restricted share granted and that is outstanding will become fully vested and all restrictions thereon will lapse and be converted automatically into the right to receive from the surviving corporation, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the common merger consideration, without interest and less any applicable withholding taxes.

        At the effective time of the merger, each Power-One stock-based award, whether vested or unvested, that is outstanding and, if applicable, unexercised immediately prior the effective time of the merger will become fully vested and will be converted automatically into the right to receive, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One stock-based award and (ii) the common merger consideration (reduced, if applicable, by any exercise price applicable to such Power-One stock-based award), without interest and less any applicable withholding taxes. With respect to any unvested Power-One stock-based award subject to performance-based vesting conditions, which will be referred to as "performance awards" in this proxy statement, such performance awards will be deemed fully earned at a level that assumes Power-One attained maximum performance with respect to the applicable performance metrics to which such performance awards are subject as of the closing date of the merger and will fully vest without any proration based on the extent to which the performance period under the performance award has lapsed as of the effective time of the merger.

        The certificate of incorporation of Merger Sub attached as Exhibit A to the merger agreement will become the certificate of incorporation of the surviving corporation, until amended, and the Company bylaws will be amended in their entirety to be the same as the bylaws of Merger Sub immediately prior to the effective time of the merger.

Background of the Merger

        The Power-One board of directors and management team continually evaluate the Company's business and periodically review and assess the Company's performance and industry conditions and consider their potential impact on the Company's long-term strategic plans, with the goal of maximizing stockholder value. As part of this process, the Power-One board of directors and the management team of the Company periodically evaluate potential strategic alternatives relating to the Company's business, including business combinations, acquisitions and other financial and strategic alternatives.

2011 Background

        From time to time, Power-One has received inquiries from potentially interested parties with regard to a potential business combination. In approximately June 2011, Richard J. Thompson, Chief Executive Officer and President of Power-One, and Silver Lake Sumeru, Power-One's largest stockholder, received several inbound inquiries regarding a potential combination with the Company, including (i) an inquiry from ABB and (ii) an informal inquiry Mr. Thompson received while attending an industry conference. On June 23, 2011, preliminary discussions took place between ABB and Power-One's largest stockholder regarding a potential business combination.

        On July 1, 2011, a special meeting of the Power-One board of directors was called to discuss the inquiries received by Mr. Thompson and Silver Lake Sumeru. At that meeting, the Power-One board of directors determined that it was in the best interests of the Company to create a separate committee authorized to: (i) continue to explore strategic opportunities for growth; (ii) participate in further discussions and negotiations regarding potential business combinations, (iii) initiate communications with financial advisors and make recommendations to the Power-One board of directors; and (iv) select legal advisors. Mr. Thompson, Jay Walters and Kyle Ryland were appointed to serve on the special steering committee created at this meeting (the "2011 Committee") due to their various experience, expertise and contributions to the Power-One board of directors. The 2011 Committee was authorized to advise and make recommendations to the Power-One board of directors with respect to a potential business combination, but was not delegated authority to act on behalf of the Power-One board of directors.

        In early July 2011, Gibson, Dunn & Crutcher LLP ("Gibson Dunn") was engaged to provide legal advice to the Company in connection with the exploration of alternatives and any potential business combination. On July 11, 2011, an informational meeting of the Power-One board of directors was held, at which Gibson Dunn advised the Power-One board of directors in regard to the respective roles and functions of the 2011 Committee and the Power-One board of directors with respect to any potential business combination. On July 12 and 13, 2011, the 2011 Committee interviewed four (4) investment banking firms, including Goldman, Sachs & Co. ("Goldman Sachs"), who made presentations to the committee regarding a potential business combination involving the Company.

        On July 26, 2011, the Power-One board of directors met and approved the retention of Goldman Sachs as its financial advisor with respect to a potential transaction and affirmed the retention of Gibson Dunn to serve as the Power-One board of directors' legal advisor. Also at this meeting, the Power-One board of directors determined to focus on pursuing a potential transaction with ABB and several other strategic buyers. The Power-One board of directors did not focus on potential transactions with financial buyers, given its view, after consultation with Goldman Sachs, that financial buyers would be unlikely to be competitive with strategic buyers for reasons including the limited financing capacity of the Company.

        In early August 2011, members of Power-One's senior management team, after consultation with Goldman Sachs and Gibson Dunn, prepared for meetings with potential interested buyers by preparing presentations about Power-One's business and drafting a form of non-disclosure and standstill agreement to provide to potential buyers, including ABB.

        On August 24, 2011, a meeting took place in New York City, New York among senior executive officers from ABB, Mr. Thompson, Alex Levran, Power-One's President of Renewable Energy SBU, representatives from Goldman Sachs and Credit Suisse AG ("Credit Suisse"), ABB's financial advisor. Prior to such meeting, the Company and ABB Asea, an ABB affiliate based in Switzerland, executed a non-disclosure and standstill agreement dated as of August 23, 2011 to facilitate discussion during the August 24, 2011 meeting.

        Also in the second half of 2011, the Company entered into non-disclosure and standstill agreements with four (4) additional potentially interested parties, which are referred to below as Potential Buyer 2, Potential Buyer 3, Potential Buyer 4, and Potential Buyer 5, each of whom had inquired about entering into a transaction with Power-One. The Company met with, and made management presentations to, a global, strategic buyer ("Potential Buyer 2") on September 27, 2011 and a diversified company with whom Power-One has a business relationship ("Potential Buyer 3") on October 3, 2011. In addition, separate meetings with a global strategic buyer ("Potential Buyer 4") and a diversified industrial technologies company ("Potential Buyer 5") were scheduled (October 10 and 11, 2011, respectively), but were canceled by Potential Buyer 4 and Potential Buyer 5 before the October 4th board meeting, described below. None of these meetings resulted in advanced discussions with any party.

        On September 13, 2011, ABB submitted a preliminary, non-binding offer to purchase Power-One, indicating that ABB valued Power-One common stock in the range of $11 to $13 per share, which representatives of Goldman Sachs communicated to Power-One.

        In September 2011, Power-One's stock price fell by approximately 34% from a closing price of $6.76 on September 13, 2011 to a closing price of $4.50 on September 30, 2011. The movement in Power-One's stock coincided with negative developments in the solar renewable energy sector, including the September 2011 Solyndra bankruptcy and changes in the industries and markets in which the Company operates. During September 2011, Credit Suisse contacted representatives of Goldman Sachs to notify the Company that ABB was no longer interested in pursuing an acquisition of the Company for the foreseeable future.

        On October 4, 2011, the Power-One board of directors met with representatives of Goldman Sachs and Gibson Dunn and, after consultation with Goldman Sachs, considering the adverse market conditions: (i) determined that it was in the best interests of the Power-One stockholders and the Company to terminate discussions regarding a potential business combination, and (ii) adopted resolutions to formally dissolve the 2011 Committee. Power-One discontinued discussions with potential buyers following the Power-One board of directors meeting on October 4, 2011.

2012 to Present

        Consistent with the Power-One board of directors' and management's continuous efforts to maximize stockholder value, and their periodic evaluation of Power-One's business and ongoing consideration of strategic opportunities that are consistent with the Company's long-term goals, Mr. Thompson continued to communicate with the management of ABB and other potential interested parties from time-to-time regarding a variety of strategic opportunities.

        On June 15, 2012, a meeting of the Power-One board of directors was held. Also in attendance were Dr. Levran and representatives from Goldman Sachs. The Power-One board of directors and representatives of Goldman Sachs discussed the strategic advisability of renewing discussions with third parties regarding a potential business combination.

        On August 15, 2012, a meeting of the Power-One board of directors was held. A representative of Goldman Sachs reviewed with the Power-One board of directors Goldman Sachs' preliminary financial analyses of the Company and discussed certain potentially interested buyers. The Power-One board of directors authorized Goldman Sachs to initiate high-level discussions with the five (5) companies that had previously indicated an interest in pursuing a transaction with Power-One and to report back to the Power-One board of directors.

        In late August and early September of 2012, the FT Alphaville blog of the London Financial Times published a blog entry making speculative comments regarding potential transactions involving the Company. As it is not the Company's policy to comment on rumors, the Company did not issue a press release to respond to such comments and did not respond to additional media inquiries on the subject.

        A special steering committee of Mr. Thompson, Ajay Shah, Mr. Ryland, Mark Melliar-Smith and Hartmut Liebel (the "2012 Committee") was formed by the Power-One board of directors on September 8, 2012 at a special meeting of the Power-One board of directors. Each member of the 2012 Committee was selected due to the member's various experience, expertise and contributions to the Power-One board of directors. The purpose of the "2012 Committee" was to manage the process of evaluating a potential transaction and to make proposals and recommendations to the Power-One board of directors regarding a potential transaction. The meeting was also attended by members of the Company's senior management team, representatives of Gibson Dunn and representatives of Goldman Sachs. The participants at the meeting discussed briefly the blog entry described above, noting that it contained speculation as to offers made in 2011 for the Company. The discussion then turned to 14 potential strategic buyers (i.e., companies in the same, or a related, industry as Power-One) for the Company, which had been identified by Goldman Sachs and which included the five (5) potential buyers contacted in 2011. The Power-One board of directors directed Goldman Sachs to initiate discussions with four (4) of the potential strategic buyers identified by Goldman Sachs considered by the Power-One board of directors, after consultation with Goldman Sachs, to be most likely to have interest in and the resources necessary to complete a strategic transaction, including a strategic buyer not contacted in 2011 ("Potential Buyer 6").

        From mid-September to mid-October of 2012, representatives of Goldman Sachs contacted each of the potential strategic partners authorized by the Power-One board of directors on a confidential basis. None (other than ABB) expressed interest in receiving non-public information about the company or pursuing a transaction.

        On October 25, 2012, ABB and Power-One entered into an agreement extending the term of the parties' non-disclosure and standstill agreement dated August 23, 2011. On October 30, 2012, Mr. Thompson and Dr. Levran met with representatives of ABB at its offices in Zurich, Switzerland. The meeting was attended by Ulrich Spiesshofer, the head of Discrete Automation and Motion division, and certain other representatives of ABB. Mr. Thompson and Dr. Levran made a presentation about Power-One's business, providing information regarding market developments, and developments in the business as well as information about the Company's financial performance and projected financial performance for fiscal years 2011 through 2016.

        In late November 2012, at the request of a strategic buyer ("Potential Buyer 7"), who had contacted a stockholder of Power-One in approximately mid-November, a meeting was organized to discuss business opportunities in the renewable energy market. On December 10, 2012, representatives of Power-One met with Potential Buyer 7. At the meeting, Potential Buyer 7 expressed an interest in engaging in a merger, acquisition or partnership with Power-One. The Company asked Potential Buyer 7 to enter into a customary non-disclosure agreement to help facilitate more serious discussions regarding the possibility of engaging in a merger or acquisition transaction; however, Potential Buyer 7 declined. Although representatives of Potential Buyer 7 and Power-One exchanged correspondence in December 2012 and January 2013, Potential Buyer 7 did not make a proposal containing any price or other material terms.

        On December 10, 2012, Mr. Thompson spoke with Dr. Spiesshofer, who reconfirmed ABB's interest in Power-One and suggested a meeting early in 2013.

        On January 15, 2013, Mr. Thompson and Dr. Levran met with Joe Hogan, the Chief Executive Officer of ABB, and Dr. Spiesshofer of ABB in Zurich, Switzerland to discuss the merits (including possible synergies, product portfolio and geographic competitive position) of a potential business combination between the two (2) companies and to update and further discuss Power-One's financial projections for fiscal years 2012 through 2016. The updated financial projections reflected a reduction in projected performance for 2013 and 2014 and fourth quarter 2012 based on preliminary 2012 financial results.

        The 2012 Committee met on February 12, 2013. Also in attendance were representatives of Goldman Sachs and members of the Company's senior management. The members of the 2012 Committee and members of the Company's senior management discussed the Company's current outlook, including management's further updating of its financial projections for 2013, which indicated that management's projections would be reduced from earlier levels, and the fact that the Company's stock price had eroded by 28% since the Committee's meeting on September 8, 2012. The 2012 Committee noted that these developments reflected uncertainties in the markets in which the Company operates that had arisen since Goldman Sachs had been directed by the Power-One board of directors to initiate preliminary discussions with potential buyers in September 2012 and the unfavorable results in operating income experienced by the Company during the fourth quarter of 2012. Goldman Sachs informed the 2012 Committee that Goldman Sachs had re-approached the same potential buyers that it had been authorized by the Power-One board of directors to contact in September 2012 to gauge their interest in acquiring Power-One and that only ABB had expressed a serious level of interest in pursuing a transaction. ABB stated that it was willing to meet with Goldman Sachs following an ABB board meeting which was scheduled to be held that week. Subsequently, in February 2013, representatives of Goldman Sachs exchanged emails with a representative of Credit Suisse, ABB's financial advisor, discussing the possible range of prices ABB would be willing to pay per share of Power-One common stock.

        On February 13, 2013, Dr. Spiesshofer contacted Mr. Thompson by telephone and indicated that ABB was willing to explore a transaction with Power-One at an offer price in the range of $5.50 to $6.50 per share, subject to further due diligence and negotiation of a definitive agreement. In addition, ABB requested that Power-One enter into an exclusivity agreement.

        On February 20, 2013, a meeting of the 2012 Committee was held. Also in attendance were representatives of Goldman Sachs. Representatives of Goldman Sachs reviewed with the 2012 Committee preliminary price indications from ABB and Goldman Sachs' preliminary financial analysis of a potential transaction with ABB. The members of the 2012 Committee also discussed ABB's request for an exclusivity agreement, a potential transaction with ABB and certain prior transactions involving ABB for which there was publicly available information. The members of the 2012 Committee determined to continue discussions with representatives of ABB.

        On March 6, 2013, at the direction of the Power-One board of directors, representatives of Goldman Sachs discussed with representatives of Credit Suisse Power-One management's updated financial projections, which incorporated final 2012 financial results that were below both Power-One management's October 2012 projections and January 2013 updated projections. In addition, representatives of Goldman Sachs and Credit Suisse discussed a potential combination of Power-One with ABB. At the direction of the Power-One board of directors, representatives from Goldman Sachs advised Credit Suisse that any offer would have to be higher than the high end of the price range ABB had previously indicated of $5.50 to $6.50 per share.

        On March 7, 2013, Dr. Spiesshofer verbally communicated to Mr. Thompson an increased indicative proposal of $6.75 per share, which represented a premium of approximately 60% over the closing price of Power-One's common stock on March 1, 2013, the first day of trading after Power-One had filed its Form 10-K for the fiscal year ended December 30, 2012. ABB's representative also indicated that ABB would only be prepared to proceed with discussions with Power-One on an exclusive basis. Later that day, a 2012 Committee meeting was held. Also in attendance were representatives of Goldman Sachs. Representatives of Goldman Sachs reviewed with the 2012 Committee the revised ABB proposal and Goldman Sachs' preliminary financial analysis of a potential transaction.

        On March 8, 2013, Mr. Thompson and Dr. Spiesshofer conferred and determined to continue further discussions on behalf of the two (2) companies based on the indicative price of $6.75 per share. During this conversation Mr. Thompson proposed that the definitive merger agreement the parties would ultimately enter into contain a "go shop" provision, permitting Power-One to seek out competing offers even after it entered into a definitive agreement with ABB. Dr. Spiesshofer rejected this request, explaining that ABB would not proceed with the transaction if such a provision were required.

        On March 9, 2013, ABB submitted to Power-One a non-binding offer letter at a price of $6.75 per share, to be paid in cash, and a proposed binding exclusivity agreement providing for an eight-week exclusivity period for ABB to complete its due diligence and negotiate a definitive agreement to acquire Power-One. ABB's proposed binding exclusivity agreement would prevent Power-One from engaging in discussions with other potential buyers during the period of exclusivity so long as the parties were continuing to actively work toward a definitive agreement. The non-binding offer letter contemplated that the definitive merger agreement include a termination fee of 4% of the equity value of the transaction.

        Later on March 9, 2013, a 2012 Committee meeting was held. Also in attendance were representatives of Goldman Sachs and Gibson Dunn. During the meeting, the terms of the proposed exclusivity agreement and non-binding offer letter were reviewed in preparation for a more complete discussion with the Power-One board of directors. Also, the 2012 Committee directed Goldman Sachs to negotiate to attempt to reduce ABB's proposed termination fee and the exclusivity period from eight (8) weeks. Representatives of Goldman Sachs and Credit Suisse held discussions following the meeting.

        On March 10, 2013, representatives of Goldman Sachs reported to Power-One that during a verbal exchange ABB had revised its offer to reflect a termination fee equal to 2.5% of the equity value of the transaction and an exclusivity period of six (6) weeks.

        On the morning of March 11, 2013, the Power-One board of directors met to discuss ABB's revised indicative offer and the proposal to enter into an exclusivity agreement. Representatives from Goldman Sachs and Gibson Dunn, and Dr. Levran also attended the meeting. At the direction of the Power-One board of directors, representatives of Goldman Sachs reviewed the history and current status of discussions with ABB. Representatives of Goldman Sachs noted that Credit Suisse had stated that ABB's proposed price of $6.75 per share was the highest price that ABB would be willing to pay, and that it was a non-binding offer subject to the completion of ABB's due diligence efforts, which could result in a decreased proposed price per share, and negotiation of definitive documentation. Representatives of Goldman Sachs also reviewed several other key issues that had arisen during the course of negotiations with ABB, including ABB's agreement to reduce the size of the termination fee from 4% to 2.5% of the equity value of the transaction and the exclusivity period from eight (8) weeks to six (6) weeks. Representatives of Goldman Sachs also reviewed its preliminary financial analysis of ABB's proposal. After discussion between the board members and Gibson Dunn regarding ABB's proposed exclusivity period, the Power-One board of directors directed the representatives of Goldman Sachs to communicate to ABB that a six (6) week exclusivity period was too long.

        Representatives from Gibson Dunn then described and discussed pertinent legal issues surrounding ABB's offer and reviewed with the Power-One board of directors its fiduciary duties in the context of a sale of the Company. The Power-One board of directors focused on the fact that, as directed by members of the 2012 Committee, Mr. Thompson had attempted to negotiate a "go shop" provision, which would form part of a final, definitive agreement with ABB and permit the Company to solicit a higher offer from third parties for a period of time after the signing and announcement of a definitive agreement with ABB. The "go shop" provision would still provide for a termination fee payable to ABB if a superior offer emerged and was agreed to by the Company, but this termination fee would typically be significantly lower during the "go shop" period. After this period, assuming no superior offer had emerged, a "no shop" provision that would prohibit the Company from seeking other offers, but would contain customary "fiduciary-out" provisions for the Power-One board of directors, would come into effect, along with a higher termination fee. Mr. Thompson stated that ABB rejected such a provision and stated that it would not pursue a strategic transaction with Power-One if a "go shop" provision were required.

        The Power-One board of directors discussed the possible merits of a post-signing "go shop" provision in light of the processes undertaken to date, and the fact that ABB proposed a reduced termination fee that would not meaningfully impede potential competing offers, and that in all events, the Company would have the ability to terminate the agreement to accept an unsolicited superior offer. In light of the challenges and prospects of the Company at the time, the Power-One board of directors determined that failing to pursue ABB's offer, which represented a significant premium over the

Company's then-current common stock price, could result in the loss of the opportunity to provide stockholders with value not otherwise expected to be realized in the foreseeable future.

        A representative from Gibson Dunn then discussed the other elements of the offer letter, which were typical of language used in similar circumstances. During the day of March 11, 2013, ABB provided Power-One with a revised proposed exclusivity agreement, which offered four (4) weeks of exclusivity, to be extended by two (2) additional weeks if the parties were continuing to negotiate and ABB had not proposed a decrease in the indicated price.

        Later that afternoon, a meeting of the Power-One board of directors was held. Also in attendance were members of the Company's senior management team and representatives from Goldman Sachs and Gibson Dunn. Representatives of Goldman Sachs reviewed with the Power-One board of directors the status of negotiations with ABB and Goldman Sachs' preliminary financial analysis of a potential transaction. In determining whether the Company should enter into an exclusivity agreement with ABB, the Power-One board of directors considered several factors, including, but not limited to: (i) the non-binding offer letter submitted by ABB on March 9, 2013; (ii) the Power-One board of directors' familiarity with the Company's operations, financial results and financial forecasts; (iii) the challenges currently faced by the Company, including projected reduced revenue for the next four (4) quarters, due to, among other things, steeper price erosion than expected and slower entry to the U.S. market than projected by management and other challenges; (iv) the financial performance of the Company since discussions with ABB began in 2011; (v) Goldman Sachs' preliminary financial analysis; (vi) certain strategic alternatives other than the then current ABB proposal; (vii) the fact that the sale process conducted in 2011 and subsequently in 2012 involving a number of potential strategic buyers did not result in any offers, other than ABB's, being made for the Company; (viii) the risk that ABB might terminate discussions if the Company did not agree to sign the proposed exclusivity agreement; (ix) concerns regarding potential leaks if the sale process was prolonged or expanded, including the potential negative impact of such leaks on employees, customers, and other business relations; (x) negotiations conducted to date with ABB on the terms of the exclusivity agreement; and (xi) ABB's willingness to provide for a shorter exclusivity period than its initial offer and relief from an extension should ABB lower its offer price. After discussing these matters, the Power-One board of directors approved the execution of the exclusivity agreement.

        Following the meeting of the Power-One board of directors, the final terms of the exclusivity agreement were negotiated between Gibson Dunn and ABB's outside counsel, Cleary Gottlieb Steen & Hamilton LLP ("Cleary Gottlieb"), and the exclusivity agreement was executed on March 13, 2013. In addition, because the exclusivity agreement purported to bind the Company's largest stockholder, Silver Lake Sumeru, an agreement was prepared and concurrently executed between Power-One and Silver Lake Sumeru confirming Silver Lake Sumeru's agreement to be bound by the terms of the exclusivity agreement.

        Between March 13, 2013 and March 14, 2013, Mr. Thompson, Dr. Levran, Steven Hogge, Power-One's President of the Power Solutions SBU, and Gary Larsen, Power-One's Senior Vice President of Finance and Chief Financial Officer, conducted several management presentations in Zurich, Switzerland for ABB's management team. Representatives from Goldman Sachs and Credit Suisse also attended the meetings.

        On March 15, 2013, Power-One received correspondence with regard to an indication of interest from a senior executive of Potential Buyer 7 that did not include a proposed price or any other material terms. Mr. Thompson responded that he would convey the message to the Power-One board of directors. On March 17, 2013, senior management of Power-One received an email from a senior executive from a U.S.-based energy company ("Potential Buyer 8") asking to explore a potential combination of the two (2) companies. Although the Company executed a non-disclosure and standstill agreement with Potential Buyer 8, discussions with Potential Buyer 8 did not progress because Potential Buyer 8 proposed a price significantly below ABB's offer. Mr. Thompson discussed the correspondences with Potential Buyer 7 and Potential Buyer 8 with the Power-One board of directors, noting that they were not viewed as serious offers by Power-One management.

        Cleary Gottlieb provided drafts of a proposed merger agreement and a proposed voting agreement with Silver Lake Sumeru to Gibson Dunn on March 27, 2013. Gibson Dunn reviewed with Power-One the draft merger agreement and commented on the draft merger agreement. These comments included, among other things, seeking (i) to improve the provisions governing the Power-One board of directors' ability to pursue superior proposals and exercise its fiduciary out in several respects, including liberalizing the terms of non-disclosure agreements competing bidders would have to sign, reducing the matching rights period and scope of information regarding competing discussions that would be provided to ABB and broadening the standard for determining whether the Power-One board of directors would be entitled to exercise its fiduciary duties; (ii) limiting the circumstances where a termination fee would be payable to ABB; (iii) reducing the maximum amount of expenses for which ABB could be reimbursed under certain circumstances from $10 million to a lower amount; (iv) limiting the circumstances under which ABB would be permitted to terminate the merger agreement; (v) extending the outside date for completion of the transaction by several months to account for potential delays in receiving regulatory approvals; (vi) revising the definition of "material adverse effect" in a manner that would limit the circumstances under which it could be invoked; and (vii) eliminating a provision sought by ABB in the proposed voting agreement that such agreement would not terminate until six (6) months after a termination of the merger agreement.

        At the direction of Power-One, Gibson Dunn prepared a counter-draft of the merger agreement reflecting these and additional proposed changes. On April 4, 2013, Gibson Dunn provided the draft document to Cleary Gottlieb. Lawyers from Cleary Gottlieb and Gibson Dunn discussed the issues raised in Gibson Dunn's draft in a conference call on Tuesday, April 9, 2013. On April 10, 2013 Cleary Gottlieb provided Power-One with a revised draft of the merger agreement.

        On April 10, 2013, Power-One and ABB communicated and ABB indicated that as result of its deepened understanding of Power-One following four (4) weeks of extensive due diligence and particularly in light of a softening in end-market conditions, ABB intended to provide a new proposal as to price that would be lower than $6.75 per share. ABB advised that the updated indicative offer would be approximately $6.00 per share.

        On April 11, 2013, the Power-One board of directors met to receive an update on the recent developments in the discussions with ABB regarding the potential transaction. A member of the Company's senior management team and a representative of Goldman Sachs also attended the meeting. The representatives of Goldman Sachs reviewed with the Power-One board of directors the revised ABB proposal and Goldman Sachs' preliminary financial analysis of a possible transaction. The Power-One board of directors discussed Goldman Sachs' preliminary financial analysis and ABB's reduced proposed price. Also during the meeting, Mr. Thompson informed the Power-One board of directors that the Company was contacted by potentially interested parties, as described above, but that no serious proposal had been made and that the potentially interested third parties made no contact with the Company beyond a limited number of communications not containing any specific proposal. Following its deliberations, the Power-One board of directors determined to continue exploring a possible transaction with ABB and directed Goldman Sachs and the Company's senior management team to seek the highest revised price the Company could obtain from ABB.

        On April 12, 2013, after exchanging several proposals on the revised amount of the common merger consideration, Dr. Spiesshofer called Mr. Thompson and indicated that ABB was prepared to present a revised proposed transaction offer of $6.35 per share which was its "best and final" offer. He indicated that this price and proposal were contingent upon the terms of ABB's last draft of the merger agreement being generally agreed upon. ABB also communicated that it would be willing to agree to have the Voting Agreement terminate upon termination of the merger agreement as opposed to six (6) months after such termination.

        Later on April 12, 2013, a meeting of the Power-One board of directors was held. Also in attendance were members of the Company's senior management team and representatives of Goldman Sachs and Gibson Dunn. Mr. Thompson gave the Power-One board of directors a detailed update as to the current status of discussions and negotiations with ABB, noting that ABB stated $6.35 per share represented the "best and final" price per share ABB would be willing to pay for Power-One due to the Company's current performance.

        After Mr. Thompson briefly discussed several due diligence issues at such meeting, representatives of Gibson Dunn then described several outstanding contract issues that remained under discussion between the parties. Representatives from Goldman Sachs informed the Power-One board of directors that Credit Suisse informed them shortly before the meeting that ABB would agree to reduce the termination fee to a fixed amount of $20,000,000 or approximately 2.1% of the proposed equity value of the transaction.

        Members of the Power-One board of directors asked Gibson Dunn to discuss the Power-One board of directors' ability to explore and ultimately accept an alternative acquisition proposal, should one materialize, that it deemed to be superior to that of ABB's. A representative of Gibson Dunn noted that the proposed merger agreement reflected a "fiduciary out" provision that would permit the Power-One board of directors to explore and accept a superior offer should one eventuate after the merger agreement was signed subject to payment of the termination fee. In this regard, Gibson Dunn noted the concession of ABB to a further reduced termination fee. Gibson Dunn indicated that it had sought a number of provisions to ensure that the Company would have an adequate opportunity to explore any potential competing bid and would not risk losing the transaction with ABB if it did so. After further discussion of the contract matters that had been favorably resolved and those that Gibson Dunn proposed to continue to negotiate, the members of the Power-One board of directors determined it would be in the best interest of the Power-One stockholders to continue negotiations with ABB. At the request of the Power-One board of directors, representatives of Goldman Sachs reviewed its preliminary financial analysis of the proposed transaction. The Power-One board of directors determined that the possibility of consummating a transaction at $6.35 per share on acceptable contractual terms would maximize stockholder value and that the Company should continue to pursue the transaction, seeking as favorable a contract as possible under the circumstances.

        On April 15, 2013, Gibson Dunn provided to Cleary Gottlieb a revised version of the most recent draft of the merger agreement received from Cleary Gottlieb. Later that day, representatives of Gibson Dunn and Cleary Gottlieb held a conference call during which they identified a number of open points. On April 18, 2013, representatives from ABB and Power-One held a conference call with regard to open issues Power-One continued to have with regard to the merger agreement. On April 19, 2013, members of senior management of Power-One and representatives from each of ABB, Cleary Gottlieb and Gibson Dunn held a conference call during which the unresolved issues in the merger agreement were discussed and resolutions to these issues were explored. At the end of the call, ABB made a proposal that sought to address the significant open issues. After further discussion with its advisors, Power-One agreed to proceed with negotiating the merger agreement along the lines of the ABB proposal and prepare for a Power-One board of directors meeting to review the final merger agreement.

        On April 20, 2013, the Power-One board of directors held a special meeting to discuss the proposed merger transaction with ABB. Members of the Company's senior management team and representatives of Goldman Sachs and Gibson Dunn were also in attendance.

        Members of Power-One senior management and representatives of Goldman Sachs and Gibson Dunn updated the Power-One board of directors on the status of negotiations with ABB and ABB's due diligence efforts. At the direction of the Power-One board of directors, representatives of Goldman Sachs reviewed with the Power-One board of directors Goldman Sachs' financial analysis of the $6.35 per share in cash to be paid to the holders (other than ABB and its affiliates) of shares of Power-One common stock in the proposed merger. Goldman Sachs delivered to the Power-One board of directors its oral opinion, which was subsequently confirmed by delivery of a written opinion dated April 21, 2013, that, as of April 21, 2013 and based upon and subject to the factors and assumptions set forth therein, the $6.35 per share in cash to be paid to holders (other than ABB and its affiliates) of shares of Power-One common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below under the heading "Proposal 1: Adoption of the Merger Agreement—Special Factors—Opinion of Power-One's Financial Advisor" beginning on page 47 of this proxy statement.

        The Gibson Dunn representative then reviewed the terms of the merger agreement, a copy of which had been previously provided to the Power-One board of directors, and ancillary documents, including the Voting Agreement agreed to between ABB and Silver Lake Sumeru, and the letter agreement relating to the Voting Agreement between the Company and Silver Lake Sumeru. Gibson Dunn provided a review of the fiduciary duties of the Power-One board of directors in the context of the transaction, including the mechanics that would apply post-signing for addressing unsolicited alternative acquisition proposals from third parties. The representative from Gibson Dunn described, among other things, the termination provisions, the scope and projected time frame for antitrust approvals (including filings under the HSR Act in the United States and under the Required Foreign Antitrust Laws), the events that could trigger Power-One's payment of a termination fee, certain provisions that restrict how Power-One may conduct its business between the effective time of the merger agreement and the effective time of the merger, and the treatment of stock-based incentive plans.

        Following these presentations and discussion and deliberation, and after considering all of the factors that it deemed relevant, the Power-One board of directors unanimously determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, and the consideration to be received in the merger, are advisable, fair to and in the best interests of Power-One and its stockholders, and unanimously approved resolutions approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and certain ancillary documents, including the Voting Agreement among ABB and Silver Lake Sumeru, and the letter agreement relating to the Voting Agreement between the Company and Silver Lake Sumeru.

        Later that day, members of management of each of Power-One and ABB, along with Gibson Dunn and Cleary Gottlieb, finalized the provisions of the merger agreement and all ancillary documents and execution versions of the merger agreement and the ancillary documents were circulated reflecting the agreement reached between the two (2) companies. Each of Power-One, ABB, and Merger Sub executed and delivered the merger agreement, and ABB and Silver Lake Sumeru executed and delivered the Voting Agreement, each effective as of April 21, 2013.

        On April 22, 2013, Power-One and ABB issued a joint press release announcing the transaction. Also on April 22, 2013, Power-One filed a Current Report on Form 8-K with the SEC, which disclosed the execution of the merger agreement and the Voting Agreement, summarized the material terms of each of the merger agreement and the Voting Agreement and contained the joint press release, the merger agreement and the Voting Agreement as exhibits.

Reasons for the Merger

        In evaluating the merger agreement and the merger, the Power-One board of directors consulted with Power-One's management and legal and financial advisors. In reaching its decision to approve the merger agreement and to recommend that Power-One stockholders vote for the adoption of the merger agreement, the Power-One board of directors considered a variety of factors, including the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

  •
  the opinion of Goldman Sachs delivered to the Power-One board of directors that, as of April 21, 2013 and based upon on and subject to the factors and assumptions set forth therein, the $6.35 per share in cash to be paid to the holders (other than ABB and its affiliates) of shares of Power-One common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below under the heading "Proposal 1: Adoption of the Merger Agreement—Special Factors—Opinion of Power-One's Financial Advisor" beginning on page 47 of this proxy statement;

  •
  the fact that the proposed merger consideration is all cash, which provides stockholders certainty of value and liquidity for their shares of Power-One stock;

  •
  the belief of the Power-One board of directors that at this time the merger consideration is more favorable to Power-One's stockholders than the potential value that might result from the alternatives reasonably available to Power-One (including the alternative of remaining a stand-alone public company);

  •
  after reviewing publicly available and other financial information with respect to ABB with the assistance of legal and financial advisors, the Power-One board of directors' assessment that ABB has adequate financial resources to pay the aggregate merger consideration and ABB's representations and covenants contained in the merger agreement relating to such;

  •
  the fact that the price proposed by ABB reflected extensive negotiations between the parties and their respective advisors, and represented the highest offer price that Power-One received for shares of its common stock after several solicitations of interest over a period beginning in July 2011 and the belief of the Power-One board of directors that this was the highest price ABB would agree to;

  •
  the fact that Power-One has conducted a lengthy and thorough process of exploring its strategic alternatives in light of challenging industry conditions and Power-One's financial results;

  •
  after lengthy meetings with management, the Power-One board of directors' consideration of the Company's business, strategy, assets, financial condition, capital requirements, results of operations, competitive position and historical and projected financial performance, and the nature of the industry in which Power-One competes and the potential impact of those factors on the trading price of Power-One common stock;

  •
  the inherent uncertainty of attaining management's internal financial projections, including those set forth in the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Certain Projections Prepared by the Management of Power-One" beginning on page 65 of this proxy statement, including the fact that Power-One's actual financial results in future periods could differ materially and adversely from the projected results;

  •
  the challenges currently faced by the Company, including projected reduced sales for the next four (4) quarters, due to steeper price erosion, slower entry to the U.S. market than initially projected and other challenges;

  •
  the transaction price represents a 57.18% premium to the closing price of $4.04 per share on April 19, 2013 and a 39.6% premium to the average daily closing price of $4.55 for the 12 months ended on April 18, 2013;

  •
  the fact that our stockholders will be receiving value for potential revenue and profits that we would be unable to achieve as an independent company because: (1) the surviving company will have greater growth prospects than we would have as an independent company; (2) acceleration of penetration into the utility markets space, which is approximately one-third of the global market, as a result of ABB's strong relationships with utility grade customers; (3) the transaction would position the combined company at the forefront of market consolidation, enabling the combined company to provide the most inclusive component offerings; (4) ABB's extensive global presence will accelerate our access to key photo-voltaic growth markets such as Africa and Latin America, as well as China, India and other emerging markets, by reducing our execution and market risk thereby enabling us to realize growth much faster than we could achieve on our own; (5) ABB has an established global manufacturing and service footprint that will expedite growth in targeted markets; and (6) the combined company will have the opportunity to take advantage of and realize greater value from certain existing tax attributes of the Company;

  •
  the terms and conditions of the merger agreement and related transaction documents, including:

  •
  the limited and otherwise customary conditions to the parties' obligations to complete the merger and the commitment by both parties to use their reasonable best efforts to obtain applicable regulatory approvals and the covenant of ABB to accept remedies in respect of antitrust matters to the extent those remedies do not have a material adverse impact;

  •
  that the merger will only be effective if approved by the holders of a majority of the outstanding shares of Power-One common stock and the holders of a majority of the outstanding shares of Power-One preferred stock, each voting separately as a class;

  •
  prior to approval of the merger by the Power-One stockholders, Power-One's ability, under certain circumstances, to furnish information to, and conduct negotiations with, any third party regarding an alternative acquisition proposal;

  •
  prior to approval of the merger by the Power-One stockholders, Power-One's ability to terminate the merger agreement in order to accept a superior proposal, subject to paying or causing to be paid to ABB a termination fee of $20,000,000, or approximately $0.10 per share, which the Power-One board of directors understands is below the customary per share fee for comparable transactions and which the Power-One board of directors determined was reasonable, in light of, among other things, the benefits of the merger to Power-One's stockholders, the typical size of such fees in similar transactions and the likelihood that a fee of such size would not preclude or unreasonably restrict the emergence of alternative transaction proposals as more fully described in "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Termination Fee; Effect of Termination" beginning on page 98 of this proxy statement;

  •
  Power-One's ability to seek to specifically enforce ABB's obligations under the merger agreement;

  •
  the customary nature of the other representations, warranties and covenants of Power-One in the merger agreement;

  •
  the fact that shares of Power-One preferred stock are receiving merger consideration equivalent to that received by shares of Power-One common stock on an as converted basis, and

  •
  the Power-One board of directors' assessment that the financial and other terms and conditions of the merger agreement minimize, to the extent reasonably practical, the risk that a condition to closing would not be satisfied and also provide reasonable flexibility to operate Power-One's business during the pendency of the merger;

  •
  the negotiation process with ABB, which was conducted on an arm's length basis, and the fact that Power-One's senior management and legal and financial advisors were involved throughout the negotiations and updated the Power-One board of directors directly and regularly;

  •
  the Power-One board of directors' understanding, based upon consultation with counsel and Power-One's management, that the existing businesses of Power-One and ABB are sufficiently different so as to lessen the risk of the merger not closing for failure to receive any necessary antitrust clearance;

  •
  the fact that Silver Lake Sumeru, the Company's largest shareholder, was willing to enter into a Voting Agreement in support of the transaction, and the fact that the Voting Agreement does not restrict the Power-One board of directors' ability to consider alternative acquisition proposals as it terminates by its terms if the Power-One board of directors terminates the merger agreement; and

  •
  the availability of appraisal rights under Delaware law to holders of stock who do not vote in favor of the adoption of the merger agreement and comply with the requisite procedures under Delaware law, which provides those eligible stockholders with an opportunity to have a Delaware court determine the fair value of their shares, which may be more than, less than, or the same as the amount such stockholders would have received under the merger agreement.

        The Power-One board of directors also considered and balanced against the potentially positive factors enumerated above a variety of risks and other potentially negative factors, including the following:

  •
  the fact that the common merger consideration of $6.35 per share is slightly less than the highest closing price of the Power-One common stock during the 52-week period ended on April 18, 2013 (which was $6.51 on September 5, 2012);

  •
  the fact that the completion of the merger will preclude the Company's stockholders from having any ongoing equity participation in the Company and, as such, current stockholders of the Company will cease to participate in the Company's future earnings or growth, if any, or to benefit from increases, if any, in the value of the common stock;

  •
  the risk that the merger may not be consummated despite the parties' efforts or that consummation may be unduly delayed, even if the requisite approval is obtained from the Power-One stockholders, including the possibility that conditions to the parties' obligations to complete the merger may not be satisfied, the potential resulting disruptions to the Company's business, the diversion of management and employee attention, potential employee attrition and the potential effect on customer and other business relationships;

  •
  the deal protection measures in the merger agreement, including the fact that any time prior to approval of the merger agreement by the Power-One stockholders, the Company may terminate the merger agreement and pay ABB a termination fee of $20,000,000, or approximately $0.10 per share; however, after reviewing the termination fee with the assistance of its legal and financial advisors, the Power-One board of directors believed that the termination fee was reasonable and should not be preclusive of or unreasonably restrict competing offers following the announcement of the transaction;

  •
  the Company may be unable to obtain stockholder approval for the transactions contemplated by the merger agreement;

  •
  the merger agreement's restrictions on the conduct of the Company's business prior to the completion of the merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, which may delay or prevent the Company from undertaking business opportunities that may arise pending completion of the merger;

  •
  the fact that the Company has incurred and will continue to incur significant transaction costs and expenses in connection with the proposed transaction, regardless of whether the merger is consummated; and

  •
  the fact that the receipt of cash in exchange for shares of stock pursuant to the merger will be a taxable transaction.

        In addition, the Power-One board of directors was aware at the time of its approval of the merger that certain of Power-One's executive officers may receive certain benefits that are different from, or in addition to, those of Power-One's other stockholders and that two (2) of the eight (8) directors will receive accelerated vesting of their restricted stock units as described under "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement. The Power-One board of directors, however, observed that the majority of the value of such different or additional interests results from change in control benefits that arise from equity-based compensation, which the Power-One board of directors felt to a significant extent aligned the interests of the directors and executive officers with those of the stockholders in seeking to maximize the per-share merger consideration.

        After considering the foregoing potentially negative and potentially positive factors, the Power-One board of directors concluded that the potentially positive factors relating to the merger agreement and the merger substantially outweighed the potentially negative factors.

        The foregoing discussion of the information and factors considered by the Power-One board of directors is not exhaustive but is intended to reflect the material factors considered by the Power-One board of directors in its consideration of the merger. In view of the complexity, and the large number, of the factors considered, the Power-One board of directors, both individually and collectively, did not quantify or assign any relative or specific weight to the various factors. Rather, the Power-One board of directors based its recommendation on the totality of the information presented to and considered by it. In addition, individual members of the Power-One board of directors may have given different weights to different factors.

        The foregoing discussion of the information and factors considered by the Power-One board of directors is forward-looking in nature. This information should be read in light of the factors described under the section entitled "Cautionary Statement Concerning Forward-Looking Information" beginning on page 24 of this proxy statement.

Recommendation of Our Board of Directors

        The Power-One board of directors, after considering all factors that the Power-One board of directors deemed relevant, unanimously determined that the merger agreement and the consummation of the transactions contemplated therein, including the merger, and the consideration to be received in the merger are advisable, fair to and in the best interests of Power-One and its stockholders, and unanimously approved the merger agreement and the transactions contemplated by the merger agreement, including the merger. Certain factors considered by the Power-One board of directors in reaching its decision to approve the merger agreement and the merger can be found in the section titled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Reasons for the Merger" beginning on page 43 of this proxy statement.

        The Power-One board of directors recommends that the Power-One stockholders vote "FOR" the adoption of the merger agreement, thereby approving the merger.

 Opinion of Power-One's Financial Advisor

        Goldman Sachs delivered its opinion to the Power-One board of directors that, as of April 21, 2013 and based upon and subject to the factors and assumptions set forth therein, the $6.35 per share in cash to be paid to holders (other than ABB and its affiliates) of shares of Power-One common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

        The full text of the written opinion of Goldman Sachs, dated April 21, 2013, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex B. Goldman Sachs provided its opinion for the information and assistance of the Power-One board of directors in connection with its consideration of the merger. The Goldman Sachs opinion does not constitute a recommendation as to how any holder of Power-One common stock should vote with respect to the merger or any other matter.

        In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

  •
  the merger agreement;

  •
  annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five (5) fiscal years ended December 30, 2012;

  •
  certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;

  •
  certain other communications from the Company to its stockholders;

  •
  certain publicly available research analyst reports for the Company; and

  •
  certain internal financial analyses and forecasts for the Company prepared by its management, as approved for Goldman Sachs' use by the Company (referred to as the "Forecasts").

        Goldman Sachs also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the shares of Power-One common stock; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the power conversion industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Goldman Sachs deemed appropriate.

        For purposes of rendering the opinion described above, Goldman Sachs, with the Company's consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Goldman Sachs, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Company's consent that the Forecasts had been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and Goldman Sachs was not furnished with any such evaluation or appraisal. Goldman Sachs has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs has assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

        Goldman Sachs' opinion does not address the underlying business decision of the Company to engage in the merger, or the relative merits of the merger as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs' opinion addresses only the fairness from a financial point of view to the holders (other than ABB and its affiliates) of shares of Power-One common stock, as of the date of the opinion, of the $6.35 per share in cash to be paid to such holders pursuant to the merger agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the merger, whether relative to the $6.35 per share in cash to be paid to the holders (other than ABB and its affiliates) of shares of Power-One common stock pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the impact of the merger on the solvency or viability of the Company or ABB or the ability of the Company or ABB to pay their respective obligations when they come due. Goldman Sachs' opinion was necessarily based on economic, monetary, market and other conditions, as in effect on, and the information made available to Goldman Sachs as of, the date of the opinion and Goldman Sachs assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs' opinion was approved by a fairness committee of Goldman Sachs.

        The following is a summary of the material financial analyses delivered by Goldman Sachs to the Power-One board of directors in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs' financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 18, 2013, and is not necessarily indicative of current market conditions.

  Historical Stock Price Performance.

        Goldman Sachs reviewed the historical trading prices for shares of Power-One common stock for the period beginning on January 1, 2011 and ending on April 18, 2013. In addition, Goldman Sachs compared the $6.35 per share in cash proposed to be paid to the holders of the shares of Power-One common stock pursuant to the merger agreement in relation to the closing price for shares of Power-One common stock as of April 18, 2013, the highest and lowest closing prices of the Power-One common stock for the 52-week period ended April 18, 2013 and the average closing prices of shares of Power-One common stock for the one-month, six-month and 52-week periods ended April 18, 2013, respectively.

        The $6.35 per share in cash to be paid to the Company stockholders pursuant to the merger agreement represented:

  •
  a premium of 55.6% to the closing price of $4.08 per share of Power-One common stock as of April 18, 2013;

  •
  a premium of 52.6% to the average closing price of $4.16 per share of Power-One common stock for the one-month period ended on April 18, 2013;

  •
  a premium of 51.6% to the average closing price of $4.19 per share of Power-One common stock for the six-month period ended on April 18, 2013;

  •
  a premium of 39.6% to the average closing price of $4.55 per share of Power-One common stock for the 52-week period ended on April 18, 2013;

  •
  a premium of 77.9% to the lowest closing price of $3.57 per share of Power-One common stock (on May 18, 2012) during the 52-week period ended on April 18, 2013; and

  •
  a discount of 2.5% to the highest closing price of $6.51 per share of Power-One common stock (on September 5, 2012) during the 52-week period ended on April 18, 2013.

  Implied Multiples Analysis.

        Based on information obtained from the Company's SEC filings, the Forecasts, Thomson Reuters, estimates from the Institutional Brokers' Estimate System ("IBES") and Bloomberg market data, Goldman Sachs performed certain analyses and calculated certain financial multiples for the Company based on the closing price of $4.08 per share of Power-One common stock as of April 18, 2013 and the $6.35 per share in cash to be paid to the holders of shares of Power-One common stock pursuant to the merger agreement. Goldman Sachs first calculated the implied market capitalization of the Company by multiplying the $6.35 per share price of Power-One common stock by the assumed number of total shares of Power-One common stock as of March 31, 2013 on a diluted basis (including options, convertible preferred shares, warrants, restricted share units and performance share units). Goldman Sachs then calculated the implied enterprise value of the Company by subtracting from the implied market capitalization the amount of the Company's net cash and cash equivalents of $238 million assumed by the Company's management as of December 30, 2012 (as adjusted for the Company's litigation reserves per the Company's management). Goldman Sachs then divided such implied enterprise value by the Company's estimated earnings before interest, taxes and depreciation and amortization (referred to as "EBITDA") for each of calendar years 2013 and 2014, respectively (by using both the Forecasts and IBES estimates). Based on the same methodology, Goldman Sachs also calculated the implied enterprise value (based on the closing price of $4.08 per share price of Power-One common stock) as a multiple of EBITDA for each of calendar years 2013 and 2014, respectively (by using both the Forecasts and IBES estimates). The following table presents the results of Goldman Sachs' analysis:

	$4.08 per share price of Power-One common stock		$6.35 per share price of Power-One common stock
Implied enterprise value as a multiple of EBITDA:	Based on Forecasts	Based on IBES estimates	Based on Forecasts	Based on IBES estimates
2013E	3.6x	5.4x	6.9x	10.2x
2014E	2.3x	3.9x	4.4x	7.5x

        Goldman Sachs also calculated the implied price-to-earnings ratios of the Company based on the $4.08 per share price of Power-One common stock and the $6.35 per share price of Power-One common stock, respectively, by dividing the implied market capitalization of the Company (calculated as described above) by the estimated earnings of the Company for each of calendar years 2013 and 2014, respectively (by using both the Forecasts and IBES estimates). The following table presents the results of Goldman Sachs' analysis:

	$4.08 per share price of Power-One common stock		$6.35 per share price of Power-One common stock
Implied price-to earnings ratios:	Based on Forecasts	Based on IBES estimates	Based on Forecasts	Based on IBES estimates
2013E	12.3x	17.7x	19.1x	27.6x
2014E	6.3x	13.4x	9.7x	20.8x

   Public Trading Multiples Analysis.

        Goldman Sachs reviewed and compared certain financial information, ratios and multiples for the Company to corresponding financial information, ratios and multiples for the following publicly traded corporations in the power conversion industry:

  •
  SMA Solar Technology AG ("SMA Solar")

  •
  Bel Fuse, Inc.

  •
  Littelfuse, Inc.

  •
  Advanced Energy Industries Inc. ("Advanced Energy")

  •
  International Rectifier Corp.

  •
  Vicor Corp.

        Although none of the selected companies is directly comparable to the Company, the companies included were chosen because they are publicly traded companies with operations that for purposes of analysis may be considered similar to certain operations of the Company.

        Goldman Sachs calculated and compared various financial multiples and ratios based on information it obtained from SEC filings, IBES estimates, the Forecasts and Bloomberg market data and market information as of April 18, 2013. The multiples and ratios of each of the selected companies were based on market data and IBES estimates as of April 18, 2013. The multiples and ratios of the Company were based on market data as of April 18, 2013 and the Forecasts and IBES estimates. With respect to each of the selected companies and the Company, Goldman Sachs calculated the enterprise value as a multiple of estimated EBITDA for calendar years 2013 and 2014, respectively. The results of these analyses are summarized as follows:

	Selected Companies			Power-One
Enterprise value as a multiple of EBITDA:	SMA Solar	Advanced Energy	Other Power Peers	Based on IBES estimates	Based on Forecasts
CY2013E	5.3x	6.7x	9.9x	5.4x	3.6x
CY2014E	2.4x	4.3x	6.3x	3.9x	2.3x

        With respect to each of the selected companies and the Company, Goldman Sachs also calculated and compared the average enterprise value as a multiple of one-year forward EBITDA and two-year forward EBITDA, over the last 12 months and three (3) years ended on April 18, 2013 based on market information and IBES estimates. The results of these analyses are summarized as follows:

	One-year forward EBITDA		Two-year forward EBITDA
Enterprise value as a multiple of:	Last 12 months average	Last three years average	Last 12 months average	Last three years average
Power-One	3.5x	4.7x	3.3x	4.1x
SMA Solar	4.1x	4.8x	3.2x	4.7x
Advanced Energy	7.9x	6.4x	5.7x	4.9x
Other Power Peers	9.0x	7.5x	6.4x	5.9x

  Illustrative Present Value of Future Share Price Analysis.

        Goldman Sachs performed illustrative analyses of the present value of the potential future price per share of Power-One common stock at the year-end of each of the calendar years 2013 through 2016 using one-year forward EBITDA estimates based on Forecasts for the calendar years 2014 through 2017, respectively. Goldman Sachs first calculated illustrative enterprise values of the Company at the year-end of each of the calendar years 2013 through 2016 by multiplying the respective one-year forward EBITDA estimates for the calendar years 2014 through 2017 by one-year forward enterprise value to EBITDA multiples ranging from 3.0x to 5.0x. Goldman Sachs then added the assumed amount of net cash and cash equivalents (as adjusted for the Company's litigation reserves per the Company's management) as of the relevant year-end per the Forecasts from the illustrative enterprise values in order to calculate the implied future equity values. The implied future equity values in turn were divided by the projected year-end diluted shares outstanding which included dilution from options, convertible preferred shares, warrants, restricted share units and performance share units), which resulted in an illustrative per share future value for the Power-One common stock ranging from $5.16 to $13.37. Goldman Sachs then calculated the present values of the implied per share future values for Power-One common stock by discounting the implied per share future values to December 31, 2012, using a discount rate of 14.0%, reflecting an estimate of the Company's cost of equity. The following table presents the results of Goldman Sachs' analysis:

Year	Implied Future Value Per Share of Power-One Common Stock	Implied Present Value Per Share of Power-One Common Stock
YE2013	$5.16 - $7.32	$4.53 - $6.42
YE2014	$6.45 - $9.03	$4.96 - $6.95
YE2015	$7.95 - $11.15	$5.37 - $7.52
YE2016	$9.59 - $13.37	$5.68 - $7.92

  Illustrative Discounted Cash Flow Analysis.

        Goldman Sachs performed an illustrative discounted cash flow analysis for the Company based on the Forecasts to determine a range of equity values per common share for the Company. Goldman Sachs conducted its discounted cash flow analysis using estimated unlevered free cash flows (calculated as after-tax net operating profit plus depreciation and amortization, less changes in operating working capital, less capital expenditures plus other cash items including changes in income tax payable and certain other liabilities) based on the Forecasts for the Company for the calendar years ending 2013 through 2017. The cash flows were discounted to December 31, 2012 by assuming mid-year convention and using illustrative discount rates ranging from 12.0% to 16.0% reflecting estimates of the Company's weighted average cost of capital. To account for the cyclicality and high volatility of the Company's business, Goldman Sachs, with the consent of the Company, also calculated the illustrative free cash flows for an illustrative "terminal year" based on "through-the-cycle" average numbers for the period of calendar years 2010 through 2017. Goldman Sachs first calculated the illustrative "terminal year" values in calendar year 2017 of (i) revenue, EBITDA and depreciation and amortization, utilizing the average values of such items for calendar years 2010 through 2017, (ii) capital expenditures (by multiplying the illustrative terminal year depreciation and amortization value by the average capital expenditures as a percentage of depreciation and amortization for calendar years 2010 through 2017) and (iii) the change in working capital (by applying the average change in working capital as a percentage change in revenue for calendar years 2010 through 2017 to the implied one-year revenue change calculated based on the illustrative terminal year revenue with a perpetuity growth rate of 2.5%). Based on these illustrative "terminal year" values, Goldman Sachs then calculated the illustrative free cash flows for the illustrative "terminal year." By utilizing the perpetual growth rate method and the illustrative free cash flows for the illustrative "terminal year," Goldman Sachs then calculated illustrative terminal values for the Company in the calendar year 2017 by using perpetuity growth rates ranging from 2.0% to 3.0% and the range of discount rates described above. These terminal values were then discounted to December 31, 2012 using the range of illustrative discount rates described above. Goldman Sachs combined the present value of the estimated cash flows from 2013 through 2017 with the present value of the illustrative terminal values to derive illustrative enterprise values for the Company. Goldman Sachs also added to these illustrative enterprise values the present values of a working capital adjustment of $62 million (to account for the switch in the growth profile of the Company from calendar year 2017 to the illustrative "terminal year") and the amount of the Company's net cash and cash equivalents of $238 million assumed by the Company's management as of December 30, 2012 (as adjusted for the Company's litigation reserves per the Company's management) to calculate the present values of illustrative equity values of the Company as of December 31, 2012. Goldman Sachs divided such present values of such equity values by the number of shares of Power-One common stock on a fully diluted basis (including options, convertible preferred shares, warrants, restricted share units and performance share units) to calculate the illustrative per-share equity values. This resulted in a range of implied fully diluted per share values from $6.14 to $8.26 for the Power-One common stock.

Other Information

  Summary of Selected Transactions.

        Goldman Sachs also reviewed certain information with the Power-One board of directors for informational purposes that were not considered part of the financial analysis with respect to rendering the opinion delivered by Goldman Sachs described above. Goldman Sachs reviewed financial information relating to the following selected transactions.

Announcement Date	Acquiror	Target
December 20, 2007	Eaton Corporation	Phoenixtec Power Company Ltd.
July 28, 2008	Schneider Electric SA	Xantrex Technology, Inc.
March 24, 2010	Advanced Energy Industries, Inc.	PV Powered, Inc.
March 29, 2011	General Electric Company	Converteam

        For each of the above selected transactions, Goldman Sachs calculated, based on information it obtained from Bloomberg market data, SEC filings, press releases and investor presentations, the announced enterprise value as a multiple of (i) revenue for the applicable last 12 months and (ii) EBITDA for the applicable last 12 months (in each case, based on the latest publicly available financial statements and/or information as of the date on which such selected transaction was announced). None of the companies that participated in the selected transactions is directly comparable to the Company and none of the transactions is directly comparable to the merger, because, among other things, such transactions occurred under significantly different market conditions for the solar energy industry than prevailed as of April 21, 2013.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction.

        Goldman Sachs prepared these analyses for purposes of Goldman Sachs' providing its opinion to the Power-One board of directors as to the fairness from a financial point of view of the $6.35 per share in cash to be paid to holders (other than ABB and its affiliates) of shares of Power-One common stock pursuant to the merger agreement. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

        The consideration to be paid pursuant to the merger agreement was determined through arm's-length negotiations between the Company and ABB and was approved by the Power-One board of directors. Goldman Sachs provided advice to the Company during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to the Company or the Power-One board of directors or that any specific amount of consideration constituted the only appropriate consideration for the merger.

        As described above, Goldman Sachs' opinion to the Power-One board of directors was one of many factors taken into consideration by the Power-One board of directors in making its determination to approve the merger agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex B.

        Goldman Sachs and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, ABB, any of their respective affiliates and third parties, including portfolio companies of Silver Lake Sumeru and its affiliated funds (collectively, "Silver Lake"), or any currency or commodity that may be involved in the merger for the accounts of Goldman Sachs and its affiliates and employees and their customers. Goldman Sachs acted as financial advisor to the Company in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain investment banking services to ABB and its affiliates from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as co-manager with respect to the offering by ABB Finance B.V., a subsidiary of ABB, of its 2.625% Bonds due 2019 (aggregate principal amount €1,250,000,000) in March 2012; and as joint bookrunner with respect to the offering by ABB Finance (USA) Inc., a subsidiary of ABB, of its 1.625% Notes due 2017 (aggregate principal amount $500,000,000) in May 2012, 2.875% Notes due 2022 (aggregate principal amount $1,250,000,000) in May 2012 and 4.375% Notes due 2042 (aggregate principal amount $750,000,000) in May 2012. During the two (2) year period ended April 21, 2013, the Investment Banking Division of Goldman Sachs has received compensation for services provided to ABB and its affiliates of approximately $2.0 million. Goldman Sachs also has provided certain investment banking services to Silver Lake and/or its portfolio companies from time to time for which the Investment Banking Division of Goldman Sachs has received, and may receive, compensation, including having acted as financial advisor to Skype Global S.a.r.l., a former portfolio company of Silver Lake, in connection with its sale to Microsoft Corporation in October 2011; and as joint bookrunner with respect to the public offering by Intelsat (Luxembourg) S.A., a portfolio company of Silver Lake, of its 6.75% Senior Notes due 2018 (aggregate principal amount $500,000,000) in March 2013, 7.75% Notes due 2021 (aggregate principal amount $2,000,000,000) in March 2013, and 8.125% Notes due 2023 (aggregate principal amount $1,000,000,000) in March 2013. Goldman Sachs may also in the future provide investment banking services to the Company, ABB and their respective affiliates and Silver Lake and its affiliates and its affiliated portfolio companies for which the Investment Banking Division of Goldman Sachs may receive compensation. Affiliates of Goldman Sachs also may have co-invested with Silver Lake and its affiliates from time to time and may have invested in limited partnership units of affiliates of Silver Lake from time to time and may do so in the future.

        The Company's board of directors selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement, dated July 28, 2011, the Company engaged Goldman Sachs to act as financial advisor to the Power-One board of directors in connection with the merger. Pursuant to the terms of this engagement letter, the Company has agreed to pay Goldman Sachs a transaction fee of approximately $6.7 million, all of which is contingent upon consummation of the merger. In addition, the Company has agreed to reimburse Goldman Sachs for its expenses arising, and to indemnify Goldman Sachs against certain liabilities that may arise, out of its engagement.

Material U.S. Federal Income Tax Consequences of the Merger

        The following is a summary of the material U.S. federal income tax consequences of the merger to holders of our stock. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," the U.S. Treasury Department regulations promulgated under the Code, published rulings by the Internal Revenue Service, which we refer to as the "IRS," and judicial authorities and administrative decisions, all as in effect as of the date of this proxy statement and all of which are subject to change, possibly with retroactive effect. This summary is not binding on the IRS or a court and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered, as to the U.S. federal income tax consequences of the merger.

        For purposes of this summary, the term "U.S. holder" means a beneficial owner of shares of our stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  a trust that (i) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or

  •
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

        A "non-U.S. holder" means a beneficial owner of our stock (other than a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) which is not a U.S. holder.

        This summary does not address or consider all of the U.S. federal income tax consequences that may be applicable to holders of our stock in light of their particular circumstances. For example, this summary does not address the alternative minimum tax or the tax consequences to stockholders who validly exercise dissenters' rights. In addition, this summary does not address the U.S. federal income tax consequences of the merger to holders who are subject to special treatment under U.S. federal income tax rules, including, for example, banks and other financial institutions; insurance companies; mutual funds; real estate investment trusts; regulated investment companies; personal holding companies; brokers or dealers in securities or currencies; traders in securities who elect to use the mark-to-market method of accounting; tax-exempt investors; S corporations; holders classified as, or who hold their shares through, partnerships or other flow-through entities under the Code; holders who hold their shares of our stock as part of a hedge, straddle, conversion transaction, or other integrated investment; holders whose functional currency is not the U.S. dollar; holders who acquired their shares of our stock through the exercise of employee stock options or otherwise as compensation; holders who own five percent (5%) or more of our stock; and holders who do not hold their shares of our stock as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this summary does not address any aspects of foreign, state, local, estate, gift, or other tax laws that may be applicable to holders in connection with the merger. This summary also does not address the tax consequences of transactions effectuated before, after, or at the same time as the merger, whether or not they are in connection with the merger, including, without limitation, the exercise or cancellation of options to purchase stock.

        The tax consequences of the merger to stockholders who hold their shares of our stock through a partnership or other flow-through entity will generally depend on the status of the stockholder and the activities of the partnership or other flow-through entity. Partners in a partnership (or owners in another flow-through entity) holding shares of our stock should consult their tax advisors regarding the tax consequences of the merger to them.

        Further, this summary does not address any tax consequences of the merger to holders of options, shares of restricted stock, restricted stock units, performance stock units or warrants to acquire shares of our common stock. Such option, share of restricted stock, restricted stock unit, performance unit and warrant holders should consult their tax advisors regarding the tax consequences of the merger to them.

  U.S. Holders

          Exchange of Stock for Cash

        The merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of stock are converted into the right to receive cash pursuant to the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. The amount of gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) surrendered by the U.S. holder in the merger. Such gain or loss will generally be long-term capital gain or loss if the U.S. holder held such shares for more than one year as of the effective time of the merger. Long-term capital gains recognized by individual and certain other noncorporate U.S. holders are generally taxed at preferential U.S. federal income tax rates. A U.S. holder's ability to deduct capital losses may be limited. An additional 3.8% tax will apply to certain U.S. persons on the lesser of (i) each such U.S. person's "net investment income" (including net capital gain) for a taxable year or (ii) the excess of such U.S. person's modified adjusted gross income for such year over certain thresholds.

          Information Reporting and Backup Withholding

        A U.S. holder may be subject to information reporting, and may be subject to backup withholding at the applicable statutory rate on all cash payments to which such U.S. holder is entitled in connection with the merger unless the U.S. holder provides its correct taxpayer identification number and complies with applicable certification procedures or otherwise establishes an exemption from backup withholding. In addition, if the payor is not provided with a U.S. holder's correct taxpayer identification number or other adequate basis for exemption, the U.S. holder may be subject to various penalties. To prevent backup withholding and possible penalties, each U.S. holder should complete and sign the IRS Form W-9 included as part of the letter of transmittal and timely return it to the paying agent. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowable as a refund or credit against a U.S. holder's U.S. federal income tax liability; provided, that certain required information is timely furnished to the IRS.

  Non-U.S. Holders

          Consequences of the Merger

        The merger generally will not subject a non-U.S. holder to U.S. federal income tax, unless:

  •
  any gain recognized on the exchange of our stock for cash is effectively connected with a non-U.S. holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment); or

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange and certain other conditions are met.

        If a non-U.S. holder is an individual described in the first bullet point above, he or she will be subject to tax on the net gain derived from the merger under regular graduated U.S. federal income tax rates. If a non-U.S. holder is a foreign corporation that falls under the first bullet point above, it will be subject to tax on its net gain generally in the same manner as if it were a U.S. person and, in addition, it may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits for that taxable year, or at such lower rate as may be specified by an applicable income tax treaty. If a non-U.S. holder is an individual described in the second bullet point above, he or she will be subject to a flat 30% tax on the gain derived from the merger, which may be offset by U.S. source capital losses, even though such holder is not considered a resident of the United States.

          Information Reporting and Backup Withholding

        In general, a non-U.S. holder will be subject to information reporting and backup withholding with respect to cash received for our stock in the merger, unless a properly completed IRS Form W-8BEN (or other applicable form) has been received on which the holder certifies, under penalties of perjury, that the holder is not a U.S. person, and the payor does not have actual knowledge or reason to know that the holder is a U.S. person that is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the non-U.S. holder's U.S. federal income tax liability provided that the required information is furnished to the IRS in a timely manner.

        This summary is provided for general information only and is not tax advice. Holders of our stock should consult their tax advisors regarding the application of the U.S. federal income tax laws to their particular situations, as well as any potential tax consequences of the merger arising under foreign, state, local, estate, gift, and other tax laws.

 Delisting and Deregistration of Our Common Stock

        Power-One common stock is registered as a class of equity securities under the Exchange Act and is quoted on NASDAQ under the symbol "PWER." As a result of the merger, we will become an indirect wholly owned subsidiary of ABB, with no public market for our common stock. After the merger, our common stock will cease to be traded on NASDAQ, and price quotations with respect to sales of shares of our common stock in the public market will no longer be available. In addition, we will no longer be required to file periodic reports with the SEC after the effective time of the merger with respect to our common stock.

Financing of the Merger

        The merger is not conditioned on ABB obtaining the proceeds of any financing. We anticipate that the total amount of funds necessary to pay our stockholders (including equity award holders) the amount due under the merger agreement will be approximately $1,027,411,727.15.

Interests of Certain Persons in the Merger

        In considering the recommendation of the Power-One board of directors with respect to the merger, Power-One stockholders should be aware that the executive officers and directors of Power-One have certain interests in the merger that may be different from, or in addition to, the interests of Power-One stockholders generally. The Power-One board of directors was aware of these interests and considered them, among other matters, in approving the merger agreement and the merger and making its recommendation that the Power-One stockholders approve the merger

agreement and the merger. These interests are described below. We expect Power-One's directors and executive officers to vote                shares of Power-One common stock in favor of the merger.

  Treatment of Outstanding Equity Awards

        Pursuant to the term of the merger agreement, Power-One equity awards held by its executive officers and directors that are outstanding immediately prior to the closing of the merger will be subject to the following treatment. All the payments noted below will be made without interest and less any applicable withholding taxes.

          Options

        Each Power-One option, whether vested or unvested, that is outstanding at the effective time of the merger will fully vest and become exercisable. If a director or an officer that holds a Power-One option elects to do so, he or she may, not later than seven (7) business days prior to the effective date of the merger, exercise such Power-One option immediately prior to the effective time of the merger and receive a payment from the surviving corporation, no later than five (5) business days following the effective time of the merger, of an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One option (or portion thereof that is being exercised) and (ii) the common merger consideration, reduced by the per share exercise price applicable to such Power-One option (or portion thereof that is being exercised).

        If a director or an officer that holds a Power-One option does not elect to exercise such Power-One option prior to the effective time of the merger, at the effective time of the merger, such Power-One option that is outstanding immediately prior to the effective time of the merger will be converted into an option to acquire a number of ABB American Depositary Shares equal to the product of (A) the number of shares of Power-One common stock underlying such Power-One option immediately prior to the effective time of the merger and (B) the Option Exchange Ratio (as defined in the merger agreement), at an exercise price per share equal to (x) the exercise price per share of such Power-One option immediately prior to the effective time of the merger, divided by (y) the Option Exchange Ratio. Any outstanding option held by a director or an officer for which the exercise price exceeds the common merger consideration will automatically be converted into an option to acquire ABB American Depositary Shares, and will not be subject to cashout regardless of whether the holder makes an election to exercise.

        As shown in the Summary Table below, none of the directors will have any outstanding unvested stock options as of the proposed closing date, and therefore will not receive any accelerated vesting of stock options as a result of the merger.

          Restricted Shares

        As of the effective time of the merger, each Power-One restricted share granted to a director or an officer that is outstanding will become fully vested and all restrictions thereon will lapse and be converted automatically into the right to receive from the surviving corporation, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the common merger consideration, subject to applicable withholding taxes.

        As shown in the Summary Table below, none of the directors have any outstanding restricted shares.

          Other Stock-Based Awards

        At the effective time of the merger, each Power-One stock-based award, whether vested or unvested, granted to a director or an officer that is outstanding and, if applicable, unexercised immediately prior the effective time of the merger will become fully vested and will be converted automatically into the right to receive, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One stock-based award and (ii) the common merger consideration (reduced, if applicable, by any exercise price applicable to such Power-One stock-based award), subject to applicable withholding taxes. With respect to any unvested performance awards held by a director or an officer that remains subject to performance-based vesting conditions, such performance awards will be deemed fully earned at a level that assumes Power-One attained maximum performance with respect to the applicable performance metrics to which such performance awards are subject as of the closing date of the merger and will fully vest without any proration based on the extent to which the performance period under the performance award has lapsed as of the effective time of the merger.

        As shown in the Summary Table below, only two (2) of the eight (8) directors will receive accelerated vesting of their restricted stock units in connection with the merger. All other directors will be vested in full in their restricted stock units as of the proposed closing of the merger.

          Summary Table

        The following table shows, for each executive officer and each director, as applicable, (i) the number of shares subject to vested options held by him or her, (ii) the cash consideration that he or she will receive for such vested options upon completion of the merger (assuming no election is made by the holder to convert the option into an ABB option), (iii) the number of shares subject to unvested options held by him or her, (iv) the cash consideration that he or she will receive for such options upon completion of the merger (assuming all outstanding options will be cashed-out, rather than converted), (v) the number of restricted shares and shares subject to other stock-based awards, which we refer to as "other equity awards", (vi) the cash consideration that he or she will receive for such other equity awards, (vii) the total cash consideration he or she will receive for all unvested equity awards upon completion of the merger, and (viii) the total cash consideration he or she will receive for all outstanding equity awards upon completion of the merger, in each case as of an assumed merger closing date of August 31, 2013, based on applicable holdings on the date hereof and assuming continued employment or service through the assumed merger closing date.

Name	Number of Shares Subject to Vested Options	Cash-Out Payment for Vested Options ($)	Number of Shares Subject to Unvested Options (#)	Cash-Out Payment for Unvested Options ($)	Number of Shares Subject to Unvested Other Equity Awards	Cash-Out Payment for Unvested Other Equity Awards	Total Payment for Unvested Equity Awards ($)	Total Payment for Outstanding Equity Awards ($)
Named Executive Officers(1)
Richard Thompson	905,667	3,302,066	311,333	649,129	1,274,279	8,091,672	8,740,801	12,042,867
Gary Larsen	40,000	83,400	80,000	166,800	288,668	1,833,042	1,999,842	2,083,242
Alex Levran	212,000	768,270	124,000	258,540	695,307	4,415,196	4,673,736	5,442,006
Steve Hogge	44,333	92,434	88,667	184,871	299,429	1,901,371	2,086,242	2,178,676
Tina McKnight	33,666	70,194	67,334	140,391	240,474	1,527,010	1,667,401	1,737,595
Directors
Jon Gacek	10,000	51,600	0	0	0	0	0	51,600
Kambiz Hooshmand	30,000	122,700	0	0	0	0	0	122,700
Hartmut Liebel	0	0	0	0	25,705	163,227	163,227	163,227
Mark Melliar-Smith	20,000	70,500	0	0	0	0	0	70,500
Richard M. Swanson	0	0	0	0	3,932	24,968	24,968	24,968
Jay Walters	35,000	147,900	0	0	0	0	0	147,900
Kyle Ryland	0	0	0	0	0	0	0	0
Ajay Shah	0	0	0	0	0	0	0	0

(1)
This table assumes the executive will elect to exercise all options (other than options that are not in the money) prior to the closing and receive a payment in cash therefor equal to the merger consideration over the applicable exercise price. Stock options that are not "in-the-money" have not been included in the above table as they will automatically be converted into an option to acquire ABB American Depositary Shares. The following are the number of stock options per executive that are not "in-the-money": Mr. Thompson—639,000; Mr. Larsen—155,000; Mr. Levran: 325,000; Mr. Hogge—160,000; and Ms. McKnight—77,500.

          2013 Director Fees

        The Power-One directors will receive amounts of compensation equal to that to which they would otherwise normally be entitled; provided, however, that such compensation shall be granted solely in the form of cash and pro-rated for the period prior to the closing date of the merger.

  Executive Officer Severance and Employment Arrangements

        Each of Power-One's executive officers is a party to a change-in-control agreement with Power-One that provides for certain benefits upon a termination of employment under certain circumstances following a change in control. In addition to his change-in-control agreement, Mr. Thompson is party to an employment agreement with Power-One. The relevant portions of the change-in-control agreements and Mr. Thompson's employment agreement are described below.

          Change in Control Agreements with Power-One's Named Executive Officers

        Power-One maintains change in control agreements with all of its named executive officers (the "CIC Agreements"). The CIC Agreements provide that upon a change in control of Power-One, the named executive officers' equity-based awards, to the extent then outstanding and unvested, will become fully vested upon the closing of the transaction that constitutes a change in control. The CIC Agreements also provide the named executive officer will be entitled to cash severance benefits if (i) the named executive officer's employment is terminated by the acquiring company without "cause" or by the named executive officer for "good reason" within six (6) months prior to or 24 months following a change in control of Power-One, (ii) the Company breaches the agreement or (iii) the acquiror fails to assume, in writing, the CIC Agreements.

        For purposes of the CIC Agreements, the term "cause" means the occurrence of either or both of the following: (i) the executive's conviction for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic related offenses or as a result of vicarious liability); or (ii) the willful engaging by the executive in misconduct that is significantly injurious to Power-One. However, no act or failure to act on the executive's part will be deemed to be "willful" if the executive reasonably believed in good faith that such acts or omissions were in the best interests of Power-One.

        For purposes of the CIC Agreements, the term "good reason" means, without the executive's express written consent, the occurrence of any one or more of the following: (i) a material reduction in the nature or status of the executive's authorities, duties, responsibilities and/or reporting relationship, other than an insubstantial and inadvertent act that is remedied by Power-One promptly after receipt of notice thereof given by the executive; (ii) a reduction in the executive's base salary; (iii) a significant reduction of the executive's aggregate incentive opportunities under Power-One's short and/or long-term incentive programs without replacement thereof; (iv) a significant reduction in the executive's relative level of coverage and accruals under Power-One's employee benefit and/or retirement plans, policies, practices, or arrangements in which the executive participates (unless following such reduction the executive's level of coverage under all such programs is at least as great as is provided to executives who have the same or lesser levels of reporting responsibilities within Power-One's organization); (v) the failure of Power-One to obtain a satisfactory agreement from any successor to Power-One to assume and agree to perform the CIC Agreement; or (vi) the executive is informed by Power-One that his principal place of employment for Power-One will be relocated to a location that is greater than 35 miles.

        Generally, the named executive officers are entitled to the following severance benefits upon a qualified termination that occurs within six (6) months prior to or 24 months following a change in control: (i) a lump-sum cash severance payment of an amount equal to the sum of the executive's highest annualized rate of base salary in effect at any time during the period beginning six (6) months before the change in control and ending on the date of termination and the average of the executive's annual bonuses for the three (3) full fiscal years immediately preceding the date of termination; (ii) payment or reimbursement of the executive's COBRA premiums for one (1) year; (iii) a lump-sum cash payment equal to the amount of the executive's unvested benefits under any Power-One qualified or nonqualified retirement plan (including its 401(k) plan) and any Power-One nonqualified deferred compensation plan; and (iv) reimbursement for executive outplacement services obtained by the executive during the 12 month period following termination, up to $15,000. Mr. Thompson is entitled to the severance benefits set forth above, but will receive twice the amount set forth in (i) above and two (2) years' worth of COBRA premium payments or reimbursements, plus $30,000 in additional outplacement benefits pursuant to his employment agreement as more fully described in the paragraph immediately below

          Employment Agreement with Mr. Thompson

        In addition to the benefits provided to Mr. Thompson pursuant to his CIC Agreement, but only to the extent not duplicative of the benefits therein, Mr. Thompson's employment agreement entitles him to termination benefits upon a termination due to death, disability, by Power-One without "cause" or as a result of "substantial breach." If Mr. Thompson's employment is terminated by reason of his death or disability, Mr. Thompson (or his representative, as appropriate) will be entitled to (i) a lump sum payment equal to one (1) times his base salary plus his target incentive bonus for the year of termination, (ii) accelerated vesting of a pro-rata portion of his RSUs, stock options, stock appreciation rights and any other outstanding equity awards, and (iii) continued health and welfare benefits for up to 12 months, reduced by any payment actually received from a Company sponsored long-term disability or life insurance plan. If Mr. Thompson's employment is terminated by Power-One without cause or by Mr. Thompson due to a substantial breach, he will be entitled to (i) a lump sum payment equal to (A) the greater of one (1) times his base salary or the base salary he would have earned through the expiration of the term of the Employment Agreement plus (B) his target incentive bonus for the year of the termination multiplied by the greater of one or the number of years left during the term of his employment agreement, (ii) accelerated vesting of his equity incentive awards, (iii) up to $45,000 for outplacement services incurred during the two (2) years following termination, and (iv) continued health and welfare benefits for up to 24 months.

        For purposes of Mr. Thompson's employment agreement, the term "cause" means the occurrence of any of the following: (i) Mr. Thompson is convicted of a felony under federal or state law; (ii) without the prior express written consent of our board of directors, Mr. Thompson fails to perform, in any material respect, any of his material duties or obligations under the agreement (other than as a result of being disabled); or (iii) without the prior express written consent of our board of directors, Mr. Thompson takes actions or omits to take actions in connection with his duties and/or responsibilities under the agreement that constitute willful misconduct or gross negligence and such actions or omissions adversely and materially affect the business, reputation, financial or other condition of Power-One.

        For purposes of Mr. Thompson's employment agreement, the term "substantial breach" means Power-One's material breach of the agreement, including but not limited to (i) the failure of Power-One to employ Mr. Thompson in his current or a substantially similar position, without regard to title, such that his duties and responsibilities are materially diminished without his consent; (ii) a material reduction in Mr. Thompson's base salary rate without his consent; or (iii) a relocation of Mr. Thompson's primary place of employment more than 35 miles without his consent.

        Additionally, in the event Power-One fails to offer to renew Mr. Thompson's employment agreement on terms no less favorable than those currently in effect, Mr. Thompson will be entitled to (i) a lump sum payment equal to one times his base salary plus his target bonus for the year in which the termination occurs, and (ii) accelerated vesting of his equity incentive awards.

          Compliance with Section 409A of the Internal Revenue Code

        For all executive officers, the timing of any termination payments described above will be deferred for 6 months following a termination of employment to the extent necessary to satisfy Section 409A of the Internal Revenue Code.

          New Employment Arrangements

        As of the date of this proxy statement, none of our executive officers has entered into any agreement, arrangement or understanding with ABB or its affiliates regarding employment with, or the right to purchase or participate in the equity of, ABB or the surviving company. Although no such agreement, arrangement or understanding currently exists, it is generally anticipated that a number of our executive officers will remain after the merger is completed, which means that such executive officers may, prior to or after the closing of the merger, enter into new arrangements with ABB or its affiliates regarding employment with, or the right to purchase or participate in the equity of, ABB or the surviving company.

  Prorated Annual Bonus

        Upon the closing of the merger, all employees participating in the Management Incentive Plan (the "MIP"), including the executives, are entitled to receive a prorated value of their 2013 annual bonuses, to be paid out at 100% of the target established under the MIP for 2013 (which was set at 80% of the target bonus from 2012 for each individual). These bonuses are "single trigger" in nature, namely, eligibility to receive these amounts requires only the occurrence of a change in control, subject to the eligible employee remaining employed through such date. The prorated annual bonus amounts for each executive officer are as follows: Mr. Thompson—$386,137; Mr. Larsen—$123,031; Mr. Levran—$199,726; Mr. Hogge—$123,590; and Ms. McKnight—$108,651.

  Voting Agreement with Silver Lake Sumeru

        In connection with the merger agreement, Silver Lake Sumeru entered into the Voting Agreement with ABB. Shares of Power-One's stock beneficially owned by Silver Lake Sumeru subject to the Voting Agreement constituted approximately 14.3% of the total issued and outstanding shares of Power-One common stock and 100% of the total issued and outstanding shares of Power-One preferred stock, in each case, as of April 21, 2013, and Silver Lake Sumeru has also agreed, while the Voting Agreement remains in effect and upon the written request of Power-One, to take reasonable actions identified by Power-One to permit the automatic conversion of a number of shares of Power-One preferred stock held by it into shares of Power-One common stock specified in such written request, subject to the applicable rules of NASDAQ. Such automatic conversion is contingent upon compliance with, and subject to receipt, termination or expiration of the waiting period, consent or approval under the HSR Act and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under all other applicable antitrust laws. In furtherance of the foregoing, Power-One provided notice to Silver Lake Sumeru on May 13, 2013 to convert 11,458 shares of Power-One preferred stock. If such shares are converted, Silver Lake Sumeru will have the ability to vote approximately 19.9% of the total issued and outstanding shares of Power-One common stock and 100% of the total issued and outstanding shares of Power-One preferred stock.

        Pursuant to the Voting Agreement, among other things, Silver Lake Sumeru agreed to (i) vote its shares in favor of the adoption of the merger agreement, (ii) not transfer shares of Power-One common stock or Power-One preferred stock or Power-One warrants owned by it prior to the effective date of the merger other than to its affiliates or to ABB and (iii) not, and cause its representatives to not, solicit, initiate or knowingly encourage the submission of alternative acquisition proposals or take certain actions, or agree to take such actions, in support of an alternative acquisition proposal. Silver Lake Sumeru has granted an irrevocable proxy in favor of ABB to vote its shares of Power-One common stock and Power-One preferred stock in connection with the merger proposal. As a result of the conversion contemplated by the Voting Agreement and pursuant to the irrevocable proxy in favor of ABB, ABB will vote 25,987,407 shares of Power-One common stock and 24,917 shares of Power-One preferred stock held by Silver Lake Sumeru in favor of the merger.

        The Voting Agreement will terminate on the earliest of (i) the effective time of the merger, (ii) the date of termination of the merger agreement in accordance with its terms, (iii) mutual written agreement of Silver Lake Sumeru and ABB to terminate the Voting Agreement, and (iv) the effectiveness of an amendment, modification or waiver of the merger agreement in effect as of the date of the Voting Agreement that (A) reduces the amount of the consideration payable to Silver Lake Sumeru in respect of its shares or its warrants, (B) changes the form of the consideration payable to Silver Lake Sumeru in respect of its shares or its warrants, or (C) (1) adds or expands on the conditions precedent to the merger, (2) impedes or materially delays the consummation of the merger and the other transactions to occur on the closing date such that the merger or such other transactions would not reasonably be expected to be consummated prior to January 21, 2014 (or if such date is extended in order to obtain antitrust approvals, April 21, 2014), or (3) amends certain provisions allowing the parties to terminate the merger agreement in a manner that is materially adverse to Silver Lake Sumeru in their capacity as stockholders, in each case, without Silver Lake Sumeru's prior written consent.

  Golden Parachute Compensation

        The "named executive officers" for purposes of the disclosure in this proxy statement are: Richard J. Thompson (President and Chief Executive Officer); Gary R. Larsen (Senior Vice President, Finance, and Chief Financial Officer); Alex Levran (President, Renewable Energy Solutions); Steve Hogge (President, Power Solutions); and Tina McKnight (Secretary and General Counsel).

        In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that each named executive officer could receive that are based on or otherwise relate to the merger. These amounts have been calculated assuming the merger is consummated on August 31, 2013, and, where applicable, assuming each named executive officer experiences a qualifying termination of employment as of August 31, 2013. Please see the section "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger" beginning on page 57 of this proxy statement for further information about the compensation disclosed in the tables below. The amounts indicated below are estimates of amounts that would be payable to the named executive officers and the estimates are based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.

Golden Parachute Compensation

Named Executive Officer	Cash(1) ($)	Equity(2) ($)	Perquisites/ Benefits(4) ($)	Tax Reimbursement(5) ($)	Total(7) ($)
Richard Thompson	3,398,591	8,740,801	85,956	5,038,284	$17,263,631
Gary Larsen	646,056	1,999,842	41,947	1,036,529	3,724,374
Alex Levran	1,138,126	4,673,736	35,478	2,330,304	8,177,644
Steve Hogge	680,462	2,086,242	35,478	1,143,194	3,945,376
Tina McKnight	648,713	1,667,401	42,151	n/a	2,358,265

(1)
Cash. Represents, as applicable, the value of (i) cash severance payments (other than any potential 280G gross-up payments) payable under the applicable named executive officer's CIC Agreement and as described under the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger—Executive Officer Severance and Employment Arrangements" beginning on page 60 of this proxy statement (the "Cash Severance"), and (ii) a prorated portion of the applicable executive officer's annual bonus for 2013, to be paid out at 100% of the performance target established under the MIP for 2013 (which was set at 80% of the target bonus from 2012 for each individual) (the "Prorated Bonus") . As described in greater detail in the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger—Executive Officer Severance and Employment Arrangements" beginning on page 60 of this proxy statement, upon a qualifying termination of employment Mr. Thompson would receive Cash Severance equal to two (2) times the sum of (i) his annual base salary, and (ii) the average of his annual performance bonus earned over the last three (3) completed fiscal years (i.e., 2010, 2011 and 2012). All other executives would receive Cash Severance equal to the sum of (i) their annual base salary, and (ii) the average of their annual performance bonus earned over the last three (3) completed fiscal years (i.e., 2010, 2011 and 2012). The Cash Severance amounts included in this column are all "double trigger" in nature, namely, eligibility to receive these amounts requires both the occurrence of a change in control and a qualifying termination of employment, either within six (6) months prior to, or 24 months following, the occurrence of a change of control. The Cash Severance amounts for each executive officer are as follows: Mr. Thompson—$3,012,454; Mr. Larsen—$523,025; Mr. Levran—$938,400; Mr. Hogge—$556,872; and Ms. McKnight—$540,062. As described in the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger—Prorated Annual Bonuses" beginning on page 62 of this proxy statement, the Prorated Bonuses are "single trigger" in nature, namely, eligibility to receive these amounts requires only the occurrence of a change in control. The Prorated Bonus amounts for each executive officer are as follows: Mr. Thompson—$386,137; Mr. Larsen—$123,031; Mr. Levran—$199,726; Mr. Hogge—$123,590; and Ms. McKnight—$108,651.

(2)
Equity. Represents the aggregate payments to be made in respect of unvested options (except to the extent the vested options are converted to options to purchase ABB American Depositary Shares pursuant to an election by the holder), unvested restricted shares and unvested other stock-based awards (excluding unvested equity awards that are currently outstanding but are expected to vest or expire prior to August 31, 2013) upon consummation of the merger, as described in greater detail in the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Interests of Certain Persons in the Merger—Treatment of Outstanding Equity Awards" beginning on page 58 of this proxy statement and as quantified in the "Total Payment for Unvested Equity" column corresponding to each named executive officer's name in the summary table set forth in that section.

(3)
Perquisites/Benefits. Represents an estimate of the COBRA payments for two (2) years for Mr. Thompson and one year for all other executives, the maximum allowable outplacement benefits, and unvested amounts under the executives' 401(k) plans. The amount in this column consists of:

Named Executive Officer	COBRA	Outplacement Benefits	401(k) Vesting	Total ($)
Richard Thompson	40,956	45,000	0	85,956
Gary Larsen	26,947	15,000	0	41,947
Alex Levran	20,478	15,000	0	35,478
Steve Hogge	20,478	15,000	0	35,478
Tina McKnight	27,151	15,000	0	42,151
(4)
Tax Reimbursement. Represents an estimate of the reimbursement in connection with the excise tax that may be triggered under Section 4999 of the Code (the "Total Gross-Up") in connection with their change in control payments, assuming a change in control and date of termination of August 31, 2013, pursuant to the terms of their CIC Agreements. Based on the assumptions described in this table, it is estimated that Ms. McKnight would not be subject to any excise tax under Section 4999 of the Code.

(5)
Total. The following table shows, for each named executive officer, the amounts of golden parachute compensation which are single trigger or double trigger in nature. Single trigger amounts include (i) the Prorated Bonus amounts and (ii) the amounts shown in the "Equity" column of the "Golden Parachute Compensation" table above. In the case of Mr. Levran, his single trigger value also includes the portion of his Total Gross-Up that may be triggered upon a change in control alone (the "Single Trigger Gross-Up"). Based on the assumptions described above, Mr. Levran's Single-Trigger Gross-Up is equal in value to $1,681,415. Double trigger amounts include (i) the Cash Severance amounts, (ii) the amounts shown in the "Perquisites/Benefits" column of the "Golden Parachute Compensation" table above, and (iii) the Total Gross-Up amounts. In the case of Mr. Levran, the value of his Single-Trigger Gross-Up has been subtracted from his Total Gross-Up amount to determine the value that may be triggered upon a change in control, followed by a qualified termination (the "Double Trigger Gross-Up"). Mr. Levran's Double Trigger Gross-Up is equal in value to $648,889.

Named Executive Officer	Single Trigger ($)	Double Trigger ($)
Richard Thompson	9,126,938	8,136,693
Gary Larsen	2,122,873	1,601,501
Alex Levran	6,554,877	1,622,766
Steve Hogge	2,209,832	1,735,543
Tina McKnight	1,776,052	582,213

  Director and Officer Indemnification

        Power-One is party to indemnification agreements with its directors and certain executive officers of the Company that require the Company, among other things, to indemnify the directors and executive officers against certain liabilities that may arise by reason of their status or service as directors or officers. In addition, pursuant to the terms of the merger agreement, directors and officers of Power-One have rights to indemnification and directors' and officers' liability insurance that will survive the completion of the merger on terms at least as favorable as their current coverage. For more information, see the section entitled "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 93 of this proxy statement.

Certain Projections Prepared by the Management of Power-One

        The Company does not as a matter of course make public projections as to future performance, earnings or other results beyond the current fiscal year due to the unpredictability of the underlying assumptions and estimates. However, the Company provided certain non-public financial information to Goldman Sachs in its capacity as our financial advisor, specifically projections prepared by the Company's management for the Company's standalone financial performance for fiscal years 2012 through 2016 or 2017. The projections set forth below include a summary of certain of these projections, referred to as "October 2012 Projections", which were prepared in October 2012, "January 2013 Projections," which were prepared in January 2013 to reflect Power-One's revised financial projections after actual results for the first two months of the fourth quarter of fiscal 2012 were determined, and "March 2013 Projections," which were prepared in March 2013 to reflect management's revised projections after the results of fiscal year 2012 were determined (collectively, the "Projections"). The Projections were provided to Goldman Sachs for its use in connection with the financial analyses summarized in the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Opinion of Power-One's Financial Advisor" beginning on page 47 and as further described below in this section of the proxy statement. The Projections were also reviewed by the Power-One board of directors in the course of its consideration of the merger, as more fully described in the section entitled "Proposal 1: Adoption of the Merger Agreement—Special Factors—Background of the Merger" beginning on page 34 of this proxy statement. The October 2012 Projections were provided to certain members of ABB's management during meetings on October 30, 2012, the January 2013 Projections were provided to ABB during meetings on January 15, 2013 and the March 2013 Projections were provided to ABB during meetings held March 13, 2013 through March 14, 2013.

        The assumptions upon which the Projections were based necessarily involve judgments with respect to, among other things, future economic and competitive conditions and financial market conditions, which are difficult to predict accurately and many of which are beyond our control. The Projections also do not take into account any circumstances or events occurring after the date on which they were prepared and do not give effect to the transactions contemplated by the merger agreement, including the merger. The Projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the Projections. Accordingly, there can be no assurance that the Projections will be realized or that actual results will not be significantly higher or lower than projected. Important factors that may affect actual results and result in the Projections not being achieved include, but are not limited to, the risks described in the Company's most recent annual and quarterly reports filed with the SEC on Forms 10-K and 10-Q, respectively, and in this proxy statement under the heading "Cautionary Statement Concerning Forward-Looking Information" on page 24 of this proxy statement. The Projections cover multiple years and by their nature become subject to greater uncertainty with each successive year. Furthermore, and for the same reasons, the Projections should not be construed as commentary by the Company's management as to how management expects the Company's actual results to compare to Wall Street research analysts' estimates.

October 2012 Projections
(dollars in millions)

	Fiscal Year
	2011A	2012E	2013E	2014E	2015E	2016E
Revenue (Renewable and Power)	$1,017	$1,061	$1,121	$1,371	$1,614	$1,921
Gross Profit	$313	$290	$322	$429	$505	$609
Total Expenses	$140	$151	$165	$189	$214	$241
Income from Operations	$173	$138	$157	$240	$291	$368
Adjusted EBITDA	$188	$161	$187	$275	$334	$430

January 2013 Projections
(dollars in millions)

	Fiscal Year
	2011A	2012E	2013E	2014E	2015E	2016E
Revenue (Renewable and Power)	$1,017	$1,029	$1,011	$1,247	$1,464	$1,738
Gross Profit	$313	$270	$273	$351	$433	$525
Total Expenses	$140	$151	$160	$175	$197	$220
Income from Operations	$173	$119	$113	$176	$236	$305
Adjusted EBITDA	$188	$141	$142	$211	$277	$349

March 2013 Projections
(dollars in millions)

	Fiscal Year
	2011A	2012A	2013E	2014E	2015E	2016E	2017E
Revenue (Renewable and Power)	$1,017	$1,023	$968	$1,150	$1,348	$1,595	$1,859
Gross Profit	$313	$260	$243	$310	$367	$440	$515
Total Expenses	$140	$152	$156	$167	$190	$213	$243
Income from Operations	$173	$108	$87	$144	$176	$227	$272
Adjusted EBITDA	$188	$130	$115	$178	$214	$266	$317

        Adjusted EBITDA may be considered a non-GAAP financial measure. "GAAP" is how we refer to generally accepted accounting principles in this proxy statement. Power-One provided this information to ABB and Goldman Sachs because it believed it could be useful in evaluating, on a prospective basis, Power-One's potential operating performance and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Power-One may not be comparable to similarly titled concepts used by other companies.

        Set forth below is a reconciliation of Adjusted EBITDA to GAAP Income from Operations with respect to the March 2013 Projections. The reconciliation is based on financial information available to, or projected by, the Company (totals may not add due to rounding):

	Fiscal Year
	2011A	2012A	2013E	2014E	2015E	2016E	2017E
Income from Operations	$173	$108	$87	$144	$176	$227	$272
Other Income/Expense (Excluding FX gains/losses)	$(4)	—	—	—	—	—	—
Depreciation & Amortization	$19	$22	$29	$35	$38	$40	$44
Adjusted EBITDA	$188	$130	$115	$178	$214	$266	$317

        The Projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections, or GAAP. The projected financial information included herein has been prepared by, and is the responsibility of, Power-One's management. Power-One cautions you that the Projections are speculative in nature and based upon subjective decisions and assumptions. The summary of the financial forecasts is not included in this document in order to induce any stockholder to vote in favor of the merger agreement and the merger or any of the other proposals to be voted on at the special meeting, but because the Projections were provided by Power-One management to ABB, as well as the Power-One board of directors and Goldman Sachs in contemplation of a potential transaction.

        In addition, the Projections were not prepared with the assistance of, or reviewed, compiled or examined by, our independent accountants, Deloitte & Touche LLP. Power-One's independent registered public accounting firm has not examined or compiled any of the accompanying projected financial information, and accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

        The inclusion of the Projections in this proxy statement should not be regarded as an indication that any of Power-One, ABB or their respective affiliates, advisors or representatives considered the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. None of Power-One, ABB or their respective affiliates, advisors, officers, employees, directors or representatives can give you any assurance that actual results will not differ from the Projections, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date the internal financial projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error. Except as may be required by applicable securities laws, Power-One does not intend to make publicly available any update or other revision to the Projections even in the event that any or all of the assumptions are shown to be in error. None of Power-One or its affiliates, advisors, officers, employees, directors or representatives has made or makes any representation to any stockholder or other person regarding Power-One's ultimate performance compared to the information contained in the Projections or that projected results will be achieved. Power-One has made no representation to ABB, in the merger agreement or otherwise, concerning the Projections.

Regulatory Matters

  Antitrust Filings

        The HSR Act and the regulations promulgated thereunder and the Foreign Antitrust Laws require that Power-One and ABB file notification and report forms with respect to the merger and related transactions with the Antitrust Division, the FTC and their foreign counterparts. The parties thereafter are required to observe a waiting period before completing the merger. In addition, pursuant to the terms of the merger agreement, the merger may not be consummated until the applicable waiting period has expired or been terminated by the Antitrust Division, the FTC and their foreign counterparts under the HSR Act and the Required Foreign Antitrust Laws.

        The required notification and report forms under the HSR Act were filed with the Antitrust Division and the FTC on May 8, 2013, by Power-One and ABB, while the required notification and report forms under the Foreign Antitrust Laws were, or are expected to be, filed with the European Union, Israel, Pakistan, Russia, Serbia, and the Ukraine on or about July 1, 2013, May 13, 2013, May 17, 2013, May 16, 2013, May 13, 2013, and May 8, 2013, respectively. Power-One and ABB received confirmation of early termination under the HSR Act effective as of May 21, 2013.

        At any time before or after the completion of the merger, the Antitrust Division, the FTC, any state, or any foreign governmental authority could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, to rescind the merger or to seek divestiture of particular assets. Private parties also may seek to take legal action under the antitrust laws under certain circumstances.

        Each of the Company, ABB and Merger Sub agreed (i) as promptly as reasonably practicable after the date of the merger agreement, to file all notification and report forms required under the HSR Act with respect to the transactions contemplated by the merger agreement; (ii) to file all other notifications, which the parties mutually agree are required under any other antitrust law with respect to the merger agreement; (iii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other antitrust law; and (iv) to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other antitrust law and the granting of any required approvals under any antitrust law as promptly as reasonably practicable, including, if possible under applicable law, by requesting early termination thereof.

        Under the merger agreement, (i) ABB, in the exercise of its reasonable judgment, will be entitled to extend any deadline or waiting period or to enter any arrangement with any governmental authority or other person to delay the consummation of the merger, including in connection with litigation; and (ii) ABB will be entitled to make material filings with any governmental authority and direct the defense of the transactions contemplated by the merger agreement in each case in its reasonable judgment, and in any investigation or litigation by, or negotiations with, any governmental authority or other person, or in connection with any regulatory filings under applicable antitrust laws, ABB will be entitled in its reasonable judgment to initiate and conduct any communications or negotiations with or make any proposals to any governmental authority relating to any contemplated or proposed agreements to divest or hold separate assets or limit activities or lines of business. However, ABB is required, to the extent practicable, to consult in advance with the Company and in good faith take the Company's views into account regarding the overall strategic direction of the defense of any such litigation and other matters relating to the receipt of requisite approvals and consult with the Company prior to making any material substantive filings.

        Although we do not expect these regulatory authorities to raise any significant concerns in connection with their review of the merger, there is no assurance that all applicable waiting periods will expire, that ABB will obtain all required regulatory approvals, or that those approvals will not include terms, conditions or restrictions that may have an adverse effect on us or, after completion of the merger, ABB.

        Other than the filings described above, we are not aware of any mandatory regulatory filings to be made, approvals to be obtained, or waiting periods to expire, in order to complete the merger. If the parties discover that other regulatory filings, approvals or waiting periods are necessary, they are required to use their reasonable best efforts to seek to obtain or comply with them. If any approval or action is needed, however, we may not be able to obtain it or any of the other necessary approvals. Even if we could obtain all necessary approvals, and the merger agreement is adopted by our stockholders, conditions may be placed on the merger, our business or that of ABB that could cause the parties to fail to consummate the merger.

        ABB and Power-One have generally agreed to use their reasonable best efforts to obtain the antitrust and such other approvals but the parties have agreed that nothing in the merger agreement requires, or should be construed to require, ABB or any of its subsidiaries or affiliates to take or agree to take any actions contemplated by the merger agreement with respect to obtaining such approvals if such actions, individually or in the aggregate, are reasonably likely to have a material and adverse impact on the business, financial condition or results of operations of ABB and its subsidiaries (including, after the effective time of the merger, the Company and its subsidiaries), taken as a whole.

Litigation Relating to the Merger

        On April 21, 2013, the Company entered into the merger agreement with ABB and Merger Sub. Beginning on April 22, 2013 and through May 13, 2013, 12 separate alleged class action lawsuits were filed against the Company and its directors by purported stockholders of the Company: Becerra-Arteaga v. Thompson, et al., No. 8506 (Del. Ch., Apr. 25, 2013), Christian v. Power-One, Inc., No. 8518 (Del. Ch. May 1, 2013), Furtado v. Power-One, Inc., No. 8549 (Del. Ch., May 13, 2013), Gerson v. Gacek, et al., No. 8511 (Del. Ch., Apr. 29, 2013), Crehan v. Power-One, Inc., No. 52-2013-00435522-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Diguglielmo v. Walter, et al., No. 56-2013-00435466-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Huffman v. Power-One, Inc., No. 56-2013-00435760-CU-NP-VTA (Ventura Cty. Sup. Ct., May 1, 2013), Izadyar v. Thompson, et al., No. 56-2013-00435516-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Lutsky v. Thompson, et al., No. 56-2013-00435511-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 25, 2013), Ross v. Power-One, Inc., No. 56-2013-00435285-CU-BT-VTA (Ventura Cty. Sup. Ct., Apr. 22, 2013), Standridge v. Power-One, Inc., No. 56-2013-00435915-CU-BT-VTA (Ventura Cty. Sup. Ct., May 2, 2013), and Upfall v. Power-One, Inc., No. 56-2013-00435442-CU-SL-VTA (Ventura Cty. Sup. Ct., Apr. 24, 2013). Most of the lawsuits also name ABB and Merger Sub as defendants. Four (4) of those lawsuits were filed in the Court of Chancery of the State of Delaware (one of those lawsuits also names Silver Lake Sumeru Fund, L.P. and Silver Lake Technology Investors Sumeru, L.P. as additional defendants.) The other eight (8) lawsuits were filed in the Superior Court for the State of California, County of Ventura. Each of those lawsuits purports to be brought individually and as a class action on behalf of the public stockholders of the Company and alleges claims for breaches of fiduciary duties against the Company's directors in connection with the merger and that some or all of the Company, ABB, and any other non-director defendants aided and abetted the purported breaches of fiduciary duties. Each lawsuit seeks, among other things, preliminary and permanent injunctive relief prohibiting consummation of the merger, rescission of the merger agreement, damages, and an award of attorneys' fees and costs. The Company believes that and the claims asserted against the defendants in the lawsuits are without merit and intends to defend its position. However, a negative outcome in any of these lawsuits could have a material adverse effect on the Company if it results in preliminary or permanent injunctive relief or rescission of the merger agreement. In addition, although the Company has directors and officers liability insurance, the Company has incurred and anticipates that it will continue to incur significant expense within its self-insured retention under that insurance. The Company is not currently able to predict the outcome of any of these lawsuits with any certainty. Additional lawsuits arising out of or relating to the merger agreement or the merger may be filed in the future.

Appraisal Rights

        Under Section 262 of the DGCL, any holder of Power-One stock who does not wish to accept the merger consideration may elect to exercise appraisal rights in lieu of receiving the merger consideration. A stockholder who exercises appraisal rights may petition the Delaware Court of Chancery to determine the "fair value" of his, her or its shares and receive payment of the fair value in cash, together with interest, if any. However, the stockholder must comply with the provisions of Section 262 of the DGCL.

        The following discussion is a summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262 of the DGCL that is attached to this proxy statement as Annex C. All references in Section 262 of the DGCL and in this summary to a "stockholder" are to the record holder of the shares of Power-One stock who exercises appraisal rights.

        Under Section 262 of the DGCL, when a merger is submitted for approval at a meeting of stockholders, as in the case of the merger agreement, Power-One, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262 of the DGCL. This proxy statement constitutes the required notice, and the applicable statutory provisions are included as Annex C to this proxy statement. This summary of appraisal rights is not a complete summary of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the text of Section 262 of the DGCL included as Annex C to this proxy statement. Any holder of Power-One stock who wishes to exercise appraisal rights or who wishes to preserve the right to do so should review the following discussion and Annex C carefully. Failure to strictly comply with the procedures of Section 262 of the DGCL in a timely and proper manner will result in the loss of appraisal rights. A stockholder who loses his, her or its appraisal rights will be entitled to receive the merger consideration described in the merger agreement.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Power-One stock must do ALL of the following:

  •
  the stockholder must not vote in favor of the merger proposal. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger proposal, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the merger proposal, abstain or not vote its shares;

  •
  the stockholder must deliver to Power-One a written demand for appraisal before the vote on the merger proposal at the special meeting;

  •
  the stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

  •
  the stockholder or the surviving corporation must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within 120 days after the effective time of the merger. The surviving corporation is under no obligation to file any petition and has no intention of doing so.

        Merely voting against, or failing to vote in favor of, the merger proposal will not preserve your right to appraisal under Delaware law. Also, because a submitted proxy not marked "AGAINST" or "ABSTAIN" will be voted "FOR" the proposal to adopt the merger agreement, the submission of a proxy not marked "AGAINST" or "ABSTAIN" will result in the waiver of appraisal rights.

        Voting, in person or by proxy, against, abstaining from voting on or failing to vote on the merger proposal will not constitute a written demand for appraisal as required by Section 262 of the DGCL. The written demand for appraisal must be in addition to and separate from any proxy or vote.

        Only a holder of record of shares of Power-One stock issued and outstanding immediately prior to the effective time of the merger may assert appraisal rights for the shares of Power-One stock registered in that holder's name. A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stock certificates. The demand must reasonably inform Power-One of the identity of the stockholder and that the stockholder intends to demand appraisal of his, her or its stock.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        If shares of Power-One stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two (2) or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Power-One stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

        A stockholder who elects to exercise appraisal rights under Section 262 of the DGCL should mail or deliver a written demand to:

Power-One, Inc.
740 Calle Plano
Camarillo, California 93012
Attention: Corporate Secretary

        If the merger is completed, Power-One will give written notice of the effective time within ten (10) days after the effective time to each former Power-One stockholder who did not vote in favor of the merger proposal and who made a written demand for appraisal in accordance with Section 262 of the DGCL. Within 120 days after the effective time of the merger, but not later, either the surviving corporation or any dissenting stockholder who has complied with the requirements of Section 262 of the DGCL may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the value of the shares of Power-One stock held by all dissenting stockholders. The surviving corporation is under no obligation to file an appraisal petition and has no intention of doing so. Stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        Within 120 days after the effective time, any stockholder who, to that point in time, has complied with the provisions of Section 262 of the DGCL, will be entitled to receive from the surviving corporation, upon written request, a statement setting forth the aggregate number of shares not voted in favor of the merger proposal and with respect to which Power-One has received demands for appraisal, and the aggregate number of holders of those shares. The surviving corporation must mail this statement to the stockholder within the later of ten (10) days of receipt of the request or ten (10) days after expiration of the period for delivery of demands for appraisal. A person who is the beneficial owner of shares of stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file an appraisal petition or request from the surviving corporation the statement described in this paragraph.

        If any party files a petition for appraisal in a timely manner, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and may require the stockholders demanding appraisal who hold certificated shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and the Delaware Court of Chancery may dismiss any stockholder who fails to comply with this direction from the proceedings. Where proceedings are not dismissed, the appraisal proceeding shall be conducted as to the shares of Power-One stock owned by such stockholders, in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. The Delaware Court of Chancery will thereafter determine the fair value of the shares of Power-One stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment.

        In determining the fair value, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other factors which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. If no party files a petition for appraisal within 120 days after the effective time, then stockholders will lose the right to an appraisal, and will instead receive the merger consideration described in the merger agreement. The fair value of their shares as determined under Section 262 of the DGCL could be greater than, the same as, or less than the value of the merger consideration. An opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL.

        The Delaware Court of Chancery may determine the costs of the appraisal proceeding and may allocate those costs to the parties as the Delaware Court of Chancery determines to be equitable under the circumstances. However, costs do not include attorney and expert witness fees. Each dissenting stockholder is responsible for his, her or its own attorney and expert witness expenses, although, upon application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        Any stockholder who has duly made a demand for appraisal in compliance with Section 262 of the DGCL may not, after the effective time of the merger, vote the shares subject to the demand for any purpose or receive any dividends or other distributions on those shares, except dividends or other distributions payable to holders of record of shares as of a record date prior to the effective time of the merger.

        Any stockholder who has not commenced an appraisal proceeding or joined such a proceeding as a named party may withdraw a demand for appraisal and accept the merger consideration by delivering a written withdrawal of the demand for appraisal to the surviving corporation, except that any attempt to withdraw made more than 60 days after the effective time will require written approval of the surviving corporation, and no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery. Such approval may be conditioned on the terms the Delaware Court of Chancery deems just; provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined such proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger within 60 days. If the stockholder fails to perfect, successfully withdraws or loses the appraisal right, the stockholder's shares will be converted into the right to receive the merger consideration.

        Failure to follow the steps required by Section 262 of the DGCL for perfecting appraisal rights may result in the loss of appraisal rights. In that event, you will be entitled to receive the merger consideration for your shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the DGCL, if you are a Power-One stockholder and are considering exercising your appraisal rights under the DGCL, you should consult your own legal advisor.

Terms of the Merger Agreement

        The following summary describes certain material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

 Explanatory Note Regarding the Merger Agreement and the Summary of the Merger Agreement; Representations, Warranties and Covenants in the Merger Agreement Are Not Intended to Function or Be Relied on as Public Disclosures

        The merger agreement and the summary of terms included in this proxy statement have been prepared to provide you with information regarding its terms and are not intended to provide any factual information about Power-One, ABB, Merger Sub or any of their respective subsidiaries or affiliates. Such information can be found elsewhere in this proxy statement or in the public filings that we make with the SEC, as described in the section titled "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement. The representations, warranties and covenants contained in the merger agreement have been made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement and:

  •
  are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;

  •
  have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself;

  •
  may no longer be true as of a given date;

  •
  may be subject to a contractual standard of materiality in a way that is different from those generally applicable to you or other stockholders and reports and documents filed with the SEC; and

  •
  may be subject in some cases to other exceptions and qualifications (including exceptions that do not result in, and would not reasonably be expected to have, a "material adverse effect").

        Accordingly, you should not rely on the representations, warranties or covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Power-One, ABB, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Power-One's public disclosures. Accordingly, the representations and warranties and other provisions of the merger agreement or any description of such provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. See the section titled "Where Stockholders Can Find More Information" beginning on page 108 of this proxy statement.

Terms of the Merger; Merger Consideration

        The merger agreement provides that, upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the DGCL, at the effective time of the merger, Merger Sub will be merged with and into Power-One, whereupon the separate existence of Merger Sub will cease, and Power-One will continue as the surviving corporation and an indirect wholly owned subsidiary of ABB.

        At the effective time of the merger, on the terms and subject to the conditions set forth in the merger agreement:

  •
  each share of Power-One common stock issued and outstanding immediately prior to such time, other than the excluded shares, will be converted into the right to receive $6.35 in cash, without interest and less any applicable withholding taxes;

  •
  each share of Power-One common stock owned by Power-One (or any of its subsidiaries), ABB or Merger Sub will be canceled and no payment will be made with respect to such shares;

  •
  each share of common stock, par value $0.001 per share, of Merger Sub that is issued and outstanding immediately prior to the effective time of the merger, will be converted into one fully paid share of common stock, par value $0.001 per share, of Power-One, as the surviving corporation in the merger;

  •
  each share of Power-One preferred stock issued and outstanding immediately prior to the effective time of the merger, other than the shares of Power-One preferred stock owned by Power-One (or any of its subsidiaries), ABB or Merger Sub (all of which will be canceled), will be converted into the right to receive $4703.7037037 in cash, which is the equivalent of $6.35 per share of Power-One common stock into which each share of Power-One preferred stock is convertible, without interest and less any applicable withholding taxes; and

  •
  each Power-One warrant will be converted into the right to receive, with respect to each share of Power-One common stock subject to such warrant, a payment equal to the excess of the common merger consideration over the applicable exercise price per share of Power-One common stock, without interest and less any applicable withholding taxes.

        In the event that, from the date of the merger agreement until the effective time of the merger, the number of outstanding shares of Power-One common stock are changed into a different number of shares or a different class solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the merger consideration will be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Power-One stock and warrants the same economic effect as contemplated by the merger agreement.

Certificate of Incorporation; Bylaws; Directors and Officers

        At the effective time of the merger, the certificate of incorporation of Power-One, as the surviving company, will by virtue of the merger be amended in its entirety to read as set forth on Exhibit A of the merger agreement and the bylaws of Power-One will by virtue of the merger be amended in its entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the effective time of the merger. In addition, as of the effective time of the merger, the directors of Merger Sub immediately prior to the effective time of the merger will be the directors of the surviving corporation until their successors have been duly elected or appointed, or their earlier death, incapacitation, retirement, resignation or removal. As of the effective time of the merger, the officers of Power-One will be the officers of the surviving corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable law or their earlier death, incapacitation, retirement, resignation or removal.

Completion of the Merger

        The closing of the merger will take place at 9:00 a.m., New York City time, on the fourth business day after satisfaction or (to the extent permitted by law) waiver of the conditions for closing the merger (other than those conditions that require the delivery of a document or certificate or taking of any other action at the closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver by the appropriate party of all such conditions at the closing) or (b) such other time or date as agreed to in writing by the parties to the merger agreement.

Effective Time

        The merger will become effective on such date and time as the certificate of merger with respect to the merger is filed with the Secretary of State of the State of Delaware or at such other date and time as ABB and Power-One agree and specify in the certificate of merger. The certificate of merger will be filed as promptly as reasonably practicable on the closing date.

Treatment of Stock Options and Other Stock-Based Compensation

        The treatment of all Power-One equity based awards, including those held by Power-One's directors and executive officers is summarized below. All payments noted below will be made without interest and less any applicable withholding taxes.

        As of the effective time of the merger, without any action on the part of ABB, Merger Sub, Power-One or the holders of Power-One options, except as otherwise provided for in the merger agreement, each Power-One option that is outstanding and unexercised immediately prior to the effective time of the merger, whether vested or unvested, will (i) fully vest and become exercisable and (ii) be converted into an option to acquire a number of ABB American Depositary Shares equal to the product (rounded down to the nearest number of whole shares) of (A) the number of shares of Power-One common stock underlying such Power-One option immediately prior to the effective time of the merger and (B) the fraction having a numerator equal to the Merger Consideration and having a denominator equal to the ABB American Depositary Share Price ("Option Exchange Ratio"), at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such Power-One option immediately prior to the effective time of the merger, divided by (y) the Option Exchange Ratio; however, the exercise price and the number of ABB American Depositary Shares purchasable pursuant to the Power-One options (as converted) are subject to such adjustments as ABB determines are reasonably necessary for the foregoing conversion to satisfy the requirements of Sections 409A, 422 and 424 of the Code and Treasury Regulation Section 1.424-1. Except as specifically provided in the merger agreement, following the effective time of the merger, each Power-One option will continue to be governed by the same terms and conditions as set forth in the applicable Power-One incentive plan and any agreements thereunder as were applicable immediately prior to the effective time of the merger.

        Power-One will, no later than 30 business days prior to the closing of the merger, deliver written notice to each holder of a Power-One option giving each such holder the opportunity to make an irrevocable election in writing, no later than seven (7) business days prior to the effective time of the merger, with respect to all or a portion of such Power-One option, whether vested or unvested, to the extent such Power-One option remains outstanding and unexercised immediately prior to the effective time of the merger, to exercise such Power-One option immediately prior to the effective time of the merger and receive a payment for such option from the surviving corporation an amount in cash, in lieu of the rollover of such Power-One option described above, equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One option (or portion thereof) and (ii) the common merger consideration, reduced by the exercise price applicable to such Power-One option (or portion thereof). Such payment will be made no later than five (5) business days following the effective time and conditioned upon the occurrence of the effective time of the merger. Any "out-of-money" Power-One option (or portion thereof) will be treated as provided in the paragraph immediately above. Any holder of a Power-One option who makes the election to receive a cash payment in lieu of the rollover will cease to have any rights with respect to the Power-One (or portion thereof) for which an election is made and has become irrevocable, other than to receive the payment specified in this paragraph. Any Power-One option for which the election described in this paragraph is not timely received will be treated as provided in the paragraph immediately above.

        As of the effective time of the merger, each Power-One restricted share granted prior to the date of the merger agreement and that is outstanding will become fully vested and all restrictions thereon will lapse and be converted automatically into the right to receive from the surviving corporation, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the common merger consideration.

        At the effective time of the merger, each other Power-One stock-based award not described in the preceding paragraphs, whether vested or unvested, that is outstanding and, if applicable, unexercised immediately prior the effective time of the merger will become fully vested and will be converted automatically into the right to receive, no later than five (5) business days following the effective time of the merger, an amount in cash equal to the product of (i) the total number of shares of Power-One common stock underlying such Power-One stock-based award and (ii) the common merger consideration (reduced, if applicable, by any exercise price applicable to such Power-One stock-based award). With respect to any performance awards, such performance awards will be deemed fully earned at a level that assumes Power-One attained maximum performance with respect to the applicable performance metrics to which such performance awards are subject as of the closing date of the merger and will fully vest without any pro ration based on the extent to which the performance period under the performance award has lapsed.

Dissenting Shares

        Shares of our common stock that are issued and outstanding immediately prior to the effective time of the merger and held by a holder who is entitled to appraisal rights under Section 262 of the DGCL, and who has properly exercised his, her or its demand for appraisal in accordance with Section 262 of the DGCL will not be converted into the right to receive the merger consideration but instead the holder will be entitled to receive the consideration determined in accordance with Section 262 of the DGCL. In the event that any such stockholder fails to perfect, or otherwise waived, effectively withdrew or lost his, her or its right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction determined that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the shares held by such holder will be converted into and represent only the right to receive the merger consideration.

Exchange of Shares in the Merger

        Prior to the effective time, ABB will designate and enter into an agreement with a bank or trust company for the payment of the merger consideration and warrant payment as provided in the merger agreement. Such bank or trust company and the agreement to be entered into by ABB with it will, in each case, be reasonably acceptable to Power-One (the "Paying Agent"). The parties agreed that American Stock Transfer & Trust Company, LLC is acceptable. Substantially concurrently with the filing of the certificate of merger with the Secretary of State of the State of Delaware, ABB will deposit, or cause to be deposited with the Paying Agent (i) for the benefit of the holders of Power-One common stock and Power-One preferred stock outstanding immediately prior to the effective time (other than holders of only excluded shares) cash constituting an amount equal to the aggregate common merger consideration and preferred merger consideration and (ii) for the benefit of the holders of Power-One warrants outstanding immediately prior to the effective time of the merger cash constituting an amount equal to the aggregate warrant payments payable in respect of all Power-One warrants (such consideration and payments as deposited with the Paying Agent, the "Exchange Fund"). In the event the Exchange Fund is insufficient, ABB will promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount that is equal to the deficiency in the amount required to make such payment. ABB will cause the Exchange Fund to be (i) held for the benefit of the holders of Power-One common stock, Power-One preferred stock and Power-One warrants, as applicable, and (ii) applied promptly to making the payments pursuant to the holders of such securities. The Exchange Fund will not be used for any purpose other than to fund payments pursuant to the holders of Power-One common stock, Power-One preferred stock and Power-One warrants, as applicable. The surviving corporation will pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of shares of Power-One stock for the merger consideration and the exchange of Power-One warrants for the payment and certain other actions contemplated by the merger agreement.

        As promptly as practicable following the effective time of the merger and in any event not later than the fourth business day thereafter, the surviving corporation will cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Power-One stock certificate that immediately prior to the effective time of the merger represented outstanding shares of Power-One common stock or Power-One preferred stock (i) a letter of transmittal, which will specify that delivery will be effected (and risk of loss and title to the stock certificates, as applicable, will pass) only upon proper delivery of the stock certificates (or affidavits of loss in lieu thereof) to the Paying Agent and which will be in the form (including customary provisions with respect to delivery of an "agent's message" with respect to book-entry shares) and have such other provisions as ABB may, with the consent of Power-One (which consent will not be unreasonably withheld), reasonably specify and (ii) instructions for use in effecting the surrender of the stock certificates.

        Power-One stockholders should not return stock certificates with the enclosed proxy card, and Power-One stockholders should not forward stock certificates to the Paying Agent without a letter of transmittal.

        Upon the later of the effective time of the merger and surrender of a stock certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such certificate will be entitled to receive in exchange therefor and ABB will cause the Paying Agent to pay in exchange therefor as promptly as practicable, the merger consideration, and the certificates surrendered will immediately be canceled. In the event of a transfer of ownership of Power-One stock that is not registered in the transfer records of the Company, payment of the appropriate amount of merger consideration may be made to a person other than the person in whose name the certificate so surrendered is registered, if such certificate are properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the person requesting such payment pays, or causes to be paid, any transfer or other taxes required by reason of the payment to a person other than the registered holder of such certificate or establish to the satisfaction of ABB that such tax has been paid or is not applicable. Except with respect to dissenting shares, until surrendered, each certificate will be deemed at any time after the effective time of the merger, to represent only the right to receive upon such surrender the merger consideration into which the shares of Power-One stock represented by such certificate have been converted. No interest will be paid or accrue on any cash payable upon surrender of any certificate.

        Any holder of record of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the Paying Agent to receive the merger consideration that such holder is entitled to receive pursuant to the merger agreement. In lieu thereof, each holder of record of book-entry shares whose shares of Power-One common stock were converted into the right to receive the merger consideration will automatically upon the effective time of the merger (or, at any later time at which such book-entry shares will be so converted) be entitled to receive, and ABB will cause the Paying Agent to pay and deliver as promptly as practicable after the effective time of the merger, in respect of each such book-entry shares, the merger consideration.

        The Company will deliver a written notice to the holders of Power-One warrants no less than three (3) business days prior to the date of closing of the merger specifying the date on which the date of closing of the merger is expected to occur and requesting surrender of all Power-One warrants to the Company on or prior to the date of the closing of the merger. Upon receipt of such written notice, each holder of Power-One warrants is required to use its reasonable best efforts to surrender its Power-One warrants to the Company on or prior to the date the merger closes (failure of any holder of Power-One warrants to surrender its Power-One warrants to the Company will not delay or impair such holder's right to receive the warrant payment). ABB will cause the Paying Agent to pay, as promptly as practicable on or following the date the merger closes, to each holder of Power-One warrants, the warrant payment payable in respect of the Power-One warrants held by such holder, and such Power-One warrants, upon such payment, will be canceled without any further action on the part of the Company or such holder and regardless of whether such Power-One warrants were surrendered to the Company. No interest will be paid or accrue on any cash payable upon surrender of Power-One warrants.

        Any portion of the Exchange Fund which remains unclaimed by the applicable former stockholders of the Company or holders of Power-One warrants 12 months after the effective time of the merger will be delivered to the surviving corporation or ABB (as directed by ABB), upon demand, and any such holders prior to the merger who have not complied with the applicable provisions of the merger agreement may look only to ABB or the surviving corporation (as applicable) for payment of their claims for merger consideration or warrant payment, as applicable, in respect thereof.

        None of ABB, Merger Sub, the Company, the surviving corporation or the Paying Agent will be liable to any person in respect of any cash held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any certificate are not surrendered prior to the date on which any merger consideration in respect thereof would otherwise escheat to or become the property of any governmental authority, any such merger consideration in respect of such certificate will, to the extent permitted by applicable law, become the property of the surviving corporation, and any holder of such certificate who has not complied with the applicable provision of the merger agreement with respect thereto will thereafter look only to the surviving corporation for payment of its claim for merger consideration in respect thereof (if any).

        The Paying Agent will invest any cash included in the Exchange Fund as directed by ABB or, after the effective time of the merger agreement, the surviving corporation. However, (i) no such investment will relieve ABB or the Paying Agent from making the payments, and following any losses ABB will promptly provide additional funds to the Paying Agent for the benefit of the holders of Power-One stock and Power-One warrants in the amount of such losses; (ii) no such investment will have maturities that could prevent or delay payments to be made pursuant to the merger agreement; and (iii) such investments will be in short-term obligations of the United States of America with maturities of no more than 30 days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the surviving corporation or ABB, as directed by ABB.

        Pursuant to the terms of the merger agreement and the Voting Agreement, on May 13, 2013, the Company sent Silver Lake Sumeru a notice requesting it to convert, as soon as reasonably practicable and in no event later than the record date for the special meeting of Power-One's stockholders, certain of its shares of Power-One preferred stock into Power-One common stock. The Company has agreed in the merger agreement to provide Silver Lake Sumeru all reasonable cooperation necessary to effect the conversion of the preferred stock.

 Lost, Stolen or Destroyed Certificates

        If any Power-One stock certificate is lost, stolen or destroyed, then upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by such Person of a bond, in such customary and reasonable amount as the surviving corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the merger consideration to which the holder thereof is entitled pursuant to the merger agreement.

Representations and Warranties

        The merger agreement contains customary representations and warranties made by Power-One to ABB and customary representations and warranties made by ABB and Merger Sub to Power-One. These representations and warranties are subject to important limitations and qualifications agreed to by the parties in connection with negotiating the terms of the merger agreement. In particular, certain of the representations and warranties that Power-One made in the merger agreement are qualified by certain confidential disclosures that Power-One delivered to ABB concurrently with the execution of the merger agreement. In addition, certain representations and warranties were made as of a specified date, may be subject to contractual standards of materiality different from those generally applicable to public disclosures to stockholders, may be subject in some cases to other exceptions and qualifications (including exceptions that have not had, or would not reasonably be expected to have, a "material adverse effect"), or may have been used for the purpose of allocating risk among the parties rather than establishing matters of fact. (See also the definition of "material adverse effect" beginning on page 83 of this proxy statement.) For the foregoing reasons, you should not read the representations and warranties given by the parties in the merger agreement or any description thereof as a characterization of the actual state of facts or the condition of Power-One or ABB. Power-One's representations and warranties under the merger agreement relate to, among other things:

  •
  the due organization, valid existence, good standing, as applicable, and corporate power of Power-One and each of its subsidiaries;

  •
  the capitalization of Power-One, including the number of shares of common stock, preferred stock, warrants, options and other stock-based awards outstanding and the ownership of the capital stock of its subsidiaries;

  •
  the absence of outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, commitments or contracts of any kind to which Power-One or any of its subsidiaries is a party or by which Power-One or any of its subsidiaries is bound, in each case, obligating Power-One or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, Power-One or any of its subsidiaries or obligating Power-One or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract;

  •
  the absence of restrictions or encumbrances with respect to the capital stock, or other equity interests, of Power-One and its subsidiaries;

  •
  the authority of Power-One to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against Power-One, subject to the approval of the merger agreement by the Power-One stockholders;

  •
  the absence of (i) any commitment, arrangement or agreement, or obligation, to contribute capital, loan money or otherwise provide funds or make additional investments in any other person, other than any such commitment, arrangement or agreement in the ordinary course of business consistent with past practice with respect to wholly owned subsidiaries of Power-One, and (ii) shareholder agreements, voting trusts, proxies or other agreements or understandings to which Power-One or any of its subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of Power-One or any subsidiary;

  •
  the unanimous approval and recommendation by Power-One's board of directors of (i) the merger agreement and the transactions contemplated by the merger agreement and (ii) the Voting Agreement;

  •
  the absence of (i) any conflict with or violation of the organizational documents of Power-One; (ii) any conflict with or violation of applicable laws; or (iii) any breach or default under any contract of Power-One or its subsidiaries as a result of the execution and delivery by Power-One of the merger agreement and the consummation by Power-One of the merger;

  •
  the consents and approvals required by governmental entities in connection with the transactions contemplated by the merger agreement;

  •
  the possession of and compliance with required franchise grants, licenses, permits and other similar governmental approvals necessary for the conduct of Power-One's business;

  •
  compliance with applicable laws and governmental orders;

  •
  compliance with SEC filing requirements for Power-One's SEC filings since January 3, 2010, including the accuracy of information contained in such documents and compliance with U.S. GAAP and the rules and regulations of the SEC with respect to the consolidated financial statements contained therein;

  •
  adequacy of disclosure controls and internal controls over financial reporting;

  •
  the absence of certain changes and events since December 30, 2012;

  •
  the absence of certain undisclosed liabilities;

  •
  the absence of certain legal proceedings and investigations;

  •
  environmental matters;

  •
  employee benefit plans, compensation, labor and employment matters;

  •
  intellectual property matters, including Power-One's registered intellectual property, its right to use and exploit third-party licenses, open source software, absence of intellectual property infringement on the part of Power-One and malicious code in the products or services of Power-One, and grants of exclusive licenses;

  •
  tax matters;

  •
  material contracts and the performance of obligations and the absence of breach or default thereunder;

  •
  title to or valid leasehold interests in real property;

  •
  insurance policies with respect to Power-One's business and assets;

  •
  the absence of breach of contract or dispute with Power-One's largest suppliers and customers;

  •
  compliance with the Foreign Corrupt Practices Act of 1977 and other anticorruption laws and the establishment and maintenance of internal controls and procedures designed to ensure compliance with such laws;

  •
  absence of outstanding product warranty claims with respect to its products, other than those arising in the ordinary course of business consistent with past practice;

  •
  compliance with customs and international trade laws since January 3, 2010;

  •
  receipt by the Power-One board of directors of an opinion of Power-One's financial advisor as to the fairness, from a financial point of view, as of the date of the opinion, of the consideration to be received by holders of shares of Power-One common stock upon the consummation of the merger;

  •
  the absence of restrictions under any antitakeover statute or regulation;

  •
  brokers' and financial advisors' fees related to the merger; and

  •
  absence of transactions, or series of related transactions, agreements, arrangements or understandings with affiliates that are required to be disclosed under Item 404 of Regulation S-K under the Securities Act that have not been disclosed in the Company's SEC filings.

        The merger agreement also contains customary representations and warranties made by ABB and Merger Sub that are subject to specified exceptions and qualifications contained in the merger agreement and certain confidential disclosures that ABB and Merger Sub to Power-One under the merger agreement, relate to, among other things:

  •
  ABB's and Merger Sub's due organization, valid existence, good standing (as applicable) and corporate power;

  •
  the authority of ABB and Merger Sub to enter into the merger agreement and consummate the merger and the other transactions contemplated by the merger agreement and the enforceability of the merger agreement against ABB and Merger Sub;

  •
  the absence of (i) any conflict with or violation of the organizational documents of ABB and Merger Sub; (ii) any conflict with or violation of applicable laws; (iii) any breach or default under any contract of ABB and Merger Sub as a result of the execution and delivery by ABB and Merger Sub of the merger agreement and consummation by ABB and Merger Sub of the merger;

  •
  consent, approval, authorization, waiver or permit of, or filing with or notification to, any governmental authority required in connection with the transactions contemplated by the merger agreement;

  •
  the absence of certain legal proceedings and investigations;

  •
  ABB's availability of funds to consummate the merger;

  •
  capitalization of Merger Sub;

  •
  brokers' and financial advisors' fees related to the merger;

  •
  the accuracy of information supplied to Power-One by ABB for use in this proxy statement, as it may be amended or supplemented from time to time;

  •
  the absence of beneficial ownership of Power One's common stock; and

  •
  access to information regarding the business of Power-One..

        None of the representations and warranties in the merger agreement survives the completion of the merger.

        Many of the representations and warranties in the merger agreement are qualified by a "materiality" or "material adverse effect" standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct has had, or would reasonably be expected to have, result in a material adverse effect).

          Material Adverse Effect

        For purposes of the merger agreement, a "material adverse effect" means any change, event, effect or circumstance (a) which, individually or in the aggregate, has resulted, or would reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, financial condition or results of operations of Power-One and its subsidiaries, taken as a whole, or (b) that prevents or materially delays the ability of Power-One to consummate the merger and the other transactions contemplated by the merger agreement. However, in determining whether a "material adverse effect" under clause (a) has occurred, the changes, events, effects or circumstances to the extent resulting from the following will be excluded:

  •
  any change, event, effect or circumstance arising after the date of the merger agreement generally affecting the principal industries in which the Company and its subsidiaries operate;

  •
  any change (or any prospective change that has become publicly known) in any law or GAAP (or changes in interpretations or enforcement of any law or GAAP) in each case arising after the date of the merger agreement;

  •
  changes arising after the date of the merger agreement in general economic, regulatory or political conditions or the financial, credit, securities or capital markets in general;

  •
  any acts of God, calamities, natural disasters, earthquakes, hurricanes, terrorism, general national, political, or social conditions including the engagement by any country in hostilities, war or any escalation or worsening thereof arising after the date of the merger agreement;

  •
  changes (including any loss of employees or any loss of, or any disruption in, customer, distributor, dealer, supplier, partner or similar relationships) resulting from the execution of the merger agreement or the announcement of the merger agreement or the announcement of the transactions contemplated hereby;

  •
  any changes in the market price or trading volume of Power-One common stock after the date of the merger agreement or the fact that the Company has failed to meet any estimates, projections or forecasts for any period (other than, in each case for purposes of this clause, any change, event, effect or circumstance giving rise to any such change or failure); or

  •
  any action taken by Power-One or any of its subsidiaries that is not required to be taken pursuant to the terms of the agreement and which is taken at ABB's express written request or any action expressly required to be taken by the Company or any of its subsidiaries pursuant to the merger agreement or the failure to take any action by the Company or any of its subsidiaries if that action is expressly prohibited by the merger agreement (in each case, other than actions required or prohibited pursuant to the covenants regarding the conduct of business of the Company in the ordinary course (see "Proposal 1: Adoption of the Merger Agreement—Terms of the Merger Agreement—Covenants Regarding Conduct of Business by Power-One Pending the Merger" beginning on page 84 of this proxy statement));

        However, the events listed in the first four (4) points above will be excluded from determining whether a "material adverse effect" has occurred only if such change, event, effect or circumstance does not materially disproportionately impact the Company and its subsidiaries, taken as a whole, relative to other companies in the industries or markets in which the Company or its subsidiaries operate.

Covenants Regarding Conduct of Business by Power-One Pending the Merger

        Power-One has agreed to certain covenants in the merger agreement restricting the conduct of its business between the date of the merger agreement and the effective time of the merger. In general, Power-One has agreed that, unless ABB gives its prior written consent (which consent may not be unreasonably withheld, conditioned or delayed) or as otherwise required by applicable law or the merger agreement, it will and will cause its subsidiaries to (i) carry on its business in all material respects in the ordinary course consistent with past practices and (ii) use commercially reasonable efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and key employees and to preserve its relationships with customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others having material business or other material relations with Power-One or its subsidiaries.

        Power-One has also agreed that, unless ABB gives its prior written consent (which consent may not be unreasonably withheld, conditioned or delayed) or as otherwise required by applicable law or the merger agreement , it will not, and will not permit any of its subsidiaries to:

  •
  amend or otherwise change Power-One's charter or bylaws (or, in any material respect, such equivalent organizational or governing documents of any of the subsidiaries of Power-One);

  •
  except for transactions among Power-One and its wholly owned subsidiaries or among Power-One's wholly owned subsidiaries, issue, sell, pledge, dispose, encumber or grant any shares of capital stock of Power-One or any of its subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital or rights settled in cash or other property based in whole or in part on the value of such shares of capital stock; but Power-One is permitted to issue shares of common stock upon the exercise of any outstanding Power-One option or warrant or the vesting and settlement of any outstanding Power-One stock-based award;

  •
  declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to Power-One's or any of its subsidiaries' capital stock (or other equity interests), other than dividends paid by any subsidiary of Power-One to Power-One or any wholly owned subsidiary of Power-One;

  •
  split, combine, reclassify or amend the terms of any shares of capital stock or other equity interests of Power-One or any of its subsidiaries;

  •
  redeem, purchase or otherwise acquire any shares of Power-One's capital stock or other equity interests or securities convertible or exchangeable into or exercisable for any shares of capital stock of Power-One except for (A) repurchases of Power-One common stock of an employee prior to the lapse of any vesting period upon termination of such employee's employment with Power-One or any other repurchases required under any company benefit plan or (B) in connection with cashless exercises or similar transactions pursuant to the exercise of Power-One options or settlement (including settlement of tax withholding obligations) of other awards or obligations outstanding as of the date of the merger agreement (including any Power-One stock-based awards) or permitted to be granted after the date of the merger agreement;

  •
  except as required pursuant to any benefit plan of Power-One in effect as of the date of the merger agreement or as otherwise required by law, (i) increase the compensation or other benefits payable or to become payable to employees, directors or executive officers of the Company or any of its subsidiaries or grant any new short- or long-term incentive compensation awards except for increases in base salary for employees (other than certain highly paid employees) in the ordinary course of business and consistent with past practice, including in respect of the timing of any such determinations and payments; (ii) grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer of Power-One or any of its subsidiaries other than severance required or paid in the ordinary course of business consistent with past practice under Power-One's severance practices as existing on the date of the merger agreement; (iii) hire or enter into, terminate or renew any employment agreement, other than hiring or entering into a new offer letter or employment agreement incident to the hiring or promotion of any individual who is expected to earn less than certain highly paid employees with respect to the current fiscal year and which hiring is, or agreement is entered into, in the ordinary course of business and on terms and conditions and otherwise consistent with past practice; (iv) terminate, establish, adopt, enter into or amend or terminate any benefit plan of Power-One (or arrangement that would be a considered a benefit plan of Power-One were it effective as of the date of the merger agreement) or other plan, trust, fund, policy or arrangement maintained for the benefit of any current or former directors, officers or employees or any of their beneficiaries; or (v) enter into any new, or amend any existing, collective bargaining agreement or indemnification agreement of the type the Company has already entered into;

  •
  (A) terminate the employment of any employee (other than certain highly paid employees) other than in the ordinary course of business and consistent with past practice or (B) terminate certain highly paid employees, except as a direct result of such employee's (i) willful failure to perform the duties or responsibilities of his employment; (ii) engaging in serious misconduct, or (iii) being convicted of or entering a plea of guilty to any crime;

  •
  forgive any loans to employees, officers or directors or any of their respective affiliates;

  •
  except as required by the merger agreement or any benefit plan of Power-One, grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units, performance stock units, stock appreciation rights or other rights to acquire any capital stock of the Company or any of its subsidiaries;

  •
  acquire (including by merger, consolidation, or acquisition of stock or assets), any material ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, other than, in the case of acquisition of assets, purchases of inventory and other goods in the ordinary course of business consistent with past practice or pursuant to contracts as in effect as of the date of the merger agreement;

  •
  dispose of, transfer, lease or license, any material assets of the Company and its subsidiaries, taken as a whole, other than (i) certain intellectual property owned by the Company or (ii) sales of inventory or other assets (including obsolete equipment) in the ordinary course of business consistent with past practice or pursuant to contracts in effect as of the date of the merger agreement;

  •
  grant any lien (other than certain permitted liens) on any asset of the Company and its subsidiaries (other than certain intellectual property owned by the Company, to the extent permitted by the merger agreement) that is material to the Company and its subsidiaries, taken as a whole, other than any lien on additional assets of the Company or any of its subsidiaries required to be granted pursuant to the terms of the Company's existing credit facility that is administered by Bank of America, N.A.;

  •
  dispose of, transfer, lease, license or grant any lien (other than certain permitted liens) on, certain intellectual property owned by the Company (other than nonexclusive licenses granted to end users in the ordinary course of business);

  •
  abandon, allow to lapse or fail to maintain any intellectual property rights except where the Company or any of its subsidiaries has reasonably determined, in the exercise of good faith business judgment, that such intellectual property rights are not material and it is in the interest of the Company and its subsidiaries to abandon, allow to lapse or cease to maintain such intellectual property rights;

  •
  incur any indebtedness, except for indebtedness incurred (i) in respect of capital leases for office equipment entered into by the Company or a subsidiary of the Company in the ordinary course of business consistent with past practice and (ii) under the Company's or its subsidiaries' existing credit facilities as in effect as of the date of the merger agreement in the ordinary course of business;

  •
  other than cash held in operating accounts not exceeding a certain amount agreed to by ABB, invest the cash of the Company or any of its subsidiaries other than in (i) demand deposits in or certificates of deposit issued by a bank or financial institution which has a rating for its long-term unsecured and noncredit enhanced debt obligations of BB or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Ba2 or higher by Moody's Investor Services Limited; (ii) marketable debt obligations issued or guaranteed by the government of the United States of America, Germany, United Kingdom or Switzerland; (iii) commercial paper not convertible or exchangeable to any other security: (A) for which a recognized trading market exists; (B) which matures within one year after the date of the merger agreement; and (C) which has a credit rating of either A-1/F1 by Standard & Poor's Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and noncredit enhanced debt obligations, an equivalent rating; or (iv) money market funds that: (A) have a credit rating of either AAA or higher by Standard & Poor's Rating Services or Fitch Rating Ltd or Aaa or higher by Moody's Investor Services Limited; (B) invest substantially all their assets in securities of the types described in paragraphs (i) to (iii) above; and (C) can be turned into cash on not more than 60 days' notice;

  •
  other than the extension of credit to customers in the ordinary course of business consistent with past practice (including accounts receivable in connection with customer orders, prepaid expenses, investments received in satisfaction or partial satisfaction from financially troubled account debtors, together with investments received in satisfaction of judgments, foreclosure of liens or the settlement of any obligations, in each case in the ordinary course of business consistent with past practice), loan, advance, invest or make a capital contribution to or in any person, other than the Company or a subsidiary of the Company;

  •
  authorize, make any commitment with respect to, or make any capital expenditure in excess of $1,000,000 individually or $5,000,000 in the aggregate, except for certain capital expenditures agreed to by ABB;

  •
  materially modify or amend, cancel or terminate or waive, release or assign any material rights or claims with respect to, any material contract of the Company identified in the merger agreement or enter into any contract that, if entered into prior to the date of the merger agreement, would be a material contract of the Company, in each case, other than in the ordinary course of business consistent with past practice and other than additional related agreements that are contemplated to be entered into by the terms of a material contract of the Company as in effect on the date of the merger agreement;

  •
  make any material change in accounting principles, policies, practices, procedures or methods in effect at December 30, 2012, except (i) as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X of the Exchange Act or a governmental authority or quasi-governmental authority (including the Financial Accounting Standards Board or any similar organization), or (ii) as required by a change in applicable law;

  •
  waive, release, assign, settle or compromise any (i) governmental complaint or (ii) claims, liabilities or obligations arising out of, related to or in connection with (A) litigation other than litigation concerning the merger agreement and other than, in the case of this clause (ii)(A) only, for compromises, settlements or agreements that (X) do not (I) with respect to litigation matters in which the Company has recorded a reserve in the Company's quarterly financial statements for the quarter ended on March 30, 2013 and filed with SEC on Form 10-Q after the date of the merger agreement (the amounts of which reserves have been provided to ABB prior to the date of the merger agreement), exceed such amount reserved by the Company or (II) for all other litigation matters and those matters covered by the foregoing clause (X)(I) to the extent they exceed such amount reserved, involve the payment of monetary damages in excess of $1,000,000 in any single instance and $3,000,000 in the aggregate and (Y) do not (I) create obligations that would impose any material restrictions on the business of the Company and its subsidiaries or (II) involve the admission of wrongdoing by the Company or any of its subsidiaries, or (B) litigation brought by any current, former or purported holder of any capital stock of the Company concerning the transactions contemplated by the merger agreement;

  •
  except as required by applicable law or the published interpretation or enforcement thereof or as is consistent with past practice, make or rescind any material tax election, change any material tax method, file any amended tax return that is material, or settle or compromise any material U.S. federal, state, or foreign income tax liability in excess of any reserve therefor reflected in the financial statements included in Power-One's filings with the SEC;

  •
  fail to maintain in full force and effect material insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

  •
  adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than the merger);

  •
  except as required by applicable law, (i) convene any regular or special meeting (or any adjournment thereof) of the stockholders of the Company other than the special meeting to approve the merger agreement, or (ii) enter into any contract or understanding or arrangement with respect to the voting or registration of the Company's capital stock;

  •
  enter into any new line of business outside the Company's existing business segments unless the decision to enter was made in the ordinary course of business prior to the date of the merger agreement;

  •
  amend or modify the engagement letter of any of the Company's financial advisors in a manner that materially increases the fees, expenses or commissions payable by the Company; or

  •
  enter into any agreement to do any of the foregoing.

No Solicitation of Acquisition Proposals; Changes in Board Recommendation

        Power-One has agreed to immediately cease and terminate all existing discussions or negotiations with any person conducted prior to the execution of the merger agreement with respect to any acquisition proposal, or any inquiry or proposal that may reasonably be expected to lead to an acquisition proposal and to cause its affiliates and its and their respective representatives to do so as well.

        Power-One has also agreed to not, and to cause its affiliates and its and their respective representatives to not, directly or indirectly:

  •
  initiate, solicit or knowingly encourage or facilitate the making of any acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an acquisition proposal;

  •
  engage in negotiations or discussions with, or furnish any information concerning the Company or any of its subsidiaries to, any third party relating to an acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an acquisition proposal; or

  •
  resolve or agree to do any of the above.

        However, if, before the approval of the Power-One stockholders of the merger proposal, in the event that Power-One receives an unsolicited written acquisition proposal with respect to an alternative acquisition (which alternative acquisition proposal was made after the date of the merger agreement and did not result from a breach of the merger agreement), Power-One and its board of directors and their representatives may, subject to compliance with the merger agreement, engage in negotiations or substantive discussions with, or furnish any information and reasonable access to, the party making such acquisition proposal and its representatives if the Power-One board of directors determines in good faith, after consultation with Power-One's outside legal and financial advisors, and based on information then available, that such alternative acquisition proposal constitutes, or is reasonably expected to result in, a superior proposal. Power-One may not furnish material nonpublic information to any such third party making the alternative acquisition proposal without first entering into a confidentiality agreement with such third party that is no less restrictive of such third party than the confidentiality agreement entered into by and between Power-One and ABB Asea and making available to ABB on a substantially concurrent basis any such information made available to such third party.

        Power-One has agreed to promptly (and in any event within 24 hours) advise ABB orally or in writing in the event that Power-One receives any acquisition proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an acquisition proposal, and in connection with such notice, provide to ABB the material terms and conditions of any such acquisition proposal (including the identity of the third party making any such acquisition proposal). Power-One has also agreed to (i) keep ABB reasonably informed of the status and material details (including any material change to terms) of any such acquisition proposal (including any determination by the Power-One board of directors to engage in any discussions and negotiations concerning the material terms and conditions thereof) and (ii) provide to ABB as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof of any written indication of interest (or amendment thereto) or any written material that constitutes an offer (or an amendment thereto).

        The merger agreement provides that, prior to obtaining the approval of the Power-One stockholders of the merger proposal, the Power-One board of directors may terminate the merger agreement in response to an unsolicited written acquisition proposal made after the date of the merger agreement that the Power-One board of directors determines in good faith, after consultation with its outside counsel and financial advisor, constitutes a superior proposal if:

  •
  Power-One has complied with its obligations under the merger agreement regarding the solicitation, negotiation and acceptance of alternative acquisition proposals;

  •
  the failure to approve or recommend such superior proposal would be inconsistent with the Power-One board of directors' fiduciary duties to the stockholders of Power-One under applicable law;

  •
  Power-One has notified ABB, at least four (4) business days in advance, of such proposed termination, specifying, in reasonable detail, the reason for such action and the material terms and conditions of such superior proposal and, if applicable, Power-One has provided ABB a copy of the relevant proposed transaction agreement;

  •
  during the four (4) business day period following such written notice described above, if requested by ABB, Power-One has engaged in good faith negotiations with ABB regarding changes to the terms of the merger agreement intended to cause such acquisition proposal to no longer constitute a superior proposal;

  •
  the Power-One board of directors has determined in good faith, after consultation with its outside counsel and financial advisors (and taking into account any adjustment or modification of the terms of the merger agreement that ABB has offered in writing) that the acquisition proposal would continue to be a superior proposal if the adjustments to the merger agreement proposed by ABB before the end of such four (4) business day period were to be given effect;

  •
  Power-One pays ABB the company termination fee of $20,000,000 prior to or concurrently with such termination as more fully described below; and

  •
  substantially concurrently with such termination, Power-One enters into a definitive alternative acquisition agreement that documents the terms and conditions of such superior proposal.

        If ABB, within four (4) business days following its receipt of a notice to terminate the merger agreement as a result of a third party making a superior proposal, makes an offer that, as determined in good faith by the Power-One board of directors (after consultation with its outside counsel and financial advisors) results in the applicable alternative acquisition proposal no longer being a superior proposal, then Power-One will have no right to terminate the merger agreement as a result of such alternative acquisition proposal. Any material revisions to the terms of a superior proposal or material revisions to an alternative acquisition proposal that the Power-One board of directors had determined no longer constitutes a superior proposal, constitute a new acquisition proposal and will in each case require Power-One to deliver to ABB a new notice and a new four (4) business day period will commence thereafter.

        In addition to the foregoing, prior to obtaining stockholder approval of the merger proposal, the Power-One board of directors has agreed to not (i) (A) withdraw (or qualify or modify in any manner adverse to ABB), or publicly propose to withdraw (or so qualify or modify), the Power-One board of directors' recommendation to Power-One stockholders that they vote to adopt and approve the merger agreement, (B) take any action to exempt any person (other than ABB and its affiliates) from the provisions of Section 203 of the DGCL or any other state takeover statute, (C) fail to publicly reaffirm the recommendation from the Power-One board of directors to approve the merger agreement within four (4) business days after ABB so requests in writing if an acquisition proposal or any material modification thereto are made public or sent or given to the stockholders of Power-One (or any person has publicly announced an intention, whether or not conditional, to make an acquisition proposal), (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any acquisition proposal subject to Regulation 14D under the Exchange Act within ten (10) business days after the commencement of such acquisition proposal, or (E) approve, adopt or recommend any acquisition proposal, or propose publicly to approve, adopt or recommend, any acquisition proposal, with each of the above actions referred to as a "change in recommendation" in this proxy statement, or (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, or allow Power-One or any of its subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or similar agreement (other than a confidentiality agreement having terms no less restrictive than the confidentiality agreement entered into by and between Power-One and ABB Asea) with any third party constituting or relating to, or that is intended to or would reasonably be expected to lead to, any acquisition proposal, with such agreement referred to as an "alternative acquisition agreement" in this proxy statement.

        Notwithstanding the paragraph immediately above, at any time prior to approval of the merger proposal by the Power-One stockholders, in the event a material development or material change in circumstances (other than an alternative acquisition proposal) occurs or arises after the date of the merger agreement that was not known and not reasonably foreseeable by the Power-One board of directors as of the date of the merger agreement, the Power-One board of directors may make a change in recommendation if the failure to take such action would be inconsistent with the Power-One board of directors' fiduciary duties to the stockholders of Power-One under applicable law. In order to take such action, Power-One is required to provide ABB four (4) business days' prior written notice advising ABB that it intends to take such action and specifying, in reasonable detail, the reasons for such action.

        If the Power-One board of directors effects a change in recommendation under the merger agreement, ABB may terminate the merger agreement and receive the company termination fee of $20,000,000 as more fully described below.

        For the purposes of the merger agreement, the term "acquisition proposal" is defined as, other than the transactions contemplated by the merger agreement, any bona fide proposal or offer from a third party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction involving the Company or any of its subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated revenues, income, EBITDA or assets of the Company and its subsidiaries; (ii) the acquisition (whether by merger, consolidation, equity investment, joint venture or otherwise) by any person of twenty percent (20%) or more of the assets of the Company and its subsidiaries, taken as a whole (based on fair market value, as determined in good faith by the Power-One board of directors); (iii) the acquisition in any manner, directly or indirectly, by any person of twenty percent (20%) or more of the issued and outstanding shares of Power-One common stock; (iv) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any person beneficially owning twenty percent (20%) or more of the Power-One common stock or any class of equity or voting securities of the Company or any of its subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated revenues, income, EBITDA or assets of the Company and its subsidiaries; or (v) any combination of the foregoing.

        For the purposes of the merger agreement, the term "superior proposal" is defined as an acquisition proposal (but the references to "twenty percent (20%)" in the definition of acquisition proposal will be deemed to be references to "ninety percent (90%)") made by a third party that the Power-One board of directors determines in good faith, after consultation with the Company's financial and legal advisors, and considering such factors as the Power-One board of directors considers in good faith to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), (A) is on terms that are more favorable to the holders of Power-One stock than the transactions contemplated by the merger agreement (after giving effect to all proposed changed terms) from a financial point of view and (B) is reasonably expected to be consummated on a timely basis.

Required Company Vote

        The Company agreed to, as promptly as practicable (and in any event within five (5) business days following the date the SEC confirms it has no further comments on this proxy statement or that it does not intend to review this proxy statement), (x) by resolutions of the Power-One board of directors, establish the earliest reasonably practicable record date and date for a meeting of its stockholders, for the purpose of voting upon the merger proposal and (y) mail this proxy statement to the holders of

Power-One common Stock and the holders of Power-One preferred stock as of the record date established for the special meeting of the Power-One stockholders (which date is referred to as the "Proxy Date" in this proxy statement). The Company will duly call, convene and hold the special meeting as promptly as reasonably practicable after the Proxy Date. However, the Company may postpone, recess or adjourn the special meeting: (i) with the consent of ABB (which consent will not be unreasonably withheld, conditioned or delayed); (ii) for the absence of a quorum or (iii) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure that the Power-One board of directors has determined in good faith (after consultation with its outside legal counsel) is required under applicable laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders prior to the special meeting. Once the Company has established a record date for the special meeting, the Company will not change the record date or establish a different record date for the special meeting without the prior written consent of ABB, unless required to do so by applicable law or the Power-One by-laws. Unless the Power-One board of directors has effected a change in recommendation under the merger agreement, the Company agreed to use its reasonable best efforts to solicit proxies in favor of the approval of the merger proposal and ensure that all proxies solicited in connection with the special meeting are solicited in compliance in all material respects with all applicable laws and all rules of NASDAQ.

Consents, Approvals and Filings

        Each of the parties to the merger agreement agreed to (and to cause each of their applicable affiliates and subsidiaries to) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the merger and the other transactions contemplated by the merger agreement. Without limiting the foregoing, each of the parties agreed to use its respective reasonable best efforts to (i) cause the conditions to closing the merger to be satisfied as promptly as practicable; (ii) obtain all necessary consents, approvals, orders, waivers, finding of suitability and authorizations of, actions or nonactions by, any governmental authority or any third party necessary in connection with the consummation of the transactions contemplated by the merger agreement, including the merger and make all necessary registrations, declarations and filings with, and notices to, any governmental authorities (including pursuant to the HSR Act any other applicable antitrust law necessary to start any applicable waiting period) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any governmental authority or other persons necessary in connection with the consummation of the transactions contemplated by the agreement, including the merger; and (iii) execute and deliver any additional instruments necessary to consummate the merger and any other transactions to be performed or consummated by such party in accordance with the terms of the merger agreement and to carry out fully the purposes of the merger agreement.

        ABB's obligations include ABB, as a condition to obtaining any and all expirations of waiting periods under the HSR Act or any other antitrust law or consents, clearances, or approvals from any governmental authority necessary to consummate the merger and the other transactions contemplated by the merger agreement; (A) selling, divesting, or otherwise conveying particular assets, categories, portions or parts of assets or businesses of ABB and its affiliates; (B) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of the Company and its subsidiaries contemporaneously with or subsequent to the effective time of the merger; (C) permitting the Company to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of the Company or any of its subsidiaries prior to the effective time of the merger; (D) licensing, holding separate or entering into arrangements, commitments, or restrictions with respect to its respective assets or the assets of the Company or conduct of business arrangements of ABB or the Company or terminating any and all existing relationships, contractual rights or obligations; and (E) effectuating any other change or restructuring of ABB or the Company, in each case so as to enable the effective time of the merger to occur prior to the termination date (defined below).

        However, the parties have agreed that nothing in the merger agreement will require, or will be construed to require, ABB or any of its subsidiaries or affiliates to take or agree to take any of the actions described in the two (2) paragraphs immediately above, if such actions, individually or in the aggregate, are reasonably likely to have a material and adverse impact on the business, financial condition or results of operations of ABB and its subsidiaries (including, after the effective time of the merger, the Company and its subsidiaries), taken as a whole.

        Each of the Company, ABB and Merger Sub agreed (i) as promptly as reasonably practicable after the date of the merger agreement, to file all notification and report forms required under the HSR Act with respect to the transactions contemplated by the merger agreement; (ii) to file all other notifications, which the parties mutually agree are required under any other antitrust law with respect to the merger agreement; (iii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other antitrust law; and (iv) to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other antitrust law and the granting of any required approvals under any other antitrust law as promptly as reasonably practicable, including, if possible under applicable law, by requesting early termination thereof. Each of ABB and Merger Sub, on the one hand, and the Company, on the other hand, also agreed, in connection with these efforts, to obtain all requisite approvals and authorizations for the transactions contemplated by the merger agreement under the HSR Act and any other antitrust law, use reasonable best efforts to (A) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (B) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any governmental authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (C) permit the other party to review any material communication given by it to, and, to the extent reasonably practicable, consult with each other in advance of any meeting or conference with, any governmental authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such applicable governmental authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

        If any objections are asserted with respect to the transactions contemplated by the merger agreement under any antitrust law or if any suit is instituted (or threatened to be instituted) by any governmental authority or any private party challenging any of the transactions contemplated hereby as violative of any antitrust law or that would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of ABB and the Company agreed to use its reasonable best efforts to contest, resist and resolve any such objections or suits and to have vacated, lifted, reversed or overturned any order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by the merger agreement so as to permit consummation of the transactions contemplated by the merger agreement. Without limiting the obligations of ABB, (i) ABB, in the exercise of its reasonable judgment, will be entitled to extend any deadline or waiting period or to enter any arrangement with any governmental authority or other person to delay the consummation of the merger, including in connection with litigation; and (ii) ABB will be entitled to make material filings with any governmental authority and direct the defense of the transactions contemplated by the merger agreement in each case in its reasonable judgment, and in any investigation or litigation by, or negotiations with, any governmental authority or other person, or in connection with any regulatory filings under applicable antitrust laws, ABB will be entitled in its reasonable judgment to initiate and conduct any communications or negotiations with or make any proposals to any governmental authority relating to any contemplated or proposed agreements to divest or hold separate assets or limit activities or lines of business, but ABB agreed that, to the extent practicable, it will consult in advance with the Company and in good faith take the Company's views into account regarding the overall strategic direction of the defense of any such litigation and other matters contemplated by this provision and consult with the Company prior to making any material substantive filings.

Employee Benefits Matters

        ABB has committed, from and after the effective time of the merger, to, or to cause Power-One to, honor in accordance with their terms all existing employment, change-in-control and severance agreements between Power-One or any of its subsidiaries and any officer, including the named executive officers, director or employee. In addition, under the merger agreement, ABB has agreed that for one year after the merger (or for as long as the employee is employed, if shorter), continuing employees will be provided with (i) a base salary or wage rate and annual cash bonus opportunity at least equal to the those in effect prior to the merger; and (ii) benefits (excluding equity-based compensation or equity-based awards) that are in the aggregate substantially no less favorable to those in effect prior to the merger.

        For purposes of eligibility, vesting and benefit accrual (solely for vacation and paid time off) continuing employees will be credited with their years of service before the merger to the same extent as under any similar Power-One benefit plan and will be immediately eligible to participate in any and all ABB plans that replace coverage under a Power-One benefit plan the continuing employee participated in immediately prior to the replacement. Employees governed by a collective bargaining agreement immediately prior to the merger will continue to be governed by such agreement after closing.

Directors' and Officers' Indemnification and Insurance

        ABB and Merger Sub agreed that all rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the effective time of the merger, no matter what time claims are asserted, existing in favor of any officer, director, manager or employee of the Company (or its subsidiaries or affiliates) (the "Indemnitees") as provided in the charter or by-laws of the Company as in effect on the date of the merger agreement (or such equivalent organizational or governing documents of any of the Company's subsidiaries as in effect on the date of the merger agreement) or under certain indemnification, employment or other similar agreements between any Indemnitee and the Company or any of its subsidiaries will survive the merger and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable law.

        From and after the effective time of the merger, the surviving corporation is obligated, and ABB agreed to cause the surviving corporation to (including by providing funding to the extent the Surviving Corporation does not have sufficient funds), indemnify, defend and hold harmless, and advance expenses to, Indemnitees with respect to:

          (x)   all acts or omissions by them in their capacities as such at any time at or prior to the effective time of the merger; and

          (y)   any costs or expenses (including attorneys' fees and expenses in advance of the final disposition of any proceeding to each Indemnitee), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened proceeding by reason of the fact that such person was acting in such capacity or anything done or not done by such person in such capacity at or prior to the effective time of the merger, in each case to the extent required by (X) the charter or by-laws of Power-One (or such equivalent organizational or governing documents of any of the Company's subsidiaries as in effect on the date of the merger agreement) or (Y) to the extent an Indemnitee is afforded greater rights or remedies than provided under the charter or bylaws of Power-One, certain indemnification, employment or other similar agreements between an Indemnitee and the Company or any of its subsidiaries.

        In the event of any such proceeding, ABB and the surviving corporation will control the defense of such proceeding, but neither ABB nor the surviving corporation may settle any such proceeding without the prior written consent of the Indemnitee unless the surviving corporation assumes full responsibility for such settlement, the settlement grants the Indemnitee a complete release in respect of the potential liability relating to the claims underlying such proceeding and such settlement does not contain any admission detrimental to the Indemnitee.

        ABB has agreed that, for a period of six (6) years after the effective time of the merger, it will, to the extent permitted by applicable law, cause the certificate of incorporation, bylaws or other organizational documents of the surviving corporation and its subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the Indemnitees than those set forth in the charter and by-laws of Power-One and the its subsidiaries' organizational documents as in effect on the date of the merger agreement, which provisions thereafter will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights granted to any of the Indemnitees. From and after the effective time of the merger agreement, in the event the surviving corporation or any of its subsidiaries does not have sufficient funds to honor each of the respective agreements contained in this section, ABB will provide or cause to be provided to the surviving corporation or such subsidiary, as the case may be, sufficient funds so that such person may honor the applicable agreements in these provisions.

        ABB has agreed that, from the effective time of the merger through the sixth anniversary of the effective time, it will, or will cause the surviving corporation to, maintain in effect the Company's current directors' and officers' liability insurance policies and fiduciary liability insurance policies covering each officer and director currently covered by the Company's directors' and officers' liability insurance policies and fiduciary liability insurance policies for acts or omissions occurring prior to the effective time of the merger with respect to any matter claimed against such person by reason of him or her serving in such capacity on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of the merger agreement. However, the surviving corporation may (i) substitute those policies for policies of any reputable insurance company or (ii) satisfy its obligation under this section by obtaining prepaid (or "tail") directors' and officers' liability insurance policies and fiduciary liability insurance policies, in each case, the material terms of which, including coverage and amount, are no less favorable in the aggregate to such directors and officers than the insurance coverage otherwise required under this section. The parties agreed that in no event will the aggregate costs of any of the insurance policies mentioned above exceed in any one year during the six (6) year period 250% of the current aggregate annual premiums paid by the Company for such purpose, but, in such case, ABB or the surviving corporation will nevertheless be obligated to obtain such coverage, with respect to each year during the six (6) year period, as may be obtained for 250% of the current aggregate annual premium paid by the Company.

        The Indemnitees are third party beneficiaries of these provisions of the merger agreement, which are intended to be for the benefit of each Indemnitee and his or her successors, heirs or representatives. ABB will pay or cause to be paid all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnitee in successfully enforcing the indemnity and other obligations provided in these provisions.

        The rights of each Indemnitee under these provisions are in addition to any rights such person may have under the charter or by-laws of the Company (or equivalent organizational or governing documents of any of the Company's subsidiaries), certificate of incorporation, bylaws or other organizational documents of the surviving corporation, certain indemnification, employment or other similar agreements between any Indemnitee and the Company or any of its subsidiaries, or under any applicable law.

        These provisions of the merger agreement will survive the consummation of the merger indefinitely and will be binding on all successors and assigns of the surviving corporation and its subsidiaries, and will be enforceable by the Indemnitees and their successors, heirs or representatives. ABB has agreed that in the event that the surviving corporation or any of its successors or assigns consolidates with or merges into any other person and will not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any person, then, and in each such case, it will ensure that proper provisions will be made so that the successors and assigns of the surviving corporation will assume and succeed to the obligations set forth in these provisions of the merger agreement.

Stockholder Litigation

        Power-One has agreed to give ABB reasonable opportunity to participate in the defense or settlement of any stockholder litigation against Power-One and/or its directors relating to the transactions contemplated by the merger agreement. Neither Power-One nor any of its subsidiaries or their respective representatives may compromise, settle, come to an arrangement regarding any such stockholder litigation or consent to the same unless ABB has consented in writing (such consent not to be unreasonably withheld, conditioned or delayed). In the event that the merger agreement and merger are approved by the Power-One stockholders, Power-One will cooperate with ABB with respect to, and, if requested by ABB, use its reasonable best efforts to defend or to settle, any unresolved stockholder litigation in accordance with ABB's direction. Any such participation by ABB will be at ABB's sole cost and expense.

Other Covenants and Agreements

        The merger agreement contains certain other covenants and agreements, including covenants relating to:

  •
  cooperation between ABB and Power-One in the preparation and filing of this proxy statement;

  •
  confidentiality obligations of and access by ABB to certain information about Power-One;

  •
  notice requirements regarding (a) any notice, complaint, investigation or hearing (or communications indicating that the same may be contemplated) of any governmental authority in connection with the merger agreement, the merger or the transactions contemplated hereby; (b) any written notice of any person (other than a governmental authority) alleging that the consent of such person is or may be required in connection with the merger or the transactions contemplated by the merger agreement, if the subject matter of such communication could be material to the Power-One, the surviving corporation or ABB; (c) any proceeding commenced or, to such party's knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its subsidiaries that relates to the merger agreement, the merger or the transactions contemplated hereby; (d) any fact, event or circumstance that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein; or (e) any material change, effect or circumstance that would reasonably be expected to give rise to a failure of a condition obligating Power-One or ABB to close the merger;

  •
  consultation between Power-One and ABB prior to public announcements relating to the merger or related transactions;

  •
  agreement of Power-One and ABB to exempt the disposition of equity securities by Power-One's officers and directors under Section 16 of the Exchange Act; and

  •
  the repayment and termination of Power-One's current credit facility that is administered by Bank of America, N.A.

Conditions to Completion of the Merger

        The obligations of Power-One, ABB and Merger Sub to effect the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by such party at or prior to the effective time of the merger of the following conditions:

  •
  the adoption of the merger agreement by Power-One stockholders;

  •
  the expiration or termination of the applicable waiting period (or any extension thereof) under the HSR Act, and approval of, or expiration or early termination of waiting period (or any extension thereof) applicable to, the consummation of the merger under the Required Foreign Antitrust Laws; and

  •
  the absence of any law or order having been enacted, issued, promulgated, enforced or entered or any proceeding being commenced which is then pending or in effect, in each case, by any governmental authority that would enjoin or otherwise prohibit or make illegal (or seeks to enjoin, prohibit or make illegal) the consummation of the merger.

        The respective obligations of ABB and Merger Sub to consummate the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by ABB at or prior to the closing date of the merger of the following further conditions:

  •
  the representations and warranties of Power-One set forth in the merger agreement with respect to (i) the capitalization of Power-One, (ii) Power-One's authority relative to the merger agreement, and (iii) the absence of a material adverse effect on Power-One being true and correct as of the date of the merger agreement and the closing date (except to the extent that any inaccuracies with respect to Power-One's capitalization would be de minimis in the aggregate);

  •
  the other representations and warranties of Power-One set forth in the merger agreement being true and correct as of the date of the merger agreement and the closing date in each case without giving effect to any material adverse effect or materiality qualifications or limitations contained therein (except to the extent expressly made as of an earlier date, in which case as of such date), except for failures of such representations and warranties identified in this provision to be true and correct to the extent that such failures has not had, individually or in the aggregate, a material adverse effect on Power-One;

  •
  Power-One having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing of the merger;

  •
  since the date of the merger agreement, there has not occurred any change, effect, development or circumstance that, individually or in the aggregate, has had or would be reasonably likely to have a material adverse effect on Power-One; and

  •
  ABB having received a certificate signed by an executive officer of Power-One certifying to the effect that conditions to the obligations of Power-One and Merger Sub have been satisfied.

        Power-One's obligations to consummate the merger are subject to the satisfaction or waiver (to the extent permitted by applicable law) by Power-One at or prior to the closing date of the merger of the following further conditions:

  •
  each of the representations and warranties of ABB and Merger Sub contained in the merger agreement, without giving effect to any qualifications as to materiality or other similar qualifications, being true and correct at and as of the date of the merger agreement and the date of closing of the merger (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability ABB or Merger Sub to consummate the merger;

  •
  ABB and Merger Sub having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them on or prior to the closing of the merger; and

  •
  Power-One having received a certificate signed by an executive officer of ABB certifying to the effect that conditions to the obligations of Power-One have been satisfied.

Termination of the Merger Agreement

        The merger agreement may be terminated at any time prior to the effective time of the merger by mutual written consent of each of ABB and Power-One. In addition, the merger agreement may be terminated at any time prior to the effective time of the merger, whether before or after the Power-One stockholders approve the merger:

  •
  by either ABB or Power-One, if: (i) the effective time of the merger has not occurred on or before 5:00 p.m. (New York City time) on January 21, 2014; however, if certain closing conditions relating to regulatory approvals and the absence of restraints have not been satisfied or duly waived by all parties entitled to the benefit of such condition by the second (2nd) business day prior to January 21, 2014 (and all other closing conditions have been satisfied or are capable of being satisfied), either ABB or Power-One may, by written notice delivered to such other party, extend this date until April 21, 2014 (such date, as extended, the "termination date"). The right to terminate the merger agreement pursuant to this provision will not be available to a party if such party has breached or violated any of its covenants, agreements or other obligations of the merger agreement and such breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the merger prior to the termination date or (2) the failure of the closing of the merger to occur by the termination date; (ii) any law or order of a governmental authority is in effect enjoining or otherwise prohibiting the consummation of the merger, and such restraint has become final and non-appealable; however, the party seeking to terminate the merger agreement pursuant to this provision shall have complied with its obligations to prevent, oppose or remove such restraint; or (iii) the Power-One stockholders do not approve the merger proposal at the special meeting (or any adjournment or postponement thereof).

  •
  by Power-One if: (i) ABB or Merger Sub has breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform (x) would give rise to a failure of certain closing conditions and (y) (A) is not capable of being cured prior to the termination date or (B) is not cured by ABB or Merger Sub on or before the earlier of (1) the termination date and (2) the date that is 30 days following the receipt by ABB of written notice from Power-One of such breach or failure; however, if such notice is received within five (5) business days of the termination date, the termination date will be extended by five (5) business days, but Power-One will not have this termination right if Power-One is then in material breach of the merger agreement; or (ii) prior to approval of the merger proposal by the Power-One stockholders, the Power-One board of directors has determined to enter into a definitive alternative acquisition agreement with respect to a superior proposal to the extent permitted by, and subject to the terms and conditions of the merger agreement, so long as Power-One (1) concurrently with such termination pays or causes to be paid to ABB the company termination fee of $20,000,000 and (2) substantially concurrently with such termination enters into such definitive alternative acquisition agreement.

  •
  by ABB: (i) if Power-One has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement, which breach or failure to perform (x) would give rise to the failure of certain closing conditions and (y) (A) is not capable of being cured prior to the termination date or (B) is not cured by Power-One on or before the earlier of (1) the termination date and (2) the date that is 30 days following the receipt by Power-One of written notice from ABB of such breach or failure; however, if such notice is received within five (5) business days of the termination date, the termination date will be extended by five (5) business days, but ABB will not have this termination right if ABB or Merger Sub is then in material breach of the merger agreement; or (ii) in the event that (A) Power-One fails to include the Power-One board of directors recommendation to approve the merger agreement and the merger in this proxy statement, (B) a change in recommendation has occurred, or (C) Power-One, any affiliate of Power-One, or any employee, officer or director of Power-One or of any affiliate of Power-One commits an intentional breach of the obligations or agreements related to the solicitation, negotiation or acceptance of acquisition proposals in any material respect or authorized or permitted any of their respective representatives to take any action in breach of such obligations or agreements in any material respect, and, in either case, such breach gave rise to an alternative acquisition proposal. ABB will no longer be entitled to terminate the merger agreement under this clause (ii) once the Power-One stockholders approve the merger proposal at the special meeting.

Termination Fee; Effect of Termination

        Under the merger agreement, Power-One will be required to pay ABB a termination fee equal to $20,000,000, which we refer to as the "company termination fee" in this proxy statement, if the merger agreement is terminated by:

  •
  (x) either ABB or Power-One if the Power-One stockholders do not approve the merger proposal or by ABB if Power-One breached or failed to perform any of its representations, warranties, covenants or other agreement set forth in the merger agreement, and (y) (A) Power-One receives or has received an acquisition proposal from a third party after the date of the merger agreement or an acquisition proposal becomes publicly known prior to such termination, (B) within 12 months of such termination of the merger agreement, Power-One enters into a definitive agreement with respect to an acquisition proposal or the Power-One board of directors (or a committee of the board of directors) recommends an acquisition proposal to the stockholders of Power-One and (C) an acquisition proposal is subsequently consummated (for the avoidance of doubt, such consummation may be during or after such 12 month period);

  •
  Power-One if, prior to the approval of the merger proposal by the Power-One stockholders, the Power-One board of directors determines to enter into a definitive alternative acquisition agreement; or

  •
  ABB in the event that (A) the Company has failed to include the Power-One board recommendation in the proxy statement distributed to its stockholders, (B) a change in recommendation has occurred, or (C) the Company, any affiliate of the Company, or any employee, officer or director of the Company or of any affiliate of the Company has committed an intentional breach of the obligations or agreements related to the solicitation, negotiation or acceptance of acquisition proposals in any material respect or authorized or permitted any of their respective representatives to take any action in breach of such obligations or agreements, and, in either case, such breach gave rise to an alternative acquisition proposal between the date of the merger agreement and the effective time of the merger.

        Power-One is also required to pay to ABB an amount equal to the sum of all documented, reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants) incurred by or on behalf of ABB or Merger Sub in connection with or related to the authorization, preparation, negotiation, execution and performance of the merger agreement not to exceed $7,500,000 (the "ABB Expenses"), if ABB or Power-One terminates the merger agreement because the Power-One stockholders do not approve the merger proposal or ABB terminates the merger agreement because Power-One has breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in the merger agreement.

        The following limitations have been placed on Power-One's requirement to pay a company termination fee or ABB Expenses under the merger agreement:

  •
  in no event will Power-One be required to pay the ABB Expenses on more than one occasion;

  •
  (x) in no event will Power-One be required to pay the company termination fee on more than one occasion, and (y) in the event the ABB Expenses have already been paid, Power-One will be entitled to credit the amount of the ABB Expenses actually paid against the amount of the company termination fee it is required to pay; and

  •
  in the event the company termination fee is paid by Power-One, subject to ABB's right to pursue a remedy of specific performance, ABB's right to receive payment from Power-One of the company termination fee and the ABB Expenses are the sole and exclusive remedy of ABB, Merger Sub and their affiliates and representatives against Power-One and its subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees, which we collectively refer to as the "Company Related Parties" in this proxy statement, for all damages suffered as a result of the failure of the transactions contemplated by the merger agreement to be consummated or for a breach or failure to perform under the merger agreement or otherwise, and upon payment of such amount, none of the Company Related Parties will have any further liability or obligation relating to or arising out of the merger agreement or the transactions contemplated thereby (except that, to the extent any termination of the merger agreement resulted, directly or indirectly, from an intentional breach of the merger agreement by Power-One, ABB will be entitled to both the payment of the termination fee and/or the ABB Expenses (in each case to the extent owed) and to any damages, to the extent proven, in respect of such intentional breach (as reduced by any termination fee or ABB Expenses previously paid by Power-One)).

        If the merger agreement is validly terminated, the merger agreement will become null and void and of no effect without liability on the part of any party to the merger agreement (or any of its representatives), and, except for the confidentiality provisions, provisions relating to brokers, provisions relating to termination and certain general provisions of the merger agreement, each of which will survive the termination of the merger agreement, all rights and obligations of any party will cease. However, the parties have agreed that if (i) any termination of the merger agreement resulted, directly or indirectly, from an intentional breach of any provision of the merger agreement or (ii) an intentional breach of any provision of the merger agreement caused the merger not to be consummated, then, in either case, the breaching party will be fully liable for any and all damages, costs, fees, expenses, liabilities, penalties or other losses suffered by the other party as a result of such failure or breach. The aforementioned damages do not include any special, punitive, incidental or consequential damages other than special, incidental or consequential damages to the extent reasonably foreseeable as of the date of the merger agreement.

        For purposes of the merger agreement, "intentional breach" means, with respect to any representation, warranty, agreement or covenant in the merger agreement, an action or omission (including a failure to cure circumstances) taken or omitted to be taken that the breaching person intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant.

Fees and Expenses

        All fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger or any of the other transactions contemplated by the merger agreement are consummated, with certain exceptions expressly set forth in the merger agreement, including, in situations described in the merger agreement, reimbursement for ABB Expenses not to exceed $7,500,000.

Specific Performance

        Power-One, ABB and Merger Sub have agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties to the merger agreement do not perform the provisions of the merger agreement (including failing to take such actions as are required of it under the merger agreement to consummate the transactions contemplated by the merger agreement) in accordance with its specified terms or otherwise breach such provisions and acknowledged and agreed that the parties be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement, in addition to any other remedy to which they are entitled at law or in equity.

        Power-One, ABB and Merger Sub have agreed not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of the merger agreement by such party, and to specifically enforce the terms and provisions of the merger agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under the merger agreement. Any party seeking an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement is not required to provide any bond or other security in connection with such order or injunction. The parties to the merger agreement further agree that (i) by seeking the remedies provided for under the provision for specific performance in the merger agreement, a party does not in any respect waive its right to seek any other form of relief that may be available to a party under the merger agreement in the event that the merger agreement has been terminated or in the event that the these remedies are not available or otherwise are not granted, and (ii) nothing in the merger agreement's specific performance provision requires any party to the merger agreement to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under the merger agreement prior or as a condition to exercising any termination right under the merger agreement, nor will the commencement of any legal proceeding pursuant to the specific performance provision in the merger agreement or anything set forth in the specific performance provision restrict or limit any party's right to terminate the merger agreement in accordance with the terms of the merger agreement or pursue any other remedies under the merger agreement that may be available then or thereafter.

 Third-Party Beneficiaries

        The merger agreement is not intended to and will not confer any rights or remedies upon any person other than the parties to the merger agreement and their respective successors and permitted assigns, except for the rights to receive consideration after the effective time of the merger (which will be enforceable by the applicable holders of equity securities issued by the Company if the effective time of the merger occurs) and certain officers and directors with indemnification agreements with the Company. The representations and warranties in the merger agreement are the product of negotiations among the parties to the merger agreement and are for the sole benefit of such parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties to the merger agreement without notice or liability to any other person. The representations and warranties in the merger agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties to the merger agreement. Accordingly, persons other than the parties to the merger agreement may not rely upon the representations and warranties in the merger agreement as characterizations of actual facts or circumstances as of the date of the merger agreement or as of any other date.

Amendments; Extension; Waivers

        The merger agreement may be amended by mutual agreement of the parties to the merger agreement by action taken by or on behalf of their respective boards of directors at any time before or after the Power-One stockholders' approval of the merger agreement. After such approval has been obtained, there will not be any amendment that by law requires further approval by the stockholders of the Company without such further approval of such stockholders. The merger agreement may not be amended except by an instrument in writing signed by each of the parties to the merger agreement.

        At any time prior to the effective time of the merger, subject to applicable law, any party to the merger agreement may (a) extend the time for the performance of any obligation or other act of any other party to the merger agreement, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained in the merger agreement. Notwithstanding the foregoing, no failure or delay by Power-One, ABB or Merger Sub in exercising any right under the merger agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise of any other right under the merger agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of such party.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED COMPENSATION ARRANGEMENTS

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the "golden parachute" compensation arrangements for our named executive officers, as disclosed in the section of this proxy statement titled "Proposal 1: Adoption of the Merger—Special Factors—Golden Parachute Compensation" beginning on page 63 of this proxy statement.

        The Power-One board of directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement.

        The Power-One board of directors recommends that the stockholders of Power-One approve the following non-binding resolution:

          "RESOLVED, that the stockholders of Power-One approve, on a nonbinding, advisory basis, the compensation that will or may become payable to the named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the Golden Parachute Compensation table and the related narrative disclosures in the section of this joint proxy statement/prospectus for the merger entitled "Proposal 1: Adoption of the Merger—Special Factors—Golden Parachute Compensation."

        The non-binding vote on the compensation proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the compensation proposal and vice versa. Under our bylaws, the compensation proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Power-One common stock who or that are present in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote "AGAINST" the compensation proposal, while broker non-votes and shares not in attendance will have no effect on the outcome of any vote on the compensation proposal.

        Because the vote on the compensation proposal is advisory only, it will not be binding on either Power-One or ABB. Because Power-One or ABB will be contractually obligated to pay the "golden parachute" compensation, if the merger agreement is adopted and the merger is completed, the "golden parachute" compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the nonbinding, advisory vote of Power-One stockholders.

        The Power-One board of directors recommends that the Power-One stockholders vote "FOR" the compensation proposal.

 PROPOSAL 3: APPROVAL OF ADJOURNMENT OR POSTPONEMENT OF SPECIAL MEETING

        Power-One stockholders are being asked to approve a proposal, which we refer to as the adjournment proposal, to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders and to enable Power-One to solicit additional proxies in favor of the approval of the merger agreement if the number of shares of Power-One stock present in person and represented by proxy at the special meeting and voting "FOR" the adoption of the merger agreement is insufficient to approve the adoption of the merger agreement.

        In this proposal, we are asking you to authorize the holder of any proxy solicited by our board of directors to vote in favor of adjourning or postponing the special meeting, and any later adjournments or postponements, to another time and place. If the Power-One stockholders approve the adjournment proposal, we could adjourn or postpone the special meeting in any of the circumstances described above, and any adjourned or postponed session of the special meeting, to a later date and use the additional time to, among other things, solicit additional proxies in favor of the merger proposal, including the solicitation of proxies from holders of Power-One stock that have previously voted against the merger proposal. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against the merger proposal, we could adjourn or postpone the special meeting without a vote on the merger proposal and seek to convince the holders of those shares to change their votes to votes in favor of the adoption of the merger agreement.

        The Power-One board of directors believes that if the number of shares of Power-One common and preferred stock present or represented at the special meeting and voting in favor of the merger proposal is not sufficient to adopt the merger agreement, it is in the best interests of the holders of Power-One stock to enable Power-One to continue to seek to obtain a sufficient number of additional votes to adopt the merger agreement.

        The vote on the adjournment proposal is a vote separate and apart from the vote on the proposal to adopt the merger agreement. Accordingly, you may vote to approve the proposal to adopt the merger agreement and vote not to approve the adjournment proposal and vice versa. Under our bylaws, the adjournment proposal requires the affirmative vote of the holders of a majority in voting power of the shares of Power-One common stock which are present in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote "AGAINST" the adjournment proposal, while broker non-votes and shares not in attendance will have no effect on the outcome of any vote on the adjournment proposal.

        If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

        The Power-One board of directors recommends that the Power-One stockholders vote "FOR" the adjournment proposal.

 MARKET PRICE OF POWER-ONE COMMON STOCK AND DIVIDEND INFORMATION

        Our common stock trades on NASDAQ under the symbol "PWER." As of May 20, 2013, there were 122,540,362 shares of our common stock outstanding, held by approximately 100 stockholders of record.

        The following table sets forth the reported high and low prices for our common stock for the periods shown as reported on NASDAQ and the dividends declared per share in the periods shown.

			Dividends Declared
	Common Stock
			Regular Dividends	Special Dividends
	High	Low
Fiscal Year Ended December 30, 2013
First Quarter	4.93	3.77	—	—
Second Quarter (as of May 20, 2013)	6.50	3.95	—	—
Fiscal Year Ended December 30, 2012
First Quarter	5.51	3.98	—	—
Second Quarter	4.60	3.57	—	—
Third Quarter	6.51	4.36	—	—
Fourth Quarter	5.57	3.80	—	—
Fiscal Year Ended January 1, 2012
First Quarter	11.79	7.27	—	—
Second Quarter	9.07	7.24	—	—
Third Quarter	7.97	4.50	—	—
Fourth Quarter	5.58	3.77	—	—

        On April 19, 2013, the last trading day before we publicly announced the execution of the merger agreement, the high and low prices for our common stock as reported on NASDAQ were $4.14 and $4.00 per share, respectively, and the closing price on that date was $4.04 compared to which the common merger consideration represents a premium of approximately 57.18%. On                     , 2013, the last trading day before the date of this proxy statement, the high and low prices for our common stock as reported on NASDAQ were $            and $            per share, respectively, and the closing price on that date was $        . As of the record date, Power-One had                    shares of Power-One common stock issued and outstanding and Power-One had approximately       holders of record.

        No cash dividends were paid on our common stock during fiscal year 2013, 2012 or 2011. Existing and future debt, credit and similar agreements may limit or restrict our ability to pay dividends or repurchase our outstanding common stock. Furthermore, under the terms of the merger agreement, Power-One is generally prohibited from declaring, authorizing, making or paying any dividend or distribution. We do not expect to pay cash dividends in the foreseeable future.

        STOCKHOLDERS SHOULD OBTAIN A CURRENT MARKET QUOTATION FOR OUR COMMON STOCK BEFORE MAKING ANY DECISION WITH RESPECT TO THE MERGER.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information as of April 16, 2013, concerning "beneficial" ownership of our stock, as that term is defined in the rules and regulations of the SEC, by: (i) all persons known by us to be beneficial owners of more than 5% of our outstanding common stock; (ii) each director; (iii) each "named executive officer," as that term is defined in Item 402(a)(3) of SEC Regulation S-K; and (iv) all executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting or investment power with respect to those securities, including shares of common stock issuable upon the exercise of vested options that are immediately exercisable or exercisable within 60 days, deferred stock units, restricted stock units and shares of Power-One restricted shares. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws. Percentage ownership calculations are based on 122,104,943 shares outstanding as of April 16, 2013. Also, unless otherwise noted, the business address for each person is c/o Power-One, Inc., 740 Calle Plano, Camarillo, California 93012.

Named Executive Officer, Director, Beneficial Holder or Identity of Group	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Shares Beneficially Owned
Beneficial Holders:
Silver Lake Sumeru Fund, L.P.
Silver Lake Technology Investors Sumeru, L.P.(2)	Common Stock	53,144,444	33.70%
2775 Sand Hill Road, Suite 100 Menlo Park, CA 94025
Waddell & Reed Financial, Inc.(3)	Common stock	8,203,400	6.72%
Waddell & Reed Financial Services, Inc.
Waddell & Reed, Inc.
Waddell & Reed Investment Management Company
Ivy Investment Management Company
6300 Lamar Avenue Overland Park, KS 66202
Named Executive Officers:
Richard J. Thompson(4)	Common Stock	2,478,938	2.02%
Alexander Levran(5)	Common Stock	728,993	<1%
Steven Hogge(6)	Common Stock	247,794	<1%
Gary Larsen(7)	Common Stock	196,690	<1%
Tina McKnight(8)	Common Stock	220,507	<1%
Directors:
Jon Gacek(9)	Common Stock	64,854	<1%
Kambiz Hooshmand(10)	Common Stock	77,641	<1%
Mark Melliar-Smith(11)	Common Stock	115,308	<1%
Richard M. Swanson(12)	Common Stock	45,533	<1%
Jay Walters(13)	Common Stock	140,275	<1%
Kyle Ryland	Common Stock	0	<1%
Ajay Shah	Common Stock	0	<1%
Hartmut Liebel	Common Stock	0	<1%
All Executive Officers and Directors as a Group (consisting of 15 people)(14)	Common Stock	4,587,165	3.73%

(1)
For purposes of this table, a person is deemed to have "beneficial ownership" of any security as of a given date when such person has the right to acquire such security within 60 days after such date. Except as indicated in these footnotes to this table and pursuant to applicable community property laws, to the knowledge of the Company, the persons named in this table have sole voting and investment power with respect to all shares beneficially owned by them. The number of shares and percentage ownership amounts do not reflect amounts listed in the table representing Power-One common stock equivalents. The Company makes no representation as to the accuracy or completeness of amounts in this table that are identified in these footnotes as being provided according to public filings by or on behalf of the beneficial stockholders in question. For purposes of this table, the addresses of the executive officers and the directors shall be c/o Power-One, Inc., 740 Calle Plano, Camarillo, California 93012.

(2)
As described in greater detail in Amendment No. 4 to the Schedule 13D filed with the SEC on April 26, 2013, (i) Silver Lake Sumeru Fund, L.P. (or, for ease of reference, the "Sumeru Fund") has voting power with respect to 25,987,808 shares of Power-One common stock and dispositive power with respect to 52,710,422 shares of Power-One common stock and (ii) Silver Lake Technology Investors Sumeru, L.P. (or the "Side Fund") has voting and dispositive power with respect to 434,022 shares of Power-One common stock. Silver Lake Technology Associates Sumeru, L.P. (or the "Lower GP") is the general partner of each of the Sumeru Fund and the Side Fund. SLTA Sumeru (GP), L.L.C. (or the "Upper GP") is the general partner of the Lower GP. As a result of their relationship with the Sumeru Fund and the Side Fund, the Lower GP and the Upper GP may be deemed to share voting or dispositive power with respect to the 53,144,444 shares of Power-One common stock held directly by the Sumeru Fund and the Side Fund. The Lower GP and the Upper GP, however, disclaim beneficial ownership of the 53,144,444 shares of Power-One common stock, except to the extent of their pecuniary interests in such shares. Pursuant to the Company's Certificate of Designation for Power-One preferred stock, Silver Lake Sumeru and its affiliates may not convert its Power-One preferred stock into Power-One common stock to the extent that following such a conversion Silver Lake Sumeru's and its affiliates aggregate voting power would exceed 19.9% of the total voting power of Power-One or own more than 19.9% of the total shares of Power-One common stock then outstanding, except Silver Lake Sumeru and its affiliates may convert in connection with and subject to the completion of (x) a public sale of the Power-One common stock issued upon conversion, if following consummation of such public sale, Silver Lake Sumeru and its affiliates would not own more than 19.9% of the shares of Power-One common stock then outstanding or (y) a third party tender offer for the Power-One common stock issuable thereupon. The voting interests of Silver Lake Sumeru and its affiliates will be capped at 19.9% on all matters they vote on with the holders of the Power-One common stock.

(3)
Based on Amendment No. 5 to Schedule 13G filed on February 7, 2013, (i) Ivy Investment Management Company claims sole voting and dispositive power with respect to 1,191,800 shares of Power-One common stock, (ii) Waddell & Reed Investment Management Company claims sole voting and dispositive power with respect to 7,011,600 shares of Power-One common stock; (iii) Waddell & Reed, Inc. claims sole voting and dispositive power with respect to 7,011,600 shares of Power-One common stock; (iv) Waddell & Reed Financial Services, Inc. claims sole voting and dispositive power with respect to 7,011,600 shares of Power-One common stock; and (v) Waddell & Reed Financial, Inc. claims sole voting and dispositive power with respect to 8,203,400 shares of Power-One common stock. The five (5) entities that jointly reported on the Schedule 13G have stated they are not acting as a "group" for purposes of Section 13(d) under the 1934 Act and that indirect beneficial ownership is attributed to each of Waddell & Reed Financial, Inc., Waddell & Reed, Inc. and Waddell & Reed Financial Services, Inc. solely because of their control relationship with respect to Waddell & Reed Investment Management Company and Ivy Investment Management Company.

(4)
Includes 1,197,428 shares with respect to which Mr. Thompson claims sole voting and dispositive power and 1,281,510 shares issuable upon exercise of options by Mr. Thompson.

(5)
Includes 325,389 shares with respect to which Dr. Levran claims sole voting and dispositive power and 403,604 shares issuable upon exercise of options by Dr. Levran.

(6)
Includes 113,505 shares with respect to which Mr. Hogge claims sole voting and dispositive power and 134,289 shares issuable upon exercise of options by Mr. Hogge.

(7)
Includes 70,064 shares with respect to which Mr. Larsen claims sole voting and dispositive power and 126,626 shares issuable upon exercise of options by Mr. Larsen.

(8)
Includes 141,458 shares with respect to which Ms. McKnight claims sole voting and dispositive power and 79,049 shares issuable upon exercise of options by Ms. McKnight.

(9)
Includes 54,854 shares with respect to which Mr. Gacek claims sole voting and dispositive power and 10,000 shares issuable upon exercise of options by Mr. Gacek.

(10)
Includes 47,641 shares with respect to which Mr. Hooshmand claims sole voting and dispositive power and 30,000 shares issuable upon exercise of options by Mr. Hooshmand.

(11)
Includes 95,308 shares with respect to which Dr. Melliar-Smith claims sole voting and dispositive power and 20,000 shares issuable upon exercise of options by Dr. Melliar-Smith.

(12)
Includes 45,533 shares with respect to which Dr. Swanson claims sole voting and dispositive power.

(13)
Includes 95,275 shares with respect to which Mr. Walters has sole voting and dispositive power and 45,000 shares issuable upon exercise of options by Mr. Walters.

(14)
Includes 2,382,125 shares with respect to which the executive officers and directors as a group claim sole voting and dispositive power and 2,205,040 shares issuable upon exercise of options by executive officers and directors as a group within 60 days after the record date

OTHER MATTERS

        As of the date of this proxy statement the Power-One board of directors has not received notice of any stockholder proposals and does not intend to propose any other matters for stockholder action at the special meeting other than as described in the this proxy statement. However, if any other matters are properly brought before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented by the proxy in accordance with their best judgment.

FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. If the merger is not completed, however, stockholders will continue to be entitled to attend and participate in meetings of stockholders. If the merger is not completed and the 2013 annual meeting is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for our 2013 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and our by-laws, as described below.

        Any proposal that a stockholder wishes to include in proxy materials for our 2013 annual meeting pursuant to Rule 14a-8 under the Exchange Act must be received at a reasonable time before the Company begins to print and send its proxy materials, in order to consider including them in our proxy materials for that meeting. Except as otherwise permitted under Rule 14a-8, in order for a matter to be acted upon at an annual meeting, notice of stockholder proposals and other nominations must be delivered to us in accordance with the provisions of Article II, Section 2.10 of our by-laws not less than 90 days nor more than 120 days prior to the annual meeting; provided, however, that in the event that less than 100 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. All notices must be delivered to our Corporate Secretary at 740 Calle Plano, Camarillo, California 93012.

 WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. These reports, proxy statements and other information contain additional information about us and will be made available for inspection and copying at our executive offices during regular business hours by any stockholder or a representative of a stockholder as so designated in writing.

        Stockholders may read and copy any reports, statements or other information filed by us at the SEC's public reference room at Station Place, 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC at Station Place, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website located at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Power-One through the Investor Relations section of our website, and the "Financial Information" tab therein. The website address is www.power-one.com. The information on our website is not, and shall not be deemed to be a part of the merger agreement or incorporated into this or any other filings with the SEC. You may also send a written request to our Corporate Secretary at Power-One, Inc., 740 Calle Plano, Camarillo, California 93012, Attn: Corporate Secretary, or by calling the Corporate Secretary at (805) 987-8741.

        A list of stockholders will be available for inspection by stockholders of record at our executive offices at 740 Calle Plano, Camarillo, California 93012 during ordinary business hours for ten (10) days prior to the date of the special meeting and will be available for review at the special meeting or any adjournment or postponement thereof.

        The SEC allows us to "incorporate by reference" information that we file with the SEC in other documents into this proxy statement. This means that we may disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we file later with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. Such updated and superseded information will not, except as so modified or superseded, constitute part of this proxy statement.

        We incorporate by reference each document we file under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this proxy statement and before the special meeting (other than current reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein). We also incorporate by reference in this proxy statement the following documents filed by us with the SEC under the Exchange Act:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 30, 2012, filed with the SEC on February 28, 2013;

  •
  our 2012 Annual Proxy Statement filed with the SEC on March 21, 2012;

  •
  Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 30, 2012, filed with the SEC on April 29, 2013;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2013, filed with the SEC on May 10, 2013; and

  •
  our Current Reports on Form 8-K filed with the SEC on February 5, 2013 and April 22, 2013.

        We undertake to provide without charge to each person to whom a copy of this proxy statement has been delivered, upon request, by first-class mail or other equally prompt means, within one (1) business day of receipt of such request, a copy of any or all of the documents incorporated by reference in this proxy statement, other than the exhibits to these documents, unless the exhibits are specifically incorporated by reference into the information that this proxy statement incorporates. You may obtain documents incorporated by reference by requesting them in writing or by telephone at the following address and telephone number:

Power-One, Inc.
Attention: Corporate Secretary
740 Calle Plano,
Camarillo, California 93012
Telephone number: (805) 987-8741

        You may also obtain documents incorporated by reference by requesting them by telephone from AST Phoenix Advisors, our proxy solicitor, at (800) 249-7148. Documents should be requested by                    , 2013 in order to receive them before the special meeting. You should be sure to include your complete name and address in your request.

        This proxy statement does not constitute the solicitation of a proxy in any jurisdiction to or from any person to whom it is not lawful to make any solicitation in that jurisdiction. The delivery of this proxy statement should not create an implication that there has been no change in the affairs of Power-One since the date of this proxy statement or that the information herein is correct as of any later date.

        ABB and Merger Sub have supplied, and we have not independently verified, the information in this proxy statement exclusively concerning ABB and Merger Sub.

        Stockholders should not rely on information other than that contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide information that is different from that contained in this proxy statement. This proxy statement is dated                    , 2013. No assumption should be made that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement will not create any implication to the contrary. Notwithstanding the foregoing, if there is any material change in any of the information previously disclosed, we will, where relevant and to the extent required by applicable law, update such information through a supplement to this proxy statement.

Annex A

AGREEMENT AND PLAN OF MERGER

By and Among

ABB LTD,

VERDI ACQUISITION CORPORATION,

and

POWER-ONE, INC.

Dated as of April 21, 2013

A-i

A-ii

A-iii

        THIS AGREEMENT AND PLAN OF MERGER, dated as of April 21, 2013 (this "Agreement"), is made by and among ABB Ltd, a corporation organized under the Laws of Switzerland ("Parent"), Verdi Acquisition Corporation, a Delaware corporation and an indirect wholly-owned Subsidiary of Parent ("Merger Sub"), and Power-One, Inc., a Delaware corporation (the "Company").

W I T N E S S E T H:

        WHEREAS, the board of directors of the Company has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the stockholders of the Company and (ii) approved this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the board of directors of the Company has unanimously recommended adoption of this Agreement by its stockholders and directed that this Agreement be submitted to its stockholders for adoption;

        WHEREAS, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation in the merger (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby, except as expressly provided in Section 3.1, each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock") and each issued and outstanding share of Series C Junior Participating Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series C Preferred Stock"), in each case immediately prior to the Effective Time, will be canceled and converted into the right to receive the Merger Consideration as provided herein;

        WHEREAS, concurrently with the execution and delivery of this Agreement, certain stockholders of the Company have entered into a voting agreement, dated as of the date hereof, with Parent (the "Voting Agreement"); and

        WHEREAS, each of Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

        NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants and subject to the conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Definitions.    Defined terms used in this Agreement have the respective meanings ascribed to them by definition in this Agreement and as follows:

        "6.5(e) Notice" shall have the meaning set forth in Section 6.5(e).

        "Acceptable Confidentiality Agreement" shall mean a confidentiality agreement containing terms no less restrictive of the Third Party that is party to such agreement and its Affiliates and Representatives than the terms set forth in the Confidentiality Agreement with respect to Parent and its Affiliates and Representatives, including with respect to standstill provisions.

        "Acquisition Proposal" shall have the meaning set forth in Section 6.5(h)(i).

        "Affiliate" of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For the avoidance of doubt, the Silver Lake Stockholders shall be deemed to be Affiliates of the Company.

        "Affiliated Group" means an affiliated group as defined in Section 1504 of the Code (or any analogous combined consolidated or unitary group defined under income Tax Law).

        "Agreement" shall have the meaning set forth in the Preamble.

        "Alternative Acquisition Agreement" shall have the meaning set forth in Section 6.5(c).

        "Anticipated Prepayment Date" shall have the meaning set forth in Section 6.11.

        "Anticorruption Laws" shall mean (i) the FCPA and (ii) any other Law promulgated by any Governmental Authority applicable to the Company and its Subsidiaries relating to bribery or corruption.

        "Antitrust Laws" shall have the meaning set forth in Section 4.4(b).

        "Book-Entry Shares" shall have the meaning set forth in Section 3.1(b).

        "Business Day" shall mean any day other than a Saturday, Sunday or a day on which all banking institutions in Zurich, Switzerland or New York, New York are authorized or obligated by Law or executive order to close.

        "By-laws" shall have the meaning set forth in Section 4.1.

        "Certificate of Merger" shall have the meaning set forth in Section 2.3.

        "Certificates" shall have the meaning set forth in Section 3.1(c).

        "Change in Recommendation" shall have the meaning set forth in Section 6.5(c).

        "Charter" shall have the meaning set forth in Section 4.1.

        "Code" shall mean the Internal Revenue Code of 1986, as amended.

        "Common Certificates" shall have the meaning set forth in Section 3.1(b).

        "Common Merger Consideration" shall have the meaning set forth in Section 3.1(b).

        "Company" shall have the meaning set forth in the Preamble.

        "Company Benefit Plan" shall mean each "employee pension benefit plan" (as defined in Section 3(2) of ERISA), each "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and each other material plan, program, agreement, arrangement or policy relating to stock options, stock purchases or other equity or equity-based compensation, deferred compensation, bonus, incentive, severance, retention, fringe benefits or employee benefits, including individual employment, consulting, change in control and severance agreements, in each case maintained or contributed to, or required to be maintained or contributed to, by the Company or its Subsidiaries or pursuant to which the Company or its Subsidiaries have any liability (including a contingent liability) or otherwise providing for payments or benefits for or to any current or former employees, directors, officers or consultants of the Company or any of its Subsidiaries, including for purposes of clarification the Company Plans, but not including any Multiemployer Plan.

        "Company Board" shall have the meaning set forth in Section 4.3(b).

        "Company Board Recommendation" shall have the meaning set forth in Section 4.3(b).

        "Company Common Stock" shall have the meaning set forth in the Recitals.

        "Company Disclosure Schedule" shall mean the disclosure schedule delivered by the Company to Parent concurrently with the execution of this Agreement (it being understood that the disclosure of any matter or item in the Company Disclosure Schedule shall not be deemed to constitute an acknowledgement that such matter or item is required to be disclosed therein or is material to a representation or warranty set forth in this Agreement and shall not be used as a basis for interpreting the terms "material," "materially," "materiality" or "Material Adverse Effect" or any word or phrase of similar import and does not mean that such matter or item would, alone or together with any other matter or item, have a Material Adverse Effect).

        "Company Employee" shall have the meaning set forth in Section 6.9(b)(i).

        "Company Lease" shall mean any lease, sublease, sub-sublease, license and other agreement under which the Company or any of its Subsidiaries leases, subleases, licenses, uses or occupies (in each case whether as landlord, tenant, sublandlord, subtenant or by other occupancy arrangement), or has the right to use or occupy, now or in the future, any real property.

        "Company Material Contract" shall have the meaning set forth in Section 4.16(a).

        "Company Option" shall mean each option to purchase shares of Company Common Stock granted pursuant to any Company Plan.

        "Company Owned IP" shall mean all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries.

        "Company Permits" shall have the meaning set forth in Section 4.5.

        "Company Plans" shall mean any of the Amended and Restated 2004 Stock Incentive Plan (the "2004 Plan"), the 2001 Stock Option Plan (the "2001 Plan") and the Amended and Restated 1996 Stock Incentive Plan (the "1996 Plan").

        "Company Preferred Stock" shall mean, collectively, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

        "Company Registered IP" shall have the meaning set forth in Section 4.14(a).

        "Company Related Parties" shall have the meaning set forth in Section 8.3(b)(ii).

        "Company Restricted Share" shall mean each restricted share of Company Common Stock granted pursuant to the Company Plans.

        "Company SEC Documents" shall have the meaning set forth in Section 4.7(a).

        "Company Source Code" shall have the meaning set forth in Section 4.14(i).

        "Company Stock" shall mean, collectively, Company Common Stock and Company Preferred Stock.

        "Company Stock-Based Award" shall mean each right of any kind to receive shares of Company Common Stock or benefits measured by the value of shares of Company Common Stock, and each award of any kind consisting of shares of Company Common Stock, granted under the Company Plans (including without limitation stock appreciation rights, restricted stock units, performance stock units and dividend equivalents), other than Company Options and Company Restricted Shares.

        "Company Termination Fee" shall have the meaning set forth in Section 8.3(a)(i).

        "Company Warrants" shall mean Warrant No. 1 for the Purchase of 8,628,941 Shares of Company Common Stock, dated May 8, 2009, and Warrant No. 2 for the Purchase of 71,059 Shares of Company Common Stock, dated May 8, 2009.

        "Confidentiality Agreement" shall mean the confidentiality agreement dated August 23, 2011 between ABB Asea Brown Boveri Ltd and the Company, as amended on October 25, 2012.

        "Contract" shall mean any binding contract, agreement, arrangement, understanding, commitment, franchise, indenture, lease, purchase order or license, whether written or otherwise.

        "control" (including the terms "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise.

        "Controlled Group Liability" means any and all liabilities (a) under Title IV of ERISA, (b) under Section 302 of ERISA, (c) under Sections 412 and 4971 of the Code, (d) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code, and (e) under corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the Company Benefit Plans listed in Section 4.13(a) of the Company Disclosure Schedule.

        "Conversion" shall have the meaning set forth in Section 3.2(g).

        "Credit Facility" shall mean the credit facility under the Credit Facility Agreement.

        "Credit Facility Agent" shall mean Bank of America, N.A., in its capacity as administrative agent under the Credit Facility Agreement.

        "Credit Facility Agreement" shall mean the Amended and Restated Credit Agreement, dated as of January 30, 2013 (as amended, supplemented, restated or otherwise modified from time to time), by and among the Company, the Credit Facility Lenders and the Credit Facility Agent and all Loan Documents (as defined in the Credit Facility Agreement) related thereto.

        "Credit Facility Lenders" shall mean the several banks and other financial institutions or entities from time to time parties to the Credit Facility Agreement.

        "Customs and International Trade Laws" shall mean any Law, Order, permit or other decision or requirement having the force or effect of Law and as amended from time to time, of any Governmental Authority, concerning the importation of products, the exportation or reexportation of products (including technology and services), the terms and conduct of international transactions, and the making or receiving of international payments, including, as applicable, the Tariff Act of 1930 and other Laws and programs administered or enforced by U.S. Customs and Border Protection and U.S. Immigration and Customs Enforcement, and their predecessor agencies, Export Administration Act of 1979, Export Administration Regulations, International Emergency Economic Powers Act, Trading With the Enemy Act, Arms Export Control Act, International Traffic in Arms Regulations, Executive Orders of the President regarding embargoes and restrictions on transactions with designated entities, the embargoes and restrictions administered by the U.S. Department of the Treasury, Office of Foreign Assets Control and the antiboycott Laws administered by the U.S. Departments of Commerce and Treasury.

        "Damages" shall mean damages, costs, fees, expenses, liabilities, penalties or losses of any kind; provided, that Damages shall not include any special, punitive, incidental or consequential damages other than special, incidental or consequential damages to the extent reasonably foreseeable as of the date hereof.

        "DGCL" shall mean the General Corporation Law of the State of Delaware.

        "Dissenting Shares" shall have the meaning set forth in Section 3.5.

        "EBITDA" shall mean, with respect to a Person, the net income of such Person (as determined in accordance with GAAP) before interest, Taxes, depreciation and amortization.

        "Effective Time" shall have the meaning set forth in Section 2.3.

        "Electronic Data Room" shall mean the electronic data room maintained by Merrill Corporation (as long as the applicable document or information was available in the electronic data room before 9:00 a.m. (Pacific time)) on April 21, 2013.

        "Environmental Claim" shall mean any written claim, action, cause of action, suit, proceeding, order, demand or notice alleging potential liability (including potential liability for investigatory costs, cleanup costs, governmental response costs, property damages, and personal injuries), based on Environmental Laws or arising out of or resulting from: (i) the Release of Hazardous Substance at any location; or (ii) exposure to any Hazardous Substance.

        "Environmental Laws" shall mean all Laws in effect as of the date hereof relating to pollution or protection of human health or safety or the environment, including Laws relating to the exposure to, Release, or threatened Release of Hazardous Substances, or relating to the manufacture, use, treatment, storage, transport, presence, investigation, remediation or handling of Hazardous Substances and all Laws regarding recordkeeping, notification, disclosure and reporting requirements for Hazardous Substances.

        "Environmental Permits" shall mean any permit, license, approval or other authorization under any Environmental Law.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        "Exchange Fund" shall have the meaning set forth in Section 3.2(a).

        "FCPA" shall mean the U.S. Foreign Corrupt Practices Act of 1977, as amended, and any regulations issued thereunder.

        "Foreign Antitrust Laws" shall have the meaning set forth in Section 4.4(b).

        "GAAP" shall mean the United States generally accepted accounting principles.

        "Government Official" shall mean any (i) officer or employee of a Governmental Authority or any department, agency or instrumentality thereof (including any state-owned or -controlled enterprise), or of a public organization, (ii) officer or employee of a public international organization (e.g., The World Bank), (iii) political party or party official or candidate for political or government office or (iv) or any Person acting for or on behalf of any of the foregoing.

        "Governmental Authority" shall mean any foreign, domestic, federal, territorial, national, state or local governmental authority of any nature(including any government and any governmental agency, instrumentality, court, tribunal or commission, or any department, subdivision or branch of any of the foregoing) or body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

        "Hazardous Substance" shall mean (i) substances defined, listed, classified or regulated as "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous wastes", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "contaminants", "pollutants", "radioactive materials, "petroleum", "petroleum by-product", or words of similar import under any Environmental Law; (ii) asbestos and asbestos containing materials; and (iii) polychlorinated biphenyls.

        "Highly Paid Employees" shall mean the Company's and its Subsidiaries' fifty (50) most highly compensated employees, determined based on the employee's annual base salary and bonus with respect to the immediately preceding fiscal year.

        "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

        "Indebtedness" shall mean, with respect to any Person, without duplication: (a) any obligations for borrowed money, (b) any obligations evidenced by bonds, notes, debentures, letters of credit or similar instruments, (c) any obligations under conditional sale, title retention or similar agreements or arrangements creating an obligation with respect to the deferred purchase price of property, securities or other assets (including "earn-out" payments) (excluding accounts payable and accrued liabilities incurred in the ordinary course of business), (d) any capital lease obligations, (e) any net obligations in respect of interest rate, currency or commodity swaps, collars, caps, hedges, futures contract, forward contract, option or other derivative instruments or arrangements, (f) any accrued interest, premiums, penalties, breakages, "make whole amounts" and other obligations relating to the foregoing that would be payable in connection with the repayment of the foregoing clauses (a) through (e), and (g) any obligations to guarantee any of the foregoing types of obligations on behalf of any Person; provided, however, that, with respect to the Company or any of its Subsidiaries, any intercompany Indebtedness owing by the Company to any of its wholly-owned Subsidiaries, by a wholly-owned Subsidiary of the Company to the Company, or by one wholly-owned Subsidiary of the Company to another wholly-owned Subsidiary of the Company, in each case, shall not constitute "Indebtedness" hereunder.

        "Indemnitee" shall mean any individual who, on or prior to the Effective Time, was an officer, director, manager or employee of the Company or served on behalf of the Company as an officer, director, manager, employee, trustee or fiduciary of any of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise or any of their predecessors in their capacities as such.

        "Intellectual Property Rights" shall mean all industrial and intellectual property and other similar proprietary rights, in any jurisdiction, whether registered or unregistered, including all such rights in and to (i) patents, patent applications, utility models, and all continuations, continuations-in-part, divisionals, reissues, re-examinations, renewals, and extensions thereof, and any counterparts claiming priority therefrom ("Patents"), (ii) trademarks, service marks, logos, trade dress, trade names, and all other designations of origin of a product or service ("Trademarks") together with the goodwill symbolized by any of the foregoing, (iii) moral rights and copyrights ("Copyrights"), (iv) rights in computer programs and software (whether in source code, object code, or other form), application programming interfaces, algorithms, databases, compilations and data, firmware, development tools and documentation supporting the foregoing, (v) trade secrets and rights in other confidential information, including rights in ideas, proprietary information, know-how, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, improvements, proprietary processes, technology, technical data, algorithms, specifications, formulae, models, and methodologies, customer lists and supplier lists, and industrial designs ("Trade Secrets"), (vi) Internet domain names and World Wide Web URLs or addresses, (vii) mask works, and any equivalent or similar rights in semiconductor masks, layouts, architectures, or topology, (viii) all rights of publicity and other rights to use the names and likeness of individuals, (ix) designs and (x) all applications and registrations for the foregoing.

        "Intentional Breach" shall mean, with respect to any representation, warranty, agreement or covenant, an action or omission (including a failure to cure circumstances) taken or omitted to be taken that the breaching Person intentionally takes (or fails to take) and knows (or should reasonably have known) would, or would reasonably be expected to, cause a material breach of such representation, warranty, agreement or covenant.

        "Investments" shall have the meaning set forth in Section 4.2(d).

        "IRS" shall mean the Internal Revenue Service.

        "Knowledge" shall mean (i) with respect to the Company, the actual knowledge of the individuals set forth on Section 1.1(a) of the Company Disclosure Schedule after reasonable inquiry and (ii) with respect to Parent or Merger Sub, the actual knowledge of the individuals set forth on Section 1.1(a) of the Parent Disclosure Schedule after reasonable inquiry.

        "Law" shall mean any and all domestic (federal, state or local), tribal or foreign laws, rules, regulations, orders, judgments or decrees promulgated by any Governmental Authority.

        "Leased Real Property" shall have the meaning set forth in Section 4.17(b).

        "License Agreement" shall mean any Contract pursuant to which the Company or any of its Subsidiaries is granted a license to or right to use or exploit (including by means of a covenant not to sue) Intellectual Property Rights owned or controlled by third parties.

        "Licensed IP Rights" shall mean any Intellectual Property Rights licensed to the Company or its Subsidiaries or that the Company or any of its Subsidiaries is granted a right to use or exploit (including by means of a covenant not to sue) pursuant to a License Agreement.

        "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

        "Malicious Code" shall have the meaning set forth in Section 4.14(h).

        "Material Adverse Effect" shall mean any change, event, effect or circumstance (a) which, individually or in the aggregate, has resulted, or would reasonably be expected to result, in a material adverse effect on the business, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that changes, events, effects or circumstances to the extent resulting from the following shall be excluded from the determination of Material Adverse Effect: (i) any change, event, effect or circumstance arising after the date hereof generally affecting the principal industries in which the Company and its Subsidiaries operate; (ii) any change (or any prospective change that has become publicly known) in any Law or GAAP (or changes in interpretations or enforcement of any Law or GAAP) in each case arising after the date hereof; (iii) changes arising after the date hereof in general economic, regulatory or political conditions or the financial, credit, securities or capital markets in general; (iv) any acts of God, calamities, natural disasters, earthquakes, hurricanes, terrorism, general national, political, or social conditions including the engagement by any country in hostilities, war or any escalation or worsening thereof arising after the date hereof; (v) changes (including any loss of employees or any loss of, or any disruption in, customer, distributor, dealer, supplier, partner or similar relationships) resulting from the execution of this Agreement or the announcement of this Agreement or the announcement of the transactions contemplated hereby; (vi) any changes in the market price or trading volume of the Company Common Stock after the date hereof or the fact that the Company has failed to meet any estimates, projections or forecasts for any period (other than, in each case for purposes of this clause (vi), any change, event, effect or circumstance giving rise to any such change or failure); or (vii) any action taken by the Company or any of its Subsidiaries that is not required to be taken pursuant to the terms of the Agreement and which is taken at Parent's express written request or any action expressly required to be taken by the Company or any of its Subsidiaries pursuant to this Agreement or the failure to take any action by the Company or any of its Subsidiaries if that action is expressly prohibited by this Agreement (provided that any effect of compliance with the terms of Section 6.1 shall not be considered for purposes of this clause (vii)); but only if, in the case of clauses (i), (ii), (iii) or (iv), such change, event, effect or circumstance does not materially disproportionately impact the Company and its Subsidiaries, taken as a whole, relative to other companies in the industries or markets in which the

Company or its Subsidiaries operate; or (b) that prevents or materially delays the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement.

        "Material Company Lease" shall mean any Company Lease (a) which has annual rent obligations in excess of $400,000 and has a remaining term (excluding any renewal options), as of the date hereof, in excess of 12 months or (b) for the Company's headquarters or a manufacturing facility.

        "Merger" shall have the meaning set forth in the Recitals.

        "Merger Closing" shall have the meaning set forth in Section 2.2.

        "Merger Closing Date" shall have the meaning set forth in Section 2.2.

        "Merger Consideration" shall have the meaning set forth in Section 3.1(c).

        "Merger Sub" shall have the meaning set forth in the Preamble.

        "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 3(37) of ERISA.

        "NASDAQ" shall mean The NASDAQ Stock Market LLC (NASDAQ Global Select Market).

        "New Plans" shall have the meaning set forth in Section 6.9(b)(ii).

        "Open Source Materials" shall have the meaning set forth in Section 4.14(g).

        "Option Exchange Ratio" shall mean a fraction having a numerator equal to the Merger Consideration and having a denominator equal to the Parent American Depositary Share Price.

        "Order" shall mean any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding by or with any Governmental Authority.

        "Outside Date" shall have the meaning set forth in Section 8.1(b)(i).

        "Owned Real Property" shall have the meaning set forth in Section 4.17(a).

        "Parent" shall have the meaning set forth in the Preamble.

        "Parent American Depositary Shares" shall mean the American Depositary Shares, each representing, as of the date hereof, on share of Parent's registered shares, par value CHF 1.03, issued under and pursuant to that certain Amended and Restated Deposit Agreement, dated as of May 7, 2001, by and among Parent, Citibank, N.A., as Depositary, and the holders and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued thereunder.

        "Parent American Depositary Share Price" shall mean an amount equal to the volume weighted average price per share (or "VWAP") of the Parent American Depositary Shares on the NYSE, based on information as reported through Bloomberg, for the ten (10) consecutive trading days ending on and including the last trading day prior to the Closing Date. For the avoidance of doubt, the VWAP is calculated using the standard VWAP formula in Bloomberg over the ten (10) consecutive trading days and not by taking the volume-weighted average of the VWAP for each of the ten (10) consecutive trading days.

        "Parent Disclosure Schedule" shall have the meaning set forth in Article V.

        "Parent Expenses" shall have the meaning set forth in Section 8.3(a)(iv).

        "Parent Information" shall have the meaning set forth in Section 6.2(c).

        "Parent Organizational Documents" shall have the meaning set forth in Section 5.1.

        "Paying Agent" shall have the meaning set forth in Section 3.2(a).

        "Performance Awards" shall have the meaning set forth in Section 3.3(a)(iv).

        "Permitted Liens" shall mean (a) any statutory Lien for Taxes, assessments and other governmental charges not yet delinquent or, if delinquent, are being contested in good faith and for which adequate accruals or reserves have been established on the financial statements of the Company in accordance with GAAP (if required); (b) construction, mechanic's, materialmen's, laborer's, workmen's, repairmen's, carrier's and similar Liens, arising or incurred in the ordinary course of business; provided, that the underlying obligations (i) are not yet due and payable or delinquent or (ii) if delinquent, are being contested in good faith by appropriate proceeding and, in the case of each of clauses (b)(i) and (b)(ii), which would not reasonably be expected to result in forfeiture of the involved assets; (c) with respect to real properties, (i) any zoning and other land use restrictions not violated by the current improvements or current use in any material respect, (ii) survey exceptions, utility easements, rights of way and similar agreements, easements, covenants, reservations, restrictions and Liens that are imposed by any Governmental Authority having jurisdiction thereon or by Law or otherwise or typical for the applicable property type and locality, and (iii) Liens disclosed on existing title reports or existing surveys; provided, that, in the case of clauses (c)(i), (c)(ii) and (c)(iii), none of the foregoing, individually or in the aggregate, materially impairs current occupancy, materially detracts from the value of, or materially impairs, and is not reasonably expected to, materially impair, the present or continued use and operation of the affected assets (and excluding in all events any Liens securing the payment of money); (d) non-exclusive licenses of Intellectual Property Rights in the ordinary course of business; (e) other than the Liens described in the other clauses of this definition, all exceptions, restrictions, easements, imperfections of title, charges, rights of way and other similar Liens that do not, individually or in the aggregate, materially impair current occupancy, materially detract from the value of, or materially impair, and are not reasonably expected to, materially impair, the present or continued use and operation of the affected assets (and excluding in all events any Liens securing the payment of money); (f) Liens required to be granted in connection with the Credit Facility as in effect as of the date hereof, to the extent such Liens are fully released without any further liabilities (other than contingent indemnity and expense reimbursement obligations that survive the repayment of the loans and other financial accommodation) on the part of the Company or the Surviving Corporation upon full repayment of the Credit Facility in accordance with Section 6.11 of this Agreement; and (g) Liens granted in connection with capital lease obligations for office equipment entered into by the Company or a Subsidiary of the Company.

        "Person" shall mean an individual, a corporation (including non-for-profit corporation), general or limited partnership, limited liability company, unlimited liability company, joint venture, association, Governmental Authority, unincorporated organization, trust or any other entity of any kind or nature.

        "Preferred Certificates" shall have the meaning set forth in Section 3.1(c).

        "Preferred Merger Consideration" shall have the meaning set forth in Section 3.1(c).

        "Proceeding" shall have the meaning set forth in Section 4.11.

        "Proposed Changed Terms" shall have the meaning set forth in Section 6.5(e)(ii).

        "Proxy Date" shall have the meaning set forth in Section 6.2(d).

        "Proxy Statement" shall have the meaning set forth in Section 6.2(a).

        "Proxy Statement Clearance Date" shall mean the first date on which the SEC (or staff of the SEC) has, orally or in writing, confirmed that (a) it has no further comments on the Proxy Statement, or (b) it does not intend to review the Proxy Statement.

        "Release" shall mean any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater and surface or subsurface strata) or into or out of any property, of Hazardous Substances.

        "Representatives" shall mean, with respect to any Person, any Subsidiary of such Person and such Person's and each of its respective Subsidiaries' directors (in their capacity as such), officers, employees, investment bankers, financial advisors, attorneys, accountants or other advisors or agents.

        "Requisite Common Stockholder Approval" shall have the meaning set forth in Section 4.3(a).

        "Requisite Preferred Stockholder Approval" shall have the meaning set forth in Section 4.3(a).

        "Requisite Stockholder Approval" shall have the meaning set forth in Section 4.3(a).

        "Restraints" shall have the meaning set forth in Section 7.1(c).

        "SEC" shall mean the Securities and Exchange Commission.

        "Secretary of State" shall mean the Secretary of State of the State of Delaware.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Series A Preferred Stock" shall have the meaning set forth in Section 4.2(a).

        "Series B Preferred Stock" shall have the meaning set forth in Section 4.2(a).

        "Series C Preferred Stock" shall have the meaning set forth in the Recitals.

        "Silver Lake Stockholders" shall have the meaning set forth in Section 4.16(a)(xv).

        "Stockholders' Meeting" shall have the meaning set forth in Section 6.2(d).

        "Subsidiary" of any Person, shall mean any corporation, partnership, joint venture or other legal entity of which such Person (itself or together with any other Subsidiary or Subsidiaries), owns, directly or indirectly, more than fifty percent (50%) of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

        "Superior Proposal" shall have the meaning set forth in Section 6.5(h)(ii).

        "Surviving Corporation" shall have the meaning set forth in Section 2.1.

        "Tail Period" shall have the meaning set forth in Section 6.6(b).

        "Tax" shall mean any and all taxes, assessments, levies, duties, tariffs, imposts, and other similar charges in the nature of taxes (together with any and all interest, penalties, and additions to tax, related thereto) imposed by any Law, including taxes imposed on income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth; excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation taxes.

        "Tax Return" shall mean any return, declaration, report information statement, or claim for refund, including any schedule or attachment thereto, filed or required to be filed with any Taxing Authority in connection with the determination, assessment or collection of any Tax of any party or the administration of any Law relating to any Tax.

        "Taxing Authority" shall mean any Governmental Authority having the power under Law to impose, assess or collect Taxes.

        "Termination Date" shall have the meaning set forth in Section 8.1(b)(i).

        "Third Party" shall mean any Person or group other than Parent, Merger Sub and their respective Affiliates.

        "Total Common Merger Consideration" shall have the meaning set forth in Section 3.1(b).

        "Total Merger Consideration" shall have the meaning set forth in Section 3.1(c).

        "Total Preferred Merger Consideration" shall have the meaning set forth in Section 3.1(c).

        "Total Warrant Payment" shall have the meaning set forth in Section 3.1(e).

        "Transfer Restrictions" shall mean any material transfer restrictions, rights of first offer or refusal, limitation on voting rights or similar restrictions (other than under the Securities Act, the Exchange Act or other similar securities Laws).

        "Voting Agreement" shall have the meaning set forth in the Recitals.

        "Warrant Payment" shall have the meaning set forth in Section 3.1(e).

ARTICLE II

THE MERGER

        Section 2.1    The Merger.    Upon the terms and subject to the conditions of this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate corporate existence of Merger Sub shall cease, and the Company shall continue its corporate existence under the name "Power-One, Inc." as the surviving corporation (the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware.

        Section 2.2    Merger Closing.    The closing of the Merger (the "Merger Closing") will take place at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (a) at 9:00 a.m., New York City time, on the fourth Business Day after satisfaction or (to the extent permitted by Law) waiver of the conditions set forth in Article VII (other than those conditions that require the delivery of a document or certificate or taking of any other action at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the appropriate party of all such conditions at the Closing) or (b) such other time or date as agreed to in writing by the parties hereto. The date on which the Merger Closing occurs is referred to in this Agreement as the "Merger Closing Date."

        Section 2.3    Effective Time.    Subject to the provisions of this Agreement, as promptly as reasonably practicable on the Merger Closing Date, the parties shall cause a certificate of merger, or a certificate of ownership and merger, as applicable (the "Certificate of Merger"), with respect to the Merger to be filed with the Secretary of State in such form as is required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and shall make all other filings and recordings required under the DGCL. The Merger shall become effective on such date and time as the Certificate of Merger is filed with the Secretary of State or at such other date and time as Parent and the Company shall agree and specify in the Certificate of Merger. The date and time at which the Merger becomes effective is referred to in this Agreement as the "Effective Time".

        Section 2.4    Effects of the Merger.    The Merger shall have the effects set forth in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Corporation.

        Section 2.5    Certificate of Incorporation and Bylaws of the Surviving Corporation.    Subject to Section 6.6, at the Effective Time, (a) the certificate of incorporation of the Surviving Corporation shall be amended in its entirety to read as set forth on Exhibit A attached hereto, except that the name of the Surviving Corporation shall be "Power-One, Inc." and (b) the bylaws of the Surviving Corporation shall be amended in its entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that all references to Merger Sub in the bylaws of the Surviving Corporation shall be changed to references to "Power-One, Inc.", in each case, until thereafter amended in accordance with applicable Law and the applicable provisions of the certificate of incorporation and bylaws of the Surviving Corporation.

        Section 2.6    Board of Directors.    Subject to applicable Law, each of the parties hereto shall take all necessary action to ensure that the board of directors of the Surviving Corporation effective as of, and immediately following, the Effective Time shall consist of the members of the board of directors of Merger Sub immediately prior to the Effective Time, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, incapacitation, retirement, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

        Section 2.7    Officers.    From and after the Effective Time, the officers of the Company at the Effective Time shall be the officers of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified in accordance with applicable Law or their earlier death, incapacitation, retirement, resignation or removal.

ARTICLE III

EFFECT OF THE MERGER ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES

        Section 3.1    Effect on Securities and Company Warrants.    At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Sub or the holders of any securities of the Company or Merger Sub:

          (a)    Cancellation of Treasury Stock and Certain Other Company Securities.    Each share of Company Stock held by the Company or any Subsidiary of the Company (as treasury stock or otherwise) or held by Parent or Merger Sub, in each case, immediately prior to the Effective Time, shall automatically be canceled and retired and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

          (b)    Conversion of Company Common Stock.    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to Section 3.1(a), the Company Restricted Shares (which are addressed in Section 3.3) and, except as provided in Section 3.5, the Dissenting Shares) shall be converted into the right to receive $6.3500 in cash (such sum, the "Common Merger Consideration"), without interest. For purposes of this Agreement, "Total Common Merger Consideration" shall mean the product of (x) the number of shares of Company Common Stock issued and outstanding (other than shares canceled pursuant to Section 3.1(a) and, except as provided in Section 3.5, the Dissenting Shares) immediately prior to the Effective Time and (y) the Common Merger Consideration. Each share of Company Common Stock to be converted into the right to receive the Common Merger Consideration as provided in the first sentence of this Section 3.1(b) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically canceled and shall cease to exist, and the holders of certificates (the "Common Certificates") or book-entry shares ("Book-Entry Shares") which immediately prior to the Effective Time represented such Company Common Stock shall cease to have any rights with respect to such Company Common Stock other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof in accordance with Section 3.4) or Book-Entry Shares in accordance with Section 3.2, the Common Merger Consideration, without interest thereon, for each such share of Company Common Stock held by them.

          (c)    Conversion of Company Preferred Stock.    Each share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares canceled pursuant to

  Section 3.1(a)) shall be converted into the right to receive $4703.7037037 in cash (such sum, the "Preferred Merger Consideration", and together with the Common Merger Consideration, as applicable, the "Merger Consideration"), without interest. For purposes of this Agreement, "Total Preferred Merger Consideration" shall mean the product of (x) the number of shares of Company Preferred Stock issued and outstanding (other than shares canceled pursuant to Section 3.1(a)) immediately prior to the Effective Time and (y) the Preferred Merger Consideration, and "Total Merger Consideration" shall mean the sum of the Total Common Merger Consideration and the Total Preferred Merger Consideration. Each share of Company Preferred Stock to be converted into the right to receive the Preferred Merger Consideration as provided in the first sentence of this Section 3.1(c) shall, by virtue of the Merger and without any action on the part of the holders thereof, be automatically canceled and shall cease to exist, and the holders of certificates (the "Preferred Certificates" and together with the Common Certificates, the "Certificates") which immediately prior to the Effective Time represented such Company Preferred Stock shall cease to have any rights with respect to such Company Preferred Stock other than the right to receive, upon surrender of such Certificates (or affidavits of loss in lieu thereof in accordance with Section 3.4) in accordance with Section 3.2, the Preferred Merger Consideration, without interest thereon, for each such share of Company Preferred Stock held by them.

          (d)    Conversion of Merger Sub Capital Stock.    Each share of common stock, par value of $0.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) fully paid share of common stock, par value $0.001 per share, of the Surviving Corporation and constitute the only outstanding shares of capital stock of the Surviving Corporation.

          (e)    Treatment of Company Warrants.    Each Company Warrant shall be, at the Effective Time, converted into the right to receive the Warrant Payment payable in respect of such Company Warrant, without interest, and shall be cancelled upon payment of the Warrant Payment therefor without any further action on the part of the Company or the holder thereof. For purposes of this Agreement, "Warrant Payment" means, with respect to each share of Company Common Stock subject to the Company Warrants outstanding and unexercised as of the Effective Time, a payment equal to the excess of the Common Merger Consideration over the applicable exercise price per share of Company Common Stock and "Total Warrant Payment" means the aggregate Warrant Payments payable in respect of all Company Warrants.

        Section 3.2    Exchange of Certificates and Company Warrants.

        (a)    Designation of Paying Agent; Deposit of Exchange Fund.    Prior to the Effective Time, Parent shall designate and enter into an agreement with a bank or trust company, which bank or trust company and the agreement to be entered into pursuant to this Section 3.2(a) shall, in each case, be reasonably acceptable to the Company (the "Paying Agent"), it being agreed by the parties that American Stock Transfer & Trust Company, LLC is acceptable, for the payment of the Merger Consideration and Warrant Payment as provided in Sections 3.1(b), 3.1(c) and 3.1(e). Substantially concurrently with the filing of the Certificate of Merger with the Secretary of State, Parent shall deposit, or cause to be deposited with the Paying Agent (i) for the benefit of the holders of Company Common Stock and Company Preferred Stock outstanding immediately prior to the Effective Time (other than holders of shares to be canceled pursuant to Section 3.1(a) and, except as provided in Section 3.5, the Dissenting Shares) cash constituting an amount equal to the Total Merger Consideration and (ii) for the benefit of the holders of Company Warrants outstanding immediately prior to the Effective Time cash constituting an amount equal to the Total Warrant Payment (such Total Merger Consideration and Total Warrant Payment as deposited with the Paying Agent, the "Exchange Fund"). In the event the Exchange Fund shall be insufficient to make the payments contemplated by Sections 3.1(b), 3.1(c) and 3.1(e), Parent shall promptly deposit, or cause to be deposited, additional funds with the Paying Agent in an amount which is equal to the deficiency in the amount required to make such payment. Parent shall cause the Exchange Fund to be (i) held for the benefit of the holders of Company Common Stock, Company Preferred Stock and Company Warrants, as applicable, and (ii) applied promptly to making the payments pursuant to Sections 3.1(b), 3.1(c) and 3.1(e). The Exchange Fund shall not be used for any purpose other than to fund payments pursuant to Section 3.1. The Surviving Corporation shall pay all charges and expenses, including those of the Paying Agent, incurred by it in connection with the exchange of shares of Company Stock for the Merger Consideration and the exchange of Company Warrants for the Warrant Payment and other actions contemplated by this Article III.

        (b)   As promptly as practicable following the Effective Time and in any event not later than the fourth (4th) Business Day thereafter, the Surviving Corporation shall cause the Paying Agent to mail (and to make available for collection by hand) to each holder of record of a Certificate that immediately prior to the Effective Time represented outstanding shares of Company Common Stock or Company Preferred Stock (i) a letter of transmittal, which shall specify that delivery shall be effected (and risk of loss and title to the Certificates, as applicable, shall pass) only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof) to the Paying Agent and which shall be in the form (including customary provisions with respect to delivery of an "agent's message" with respect to Book-Entry Shares) and have such other provisions as Parent may, with the consent of the Company (which consent shall not be unreasonably withheld), reasonably specify and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration.

        (c)    Surrender Procedures.

          (i)    Certificates.    Upon the later of the Effective Time and surrender of a Certificate (or affidavit of loss in lieu thereof) for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor as promptly as practicable, the Merger Consideration pursuant to the provisions of this Article III, and the Certificates surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) and the Person requesting such payment shall pay, or cause to be paid, any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Except with respect to Dissenting Shares, until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Stock theretofore represented by such Certificate have been converted pursuant to Sections 3.1(b) or 3.1(c) . No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.

          (ii)    Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this Article III. In lieu thereof, each holder of record of Book-Entry Shares whose shares of Company Common Stock were converted into the right to receive the Merger Consideration shall automatically upon the Effective Time (or, at any later time at which such Book-Entry Shares shall be so converted) be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share, the Merger Consideration.

          (iii)    Company Warrants.    The Company shall deliver a written notice to the holders of Company Warrants no less than three (3) Business Days prior to the Merger Closing Date specifying the date on which the Merger Closing Date is expected to occur and requesting surrender of all Company Warrants to the Company on or prior to the Merger Closing Date. Upon receipt of such written notice, each holder of Company Warrants shall use its reasonable best efforts to surrender its Company Warrants to the Company on or prior to the Merger Closing Date (it being understood that the failure of any holder of Company Warrants to surrender its Company Warrants to the Company shall not delay or impair such holder's right to receive the Warrant Payment). Parent shall cause the Paying Agent to pay, as promptly as practicable on or following the Merger Closing Date, to each holder of Company Warrants, the Warrant Payment payable in respect of the Company Warrants held by such holder pursuant to the provisions of this Article III, and such Company Warrants, upon payment of the Warrant Payment therefor, shall be canceled without any further action on the part of the Company or such holder and regardless of whether such Company Warrants were surrendered to the Company. No interest shall be paid or accrue on any cash payable upon surrender of Company Warrants.

        (d)    Termination of Exchange Fund.    Any portion of the Exchange Fund which remains unclaimed by the applicable former stockholders of the Company or holders of Company Warrants twelve (12) months after the Effective Time shall be delivered to the Surviving Corporation or Parent (as directed by Parent), upon demand, and any such holders prior to the Merger who have not theretofore complied with this Article III shall thereafter look only to the Parent or the Surviving Corporation (as applicable) for payment of their claims for Merger Consideration or Warrant Payment, as applicable, in respect thereof.

        (e)    No Liability.    None of Parent, Merger Sub, the Company, the Surviving Corporation or the Paying Agent shall be liable to any Person in respect of any cash held in the Exchange Fund properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any Certificate shall not have been surrendered prior to the date on which any Merger Consideration in respect thereof would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable Law, become the property of the Surviving Corporation, and any holder of such Certificate who has not theretofore complied with this Article III with respect thereto shall thereafter look only to the Surviving Corporation for payment of its claim for Merger Consideration in respect thereof (if any).

        (f)    Investment of Exchange Fund.    The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided, that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Stock and Company Warrants in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement, and (iii) such investments shall be in short-term obligations of the United States of America with maturities of no more than thirty days or guaranteed by the United States of America and backed by the full faith and credit of the United States of America. Any interest or income produced by such investments will be payable to the Surviving Corporation or Parent, as directed by Parent.

        (g)    Conversion of Series C Preferred Stock.    Within ten (10) Business Days of Parent's request, the Company shall send the Silver Lake Stockholders a notice requesting the Silver Lake Stockholders to convert as soon as reasonably practicable and in no event later than the record date for the Stockholders' Meeting, shares of Series C Preferred Stock into Company Common Stock as contemplated by Section 10 of the Voting Agreement (the "Conversion"). Such notice shall specify the procedures to be followed and the regulatory approvals the Company reasonably determines will be necessary (including under all applicable Antitrust Laws) to effect the Conversion. The Company shall provide the Silver Lake Stockholders all reasonable cooperation necessary to effect the Conversion.

        Section 3.3    Equity-Based Awards.

        (a)    Treatment of Equity-Based Awards

          (i)    Rollover of Company Options.    Except to the extent otherwise elected by the holder pursuant to Section 3.3(a)(ii) hereof, as of the Effective Time, without any action on the part of Parent, Merger Sub, the Company or the holders of the Company Options, each Company Option that is outstanding and unexercised immediately prior to the Effective Time, whether vested or unvested, shall (i) fully vest and become exercisable and (ii) be converted into an option to acquire a number of Parent American Depositary Shares equal to the product (rounded down to the nearest number of whole shares) of (A) the number of shares of Company Common Stock underlying such Company Option immediately prior to the Effective Time and (B) the Option Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to (x) the exercise price per share of such Company Option immediately prior to the Effective Time, divided by (y) the Option Exchange Ratio; provided, however, that the exercise price and the number of Parent American Depositary Shares purchasable pursuant to the Company Options (as converted) shall be subject to such adjustments as Parent determines are reasonably necessary for the foregoing conversion to satisfy the requirements of Sections 409A, 422 and 424 of the Code and Treasury Regulation Section 1.424-1. Except as specifically provided herein, following the Effective Time, each Company Option shall continue to be governed by the same terms and conditions as set forth in the applicable Company Plan and any agreements thereunder as were applicable immediately prior to the Effective Time.

          (ii)    Elective Exercise of Company Options.    Notwithstanding Section 3.3(a)(i), the Company shall, promptly following the date of this Agreement, and in any event no later than thirty (30) Business Days prior to the Closing, deliver written notice to each holder of a Company Option giving each such holder the opportunity to make an irrevocable election in writing, no later than seven (7) Business Days prior to the Effective Time, with respect to all or a portion of such Company Option, whether vested or unvested, to the extent such Company Option remains outstanding and unexercised immediately prior the Effective Time, to exercise such Company Option immediately prior to the Effective Time and receive a payment therefor from the Surviving Corporation following the Effective Time an amount in cash, in lieu of any rollover of such Company Option pursuant to Section 3.3(a)(i) no later than five (5) Business Days following the Effective Time and conditioned upon the occurrence thereof, equal to the product of (i) the total number of shares of Company Common Stock underlying such Company Option (or portion thereof) and (ii) the Common Merger Consideration, reduced by the exercise price applicable to such Company Option (or portion thereof), subject to any applicable income and employment withholding Taxes; provided that if the exercise price per share of any such Company Option (or portion thereof) is equal to or greater than the per share Common Merger Consideration, such Company Option (or portion thereof) shall be treated as provided in Section 3.3(a)(i). Any holder of a Company Option who makes an election under this Section 3.3(a)(ii) shall cease to have any rights with respect to the Company Option (or portion thereof) for which an election is made and has become irrevocable, other than to receive the payment specified in this Section 3.3(a)(ii). Any Company Option for which the election described in this Section 3.3(a)(ii) is not timely received shall be treated as provided in Section 3.3(a)(i).

          (iii)    Company Restricted Shares.    As of the Effective Time, each Company Restricted Share granted prior to the date hereof and that is outstanding shall become fully vested and all restrictions thereon shall lapse and be converted automatically into the right to receive from the Surviving Corporation, no later than five (5) Business Days following the Effective Time, an amount in cash equal to the Common Merger Consideration, subject to applicable income and employment withholding Taxes.

          (iv)    Other Company Stock-Based Awards.    At the Effective Time, each other Company Stock-Based Award, whether vested or unvested, that is outstanding and, if applicable, unexercised immediately prior the Effective Time shall become fully vested and shall be converted automatically into the right to receive, no later than five (5) Business Days following the Effective Time, an amount in cash equal to the product of (i) the total number of shares of Company Common Stock underlying such Company Stock-Based Award and (ii) the Common Merger Consideration (reduced, if applicable, by any exercise price applicable to such Company Stock-Based Award), subject to applicable income and employment withholding Taxes; provided, that with respect to any unvested Company Stock-Based Award subject to performance-based vesting conditions ("Performance Awards"), such Performance Awards shall be deemed fully earned at a level that assumes the Company attained maximum performance with respect to the applicable performance metrics to which such Performance Awards are subject as of the Closing Date and shall fully vest without any pro ration based on the extent to which the performance period under the Performance Award has lapsed.

           (v)  The Company shall, in consultation with Parent, take any and all actions reasonably necessary to effectuate the provisions of this Section 3.3; provided, that Parent shall have the opportunity to review, for a period of at least three (3) Business Days, and comment on any resolutions the Board or any committee thereof intends to approve with respect thereto. Any notice the Company intends to deliver to the holders of Company Options, or other Company Stock-Based Awards or the participants in any other Company Plan setting forth such holders' or participants' rights pursuant to this Agreement, shall be subject to Parent's opportunity to review, for a period of at least three (3) Business Days, and consent, which consent shall not be unreasonably withheld, delayed or conditioned.

          (vi)  Parent shall, at or promptly following the Effective Time, deposit, or cause to be deposited, with the Surviving Corporation sufficient cash funds to make all payments owed pursuant to this Section 3.3, including payments in respect of Company Options in which the holder has timely elected the "cashout option," Company Restricted Shares and the Performance Awards, and Parent shall cause the Surviving Corporation to make such payments after the Effective Time to all holders of equity based awards in accordance with the terms of this Section 3.3.

        Section 3.4    Lost Certificates.    If any Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such customary and reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Article III.

        Section 3.5    Dissenting Shares.    Notwithstanding anything to the contrary contained in this Agreement, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to appraisal rights under Section 262 of the DGCL, and who has properly exercised and perfected his or her demand for appraisal rights under Section 262 of the DGCL (the "Dissenting Shares"), shall not be converted into the right to receive the Common Merger Consideration as provided in Section 3.1(b), but instead the holders of such Dissenting Shares shall be entitled to receive such consideration from the Surviving Corporation as shall be determined pursuant to Section 262 of the DGCL. At the Effective Time, the Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Dissenting Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. Notwithstanding the foregoing, if any such holder shall have failed to perfect or shall have otherwise waived, effectively withdrawn or lost his or her right to appraisal under Section 262 of the DGCL or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, then the right of such holder to be paid the fair value of such holder's Dissenting Shares under Section 262 of the DGCL shall cease and such shares shall no longer be considered Dissenting Shares for purposes hereof and such holder's shares of Company Common Stock shall thereupon be deemed to have been converted as of the Effective Time into the right to receive the Merger Consideration, without any interest thereon, as provided in Section 3.1(b).

        Section 3.6    Withholdings.    Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the Merger Consideration, the Warrant Payment and any amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock, Company Preferred Stock, Company Options, Company Restricted Shares, Company Stock-Based Awards or Company Warrants, if any, such amounts as Parent, the Surviving Corporation or the Paying Agent are required to deduct and withhold with respect to the making of such payment under the Code or any provision of applicable Tax Law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by Parent, the Surviving Corporation or the Paying Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent.

        Section 3.7    Transfers; No Further Ownership Rights.    At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no registration of transfers on the stock transfer books of the Company or the Surviving Company of shares of Company Stock that were outstanding immediately prior to the Effective Time. If Certificates are presented to the Surviving Corporation or Parent for transfer following the Effective Time, they shall be canceled against delivery of the Merger Consideration, as provided for in Sections 3.1(b) and 3.1(c), for each share of Company Stock formerly represented by such Certificates. All Merger Consideration paid in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Company Stock.

        Section 3.8    Change in Shares.    If between the date of this Agreement and the Effective Time any outstanding shares of Company Stock shall have been changed into a different number of shares or a different class, solely by reason of any stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction, the Merger Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, reverse split, combination or exchange of shares or any other similar transaction and to provide to the holders of Company Stock the same economic effect as contemplated by this Agreement prior to such action; provided, that nothing in this Section 3.8 shall be construed to permit the Company to take any action with respect to its securities that is prohibited by the terms of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as disclosed in (i) the Company SEC Documents filed prior to the date hereof (but excluding any forward-looking disclosures set forth in any risk factor section, any disclosure in any section relating to "forward-looking statements" and any other disclosures included in any such form, report, schedule, statement or other document to the extent they are predictive or forward-looking in nature); provided, that in no event shall any disclosure in such Company SEC Documents qualify or limit the representations and warranties in Section 4.2(a), the first three sentences of Section 4.2(b) or Section 4.3 or (ii) the corresponding section of the Company Disclosure Schedule (it being understood that any information set forth in one section or subsection of the Company Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and each other representation and warranty set forth in this Article IV to the extent that it is reasonably apparent on its face that such information is relevant to such other representation and warranty), the Company hereby represents and warrants to Parent and Merger Sub as follows:

        Section 4.1    Organization and Qualification; Subsidiaries.    The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is a corporation or legal entity duly organized or formed, validly existing and (where such concept is recognized) in good standing, under the laws of its jurisdiction of organization or formation, except to the extent the failure of any such Subsidiary to be in good standing has not had, individually or in the aggregate, a Material Adverse Effect. Each of the Company and each of its Subsidiaries has the requisite corporate or similar entity power and authority to conduct its business as it is now being conducted, except where the failure to have such power or authority has not had, individually or in the aggregate, a Material Adverse Effect. The Company and each of its Subsidiaries is duly qualified or licensed as a foreign entity to do business, and (where such concept is recognized) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing has not had, individually or in the aggregate, a Material Adverse Effect. The copies of the Amended and Restated Certificate of Incorporation of the Company (the "Charter") and Amended and Restated By-laws of the Company (the "By-laws"), in each case, as most recently filed with the Company SEC Documents, are, in each case, true, complete and correct copies of such documents. The Company has made available to Parent complete and correct copies of the charter and bylaws (or similar organizational documents) of each Subsidiary of the Company, each as in full force and effect as of the date hereof.

        Section 4.2    Capitalization; Subsidiaries.    (a) As of the date hereof, the authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 30,000,000 shares of Company Preferred Stock. As of the date hereof, the Company has authorized (i) 23,625 shares of Series A Convertible Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock"), (ii) 23,625 shares of Series B Junior Participating Convertible Preferred Stock, par value $0.001 per share (the "Series B Preferred Stock") and (iii) 36,900 shares of Series C Preferred Stock. As of April 15, 2013, (i) 122,104,193 shares of Company Common Stock were issued and outstanding, (ii) no shares of Series A Preferred Stock or Series B Preferred Stock were issued and outstanding, (iii) 36,375 shares of Series C Preferred Stock were issued and outstanding and (iv) no shares of Company Common Stock were held in treasury. As of the date hereof, there were (i) 37,532,585 shares of Company Common Stock reserved for issuance under Company Plans (including, as of April 17, 2013, there were 2,147,183 shares of Company Common Stock issuable upon exercise of outstanding Company Options and 4,628,418 shares underlying Company Stock-Based Awards) and, except as set forth in this clause (i), no other outstanding awards under any Company Plan denominated in or otherwise tied to the value of a share of Company Common Stock, (ii) 26,944,444 shares of Company Common Stock reserved for issuance under the outstanding shares of Series C Preferred Stock and (iii) 8,700,000 shares of Company Common Stock reserved for issuance under the Company Warrants. Except as set forth above, as of April 15, 2013, no shares of capital stock of, or other equity or voting interests in, the Company, or options, warrants or other rights to acquire any such stock or securities were issued, reserved for issuance or outstanding. All outstanding shares of capital stock of the Company are, and all shares that may be issued pursuant to the Company Plans, the conversion of the Series C Preferred Stock and exercise of the Company Warrants will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. Section 4.2(a) of the Company Disclosure Schedule sets forth, as of the date hereof, with respect to each Company Option, Company Restricted Share and Company Stock Based Award outstanding under any Company Plan, the number of Shares underlying such award, expiration date and exercise or conversion price, if applicable, relating thereto.

        (b)   Except as set forth in Section 4.2(a) and except as expressly permitted under Section 6.1, there are no outstanding subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements, commitments or contracts of any kind to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of, or other equity or voting interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right or contract. Except as set forth in Section 4.2(a), there are no outstanding contractual obligations of the Company or any of its Subsidiaries affecting the voting rights of or requiring the repurchase, redemption, issuance, creation or disposition of any equity interests in the Company. Except as set forth in Section 4.2(b) of the Company Disclosure Schedule, since the close of business on April 15, 2013, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock or any other equity interests in the Company as of such date, except for issuances pursuant to the exercise, conversion or settlement of Company Options, Company Restricted Shares and Company Stock-Based Awards, the Series C Preferred Stock and the Company Warrants. There are no outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter on which the stockholders of the Company may vote.

        (c)   Each outstanding share of capital stock of, or other equity interests in, each Subsidiary of the Company (i) is (to the extent such concept is applicable) duly authorized, validly issued, fully paid, nonassessable and not subject to preemptive rights, and (ii) is owned, directly or indirectly, by the Company or one of its Subsidiaries, free and clear of all Liens and Transfer Restrictions, or such other Person listed in Section 4.2(c)(i) of the Company Disclosure Schedule as owning such share. Section 4.2(c)(ii) of the Company Disclosure Schedule contains a true, correct and complete list of all the Subsidiaries of the Company (including their names and jurisdictions of organization), the percentage ownership interest of the Company in each of its Subsidiaries, and the percentage ownership interest of any other Person or Persons in each Subsidiary of the Company, in each case as of the date hereof.

        (d)   Section 4.2(d) of the Company Disclosure Schedule sets forth the name, jurisdiction of organization and the Company's (or the Subsidiary of the Company's) percentage ownership of any and all Persons in which the Company or any Subsidiary of the Company owns, or has the right or obligation to acquire, any equity interests (other than any Subsidiary of the Company) (collectively, the "Investments"). All of the Investments are owned by the Company or by a Subsidiary of the Company free and clear of all Liens (other than Permitted Liens) and Transfer Restrictions. As of the date of this Agreement, except for the capital stock or other equity interests of the Subsidiaries of the Company and the Investments, the Company does not, directly or indirectly, own any capital stock or other voting or equity securities or interests in any Person that is material to the business of the Company and its Subsidiaries, taken as a whole.

        (e)   Neither the Company nor any of its Subsidiaries has entered into any commitment, arrangement or agreement, or are otherwise obligated, to contribute capital, loan money or otherwise provide funds or make additional investments in any other Person, other than any such commitment, arrangement or agreement in the ordinary course of business consistent with past practice with respect to wholly-owned Subsidiaries of the Company. There are no shareholder agreements, voting trusts, proxies or other agreements or understandings to which the Company or any of its Subsidiaries is a party or by which it is bound relating to the voting or registration of any shares of capital stock of the Company, any Subsidiary or any Investment.

        (f)    All Company Options and other equity-based awards under the Company Plans (i) have been granted in compliance with the material terms of the applicable Company Plans, with applicable Laws, and with the applicable provisions of the Company's certificate of incorporation and bylaws as in effect at the time of the applicable grant, and (ii) are in all material respects accurately disclosed as required by applicable Law in the Company SEC Documents and the financial statements set forth therein. Any actions of the Company, the Company Board of Directors or its designee referred to in Section 3.3 are valid and binding in accordance with the Company Plans.

        Section 4.3    Authority Relative to Agreement.    (a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger, subject solely in the case of the performance of the Merger to obtaining, at the Stockholders' Meeting, (i) the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Common Stockholder Approval") and (ii) the affirmative vote of the holders of a majority of the outstanding shares of Series C Preferred Stock (the "Requisite Preferred Stockholder Approval" and together with the Requisite Common Stockholder Approval, the "Requisite Stockholder Approval"), in each case entitled to vote thereon at the Stockholders' Meeting in favor of the adoption of the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than, with respect to the consummation of the Merger, the receipt of the Requisite Stockholder Approval, as well as the filing and recordation of the Certificate of Merger with the Secretary of State). This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement is a valid and binding obligation of Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor's rights, and subject to general equitable principles (the "Bankruptcy Exceptions").

        (b)   The board of directors of the Company (the "Company Board"), by resolutions adopted at a meeting duly called and held, has, subject to the terms and conditions of this Agreement, unanimously (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement is advisable, fair to and in the best interests of the Company and the Company's stockholders, (ii) approved this Agreement and the Voting Agreement (including for purposes of Section 203 of the DGCL), (iii) approved the Merger and the other transactions contemplated by this Agreement and the Voting Agreement and (iv) resolved to recommend that the stockholders of the Company approve the adoption of this Agreement (the "Company Board Recommendation") and directed that such matter be submitted for the consideration of the stockholders of the Company at the Stockholders' Meeting, which resolutions have not been rescinded, modified or withdrawn in any way.

        Section 4.4    No Conflict; Required Filings and Consents.    (a) None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company's performance of its obligations hereunder will (i) subject to obtaining the Requisite Stockholder Approval, conflict with or violate the Charter or By-laws, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 4.4(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) or Transfer Restrictions upon any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Company Material Contract, other than, in the case of clauses (ii) and (iii), any such violation, breach, default, right of termination, amendment, acceleration, cancellation, Lien or Transfer Restriction that has not had, individually or in the aggregate, a Material Adverse Effect.

        (b)   None of the execution and delivery of this Agreement by the Company, the consummation by the Company of the Merger or any other transaction contemplated by this Agreement, or the Company's performance of its obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) compliance with, and the filing of a premerger notification and report form by the Company under, the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods required under any other applicable non-U.S. Laws designed or intended to prohibit, restrict or regulate actions or transactions having the purpose or effect of monopolization, restraint of trade, harm to competition or effectuating foreign investment ("Foreign Antitrust Laws" and, together with the HSR Act, "Antitrust Laws"), (iii) the filing and recordation of the Certificate of Merger with the Secretary of State, the other filings required under the DGCL by the Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business, (iv) any filings required under the rules and regulations of NASDAQ, or (v) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, individually or in the aggregate, a Material Adverse Effect.

        Section 4.5    Permits and Licenses.    Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for the Company and its Subsidiaries to carry on their respective businesses as they are now being conducted (the "Company Permits") and (b) all such Company Permits are in full force and effect and none of the Company or its Subsidiaries is in default or violation of any such Company Permit. To the Knowledge of the Company, neither the Company nor any of its Subsidiaries has received any written notice since January 3, 2010 from any Governmental Authority threatening to suspend, revoke or withdraw any such material Company Permit.

        Section 4.6    Compliance with Laws.    Except for instances of non-compliance, default or violation that have not had, individually or in the aggregate, a Material Adverse Effect, (i) each of Company and its Subsidiaries is in compliance with, and has not received written notice of any default or violation of, any Laws applicable to the Company or such Subsidiary or by which any property, asset or right of the Company or such Subsidiary is bound or affected and (ii) the Company is in compliance in all respects with the applicable listing, corporate governance and other rules and regulations of NASDAQ.

        Section 4.7    Company SEC Documents; Financial Statements.     (a) Since January 3, 2010, the Company has filed or otherwise transmitted with the SEC all forms, documents and reports required under the Exchange Act or the Securities Act to be filed or furnished prior to the date of this Agreement by the Company with the SEC (the forms, documents, and reports so filed, transmitted or furnished since January 3, 2010 with the SEC, including any amendments thereto since the date of their filing, furnishing or transmittal and all documents, Contracts and other information incorporated therein, the "Company SEC Documents"). As of their respective filing dates, or, if amended or restated after the date of filing, as of the date of the last such amendment or applicable subsequent filing, the

Company SEC Documents (i) complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading. The Company has made available to Parent copies of all comment letters and other correspondence received by the Company from the SEC since January 3, 2010 and relating to the Company SEC Documents, together with all written responses of the Company thereto. No executive officer of the Company or any of its Subsidiaries has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to any Company SEC Documents. As of the date of this Agreement, to the Knowledge of the Company, there are no outstanding or unresolved comments in such comment letters received by the Company from the SEC. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC. None of the Company's Subsidiaries is, or since January 3, 2010 has been, required to file periodic reports with the SEC pursuant to the Exchange Act.

        (b)   The consolidated financial statements (including all related notes and schedules) of the Company included in the Company SEC Documents fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the respective dates thereof and their consolidated results of operations and consolidated cash flows for the respective periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which are not material in amounts or significance and the absence of notes) in conformity with GAAP (except in the case of the unaudited statements, as permitted by Form 10-Q or other rules and regulations of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto).

        Section 4.8    Disclosure Controls and Procedures; Internal Controls over Financial Reporting.    The Company has established and maintains disclosure controls and procedures over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the appropriate management personnel of the Company by others within those entities. The Company's management has completed an assessment of the effectiveness of the Company's system of internal controls over financial reporting in compliance with the requirements of Section 404 of the United States Sarbanes-Oxley Act of 2002, as amended, for the fiscal year ended December 30, 2012, and such assessment concluded that such controls were effective and the Company's auditors has issued (and subsequently withdrawn or qualified) an attestation report concluding that the Company maintained effective internal controls over financial reporting as of December 30, 2012. To the Knowledge of the Company, since January 1, 2012, neither the Company nor the Company's auditors has identified or been made aware of (i) any significant deficiencies or material weakness in the design or operation of internal controls which are reasonably likely to adversely affect in any material respect the Company's ability to record, process, summarize and report financial data and (ii) any fraud, whether or not material, that involves the Company's management or other employees who have a significant role in the Company's internal controls. As and to the extent described in the Company SEC Documents, the Company and the Subsidiaries of the Company have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Since the enactment of the Sarbanes-Oxley Act of 2002, neither the Company nor any of its Subsidiaries has made any prohibited loans to any executive officer of the Company (as defined in Rule 3b-7 of the Exchange Act) or director of the Company or any Subsidiary of the Company. There are no outstanding loans or other extensions of credit made by the Company or any of its Subsidiaries to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

        Section 4.9    Absence of Certain Changes or Events.    Since December 30, 2012 and to the date hereof, there has not been any change, event, effect or circumstance that has had, individually or in the aggregate, a Material Adverse Effect. Since such date to the date hereof, except for transactions contemplated hereby, the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practice, and none of the Company or any of its Subsidiaries has taken any action that if taken after the date of this Agreement would constitute a violation of Section 6.1(a), (h), (r), (t) or (v), or, to the extent related to the foregoing sections, Section 6.1(z)

        Section 4.10    No Undisclosed Liabilities.    Except (a) as reflected or reserved against in the Company's financial statements or the notes thereto included in the Company SEC Documents, (b) for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 30, 2012, (c) for liabilities or obligations that have not had, individually or in the aggregate, a Material Adverse Effect, and (d) for liabilities or obligations incurred in connection with the transactions contemplated by this Agreement, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, whether due or to become due, that are required by GAAP to be reflected or reserved against on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries.

        Section 4.11    Absence of Litigation.    Except for matters that, individually or in the aggregate, have not had a Material Adverse Effect, there is no claim, suit, action, litigation, arbitration, mediation, proceeding or investigation (each, a "Proceeding") pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. As of the date hereof, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries challenging or seeking to prohibit the execution, delivery or performance of this Agreement or any of the transactions contemplated hereby. To the Knowledge of the Company, (x) no officer or director of the Company or any of its Subsidiaries is a defendant in any Proceeding in connection with his or her status as an officer or director of the Company or any of its Subsidiaries, and (y) no such Proceeding is threatened in writing, in either case that has had, individually or in the aggregate, a Material Adverse Effect.

        Section 4.12    Environmental Matters.    Except as has not had, individually or in the aggregate, a Material Adverse Effect, (a) the Company and its Subsidiaries are and have been since January 1, 2010 in compliance with all applicable Environmental Laws and, to the Knowledge of the Company, are in possession of all Environmental Permits and compliance with the terms and conditions thereof; (b) each such Environmental Permit is valid, subsisting and in full force and effect, and no appeals or other proceedings are pending or threatened with respect to the issuance, terms or conditions of any such Environmental Permit; (c) neither the Company nor its Subsidiaries has received any written notice alleging any unresolved violation of any Environmental Law; (d) there is no Environmental Claim pending; and (e) at any time since January 1, 2010, the Company and its Subsidiaries have not caused or permitted and, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries is liable for the presence of, any exposure to or any Releases of Hazardous Substances on, at, in or underneath any property, whether or not currently owned or leased by the Company or any of its Subsidiaries.

        Section 4.13    Employee Benefit Plans.    (a) Section 4.13(a) of the Company Disclosure Schedule lists the name of each Company Benefit Plan. The Company has made available to Parent prior to the date hereof copies of the following: (i) the most recent Company Benefit Plan document and all amendments and exhibits thereto; (ii) the most recent annual report on Form 5500 filed with respect to each Company Benefit Plan (if required by applicable Law), and any exhibits thereto, and the most recent actuarial report in respect of any Company Benefit Plan that is a single employer pension plan subject to Title IV of ERISA; (iii) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required by applicable Law and all related summaries of material modifications; (iv) the most recent IRS determination, notification, or opinion letter, if any, received with respect to each applicable Company Benefit Plan; and (v) each trust agreement, insurance Contract, annuity Contract, or other funding arrangement in effect as of the date hereof and relating to any Company Benefit Plan. Except as otherwise contemplated by this Agreement, neither the Company nor any of its Subsidiaries has undertaken or committed to (whether or not in writing and whether or not legally binding) make any material amendments or to terminate, adopt or approve any new Company Benefit Plan.

        (b)   Each Company Benefit Plan (i) has been established, operated and administered in accordance with its terms and applicable Law, including ERISA and the Code except for instances of noncompliance that have not had, individually or in the aggregate, a Material Adverse Effect and (ii) all contributions, premiums and other payments required to be made with respect to each Company Benefit Plan have been made on or before their due dates under applicable Law and the terms of such Company Benefit Plan or, to the extent not required to be made or paid on or prior to the date hereof, have been fully reflected on the Company's financial statements in accordance with GAAP, except for instances of non-payment that have not had, individually or in the aggregate, a Material Adverse Effect. There are no pending or, to the Knowledge of the Company, threatened investigations by any Governmental Authority, termination proceedings or other claims (except routine claims for benefits in the ordinary course) against any Company Benefit Plan. Each Company Benefit Plan that is a nonqualified deferred compensation plan (as defined under Code Section 409A) has, since January 1, 2005, been operated in material good faith compliance with Sections 409A(a)(2), (3), and (4) of the Code.

        (c)   None of the Company, any of its Subsidiaries nor any other Person that, together with the Company or any of its Subsidiaries, is or was treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with the Company, an "ERISA Affiliate"), is now contributing to or has any liability to, or has at any time in the six years preceding the Closing Date, maintained, contributed to or had any liability to (i) a pension plan (within the meaning of Section 3(2) of ERISA) subject to Section 412 of the Code or Title IV of ERISA; (ii) a Multiemployer Plan or a "multiple employer plan" within the meaning of Sections 4063/4064 of ERISA or Section 413(c) of the Code; or (iii) a single employer pension plan (within the meaning of Section 4001(a)(15) of ERISA) for which an ERISA Affiliate would reasonably be expected to incur liability under Section 4063 or 4064 of ERISA.

        (d)   Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination or opinion letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under Section 501(a) of the Code or has satisfied the applicable requirements for qualification outside the United States, and, to the Knowledge of the Company, nothing has occurred since the date of such determination or opinion letter that would reasonably be expected to result in such Company Benefit Plan ceasing to qualify or be tax-exempt.

        (e)   Except as set forth in Section 4.13(e) of the Company Disclosure Schedule, no Company Benefit Plan provides post-termination welfare benefits, and neither the Company nor any of its Subsidiaries has any obligation to provide any post-termination welfare benefits, in each case, other than health care continuation as required by Section 601 of ERISA, Section 4980B of the Code, ERISA or any other applicable Law.

        (f)    Neither the execution by the Company of this Agreement nor the consummation of the transactions contemplated hereby (either alone or upon occurrence of any additional or subsequent events) (i) will result in any payment, acceleration, forgiveness of indebtedness, vesting, distribution, increase in the amount or value of, or any payment or benefits or obligation to fund benefits with respect to any Person, (ii) will result in the triggering or imposition of any restrictions or limitations on the right of the Company to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust, or (iii) could reasonably be expected to result in any amount failing to be deductible by reason of Section 280G of the Code. Except as set forth in Section 4.13(f) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has the obligation to indemnify, hold harmless or gross-up any individual with respect to any Tax, penalty or interest under Section 280G or 409A of the Code.

        Section 4.14    Intellectual Property.

        (a)   Section 4.14(a)(1) of the Company Disclosure Schedule sets forth a list of all (i) issued Patents and Patent applications, (ii) Trademark registrations and applications, (iii) Copyright applications and registrations, and (iv) Internet domain names; in each case, owned or filed by or held in the name of the Company or any of its Subsidiaries ("Company Registered IP"); indicating with respect to all items listed under clauses (i) through (iii), where applicable, the jurisdiction in which each of the items of Company Registered IP has been applied for, filed, issued or registered, the application/registration number and, if the Company or one of its Subsidiaries is not the current owner of record, the current owner of record. Except as otherwise specified in Section 4.14(a)(1) of the Company Disclosure Schedule, the Company Registered IP (other than any pending application included therein) is in effect and subsisting and, to the Knowledge of the Company, valid and enforceable. The Company and its Subsidiaries have complied with and are in compliance in all material respects with all Laws (including payment of all applicable fees) with respect to any Company Registered IP. The Company exclusively owns all right, title and interest in, to and under the items listed in Section 4.14(a)(1) of the Company Disclosure Schedule.

        (b)   The Company or one of its Subsidiaries own or have the valid right or license to use and exploit all Intellectual Property Rights used or exploited by, and material to, the business of the Company and its Subsidiaries, free and clear of any Liens other than Permitted Liens; provided, that no representation and warranty is made in this Section 4.14(b) as to the non-infringement of any Intellectual Property Rights of any other Person.

        (c)   Neither the execution, delivery and performance of this Agreement nor the consummation of the Merger and other transactions contemplated by this Agreement will without further action by any Person: (i) impair the right of the Company or its Subsidiaries to use or exploit any Company Owned IP or the Licensed IP Rights or any portion thereof that are material to the business of the Company and its Subsidiaries or (ii) result in or require the licensing or non-assertion of any Intellectual Property Rights of the Parent or its Affiliates (other than the Company or its Subsidiaries) to or against any other Person. No Company Owned IP is exclusively licensed to any Person.

        (d)   There is no pending, or to the Company's Knowledge, threatened Proceeding concerning the validity, enforceability, ownership of Company Owned IP, or the right of the Company or its Subsidiaries, as applicable, to use or exploit any Company Owned IP or Licensed IP Rights. None of the Company Owned IP is subject to any action, Order or stipulation restricting in any manner its use, distribution, transfer, licensing or other exploitation by the Company or its Subsidiaries.

        (e)   To the Company's Knowledge and except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the conduct of the businesses of the Company or its Subsidiaries, as currently conducted and as have been conducted in the past six (6) years, nor any products or services of the Company or its Subsidiaries, infringes, violates or misappropriates or infringed, violated or misappropriated any Intellectual Property Rights of any other Person. None of the Company or any of its Subsidiaries has received, since March 1, 2010, any written charge, complaint, claim, demand or notice, including for indemnification, nor is there any pending or, to the Company's Knowledge, threatened Proceeding, alleging any such infringement, violation or misappropriation or claiming indemnification for, any such infringement, violation or misappropriation that has not been settled or otherwise fully resolved. To the Company's Knowledge, no other Person has infringed, violated or misappropriated any Intellectual Property Rights owned by the Company or any of its Subsidiaries except as has not had, individually or in the aggregate, a Material Adverse Effect. None of the Company or any of its Subsidiaries has sent any written charge, complaint, claim, demand or notice alleging such infringement, violation or misappropriation since March 1, 2010.

        (f)    The Company and its Subsidiaries have taken reasonable steps to protect, preserve and maintain the secrecy and confidentiality of the Trade Secrets included in Company Owned IP except as has not had, individually or in the aggregate, a Material Adverse Effect. All current and former officers, employees, consultants and independent contractors of the Company and its Subsidiaries having access to proprietary information, inventions or Trade Secrets of the Company or its Subsidiaries, or their customers, licensors or business partners have executed and delivered to the Company or the respective Subsidiary a confidentiality agreement protecting such proprietary information, inventions and Trade Secrets, and, to the Company's Knowledge there has not been any breach by any party to such confidentiality agreements, in each case, except as has not had, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have secured valid written assignments from all of the Company's and its Subsidiaries' current and former consultants, independent contractors and employees who were involved in, or who contributed to, the creation or development of any Patents or any other material Intellectual Property Rights for or on behalf of the Company or such Subsidiaries, including any Company Owned IP, and such assignments assign to the Company or the respective Subsidiary all rights, title and interest in and to any such contributions that the Company or the Subsidiary does not already own by operation of Law. No current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to the material Patents listed in Section 4.14(a)(1) of the Company Disclosure Schedule or any other material Company Owned IP. Neither the Company nor any of the Subsidiaries has developed jointly with any third party any material Intellectual Property Rights with respect to which such other party has any rights and neither the Company nor the Subsidiaries have obligations to any current or former officers, employees, consultants or independent contractors with respect to the material Patents listed on Section 4.14(a)(1) of the Company Disclosure Schedule or any other material Company Owned IP. No inventor of any of the Company's or its Subsidiaries' material Patents is under any obligation to assign its rights in such Patents to a former employer or other Person.

        (g)   Section 4.14(g) of the Company Disclosure Schedule lists all Open Source Materials (as defined below) (i) that have been incorporated into, linked to, combined with or distributed with any proprietary software used in any products (including software products) or services that currently are being provided or supported by the Company or its Subsidiaries or (ii) from which any such proprietary software, products or services were derived. Section 4.14(g) of the Company Disclosure Schedule also lists in each case such relevant products or services of the Company or its Subsidiaries. As used in this Section 4.14(g), "Open Source Materials" means any "open source" or other software (e.g., without limitation, Linux) that is licensed, distributed or conveyed under a Contract that requires as a condition of its use, modification or distribution that it, or other software incorporated into, combined or distributed with, linked to or derived from it, be disclosed or distributed in source code form, delivered at no charge or be licensed, distributed or conveyed under the same terms as such Contract; without limiting the foregoing, Open Source Materials includes software licensed under the GNU's General Public License (GPL) or Lesser/Library GPL and the Mozilla Public License. Neither the Company nor its Subsidiaries has distributed, licensed or conveyed to any Person any software that is, or that is included in or forms part of any products or services of the Company or its Subsidiaries, listed in Section 4.14(g) of the Company Disclosure Schedule, and has not otherwise used any Open Source Materials, in any manner that has subjected any proprietary software of the Company or its Subsidiaries that is material to the business of the Company and its Subsidiaries to any of the conditions set forth in the immediately preceding sentence.

        (h)   Except as has not had, individually or in the aggregate, a Material Adverse Effect and to the Knowledge of the Company, none of the products or services of the Company or its Subsidiaries or their information technology systems contains any "back door," "drop dead device," "time bomb," "Trojan horse," "virus" or "worm" (as such terms are commonly understood in the software industry) or any other code designed or intended to have any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, a computer system or network or other device on which such code is stored or installed; (ii) damaging or destroying any data or file without the user's consent; or (iii) sending information to the Company or its Subsidiaries (in the case of products deployed outside the Company) or any third party (other than sending information to users of the products or services of the Company or its Subsidiaries in the ordinary operation and use of the products or services of the Company or its Subsidiaries) (collectively, "Malicious Code"). The Company has taken industry standard (and in any event no less than reasonable) precautions to protect the products or services of the Company or its Subsidiaries and their information technology systems and networks from Malicious Code, security breaches and loss of data, except as has not had, individually or in the aggregate, a Material Adverse Effect. To the Company's Knowledge, there have been no breaches of security that resulted in a disclosure or potential disclosure of any personally identifiable information or other customer or employee information, or any confidential business information. The hardware, IP addresses and information technology systems and networks currently used by the Company and its Subsidiaries are sufficient for the Company's and its Subsidiaries' businesses except as has not had, individually or in the aggregate, a Material Adverse Effect. The Company and its Subsidiaries have complied with all applicable Law and contractual requirements regarding the security of the products or services of the Company and its Subsidiaries and their information technology systems except as has not had, individually or in the aggregate, a Material Adverse Effect.

        (i)    Neither the Company or its Subsidiaries nor any other party acting on their behalf has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person of, any Company Source Code (as defined below) that is material to the business of the Company and its Subsidiaries. As used in this Section 4.14(i), "Company Source Code" means, collectively, any human readable software code, or any material portion or aspect of the software code, or any material proprietary information or algorithm contained in or relating to any software code, that is included in Company Owned IP.

        (j)    Neither the Company nor any of its Subsidiaries has granted any exclusive licenses under any Company Owned IP.

        Section 4.15    Taxes.    Except to the extent a breach or inaccuracy of one or more of the following clauses in this Section 4.15 has not had, individually or in the aggregate, a Material Adverse Effect:

          (a)   All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly filed when due (including extensions) in accordance with all applicable Laws and such Tax Returns are true and complete;

          (b)   The Company and each of its Subsidiaries has duly and timely paid or has duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes required by applicable Law to be paid or withheld and remitted or (i) where payment is not yet due, has adequate reserves to pay such Taxes or (ii) for Taxes attributable to periods (or portions of period) ending on or prior to the date of the balance sheet included in the most recent Company SEC Documents and where payment is being contested in good faith pursuant to appropriate procedures, has established an adequate reserve in accordance with GAAP;

          (c)   There are no Liens for Taxes upon any property or assets of the Company or any of its Subsidiaries except for Permitted Liens;

          (d)   There is no proceeding pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries in respect of any Tax;

          (e)   Neither the Company nor any of its Subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two (2) years prior to the date of this Agreement or (ii) in a distribution that would otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with this Agreement;

          (f)    Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" as defined in Treasury Regulation §1.6011-4(b)(2);

          (g)   Neither the Company nor any of its Subsidiaries (i) has been a member of an Affiliated Group (other than a group of which the Company or such entity is or was the parent) or (ii) has any liability for any Tax or any portion of a Tax of any Person other than any such Company or its Subsidiaries, including under Treasury Regulations Section 1.1502-6 (or any similar provision of Law), as transferee or successor, or by Contract;

          (h)   No written claim has been made by any Taxing Authority in any jurisdiction where the Company or any Subsidiary does not file Tax Returns that it or such Subsidiary is, or may be, subject to Tax by that jurisdiction; and

          (i)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for a taxable period (or portion thereof) beginning after the Closing Date as a result of: (i) a change in method of accounting initiated by the Company or any of its Subsidiaries on or prior to the Closing Date for a taxable period ending on or prior to the Closing Date; (ii) a "closing agreement" as described in Section 7121 of the Code or any corresponding or similar provision of state, local or foreign income Tax law , a gain recognition agreement, Tax holiday, Tax exemption, or other agreement with a Taxing Authority executed on or prior to the Closing Date; (iii) an installment sale or open transaction disposition made on or prior to the Closing Date other than in the ordinary course of business; or (iv) a prepaid amount received on or prior to the Closing Date other than in the ordinary course of business.

        Section 4.16    Material Contracts.    (a) Section 4.16 of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of each Company Material Contract. For purposes of this Agreement, "Company Material Contract" means any Contract to which the Company or any of its Subsidiaries is a party that:

            (i)  constitutes a "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated under the Exchange Act);

           (ii)  creates (or governs the operation of) a joint venture, alliance or partnership that is material to the operation of the Company and its Subsidiaries, taken as whole;

          (iii)  is an acquisition agreement, stock purchase agreement, asset purchase agreement or other similar agreement entered into after January 1, 2006 pursuant to which the Company or any of its Subsidiaries has made a material acquisition or disposition or pursuant to which the Company or any of its Subsidiaries has continuing material indemnification, "earn-out" or other contingent payment obligations;

          (iv)  is a Contract or form of Contract that is a contract manufacturing agreement, and, in each case, such Contract, including any purchase orders under any such form of Contract, involves payments by the Company or its Subsidiaries or other consideration between the parties with a value in excess of $10,000,000 per year;

           (v)  relates to (A) Indebtedness having an outstanding principal amount (or equivalent) in excess of $5,000,000 other than any such Contract solely among the Company and any of its wholly-owned Subsidiaries or among any of such Subsidiaries or (B) conditional sale arrangements, the sale, securitization or servicing of loans or loan portfolios, in each case in connection with which the aggregate actual or contingent obligations of the Company and its Subsidiaries under such contract are greater than $5,000,000;

          (vi)  obligates the Company or any of its Subsidiaries to provide a guarantee of the performance or payment of obligations of any third party (other than guarantee of payment of Indebtedness) that would reasonably be expected to result in payments in excess of $2,000,000;

         (vii)  constitutes a License Agreement that is material to the business of the Company and its Subsidiaries (other than with respect to software licenses for off-the-shelf, commercially available software with a license fee of less than $50,000 annually);

        (viii)  prohibits the Company or any of its Subsidiaries (or which, following the consummation of the Merger, could restrict the ability of the Surviving Corporation or any of its Affiliates) from (a) engaging or competing in any material line of business, in any geographical location or with any Person or (b) selling any products or services of or to any other Person or in any geographic region;

          (ix)  involves any exchange traded, over-the-counter or other swap, cap, floor, collar, futures contract, forward contract, option or any other derivative financial instrument or contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including commodities, emissions allowances, renewable energy credits, currencies, interest rates, foreign currency and other indices, in each case, that is material to the business of the Company and its Subsidiaries;

           (x)  is a Material Company Lease;

          (xi)  contains a standstill or similar agreement pursuant to which the Company or any Subsidiary of the Company has agreed not to acquire assets or securities of any other Person that, following the consummation of the Merger, would by its terms restrict actions taken by Parent, the Surviving Corporation, or their respective Subsidiaries or Affiliates;

         (xii)  is a Contract with any of the Governmental Authorities or entities set forth on Section 4.16(a)(xii) of the Company Disclosure Schedule that would reasonably be expected to result in payments in excess of $1,000,000;

        (xiii)  is a collective bargaining agreement;

        (xiv)  is a settlement or conciliation agreement entered into since January 1, 2010 with any Governmental Authority or which would require the Company or any of its Subsidiaries to pay consideration of more than $500,000; or

         (xv)  is a Contract between the Company or any of its Subsidiaries and Silver Lake Sumeru Fund, L.P. or Silver Lake Technology Investors Sumeru, L.P. (together, the "Silver Lake Stockholders") or any of their respective Affiliates.

        (b)   Except for matters that, individually or in the aggregate, have not had a Material Adverse Effect, (i) neither the Company nor any Subsidiary of the Company is in breach of or default under the terms of any Company Material Contract; (ii) to the Knowledge of the Company, no other party to any Company Material Contract is in breach of or default under the terms of any Company Material Contract; (iii) each Company Material Contract is a valid and binding obligation of the Company or the relevant Subsidiary party thereto, as applicable, and, to the Knowledge of the Company, is in full force and effect; provided, however, that such enforcement may be subject to applicable Bankruptcy

Exceptions; (iv) neither the Company nor any of its Subsidiaries has received any written claim of material default under any Company Material Contract; (v) the Company has not received any written notice from any other party to any Company Material Contract, and otherwise has no Knowledge that such third party intends to terminate or not renew any Company Material Contract, or is seeking renegotiation thereof or substitute performance thereunder. Subject to the portions of the Contracts included in the Electronic Data Room that have been redacted, complete and correct copies of all Company Material Contracts have been made available to Parent by the Company in the Electronic Data Room or are included in the Company SEC Documents.

        Section 4.17    Real Property.    (a) Except for matters that, individually or in the aggregate, have not had a Material Adverse Effect, the Company or one of its Subsidiaries has marketable fee simple title to all real property owned by the Company or any of its Subsidiaries and to all of the buildings, structures and other improvements thereon (the "Owned Real Property"), free and clear of all Liens (other than Permitted Liens). Section 4.17(a) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the Owned Real Property, including a street address or equivalent of the premises constituting the Owned Real Property, that is material to the business operations of the Company and its Subsidiaries, taken as a whole. Except as has not had, individually or in the aggregate, a Material Adverse Effect, there are no pending, or, to the Knowledge of the Company, threatened in writing, appropriation, condemnation, eminent domain or like proceedings relating to the Owned Real Property.

        (b)   Section 4.17(b) of the Company Disclosure Schedule sets forth, as of the date hereof, a list of the Material Company Leases (the "Leased Real Property"), including a street address or other description of the premises leased, use and the Company or Subsidiary that leases the same. Copies of all Material Company Leases (including all modifications, amendments, supplements, waivers and side letters thereto) have been made available to Parent. Except as has not had, individually or in the aggregate, a Material Adverse Effect, the Company or one of its Subsidiaries has a good and valid leasehold interest in each Material Company Lease, free and clear of all Liens (other than Permitted Liens), and, to the Knowledge of the Company, each Material Company Lease is in full force and effect (subject to the Bankruptcy Exceptions) and is the valid and binding obligation of each party thereto in accordance with its terms. Neither the Company nor any of its Subsidiaries has received any written notice of any material event of default under any of the Material Company Leases, nor, to the Knowledge of the Company, is there any condition or event which, with notice or lapse of time or both, would constitute a material default under a Material Company Lease.

        Section 4.18    Labor Matters.    Except as set forth in Section 4.18 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries are a party to any collective bargaining agreement with a labor union in the United States or any agreement with any works council, labor union or other similar organization outside the United States. Neither the Company nor any of its Subsidiaries are the subject of any proceeding before the National Labor Relations Board or any comparable body outside the United States asserting that the Company or any of its Subsidiaries have committed an unfair labor practice or seeking to compel the Company or any of its Subsidiaries to bargain with any labor union, nor is there pending or, to the Knowledge of the Company, threatened in writing, nor has there been for the past five (5) years, any labor strike, walkout, work stoppage, or lockout involving the Company or any of its Subsidiaries, except for any such (i) proceeding, the outcome of which has not had, individually or in the aggregate, a Material Adverse Effect; or (ii) labor strike, walkout, work stoppage, or lockout which has not had, individually or in the aggregate, a Material Adverse Effect.

        Section 4.19    Insurance.    Except for matters that, individually or in the aggregate, have not had a Material Adverse Effect, (i) all insurance policies maintained by the Company and its Subsidiaries are in full force and effect (and were in full force and effect during the periods of time such insurance policies were purported to be in effect) and the Company and its Subsidiaries have paid, or caused to be paid, all premiums due under such policies; and (ii) the Company and its Subsidiaries have not received written notice that the Company or its Subsidiaries are in default with respect to any obligations under such policies. Neither the Company nor any of its Subsidiaries has received any written notice of cancellation or termination with respect to any existing material insurance policy that is held by, or for the benefit of, any of the Company or any of its Subsidiaries, other than as has not had, individually or in the aggregate, a Material Adverse Effect.

        Section 4.20    Suppliers and Customers.    Section 4.20 of the Company Disclosure Schedule sets forth the names of the 10 largest customers of the Company and its Subsidiaries (as measured by revenue for the twelve-month period ended on December 30, 2012 and the 10 largest suppliers of the Company and its Subsidiaries (as measured by aggregate cost of items or services purchased for the twelve-month period ended on December 30, 2012). To the Knowledge of the Company, neither the Company nor any of its Subsidiaries (a) has been notified in writing of any material dispute with any such customer or supplier, or (b) has been notified in writing by any such customer or supplier that it intends or is threatening to terminate or otherwise materially and adversely alter the terms of its business with the Company or any of its Subsidiaries).

        Section 4.21    Questionable Payments.

        (a)   Neither the Company, its Subsidiaries, the Company and its Subsidiaries' respective directors, officers, or employees, nor, to the Company's Knowledge, any of the Company's or its Subsidiaries' agents or other persons acting on the Company's or its Subsidiaries' behalf has:

            (i)  violated the FCPA or taken any act comprising a violation of any other applicable Anticorruption Laws;

           (ii)  taken any act, directly or indirectly, in furtherance of a payment, offer or promise to pay, or authorization of any payment of a gift, money or anything of value to (1) a Government Official or (2) any person while knowing or having reasonable grounds to believe that all or a portion of such payment or thing of value will be passed on to a Government Official, in each case to obtain or retain business or to secure an improper advantage (e.g. a tax rate lower than allowed by law); or

          (iii)  each of the Company and its Subsidiaries has made and continues to make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company.

        (b)   The Company has not received any request for information from the Company or its Subsidiaries since January 3, 2010 by law enforcement officials regarding a violation or potential violation of the Anticorruption Laws. Neither the Company nor any of its Subsidiaries is conducting or has identified information that would lead a reasonable person to believe that it should conduct any internal investigation related to Anticorruption Laws.

        (c)   Each of the Company and its Subsidiaries has established and continues to maintain internal controls and procedures reasonably designed to ensure compliance with the Anticorruption Laws.

        Section 4.22    Product Warranties.    Neither the Company nor any of its Subsidiaries has any outstanding product warranty claims with respect to its products, other than those arising in the ordinary course of business consistent with past practice. The consolidated warranty expense of the Company and its Subsidiaries has not exceeded $49,200,000 in any of the last five fiscal years.

        Section 4.23    Customs and International Trade Laws.    Each of the Company and its Subsidiaries is in compliance in all material respects with all applicable Customs and International Trade Laws, at no time since January 3, 2010 has either the Company or any Company Subsidiary committed any material violation of applicable Customs and International Trade Laws, and there are no material unresolved questions or claims concerning any material liability of the Company and its Subsidiaries with respect to any false statement or omissions made by the Company or any of its Subsidiaries related to applicable Customs and International Trade Laws.

        Section 4.24    Opinion of Financial Advisor.    The Company Board has received the opinion of Goldman, Sachs & Co. on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, and based upon, and subject to the limitations, qualifications and assumptions set forth in such opinion, the Common Merger Consideration to be received by the holders (other than Parent, Merger Sub and their respective Affiliates) of the outstanding shares of Company Common Stock pursuant to this Agreement is fair from a financial point of view, to such holders. The Company will furnish a complete and correct copy of such opinion to Parent promptly after receipt of a written copy thereof by the Company for informational purposes only; provided, however, that neither Parent nor Merger Sub may rely upon such opinion.

        Section 4.25    Takeover Statutes.    The Company Board has taken all action necessary to render inapplicable Section 203 of the DGCL as it relates to the execution, delivery and performance of this Agreement and the Voting Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Voting Agreement, and no takeover-related provision in the Charter or By-laws, nor any stockholder rights plan or similar agreement is applicable to Parent, this Agreement, the Voting Agreement or the Merger that would (a) prohibit or restrict the ability of the Company in any material respect from performing its obligations under this Agreement or its ability to consummate the Merger or the other transactions contemplated hereby, (b) have the effect of invalidating or voiding this Agreement, the Voting Agreement or the Certificate of Merger, or any provision hereof or thereof or (c) subject Parent to any impediment or condition in connection with the exercise of any of its rights under this Agreement, the Voting Agreement or the Certificate of Merger.

        Section 4.26    Brokers.    No broker, finder or investment banker (other than Goldman, Sachs & Co.) is entitled to any brokerage, finder's, financial advisor's or other fee or commission from the Company or any of its Subsidiaries or Affiliates in connection with the Merger and any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has made available to Parent complete and correct copies of all letter agreements between the Company and Goldman, Sachs & Co., pursuant to which Goldman, Sachs & Co. could be entitled to any payment from the Company or any of its Subsidiaries in connection with the Merger and the other transactions contemplated hereby.

        Section 4.27    Affiliate Transactions.    There are no transactions, or series of related transactions, agreements, arrangements or understandings that are required to be disclosed under Item 404 of Regulation S-K promulgated under the Securities Act that have not been disclosed in the Company SEC Documents filed prior to the date hereof.

        Section 4.28    No Other Representations or Warranties.    Except for the representations and warranties expressly set forth in this Article IV, none of the Company or any of its Affiliates nor any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective Affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof. Except in the case of fraud or Intentional Breach and except (as to the Company) as such information is explicitly referred to in a representation or warranty in this Article IV, neither the Company nor any other Person will have or be subject to any liability to Parent, Merger Sub or any other Person resulting from the distribution to Parent or Merger Sub, or Parent's or Merger Sub's use of, any such information, including any information, documents, projections, forecasts or other material made available to Parent or Merger

Sub in certain "data rooms" (including the Electronic Data Room) or management presentations in expectation of the transactions contemplated by this Agreement.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except as disclosed in the corresponding section of the separate disclosure schedule which has been delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") (it being understood that any information set forth in one section or subsection of the Parent Disclosure Schedule shall be deemed to apply to and qualify the representation and warranty set forth in this Agreement to which it corresponds in number and any other representation and warranty set forth in this Article V to the extent that it is reasonably apparent on its face that such information is relevant to such other representation or warranty), Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

        Section 5.1    Organization and Qualification; Subsidiaries.    Parent is a corporation duly organized and validly existing under the laws of Switzerland. Merger Sub is a corporation duly organized, validly existing and in good standing, under the laws of Delaware. Each of Parent and Merger Sub is duly qualified or licensed as a foreign corporation to do business, and (where such concept is recognized) is in good standing, in each jurisdiction in which the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to, individually or in the aggregate, prevent or materially impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated hereby. A true, complete and correct copy of the organizational or governing documents of Parent and Merger Sub (the "Parent Organizational Documents") have previously been provided to the Company, and each such Parent Organizational Document is in full force and effect as of the date hereof.

        Section 5.2    Authority Relative to Agreement.    Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Merger. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly and validly authorized by all necessary corporate action of Parent and Merger Sub (and, with respect to Merger Sub, by its sole stockholder), and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby, including the Merger (other than, with respect to the consummation of the Merger, the filing and recordation of the Certificate of Merger with the Secretary of State). This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms (except as such enforceability may be limited by Bankruptcy Exceptions).

        Section 5.3    No Conflict; Required Filings and Consents.    (a) None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent or Merger Sub of the Merger or any other transactions contemplated by this Agreement, or performance of their obligations hereunder will (i) conflict with or violate the Parent Organizational Documents, (ii) assuming the consents, registrations, filings, notices, approvals and authorizations specified in Section 5.3(b) have been obtained or made and the waiting periods referred to therein have expired, and any condition precedent to such consent, approval, authorization, or waiver has been satisfied, conflict with or violate any Law applicable to Parent or Merger Sub or by which any property or asset of Parent or Merger

Sub is bound or affected or (iii) result in any breach of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien (other than a Permitted Lien) or Transfer Restrictions upon any of the properties or assets of Parent or Merger Sub pursuant to, any note, bond, mortgage, indenture or credit agreement, or any other Contract or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any property or asset of Parent or Merger Sub is bound, other than, in the case of clauses (ii) and (iii), for any such violation, breach, default, right, termination, amendment, acceleration, or cancellation that would not reasonably be expected to, individually or in the aggregate, materially delay the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        (b)   None of the execution and delivery of this Agreement by Parent and Merger Sub, the consummation by Parent and Merger Sub of the Merger or any other transactions contemplated by this Agreement, or performance of their obligations hereunder will require any consent, approval, authorization, waiver or permit of, or filing with or notification to, any Governmental Authority, except for (i) the filing with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (ii) compliance with, and the filing of a premerger notification and report form by the Company under, the HSR Act and the filings and receipt, termination or expiration, as applicable, of such other approvals or waiting periods as may be required under applicable Foreign Antitrust Laws, (iii) the filing and recordation of the Certificate of Merger with the Secretary of State, the other filings required under the DGCL by the Secretary of State and appropriate documents with the relevant authorities of the other jurisdictions in which the Company is qualified to do business and (iv) such other consents, approvals, authorizations or permits, filings or notifications, the failure of which to have, make or obtain, as applicable, would not reasonably be expected to, individually or in the aggregate, materially delay the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        Section 5.4    Absence of Litigation.    As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of Parent, threatened against either Parent or Merger Sub which seeks to, or would reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent and Merger Sub to consummate the Merger or any of the other transactions provided for herein.

        Section 5.5    Available Funds.    Parent has or will have sufficient funds to consummate the Merger on the terms contemplated by this Agreement and, at the Effective Time, Parent will have available, and will make available to Merger Sub, all of the funds necessary to consummate the Merger. The obligations of Parent and Merger Sub under this Agreement are not subject to any conditions regarding Parent's, Merger Sub's, any Affiliate's or any other Person's ability to obtain financing for the consummation of the Merger.

        Section 5.6    Capitalization of Merger Sub.    As of the date of this Agreement, the authorized share capital of Merger Sub consists of 1,000 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding share capital of Merger Sub is, and at the Effective Time will be, indirectly owned by Parent. Merger Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, and it has not conducted any business prior to the date hereof. Except for obligations or liabilities incurred in connection with its formation and the transactions contemplated by this Agreement, Merger Sub has not and will not have incurred, directly or indirectly, through any Subsidiary or Affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

        Section 5.7    Brokers.    Other than Credit Suisse AG, whose fees and expenses shall be borne solely by Parent, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage, finder's, financial advisor's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Merger Sub.

        Section 5.8    Disclosure in Proxy Statement.    The information with respect to Parent, Merger Sub and any of their Subsidiaries that Parent furnished or will furnish to the Company expressly for use in the Proxy Statement, including the Parent Information, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, at the time such information is first furnished to the Company.

        Section 5.9    Ownership of Company Common Stock.    Subject to the accuracy of the representations and warranties of the Company set forth in Section 4.3(b) and Section 4.25, neither Parent nor Merger Sub is, nor at any time during the last three (3) years has been, an "interested shareholder" of the Company as defined in the DGCL.

        Section 5.10    No Other Representations or Warranties.    Except for the representations and warranties expressly set forth in this Article V, none of Parent, Merger Sub or any of their respective Affiliates nor any other Person on behalf of any of them makes any express or implied representation or warranty (and there is and has been no reliance by the Company or any of its Affiliates or Representatives on any such representation or warranty) with respect to Parent, Merger Sub or their respective businesses or with respect to any other information provided, or made available, to the Company or any of its Representatives or Affiliates in connection with the transactions contemplated hereby, including the accuracy or completeness thereof.

        Section 5.11    Access to Information.    Each of Parent and Merger Sub acknowledges and agrees that it (a) has had an opportunity to discuss and ask questions regarding the Company and its Subsidiaries' businesses with the management of the Company, (b) has had access to the Electronic Data Room and (c) has conducted its own independent investigation of the Company and its Subsidiaries and the transactions contemplated hereby, and has not relied on any representation, warranty, or other statement by any Person regarding the Company and its Subsidiaries, except as expressly set forth in Article IV.

ARTICLE VI

COVENANTS AND AGREEMENTS

        Section 6.1    Conduct of Business by the Company Pending the Merger.    Between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1, except as set forth in Section 6.1 of the Company Disclosure Schedule, as expressly required by this Agreement, as may be required by Law, or as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (x) the Company shall, and shall cause each of its Subsidiaries to, carry on its business in the ordinary course consistent with past practice and, to the extent consistent therewith, use commercially reasonable efforts to preserve substantially intact its current business organizations, to keep available the services of its current officers and key employees and to preserve its current relationships with customers, suppliers, licensors, licensees, distributors, wholesalers, lessors and others, in each case, with whom the Company or any of its Subsidiaries has material business or other material relations. Without limiting the generality of the foregoing, except as set forth in Section 6.1 of the Company Disclosure Schedule, as expressly required by this Agreement, as may be required by Law, or as may be consented to in writing by Parent (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall not and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earliest to occur of the Effective Time and the date, if any, on which this Agreement is terminated pursuant to Section 8.1:

          (a)   amend or otherwise modify the Charter or the By-laws (or, in any material respect, such equivalent organizational or governing documents of any of the Subsidiaries of the Company);

          (b)   except for transactions among the Company and its wholly-owned Subsidiaries or among the Company's wholly-owned Subsidiaries, or as otherwise contemplated in Section 6.1(g), issue, sell, pledge, dispose, encumber or grant any shares of capital stock of the Company or any of its Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any such shares of capital stock or rights settled in cash or other property based in whole or in part on the value of such shares of capital stock; provided, however that the Company may issue shares of Company Common Stock upon the exercise of any outstanding Company Option or Company Warrant as required pursuant to and in accordance with the terms thereof or the vesting and settlement as required pursuant to and in accordance with the terms thereof of any Company Stock-Based Award, in each case, issued prior to the date hereof (or permitted hereunder to be granted after the date hereof pursuant to Section 6.1(g));

          (c)   (i) declare, authorize, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to the Company's or any of its Subsidiaries' capital stock, other than dividends paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company; (ii) split, combine or reclassify any shares of capital stock or other equity interests of the Company or any of its Subsidiaries; or (iii) redeem, purchase or otherwise acquire any shares of the Company's capital stock or other securities convertible or exchangeable into or exercisable for any shares of capital stock of the Company; except (A) for the repurchase of Company Common Stock of an employee prior to the lapse of any vesting period upon termination of such employee's employment or any other repurchases required under any Company Plan or (B) in connection with cashless exercises or similar transactions pursuant to the exercise of Company Options or settlement (including settlement of Tax withholding obligations) of other awards or obligations outstanding as of the date hereof (including any Company Stock-Based Awards) or permitted to be granted after the date hereof pursuant to Section 6.1(g);

          (d)   except as required pursuant to the Company Benefit Plans in effect as of the date hereof or as otherwise required by Law, (i) increase the compensation or other benefits payable or to become payable to employees, directors or executive officers of the Company or any of its Subsidiaries or grant any new short or long term incentive compensation awards except for increases in base salary for employees (other than Highly Paid Employees) in the ordinary course of business and consistent with past practice, including in respect of the timing of any such determinations and payments, (ii) grant any severance or termination pay to, or enter into any severance agreement with, any employee, director or executive officer of the Company or any of its Subsidiaries other than severance required or paid in the ordinary course of business consistent with past practice under the Company's severance practices as existing on the date hereof, (iii) hire or enter into, terminate or renew any employment agreement, other than hiring or entering into a new offer letter or employment agreement incident to the hiring or promotion of any individual who is expected to earn less than any of the Highly Paid Employees with respect to the current fiscal year and which hiring is, or agreement is entered into, in the ordinary course of business and on terms and conditions and otherwise consistent with past practice, (iv) terminate, establish, adopt, enter into or amend or terminate any Company Benefit Plan (or arrangement that would be a Company Benefit Plan were it effective as of the date hereof) or other plan, trust, fund, policy or arrangement maintained for the benefit of any current or former directors, officers or employees or any of their beneficiaries or (v) enter into any new, or amend any existing, collective bargaining agreement or indemnification agreement of the type listed on Section 6.6 of the Company Disclosure Schedule;

          (e)   (A) terminate the employment of any employee (other than a Highly Paid Employee) other than in the ordinary course of business and consistent with past practice or (B) terminate any Highly Paid Employee, except as a direct result of such Highly Paid Employee's (i) willful failure to perform the duties or responsibilities of his employment, (ii) engaging in serious misconduct, or (iii) being convicted of or entering a plea of guilty to any crime;

          (f)    forgive any loans to employees, officers or directors or any of their respective affiliates;

          (g)   except as required pursuant to the terms of this Agreement or any Company Benefit Plan in existence as of the date hereof, or except as set forth in Section 6.1(g) of the Company Disclosure Schedule, grant, accelerate the vesting of, confer or award options, convertible securities, restricted stock, restricted stock units, performance stock units, stock appreciation rights or other rights to acquire any capital stock of the Company or any of its Subsidiaries or any equity-based award based in whole or in part on the capital stock of the Company or any of its Subsidiaries, whether settled in cash, securities or other property, or take any action not otherwise contemplated by this Agreement to cause to be exercisable any otherwise unexercisable option under any existing stock plan;

          (h)   acquire (including by merger, consolidation, or acquisition of stock or assets), any material ownership interests in any corporation, partnership, limited liability company, other business organization or any division or material amount of assets thereof, other than, in the case of acquisition of assets, purchases of inventory and other goods in the ordinary course of business consistent with past practice or pursuant to Contracts as in effect as of the date hereof;

          (i)    dispose of, transfer, lease or license, any material assets of the Company and its Subsidiaries, taken as a whole, other than (i) Company Owned IP, to the extent permitted in Section 6.1(k) below or (ii) sales of inventory or other assets (including obsolete equipment) in the ordinary course of business consistent with past practice or pursuant to Contracts in effect as of the date hereof;

          (j)    grant any Lien (other than a Permitted Lien) on any asset of the Company and its Subsidiaries (other than Company Owned IP to the extent permitted in Section 6.1(k) below), that is material to the Company and its Subsidiaries, taken as a whole, other than any Lien on additional assets of the Company or any of its Subsidiaries required to be granted pursuant to the terms of the Credit Facility;

          (k)   dispose of, transfer, lease, license or grant any Lien (other than a Permitted Lien) on, any Company Owned IP (other than non-exclusive licenses granted to end users in the ordinary course of business);

          (l)    abandon, allow to lapse or fail to maintain any Intellectual Property Rights except where the Company or any of its Subsidiaries has reasonably determined, in the exercise of good faith business judgment, that such Intellectual Property Rights are not material and it is in the interest of the Company and its Subsidiaries to abandon, allow to lapse or cease to maintain such Intellectual Property Rights;

          (m)  incur any Indebtedness, except for Indebtedness incurred (i) in respect of capital leases for office equipment entered into by the Company or a Subsidiary of the Company in the ordinary course of business consistent with past practice and (ii) under the Company's or its Subsidiaries' existing credit facilities set forth on Section 6.1(m) of the Company Disclosure Schedule as in effect as of the date hereof in the ordinary course of business; provided, however, that for the avoidance of doubt, amounts under the Credit Facility may be repaid and/or re-borrowed to the extent permitted thereunder;

          (n)   Other than cash held in operating accounts not exceeding the amount set forth on Section 6.1(n) of the Company Disclosure Schedule, invest the cash of the Company or any of its Subsidiaries other than in (i) demand deposits in or certificates of deposit issued by a bank or financial institution which has a rating for its long-term unsecured and non-credit enhanced debt obligations of BB or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or Ba2 or higher by Moody's Investor Services Limited, (ii) marketable debt obligations issued or guaranteed by the government of the United States of America, Germany, United Kingdom or Switzerland, (iii) commercial paper not convertible or exchangeable to any other security: (A) for which a recognized trading market exists; (B) which matures within one year after the date hereof; and (C) which has a credit rating of either A-1/F1 by Standard & Poor's Rating Services or Fitch Ratings Ltd or P-1 or higher by Moody's Investor Services Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating; or (iv) money market funds which: (A) have a credit rating of either AAA or higher by Standard & Poor's Rating Services or Fitch Rating Ltd or Aaa or higher by Moody's Investor Services Limited; (B) invest substantially all their assets in securities of the types described in paragraphs (i) to (iii) above; and (C) can be turned into cash on not more than 60 days' notice;

          (o)   other than the extension of credit to customers in the ordinary course of business consistent with past practice (including accounts receivable in connection with customer orders, prepaid expenses, investments received in satisfaction or partial satisfaction from financially troubled account debtors, together with investments received in satisfaction of judgments, foreclosure of Liens or the settlement of any obligations, in each case in the ordinary course of business consistent with past practice), loan, advance, invest or make a capital contribution to or in any Person, other than the Company or a Subsidiary of the Company;

          (p)   authorize, make any commitment with respect to, or make any capital expenditure in excess of $1,000,000 individually or $5,000,000 in the aggregate, except for capital expenditures that are set forth in Section 6.1(p) of the Company Disclosure Schedule;

          (q)   materially modify or amend, cancel or terminate or waive, release or assign any material rights or claims with respect to, any Company Material Contract or enter into any contract which, if entered into prior to the date hereof, would be a Company Material Contract, in each case, other than in the ordinary course of business consistent with past practice and other than additional related agreements that are contemplated to be entered into by the terms of a Company Material Contract as in effect on the date hereof and otherwise are in compliance with this Section 6.1;

          (r)   make any material change in accounting principles, policies, practices, procedures or methods in effect at December 30, 2012, except (i) as required by GAAP (or any interpretation or enforcement thereof), Regulation S-X of the Exchange Act or a Governmental Authority or quasi-Governmental Authority (including the Financial Accounting Standards Board or any similar organization), or (ii) as required by a change in applicable Law;

          (s)   waive, release, assign, settle or compromise any (i) governmental complaint or (ii) claims, liabilities or obligations arising out of, related to or in connection with (A) litigation other than litigation concerning this Agreement and other than, in the case of this clause (ii)(A) only, for compromises, settlements or agreements that (X) do not (I) with respect to litigation matters in which the Company has recorded a reserve in the Company's quarterly financial statements for the quarter ended on March 30, 2013 and filed with SEC on Form 10-Q after the date hereof (the amounts of which reserves have been provided to Parent prior to the date hereof), exceed such amount reserved by the Company or (II) for all other litigation matters and those matters covered by the foregoing clause (X)(I) to the extent they exceed such amount reserved, involve the payment of monetary damages in excess of $1,000,000 in any single instance and $3,000,000 in the aggregate and (Y) do not (I) create obligations that would impose any material restrictions on the business of the Company and its Subsidiaries or (II) involve the admission of wrongdoing by the Company or any of its Subsidiaries, or (B) litigation brought by any current, former or purported holder of any capital stock of the Company concerning the transactions contemplated by this Agreement;

          (t)    except as required by applicable Law or the published interpretation or enforcement thereof or as is consistent with past practice, make or rescind any material Tax election, change any material Tax method, file any amended Tax Return that is material, or settle or compromise any material U.S. federal, state, or foreign income Tax liability in excess of any reserve therefor reflected in the financial statements included in the Company SEC Documents;

          (u)   fail to maintain in full force and effect material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice;

          (v)   adopt or enter into a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

          (w)  except as required by applicable Law, (i) convene any regular or special meeting (or any adjournment thereof) of the stockholders of the Company other than the Stockholders' Meeting, or (ii) enter into any Contract or understanding or arrangement with respect to the voting or registration of the Company's capital stock;

          (x)   enter into any new line of business outside the Company's existing business segments unless the decision to enter was made in the ordinary course of business prior to the date of the Agreement;

          (y)   amend or modify the engagement letter of any of the Company's financial advisors in a manner that materially increases the fees, expenses or commissions payable by the Company; or

          (z)   enter into any Contract to do any of the foregoing.

Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or any of the Company's Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        Section 6.2    Proxy Statement; Stockholders' Meeting.

        (a)    Preparation and Filing of Proxy Statement.    As promptly as reasonably practicable following the date of this Agreement (and in any event, no later than 30 days after the date hereof), the Company shall, with the assistance of Parent, prepare and cause to be filed with the SEC in preliminary form a proxy statement relating to the Stockholders' Meeting (together with any amendments or supplements thereto, the "Proxy Statement"). Except as expressly contemplated by Section 6.5(c) and Section 6.5(e), the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Company shall promptly notify Parent upon the receipt of any comments or other correspondence from the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) regarding the Proxy Statement, including with respect to amendments or supplements to the Proxy Statement, and shall provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) or any request from the SEC (or the staff of the SEC) for amendments or supplements with respect to the Proxy Statement and to cause the Proxy Statement to be cleared by the SEC as promptly as reasonably practicable. The Proxy Statement shall comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and shall consider any such comments in good faith. The Company, commencing 10 days after the submission to the SEC of the Preliminary Proxy Statement, shall on a weekly basis run a broker search for a deemed record date of 20 Business Days after the date of each such search.

        (b)    Covenants of the Company with respect to the Proxy Statement.    The Company shall cause the Proxy Statement, at the date it is first mailed to the stockholders of the Company and at the time of the Stockholders' Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company shall have no obligation pursuant to this Section 6.2(b) with respect to any of the Parent Information.

        (c)    Covenants of Parent with Respect to the Proxy Statement.    Parent shall furnish to the Company all information concerning Parent and Merger Sub as may be reasonably requested by the Company in connection with the Proxy Statement or such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement (the "Parent Information"), and shall otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). The information relating to Parent, Merger Sub and any of their Subsidiaries supplied by Parent to the Company for inclusion in the Proxy Statement shall, at the time supplied by Parent, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

        (d)    Mailing of Proxy Statement; Stockholders' Meeting.    The Company shall, as promptly as practicable (and in any event within five (5) Business Days following the Proxy Statement Clearance Date), (x) by resolutions of its Board of Directors establish the earliest reasonably practicable record date and date for a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the "Stockholders' Meeting") and (y) mail to the holders of Company Common Stock and the holders of Series C Preferred Stock as of the record date established for the Stockholders' Meeting the Proxy Statement (such date, the "Proxy Date"). The Company shall duly call, convene and hold the Stockholders' Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that the Company may postpone, recess or adjourn the Stockholders' Meeting: (i) with the consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) for the absence of a quorum or (iii) to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board has determined in good faith (after consultation with its outside legal counsel) is required under applicable Laws and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company's stockholders prior to the Stockholders' Meeting. Once the Company has established a record date for the Stockholders' Meeting, the Company shall not change such record date or establish a different record date for the Stockholders' Meeting without the prior written consent of Parent, unless required to do so by applicable Law or the By-laws. Unless the Company Board shall have effected a Change in Recommendation as permitted by Section 6.5(d), the Company shall use its reasonable best efforts to solicit proxies in favor of the adoption of this Agreement as contemplated by Section 4.3(a)(i) and shall ensure that all proxies solicited in connection with the Stockholders' Meeting are solicited in compliance in all material respects with all applicable Laws and all rules of NASDAQ.

        (e)    Amendments to Proxy Statement.    If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company's or Parent's Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

        Section 6.3    Appropriate Action; Consents; Filings.    (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall (and shall cause each of their applicable Affiliates and Subsidiaries) use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate, as promptly as practicable, the Merger and the other transactions contemplated by this Agreement. Without limiting the foregoing, each of the parties agree to use its respective reasonable best efforts to (i) cause the conditions to the Merger set forth in Article VII to be satisfied as promptly as practicable, (ii) obtain all necessary consents, approvals, orders, waivers, finding of suitability and authorizations of, actions or nonactions by, any Governmental Authority or any third party necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger and make all necessary registrations, declarations and filings with, and notices to, any Governmental Authorities (including pursuant to the HSR Act any other applicable Antitrust Law necessary to start any applicable waiting period) and take all reasonable steps as may be necessary to obtain an approval from, or to avoid a suit, action, proceeding or investigation by, any Governmental Authority or other Persons necessary in connection with the consummation of the transactions contemplated by this Agreement, including the Merger, and (iii) execute and deliver any additional instruments necessary to consummate the Merger and any other transactions to be performed or consummated by such party in accordance with the terms of this Agreement and to carry out fully the purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary but subject to Section 6.3(b), the obligations of Parent under this Section 6.3 shall include Parent, as a condition to obtaining any and all expirations of waiting periods under the HSR Act or any other Antitrust Law or consents, clearances, or approvals from any Governmental Authority necessary to consummate the Merger and the other transactions contemplated hereby: (A) selling, divesting, or otherwise conveying particular assets, categories, portions or parts of assets or businesses of Parent and its Affiliates; (B) agreeing to sell, divest, or otherwise convey any particular asset, category, portion or part of an asset or business of the Company and its Subsidiaries contemporaneously with or subsequent to the Effective Time; (C) permitting the Company to sell, divest, or otherwise convey any of the particular assets, categories, portions or parts of assets or business of the Company or any of its Subsidiaries prior to the Effective Time; (D) licensing, holding separate or entering into arrangements, commitments, or restrictions with respect to its respective assets or the assets of the Company or the conduct of business arrangements of the Parent or the Company or terminating any and all existing relationships, contractual rights or obligations; and (E) effectuating any other change or restructuring of Parent or the Company, in each case so as to enable the Effective Time to occur prior to the Termination Date.

        (b)   Notwithstanding anything in this Agreement to the contrary (including Section 6.3(a)), the parties hereby agree and acknowledge that nothing in this Section 6.3 shall require, or be construed to require, Parent or any of its Subsidiaries or Affiliates to take or agree to take any of the actions contemplated by clauses (A) through (E) of Section 6.3(a) if such actions, individually or in the aggregate, are reasonably likely to have a material and adverse impact on the business, financial condition or results of operations of Parent and its Subsidiaries (including, after the Effective Time, the Company and its Subsidiaries), taken as a whole.

        (c)   Subject to the terms and conditions of this Agreement, each of the Company, Parent and Merger Sub agrees (i) as promptly as reasonably practicable after the date hereof, to file all Notification and Report Forms required under the HSR Act with respect to the transactions contemplated hereby, (ii) to file all other notifications, which the parties mutually agree are required under any other Antitrust Law with respect to this Agreement and are set forth on Section 6.3(c)(ii) of the Company Disclosure Schedule, (iii) to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to the HSR Act or any other Antitrust Law, and (iv) to use its reasonable best efforts to take or cause to be taken all actions necessary, proper or advisable consistent with, and subject to, the other provisions of this Section 6.3, to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other Antitrust Law and the granting of any required approvals under any Antitrust Law as promptly as reasonably practicable, including, if possible under applicable Law, by requesting early termination thereof. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, in connection with the efforts referred to in Section 6.3(a) to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under the HSR Act and any other Antitrust Law, use reasonable best efforts to (A) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party; (B) keep the other party reasonably informed of any communication received by such party from, or given by such party to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private party, in each case regarding any of the transactions contemplated hereby; and (C) permit the other party to review any material communication given by it to, and, to the extent reasonably practicable, consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private party, with any other person, and to the extent permitted by such applicable Governmental Authority or other person, give the other party the opportunity to attend and participate in such meetings and conferences.

        (d)   In furtherance and not in limitation of the covenants of the parties contained in Sections 6.3(a), 6.3(b) and 6.3(c) , if any objections are asserted with respect to the transactions contemplated hereby under any Antitrust Law or if any suit is instituted (or threatened to be instituted) by any Governmental Authority or any private party challenging any of the transactions contemplated hereby as violative of any Antitrust Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby, each of Parent and the Company shall use its reasonable best efforts to contest, resist and resolve any such objections or suits and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement so as to permit consummation of the transactions contemplated by this Agreement. Without limiting the obligations of Parent under Section 6.3(a), (i) Parent, in the exercise of its reasonable judgment, shall be entitled to extend any deadline or waiting period or to enter any arrangement with any Governmental Authority or other Person to delay the consummation of the Merger, including in connection with litigation; and (ii) Parent shall be entitled to make material filings with any Governmental Authority and direct the defense of the transactions contemplated by this Agreement in each case in its reasonable judgment, and in any investigation or litigation by, or negotiations with, any Governmental Authority or other Person, or in connection with any regulatory filings under applicable Antitrust Laws, Parent shall be entitled in its reasonable judgment to initiate and conduct any communications or negotiations with or make any proposals to any Governmental Authority relating to any contemplated or proposed agreements to divest or hold separate assets or limit activities or lines of business; provided, that Parent shall to the extent practicable consult in advance with the Company and in good faith take the Company's views into account regarding the overall strategic direction of the defense of any such litigation and other matters contemplated by this Section 6.3(d)(ii) and consult with the Company prior to making any material substantive filings.

        Section 6.4    Access to Information; Confidentiality.    From the date of this Agreement to the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 8.1, the Company will, and will cause its Subsidiaries to, provide to Parent and its authorized Representatives (x) reasonable access during normal business hours to their respective officers, employees, agents, properties, books, contracts and records as Parent may reasonably request and (y) such financial and operating data of the Company and its Subsidiaries as Parent may reasonably request within a reasonable period of time following such request; provided, however, until the Effective Time, the Company shall not be required to furnish, or provide any access to, any information to any Person not a party to, or otherwise covered by, the Confidentiality Agreement or any similar agreement with the Company, or not otherwise bound by a similar confidentiality obligation, with respect to such information. Notwithstanding the foregoing, the Company shall not be required to provide access to, or cause its Subsidiaries to provide access to, or disclose any information or documents which would (in the reasonable judgment of the Company) (i) unreasonably disrupt the operations of the Company or any of its Subsidiaries, (ii) cause a violation of any confidentiality provision under any material Contract to which the Company or any of its Subsidiaries is a party (provided that the Company shall have used commercially reasonable efforts to obtain a waiver from the counterparty to any such Contract so as to allow the Company to provide access to or furnish the relevant information), (iii) constitute a waiver of the attorney-client or other privilege held by the Company or any of its Subsidiaries or (iv) violate any applicable Laws; provided, that each party shall use its reasonable best efforts to obtain any required consents and take such other action (such as the entry into a joint defense agreement or other arrangement to avoid loss of attorney client privilege) to permit such access or disclosure. All information exchanged pursuant to this Section 6.4 shall be subject to the Confidentiality Agreement and the parties shall comply with, and shall cause their respective Representatives (as defined in the Confidentiality Agreement) to comply with, all of their respective obligations thereunder. The Confidentiality Agreement shall continue in full force and effect in accordance with its terms until the earlier of the Effective Time and the expiration of the Confidentiality Agreement according to its terms.

        Section 6.5    Acquisition Proposals.    (a) Except as expressly permitted by this Section 6.5, from the date of this Agreement until the Effective Time or, if earlier, the termination of this Agreement in accordance with its terms, the Company will not, and shall cause its Affiliates and its and their respective Representatives not to, directly or indirectly (i) initiate, solicit or knowingly encourage or facilitate the making of any Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal, (ii) other than informing Third Parties of the existence of the provisions contained in this Section 6.5, engage in negotiations or discussions with, or furnish any information concerning the Company or any of its Subsidiaries to, any Third Party relating to an Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal or (iii) resolve or agree to do any of the foregoing. The Company shall, and shall cause its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal, or any inquiry or proposal that may reasonably be expected to lead to an Acquisition Proposal. It is agreed that any violation of the restrictions set forth in this Section 6.5 by any Representative of the Company or any of its Affiliates shall constitute a breach of this Section 6.5 by the Company

        (b)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the date that the Requisite Stockholder Approval is obtained at the Stockholders' Meeting, in the event that the Company receives an unsolicited written Acquisition Proposal (which Acquisition Proposal was made after the date of this Agreement and did not result from a breach of this Section 6.5), the Company and the Company Board and their Representatives may, subject to compliance with this Section 6.5(b), engage in negotiations or substantive discussions with, or furnish any information and reasonable access to, any Third Party making such Acquisition Proposal and its Representatives if the Company Board determines in good faith, after consultation with the Company's outside legal and financial advisors, and based on information then available, that such Acquisition Proposal constitutes, or is reasonably expected to result in, a Superior Proposal; provided, that (x) prior to furnishing any material nonpublic information, the Company receives from such Third Party an executed Acceptable Confidentiality Agreement and (y) any such material nonpublic information so furnished has been previously provided or made available to Parent or is provided or made available (including through posting on the Electronic Data Room) to Parent substantially concurrently with or promptly following it being so furnished to such Third Party.

        (c)   Except as otherwise provided in the last sentence of this Section 6.5(c) and Section 6.5(d), until the termination of this Agreement, neither the Company Board nor any committee thereof shall (i) (A) withdraw (or qualify or modify in any manner adverse to Parent), or publicly propose to withdraw (or so qualify or modify), the Company Board Recommendation, (B) take any action to exempt any Person (other than Parent and its Affiliates) from the provisions of Section 203 of the DGCL or any other state takeover statute, (C) fail to publicly reaffirm the Company Board Recommendation within four (4) Business Days after Parent so requests in writing if an Acquisition Proposal or any material modification thereto shall have been made public or sent or given to the stockholders of the Company (or any Person shall have publicly announced an intention, whether or not conditional, to make an Acquisition Proposal), (D) fail to recommend, in a Solicitation/Recommendation Statement on Schedule 14D-9, against any Acquisition Proposal subject to Regulation 14D under the Exchange Act within ten (10) Business Days after the commencement of such Acquisition Proposal, or (E) approve, adopt or recommend any Acquisition Proposal, or propose publicly to approve, adopt or recommend, any Acquisition Proposal (any action described in this clause (i) being referred to as a "Change in Recommendation") or (ii) approve, adopt or recommend, or propose publicly to approve, adopt or recommend, or allow the Company or any of its Subsidiaries to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, alliance agreement, partnership agreement or similar agreement (other than an Acceptable Confidentiality Agreement) with any Third Party constituting or relating to, or that is intended to or would reasonably be expected to lead to, any Acquisition Proposal (an "Alternative Acquisition Agreement"). Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the receipt of the Requisite Stockholder Approval, in the event a material development or material change in circumstances (other than an Acquisition Proposal) occurs or arises after the date of this Agreement that was not known and not reasonably foreseeable by the Company Board as of the date of this Agreement, the Company Board may make a Change in Recommendation if the failure to take such action would be inconsistent with the Company Board's fiduciary duties to the stockholders of the Company under applicable Law; provided, that the Company has provided Parent four (4) Business Days' prior written notice advising Parent that it intends to take such action and specifying, in reasonable detail, the reasons for such action.

        (d)   At any time prior to receipt of the Requisite Stockholder Approval, in response to an unsolicited written Acquisition Proposal made after the date of this Agreement that (i) the Company Board determines in good faith (after consultation with its outside counsel and financial advisor) constitutes a Superior Proposal and (ii) the failure to approve or recommend such Superior Proposal would be inconsistent with the Company Board's fiduciary duties to the stockholders of the Company under applicable Law, the Company may terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d); provided, however, that the Company shall not terminate this Agreement pursuant to Section 8.1(c)(ii) and this Section 6.5(d) unless the Company (x) has complied with its obligations under this Section 6.5, including its obligations set forth in Section 6.5(e), (y) pays, or causes to be paid, to Parent the Company Termination Fee payable pursuant to Section 8.3(a)(ii) prior to or concurrently with such termination and (z) substantially concurrently with such termination, enters into a definitive Alternative Acquisition Agreement that documents the terms and conditions of such Superior Proposal.

        (e)   Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be entitled to terminate this Agreement pursuant to Section 8.1(c)(ii) and Section 6.5(d) , (x) unless the Company shall have provided to Parent four (4) Business Days' prior written notice (the "6.5(e) Notice") advising Parent that the Company intends to take such action (and specifying, in reasonable detail, the reasons for such action and the material terms and conditions of any such Superior Proposal) and, if applicable, a copy of the relevant proposed transaction agreement, and (y):

            (i)  during such four (4) Business Day period, if requested by Parent, the Company shall have engaged in good faith negotiations with Parent regarding changes to the terms of this Agreement intended to cause such Acquisition Proposal to no longer constitute a Superior Proposal; and

           (ii)  the Company shall have considered any adjustments to this Agreement (including a change to the price terms hereof) and any other agreements that may be proposed in writing by Parent (the "Proposed Changed Terms") no later than 5:00 p.m., New York City time, on the fourth (4th) Business Day of such four (4) Business Day period and shall have determined in good faith (after consultation with its outside legal counsel and financial advisors) that the Superior Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

For the avoidance of doubt, (A) if Parent, within four (4) Business Days following its receipt of a 6.5(e) Notice makes an offer that, as determined in good faith by the Company Board (after consultation with its outside counsel and financial advisors) results in the applicable Acquisition Proposal no longer being a Superior Proposal, then the Company shall have no right to terminate this Agreement pursuant to Section 8.1(c)(ii) and Section 6.5(d) as a result of such Acquisition Proposal, and (B) any (1) material revisions to the terms of a Superior Proposal or (B) material revisions to an Acquisition Proposal that the Company Board had determined no longer constitutes a Superior Proposal, shall constitute a new Acquisition Proposal and shall in each case require the Company to deliver to Parent a new 6.5(e) Notice and a new four (4) Business Day period shall commence thereafter.

        (f)    The Company shall promptly (and in any event within 24 hours) advise Parent orally or in writing in the event that the Company receives any Acquisition Proposal or any inquiry, proposal or request for information that may reasonably be expected to lead to an Acquisition Proposal, and in connection with such notice, provide to Parent the material terms and conditions (including the identity of the Third Party making any such Acquisition Proposal) of any such Acquisition Proposal. The Company shall (i) keep Parent reasonably informed of the status and material details (including any material change to the terms thereof) of any such Acquisition Proposal (including any determination by the Company Board pursuant to Section 6.5(b)) and any discussions and negotiations concerning the material terms and conditions thereof and (ii) provide to Parent as soon as practicable (and in any event within 24 hours) after receipt or delivery thereof of any written indication of interest (or amendment thereto) or any written material that constitutes an offer (or amendment thereto).

        (g)   Nothing contained in this Agreement shall prohibit the Company or the Company Board, directly or indirectly through their respective Representatives, from (i) taking and disclosing any position or disclosing any information reasonably required under Rule 14d-9, Rule 14e-2 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer) or (ii) making any "stop, look and listen" communication to the Company's stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act; provided, that in all cases, any such action or disclosure shall comply with Section 6.5(c), Section 6.5(d), and Section 6.5(e).

        (h)   For purposes of this Agreement:

            (i)  "Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any bona fide proposal or offer from a Third Party relating to (i) a merger, reorganization, sale of assets, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, joint venture or similar transaction involving the Company or any of its Subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated revenues, income, EBITDA or assets of the Company and its Subsidiaries; (ii) the acquisition (whether by merger, consolidation, equity investment, joint venture or otherwise) by any Person of twenty percent (20%) or more of the assets of the Company and its Subsidiaries, taken as a whole (based on fair market value, as determined in good faith by the Company Board); (iii) the acquisition in any manner, directly or indirectly, by any Person of twenty percent (20%) or more of the issued and outstanding shares of Company Common Stock; (iv) any purchase, acquisition, tender offer or exchange offer that, if consummated, would result in any Person beneficially owning twenty percent (20%) or more of the Company Common Stock or any class of equity or voting securities of the Company or any of its Subsidiaries whose revenues, income, EBITDA or assets, individually or in the aggregate, constitute twenty percent (20%) or more of the consolidated revenues, income, EBITDA or assets of the Company and its Subsidiaries, or (v) any combination of the foregoing.

           (ii)  "Superior Proposal" shall mean an Acquisition Proposal (provided, that the references to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed to be references to "ninety percent (90%)") made by a Third Party that the Company Board determines in good faith, after consultation with the Company's financial and legal advisors, and considering such factors as the Company Board considers in good faith to be appropriate (including the conditionality and the timing and likelihood of consummation of such proposal), (A) is on terms that are more favorable to the holders of Company Stock than the transactions contemplated by this Agreement (after giving effect to all Proposed Changed Terms) from a financial point of view and (B) is reasonably expected to be consummated on a timely basis.

        Section 6.6    Directors' and Officers' Indemnification and Insurance.    (a) Parent and Merger Sub agree that all rights to exculpation and indemnification (and all rights to advancement of expenses relating thereto) for acts or omissions occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time (including any matters arising in connection with the transactions contemplated by this Agreement, including the Merger), existing in favor of the Indemnitees as provided in the Charter or By-laws as in effect on the date of this Agreement (or such equivalent organizational or governing documents of any of the Company's Subsidiaries as in effect on the date of this Agreement) or under the indemnification, employment or other similar agreements between any Indemnitee and the Company or any of its Subsidiaries set forth on Section 6.6 of the Company Disclosure Schedule (a complete and correct copy of each such agreement having been made available to Parent by the Company prior to the date hereof), shall survive the Merger and shall continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. From and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to (including by providing funding to the extent the Surviving Corporation does not have sufficient funds), indemnify, defend and hold harmless, and advance expenses to, Indemnitees with respect to (x) all acts or omissions by them in their capacities as such at any time at or prior to the Effective Time or (y) any costs or expenses (including attorneys' fees and expenses in advance of the final disposition of any Proceeding to each Indemnitee), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened Proceeding by reason of the fact that such Person was acting in such capacity or anything done or not done by such Person in such capacity at or prior to the Effective Time, whether such Proceeding is initiated before or after the Effective Time, in either case, to the extent required by

(X) the Charter or By-laws (or such equivalent organizational or governing documents of any of the Company's Subsidiaries as in effect on the date of this Agreement) or (Y) to the extent an Indemnitee is afforded greater rights or remedies than provided under the Charter or Bylaws, the agreements set forth on Section 6.6 of the Company Disclosure Schedule. In the event of any such Proceeding, Parent and the Surviving Corporation shall control the defense of such Proceeding; provided, however, that neither Parent nor the Surviving Corporation shall settle any such Proceeding without the prior written consent of the Indemnitee unless the Surviving Corporation assumes full responsibility for such settlement, the settlement grants the Indemnitee a complete release in respect of the potential liability relating to the claims underlying such Proceeding and such settlement does not contain any admission detrimental to the Indemnitee. For a period of six (6) years after the Effective Time, Parent shall, to the extent permitted by applicable Law, cause the certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation and its Subsidiaries to contain provisions with respect to indemnification, advancement of expenses and limitation of director, officer and employee liability that are no less favorable to the Indemnitees than those set forth in the Charter and By-laws and the Company's Subsidiaries' organizational documents as in effect on the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnitees. From and after the Effective Time, in the event the Surviving Corporation or any of its Subsidiaries does not have sufficient funds to honor each of the respective agreements contained in this Section 6.6(a) in accordance with their respective terms, Parent shall provide or cause to be provided to the Surviving Corporation or such Subsidiary, as the case may be, sufficient funds so that such Person may honor the applicable agreements contained in this Section 6.6(a).

        (b)   From the Effective Time through the sixth (6th) anniversary of the Effective Time (the "Tail Period"), Parent shall, or shall cause the Surviving Corporation to, maintain in effect the Company's current directors' and officers' liability insurance policies and fiduciary liability insurance policies covering each officer and director currently covered by the Company's directors' and officers' liability insurance policies and fiduciary liability insurance policies for acts or omissions occurring prior to the Effective Time with respect to any matter claimed against such Person by reason of him or her serving in such capacity on terms with respect to such coverage and amounts no less favorable in the aggregate than those of such policies in effect on the date of this Agreement; provided, that the Surviving Corporation may (i) substitute therefor policies of any reputable insurance company or (ii) satisfy its obligation under this Section 6.6(b) by obtaining prepaid (or "tail") directors' and officers' liability insurance policies and fiduciary liability insurance policies, in each case, the material terms of which, including coverage and amount, are no less favorable in the aggregate to such directors and officers than the insurance coverage otherwise required under this Section 6.6(b); provided, further, that in no event shall the aggregate costs of any of the foregoing insurance policies exceed in any one year during the Tail Period 250% of the current aggregate annual premiums paid by the Company for such purpose (the Company's current aggregate annual premiums are set forth in Section 6.6(b) of the Company Disclosure Schedule); for the avoidance of doubt, it being understood that in such case Parent or the Surviving Corporation shall nevertheless be obligated to obtain such coverage, with respect to each year during the Tail Period, as may be obtained for 250% of the current aggregate annual premium paid by the Company.

        (c)   The Indemnitees to whom this Section 6.6 applies shall be third party beneficiaries of this Section 6.6. The provisions of this Section 6.6 are intended to be for the benefit of each Indemnitee and his or her successors, heirs or representatives. Parent shall pay or cause to be paid all reasonable expenses, including attorneys' fees, that may be incurred by any Indemnitee in successfully enforcing the indemnity and other obligations provided in this Section 6.6.

        (d)   The rights of each Indemnitee under this Section 6.6 shall be in addition to any rights such Person may have under the Charter or By-laws (or equivalent organizational or governing documents of any of the Company's Subsidiaries), certificate of incorporation, bylaws or other organizational documents of the Surviving Corporation, the indemnification, employment or other similar agreements between any Indemnitee and the Company or any of its Subsidiaries set forth on Section 6.6 of the Company Disclosure Schedule, or under any applicable Law.

        (e)   Notwithstanding any other provision of this Agreement, this Section 6.6 shall survive the consummation of the Merger indefinitely and shall be binding on all successors and assigns of the Surviving Corporation and its Subsidiaries, and shall be enforceable by the Indemnitees and their successors, heirs or representatives. In the event that the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or a majority of its properties and assets to any Person, then, and in each such case, Parent shall ensure that proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume and succeed to the obligations set forth in this Section 6.6.

        Section 6.7    Notification of Certain Matters.    From and after the date hereof until the earlier to occur of the termination of this Agreement pursuant to Section 9.1 and the Effective Time, the Company shall give prompt notice to Parent, and Parent and Merger Sub shall give prompt notice to the Company, upon receiving Knowledge of (a) any notice, complaint, investigation or hearing (or communications indicating that the same may be contemplated) of any Governmental Authority in connection with this Agreement, the Merger or the transactions contemplated hereby, (b) any written notice of any Person (other than a Governmental Authority) alleging that the consent of such Person is or may be required in connection with the Merger or the transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation or Parent, (c) any Proceeding commenced or, to such party's Knowledge, threatened in writing against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement, the Merger or the transactions contemplated hereby, (d) any fact, event or circumstance that would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, or (e) any material change, effect or circumstance that would reasonably be expected to give rise to a failure of a condition precedent in Section 7.2 (in the case of the Company) and Section 7.3 (in the case of Parent); provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties herein or the conditions to the obligations of the parties hereunder or the remedies available hereunder to any Party; provided, further, that a failure to give prompt notice pursuant to this Section 6.7 shall not of itself constitute a breach giving rise to the failure of a condition to the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would standing alone constitute a breach giving rise to such a failure.

        Section 6.8    Public Announcements.    The initial press release(s) announcing the execution of this Agreement shall be in a form mutually agreed upon by Parent and the Company. Parent and the Company shall consult with each other before issuing, and, to the extent practicable, give each other a reasonable opportunity to review and comment on, any other press release or other public announcements with respect to this Agreement or the transactions contemplated hereby, and shall not issue any such press release or make any such public announcement prior to such consultation, except to the extent the disclosing party determines based on advice of counsel it is required to do so by applicable Law, court process or the rules and regulations of any national securities exchange or national securities quotation system, in which case such party shall use reasonable best efforts to consult with the other party before issuing any such release or making any such public announcement. Notwithstanding any other provision of this Agreement, (i) the Company will no longer be required to consult with Parent in connection with any such press release or public announcement if the Company Board has effected any Change in Recommendation or shall have resolved to do so and (ii) the requirements of this Section 6.8 shall not apply to any disclosure by Company or Parent of any information concerning this Agreement or the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement, the Merger or the transactions contemplated by this Agreement. Upon Parent's request, (x) the Company and Parent shall promptly prepare a mutually acceptable joint written presentation to Institutional Shareholder Services recommending this Agreement and the transactions contemplated hereby, including the Merger, (y) the Company shall request a meeting with Institutional Shareholder Services for purposes of obtaining its recommendation of the approval of this Agreement by the stockholders of the Company and (z) the Company shall reasonably cooperate with Parent to obtain such recommendation.

        Section 6.9    Employee Matters.

        (a)   From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, honor, in accordance with their terms, all existing employment, change in control and severance agreements between the Company or any of its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries.

        (b)   Continuing Employees.

            (i)  During the one (1)-year period commencing at the Effective Time or such shorter period as the applicable employee may be employed, Parent shall provide or shall cause the Surviving Corporation to provide to each person who is an employee of the Company or any of its Subsidiaries immediately prior to the Effective Time and who continues as an employee of the Surviving Corporation or any of its affiliates (each, a "Company Employee") a base salary or wage rate and annual cash bonus opportunity at least equal to the Company Employee's base salary or wage rate and annual bonus opportunity in effect as of immediately prior to the Effective Time and benefits (other than with respect to equity or equity based-awards) that are, in the aggregate, substantially no less favorable than those in effect immediately prior to the Effective Time.

           (ii)  For purposes of eligibility and vesting under the compensation and benefit plans, programs agreements and arrangements of Parent, the Company, the Surviving Corporation or any respective Subsidiary and Affiliate thereof providing benefits to any Company Employees after the Merger Closing (the "New Plans"), and benefit accrual solely for purposes of determining accrual of vacation and severance benefits under New Plans, if applicable, each Company Employee shall be credited with his or her years of service with the Company (including any predecessor), the Company Subsidiaries and their respective Affiliates (and any additional service with any predecessor employer) before the Merger Closing, to the same extent as such Company Employee was entitled, before the Merger Closing, to credit for such service under any similar Company Benefit Plan. In addition, and without limiting the generality of the foregoing: (i) each Company Employee shall be immediately eligible to participate, without any waiting time, in any and all New Plans to the extent coverage under such New Plan replaces coverage under a comparable Company Benefit Plan in which such Company Employee participated immediately before the replacement; and (ii) for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any Company Employee, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements of such New Plan to be waived for such employee and his or her covered dependents to the extent such exclusions or requirements were waived or satisfied under the comparable Company Benefit Plan, and Parent shall cause any eligible expenses incurred by such employee and his or her covered dependents under a Company Benefit Plan during the portion of the plan year prior to the Effective Time to be taken into account under such New Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such Company Employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such New Plan.

          (iii)  Notwithstanding anything in this Section 6.9, the terms and conditions of employment for any Company Employees that are governed by a collective bargaining agreement immediately prior to the Merger Closing shall continue to be governed by such collective bargaining agreement as of the Merger Closing until the expiration, termination or modification of such agreement in accordance with its terms or applicable Law.

        (c)   Prior to making any broad-based or otherwise material written communication to any current or former employee of the Company or any of its Subsidiaries relating to the transactions contemplated hereby, the Company or its Subsidiaries shall provide Parent with a reasonable opportunity to review and comment on, and consent to (which consent shall not be unreasonably withheld, conditioned or delayed) such communication.

        (d)   This Section 6.9 shall be binding upon and inure solely to the benefit of each of the parties to this Agreement, and nothing in this Section 6.9 or any other provision in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.9 or any other provision of this Agreement or is intended to be, shall constitute or be construed as an amendment to or modification of the Company Benefit Plans or any other employee benefit plan or arrangement of the Company, Parent or any of their respective Affiliates unless this Agreement explicitly states that the provision "amends" such Company Benefit Plan, or any other employee benefit plans or arrangements, or limit in any way the right of the Company, Parent or any of their respective Affiliates to amend, modify or terminate any Company Benefit Plan or any other employee benefit plans or arrangements. This shall not prevent the parties entitled to enforce this Agreement from enforcing any provision in this Agreement, but no other party shall be entitled to enforce any provision in this Agreement on the grounds that it is an amendment to such Company Benefit Plan or arrangement. If a party not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to such Company Benefit Plan or arrangement and that provision is construed to be such an amendment despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively as of its inception, thereby precluding it from having any amendatory effect. Nothing in this Section 6.9 or any other provision in this Agreement shall limit the right of Parent, the Surviving Corporation or any of their Subsidiaries to terminate the employment of any Company Employee at any time following the Effective Time.

        Section 6.10    Rule 16b-3 Matters.    Prior to the Effective Time, the Company may take such further actions, if any, as may be reasonably necessary or appropriate to ensure that the dispositions of equity securities of the Company (including derivative securities) pursuant to the transactions contemplated by this Agreement by any officer or director of the Company who is subject to Section 16 of the Exchange Act are exempt under Rule 16b-3 promulgated under the Exchange Act.

        Section 6.11    Credit Facility.    The Company shall, with immediately available funds provided by Parent or otherwise available to the Company, at the Effective Time, repay in full all indebtedness (and other amounts required to be repaid) under the Credit Facility and terminate all commitments, obligations and agreements under the Credit Facility, and the Company shall obtain customary pay-off letters and the release of related Liens, including the related filings and return of collateral (including certificated securities), in each case in form and substance reasonably acceptable to Parent. In connection therewith, Parent shall take all actions reasonably requested by the Company to facilitate such prepayment and termination which actions shall include, without limitation, Parent depositing or causing to be deposited, not later than the Effective Time, with the Credit Facility Agent all amounts specified by the Credit Facility Agent as being necessary to cash collateralize any letters of credit and bankers acceptances outstanding under the Credit Facility and to prepay all indebtedness under the Credit Facility (including any fees, expenses, costs, commitment fees, penalties, and other amounts payable to the Credit Facility Agent or the Credit Facility Lenders under the Credit Facility). Unless the Credit Facility Agent has otherwise waived or modified any notice requirements under the Credit Facility Agreement, the Company, in consultation with Parent, will provide the advance notice required under the Credit Facility Agreement, if any, of its intention to repay all indebtedness under the Credit

Facility and to terminate the commitments of the Credit Facility Lenders thereunder as of the anticipated date that the Effective Time will occur, as determined by mutual agreement of the Company and Parent, as specified in such notice (the "Anticipated Prepayment Date"). In the event that the actual date of such repayment and termination does not occur on the Anticipated Prepayment Date as a result of the breach of this Agreement by Parent or Merger Sub, Parent shall reimburse the Company for any actual out-of-pocket costs or expenses that the Company or any of its Subsidiaries incurs as a direct result of the failure of the Company to so repay such indebtedness and terminate such commitments on the Anticipated Prepayment Date.

        Section 6.12    Stockholder Litigation.    The Company shall give Parent reasonable opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement; provided, that neither the Company nor any of its Subsidiaries or their respective Representatives shall compromise, settle, come to an arrangement regarding any such stockholder litigation or consent to the same unless Parent shall have consented in writing (such consent not to be unreasonably withheld, conditioned or delayed); provided, further, that after receipt of the Requisite Stockholder Approval, the Company shall cooperate with Parent with respect to, and, if requested by Parent, use its reasonable best efforts to defend or to settle, any unresolved stockholder litigation in accordance with Parent's direction. Any such participation by Parent will be at Parent's sole cost and expense.

ARTICLE VII

CONDITIONS TO THE MERGER

        Section 7.1    Conditions to the Obligations of Each Party.    The respective obligations of each party to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company and Parent at or prior to the Merger Closing Date of the following conditions:

          (a)   the Requisite Stockholder Approval shall have been obtained;

          (b)   (i) The waiting period (or any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or early termination thereof shall have been obtained and (ii) antitrust approval of, or expiration or early termination of waiting period (or any extension thereof) applicable to, the consummation of the Merger under the Foreign Antitrust Laws listed on Section 7.1(b) of the Company Disclosure Schedule shall have been granted or shall have occurred; and

          (c)   no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order (collectively, "Restraints") or commenced any Proceeding, which is then pending or in effect that, in any case, seeks to enjoin, prohibit or make illegal or enjoins, prohibits or makes illegal the consummation of the Merger.

        Section 7.2    Conditions to the Obligations of Parent and Merger Sub.    In addition to the conditions set forth in Section 7.1, the respective obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by Parent at or prior to the Merger Closing Date of the following further conditions:

          (a)   each of the representations and warranties of the Company (i) set forth in Section 4.2(a) and the first three sentences of Section 4.2(b) (Capitalization; Subsidiaries), Section 4.3 (Authority Relative to Agreement) and the first sentence of Section 4.9(a) (Absence of Certain Changes or Events), shall be true and correct in all respects at and as of the date of this Agreement and the Merger Closing Date (except, with respect to Section 4.2(a), to the extent that any inaccuracies would be de minimis, in the aggregate) and (ii) set forth in Article IV hereof (other than Section 4.2(a), the first three sentences of Section 4.2(b), Section 4.3, and the first sentence of Section 4.9(a)), without giving effect to any qualifications as to materiality or Material Adverse

  Effect or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except in the case of this clause (ii) for such failures to be true and correct as have not had, individually or in the aggregate, a Material Adverse Effect;

          (b)   the Company shall have performed or complied in all material respects with each agreement and covenant required by this Agreement to be performed or complied with by it on or prior to the Merger Closing Date;

          (c)   since the date of this Agreement, there shall not have occurred any change, event, effect or circumstance that, individually or in the aggregate, has had a Material Adverse Effect; and

          (d)   the Company shall have delivered to Parent a certificate, dated the Merger Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c) have been satisfied.

        Section 7.3    Conditions to the Obligations of the Company.    In addition to the conditions set forth in Section 7.1, the obligations of the Company to consummate the Merger are subject to the satisfaction or (to the extent permitted by Law) waiver by the Company at or prior to the Merger Closing Date of the following further conditions:

          (a)   each of the representations and warranties of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or other similar qualifications contained therein, shall be true and correct at and as of the date of this Agreement and the Merger Closing Date (except to the extent expressly made as of an earlier date, in which case as of such date), except for such failures to be true and correct as would not reasonably be expected to, individually or in the aggregate, materially impair the ability of Parent or Merger Sub to consummate the Merger;

          (b)   Parent and Merger Sub shall have performed or complied in all material respects with each agreement and covenant required by this Agreement to be performed or complied with by them on or prior to the Merger Closing Date; and

          (c)   Parent shall have delivered to the Company a certificate, dated the Merger Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

        Section 7.4    Frustration of Closing Conditions.    Neither Parent nor Merger Sub may rely on the failure of any conditions set forth in Section 7.1 or Section 7.2 to be satisfied if such failure was caused by Parent's or Merger Sub's breach of this Agreement. The Company may not rely on the failure of any conditions set forth in Section 7.1 or Section 7.3 to be satisfied if such failure was caused by the Company's breach of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

        Section 8.1    Termination.    Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Requisite Stockholder Approval is obtained (except as otherwise expressly noted), as follows:

          (a)   by mutual written consent of each of Parent and the Company; or

          (b)   by either Parent or the Company, if:

              (i)  the Effective Time shall not have occurred on or before 5:00 p.m. (New York City time) on January 21, 2014 (the "Outside Date"); provided, however, that if the conditions set forth in Section 7.1(b) or Section 7.1(c) shall not have been satisfied or duly waived by all parties entitled to the benefit of such condition by the second (2nd) Business Day prior to the Outside Date (and all other conditions set forth in Article VII have been satisfied or shall be capable of being satisfied), either Parent or the Company may, by written notice delivered to such other party, extend the Outside Date until April 21, 2014 (such date as may be extended, the "Termination Date"); provided, further, that the right to terminate this Agreement pursuant to this Section 8.1(b)(i) shall not be available to a party if such party has breached or violated any of its covenants, agreements or other obligations hereunder and such breach or violation has been the principal cause of or directly resulted in (1) the failure to satisfy the conditions to the obligations of the terminating party to consummate the Merger set forth in Article VII prior to the Termination Date or (2) the failure of the Merger Closing to occur by the Termination Date; or

             (ii)  any Restraint shall be in effect enjoining or otherwise prohibiting the consummation of the Merger, and such Restraint shall have become final and non-appealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall have complied with its obligations under Section 6.3 to prevent, oppose or remove such Restraint; or

            (iii)  the Requisite Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof; or

          (c)   by the Company if:

              (i)  Parent or Merger Sub shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to a failure of a condition set forth in Section 7.1, Section 7.3(a) or Section 7.3(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by Parent or Merger Sub on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by Parent of written notice from the Company of such breach or failure; provided, however, that if such notice is received within five (5) Business Days of the Termination Date, the Termination Date shall be extended by five (5) Business Days; and provided, further, that the Company shall not have a right to terminate this Agreement pursuant to this Section 8.1(c)(i) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

             (ii)  prior to receipt of the Requisite Stockholder Approval, the Company Board has determined to enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of Section 6.5(d) and Section 6.5(e), so long as the Company (A) concurrently with such termination pays, or causes to be paid, to Parent the Company Termination Fee specified in Section 8.3(a)(ii) and (B) substantially concurrently with such termination enters into such Alternative Acquisition Agreement.

          (d)   by Parent:

              (i)  if the Company shall have breached or failed to perform any of its representations, warranties, covenants or other agreements set forth in this Agreement, which breach or failure to perform (x) would give rise to the failure of any condition set forth in Section 7.1, Section 7.2(a) or Section 7.2(b) and (y) (A) is not capable of being cured prior to the Termination Date or (B) is not cured by the Company on or before the earlier of (i) the Termination Date and (ii) the date that is thirty (30) days following the receipt by the

    Company of written notice from Parent of such breach or failure; provided, however, that if such notice is received within five (5) Business Days of the Termination Date, the Termination Date shall be extended by five (5) Business Days; and provided, further, that Parent shall not have a right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its representations, warranties, covenants or agreements hereunder; or

             (ii)  in the event that (A) the Company shall have failed to include the Company Board Recommendation in the Proxy Statement distributed to its stockholders, (B) a Change in Recommendation has occurred, or (C) the Company, any Affiliate of the Company, or any employee, officer or director of the Company or of any Affiliate of the Company shall have committed an Intentional Breach of the obligations or agreements contained in Section 6.5 in any material respect or authorized or permitted any of their respective Representatives to take any action in breach of the obligations or agreements contained in Section 6.5 in any material respect, and, in either case, such breach gave rise to an Acquisition Proposal; provided, however, that Parent shall no longer be entitled to terminate this Agreement pursuant to this Section 8.1(d)(ii) once the Requisite Stockholder Approval has been obtained at the Stockholders' Meeting.

        Section 8.2    Effect of Termination.    In the event that this Agreement is terminated in accordance with Section 8.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail, and, except as set forth in this Section 8.2, this Agreement shall forthwith become null and void and of no effect without liability on the part of any party hereto (or any of its Representatives), and all rights and obligations of any party hereto shall cease; provided, that if (x) such termination resulted, directly or indirectly, from the Intentional Breach of any representation, warranty, covenant or other agreement contained herein or (y) the Intentional Breach of any representation, warranty, covenant or other agreement contained herein shall cause the Merger Closing not to occur, then, notwithstanding such termination, such breaching party shall be fully liable for any and all Damages as a result of such Intentional Breach; provided, further that the Confidentiality Agreement, and the provisions of Section 4.26, Section 5.7, Section 6.4 (last two sentences only), Section 6.11 (last sentence only) Article I, Article VIII and Article IX shall survive any termination of this Agreement.

        Section 8.3    Termination Fees.

        (a)    Termination Fees Payable.    If the Agreement is terminated by:

            (i)  (x) either Parent or the Company pursuant to Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i), and (y) (A) the Company receives or has received an Acquisition Proposal from a Third Party after the date hereof or an Acquisition Proposal shall have become publicly known prior to such termination, and (B) within twelve (12) months of such termination of this Agreement, the Company enters into a definitive agreement with respect to an Acquisition Proposal or the Company Board (or a committee thereof) recommends an Acquisition Proposal to the stockholders of the Company and an Acquisition Proposal is subsequently consummated (for the avoidance of doubt, such consummation may be during or after such 12-month period), then the Company shall pay, or cause to be paid, to Parent an amount equal to $20,000,000 (Twenty Million Dollars) (the "Company Termination Fee") by wire transfer of immediately available funds not later than the second (2nd) Business Day following the date of the consummation of an Acquisition Proposal (provided, however, that for purposes of this Section 8.3(a)(i), the references to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)");

           (ii)  the Company pursuant to Section 8.1(c)(ii), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds substantially concurrently with, and as a condition to, such termination;

          (iii)  Parent pursuant to Section 8.1(d)(ii), then the Company shall pay, or cause to be paid, to Parent the Company Termination Fee by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination; and

          (iv)  either Parent or the Company pursuant to Section 8.1(b)(iii) or by Parent pursuant to Section 8.1(d)(i), then the Company shall pay to Parent an amount equal to the sum of all documented, reasonable out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by Parent or Merger Sub or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement not to exceed $7,500,000 (the "Parent Expenses") by wire transfer of immediately available funds not later than the second (2nd) Business Day following such termination.

        (b)    Certain Limitations.

            (i)  Notwithstanding anything to the contrary contained in this Agreement:

            (1)   in no event shall the Company be required to pay the Parent Expenses on more than one occasion, and

            (2)   (x) in no event shall the Company be required to pay the Company Termination Fee on more than one occasion, and (y) in the event the Parent Expenses have already been paid under Section 8.3(a)(iv), the Company shall be entitled to credit the amount of the Parent Expenses actually paid against the amount of the Company Termination Fee it is required to pay under Section 8.3(a)(i).

           (ii)  Notwithstanding anything to the contrary contained in this Agreement, but subject to Section 9.9 (which shall not be limited by this Section 8.3(b)(ii)), in the event the Termination Fee is paid by the Company as required pursuant to Section 8.3(a), Parent's right to receive payment from the Company of the Company Termination Fee and the Parent Expenses pursuant to Section 8.3(a) shall constitute the sole and exclusive remedy of Parent, Merger Sub and their Affiliates and Representatives against the Company and its Subsidiaries and any of their respective former, current or future general or limited partners, stockholders, members, managers, directors, officers, employees, agents, Affiliates or assignees (collectively, the "Company Related Parties") for all Damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated thereby (except that, to the extent any termination of this Agreement resulted, directly or indirectly, from an Intentional Breach of this Agreement by the Company, Parent shall be entitled to both the payment of the Company Termination Fee and/or the Parent Expenses (in each case to the extent owed pursuant to Section 8.3(a) ) and to any Damages, to the extent proven, in respect of such Intentional Breach (as reduced by any Company Termination Fee or Parent Expenses previously paid by the Company).

        (c)    Integral Part of Transaction.    Each of the parties hereto acknowledges that (i) the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, (ii) the Company Termination Fee is not a penalty, and except as set forth in Section 8.3(b)(ii), constitutes liquidated damages, in a reasonable amount that will compensate Parent in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated hereby, which amount would otherwise be impossible to calculate with precision, and (iii) without these agreements, the parties would not enter into this Agreement. If the Company fails to pay the Company Termination Fee and/or the Parent Expenses pursuant to this Section 8.3 when due, and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Company Termination Fee and/or the Parent Expenses, as the case may be, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) incurred in connection with such suit, together with interest on the amount of the Company Termination Fee or the Parent Expenses, as the case may be, from the date such payment was required to be made until the date of payment at the prime rate of JPMorgan Chase Bank, N.A. in effect on the date such payment was required to be made.

        Section 8.4    Amendment.    This Agreement may be amended by mutual agreement of the parties hereto by action taken by or on behalf of their respective boards of directors at any time before or after receipt of the Requisite Stockholder Approval; provided, however, that after the Requisite Stockholder Approval has been obtained, there shall not be any amendment that by Law requires further approval by the stockholders of the Company without such further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

        Section 8.5    Extension; Waiver.    At any time prior to the Effective Time, subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) subject to the proviso of the first sentence of Section 8.4, waive compliance with any agreement or condition contained herein. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Merger Sub in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Any agreement on the part of a party to any extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

        Section 8.6    Expenses.    Except as expressly set forth herein (including Section 8.2 and Section 8.3), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger or any of the other transactions contemplated by this Agreement are consummated.

ARTICLE IX

GENERAL PROVISIONS

        Section 9.1    Non-Survival of Representations, Warranties and Agreements.    The representations, warranties, covenants and agreements in this Agreement and any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time, except that this Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance in whole or in part after the Effective Time, including those contained in Article III, Section 6.6, and Section 6.9.

        Section 9.2    Notices.    Any notice or other communication required to be given hereunder shall be sufficient if in writing and sent by facsimile transmission (providing confirmation of transmission by the transmitting equipment) or e-mail of a .pdf attachment (with confirmation of receipt by non-automated reply e-mail from the recipient); provided, that any notice received by facsimile or e-mail transmission or otherwise at the addressee's location on any Business Day after 5:00 p.m. (New York City time) shall be deemed to have been received at 9:00 a.m. (New York City time) on the next Business Day), by reliable overnight delivery service (with proof of service), hand delivery or certified or registered mail

(return receipt requested and first-class postage prepaid), addressed as follows (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.2):

        if to Parent or Merger Sub:

    ABB Ltd
    Affolternstrasse 44
    8050 Zurich Switzerland
    Phone: + 41 43 317 71 11
    Fax: + 41 43 317 79 92
    e-mail: diane.desaintvictor@ch.abb.com
    Attention: Diane de Saint Victor, General Counsel

        with a copy (which shall not constitute notice) to:

    Cleary Gottlieb Steen & Hamilton LLP
    One Liberty Plaza
    New York, NY 10006
    Phone: (212) 225-2000
    Fax: (212) 225-3999
    e-mail: nwhoriskey@cgsh.com; dleinwand@cgsh.com
    Attention: Neil Q. Whoriskey; David Leinwand

        if to the Company:

    Power-One, Inc.
    740 Calle Plano
    Camarillo, CA 93012
    Phone: (805) 987-8741
    Fax: (805) 383-5898
    e-mail: Tina.Mcknight@power-one.com
    Attention: Tina McKnight, Esq., General Counsel

        with a copy (which shall not constitute notice) to:

    Gibson, Dunn & Crutcher LLP
    333 South Grand Avenue
    Los Angeles, CA 90071
    Phone: (213) 229-7986
    Fax: (213) 229-6986
    e-mail: jbellah@gibsondunn.com
    Attention: Jennifer Bellah Maguire

        Section 9.3    Interpretation; Certain Definitions.    The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to an Article, Section, Appendix, Schedule, Annex or Exhibit, such reference shall be to an Article or Section of, or an Appendix, Schedule, Annex or Exhibit to, this Agreement, unless otherwise indicated. The table of contents and headings for this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby," "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole, including all Exhibits,

Schedules and Annexes and Appendices, and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined herein. References to a Person are also to its successors and permitted assigns. The words "made available to Parent" or words of similar import refer to documents (x) posted to the Electronic Data Room or (y) delivered in Person or electronically to Parent, Merger Sub or any of their respective Representatives. The specification of any dollar amount in any representation or warranty contained in Article IV or Article V is not intended to imply that such amount, or higher or lower amounts, are or are not material for purposes of this Agreement, and no party shall use the fact of the setting forth of any such amount in any dispute or controversy between or among the parties as to whether any obligation, item or matter not described herein or included in the Company Disclosure Schedule or the Parent Disclosure Schedule is or is not material for purposes of this Agreement. Words describing the singular number shall be deemed to include the plural and vice versa, and words denoting any gender shall be deemed to include all genders.

        Section 9.4    Severability.    If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, illegal or incapable of being enforced under any present or future Law or public policy, (a) such term or other provision shall be fully separable, (b) this Agreement shall be construed and enforced as if such invalid, illegal or unenforceable provision had never comprised a part hereof, and (c) all other conditions and provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable term or other provision or by its severance herefrom so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in a mutually acceptable manner in order that the transactions contemplated hereby are fulfilled as originally contemplated to the fullest extent possible.

        Section 9.5    Assignment.    Neither this Agreement nor any rights, interests or obligations hereunder shall be assigned or delegated by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto, except that Parent may assign its rights and delegate its obligations hereunder to any direct or indirect wholly owned subsidiary of Parent so long as Parent remains ultimately liable for all of Parent's obligations hereunder. No assignment by any party hereto shall relieve such party of any of its obligations hereunder. Subject to the foregoing, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

        Section 9.6    Entire Agreement.    This Agreement (including the Exhibits, Schedules, Annexes and Appendices hereto and other documents delivered pursuant hereto) constitutes, together with the Confidentiality Agreement, the Company Disclosure Schedule and the Parent Disclosure Schedule, the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties and their Affiliates, or any of them, with respect to the subject matter hereof.

        Section 9.7    No Third-Party Beneficiaries.    This Agreement is not intended to and shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns, except for the rights to receive consideration after the Effective Time under Article III (which shall be enforceable by the applicable holders of equity securities issued by the Company if the Effective Time shall occur) and Section 6.6 (which shall be enforceable by the Indemnitees). The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance with Section 8.5 without notice or liability to any other Person. The representations and warranties in this

Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the Knowledge of any of the parties hereto. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

        Section 9.8    Governing Law.    This Agreement and all actions, proceedings or counterclaims (whether based on contract, tort or otherwise) arising out of or relating to this Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

        Section 9.9    Specific Performance.    (a) The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, may occur in the event that the parties hereto do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated by this Agreement) in accordance with its specified terms or otherwise breach such provisions. Accordingly, except as otherwise set forth in this Section 9.9, each of the parties acknowledges and agrees that the parties hereto shall be entitled, without posting a bond or other indemnity, to an injunction, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

        (b)   Each party hereby agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches of this Agreement by such party, and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such Party under this Agreement all in accordance with the terms of this Section 9.9. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such order or injunction all in accordance with the terms of this Section 9.9. The parties hereto further agree that (i) by seeking the remedies provided for in this Section 9.9, a party shall not in any respect waive its right to seek any other form of relief that may be available to a party under this Agreement in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 9.9 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.9 shall require any party hereto to institute any proceeding for (or limit any party's right to institute any proceeding for) specific performance under this Section 9.9 prior or as a condition to exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding pursuant to this Section 9.9 or anything set forth in this Section 9.9 restrict or limit any party's right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies under this Agreement that may be available then or thereafter.

        Section 9.10    Consent to Jurisdiction.    (a) Each of Parent, Merger Sub and the Company hereby irrevocably submits to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and to the jurisdiction of the United States District Court for the State of Delaware, for the purpose of any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement and each of the parties hereto hereby irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any Delaware state or federal court.

        (b)   Each of the parties hereto (a) irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself or its property, by personal delivery of copies of such process to such party and nothing in this Section 9.10 shall affect the right of any party to serve legal process in any other manner permitted by Law, (b) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery, any other court of the State of Delaware and any Federal court sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (c) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery (or, if (but only if) the Delaware Court of Chancery shall be unavailable, any other court of the State of Delaware or any Federal court sitting in the State of Delaware). Each of Parent, Merger Sub and the Company agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

        Section 9.11    Counterparts.    This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Agreement.

        Section 9.12    WAIVER OF JURY TRIAL.    EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

        Section 9.13    Parent Role.    Parent is acting solely as an obligor under this Agreement, and not as a broker for Merger Sub.

[Remainder of page intentionally left blank; signature page follows.]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ABB LTD
By:	/s/ DR. ULRICH SPIESSHOFER Name: Dr. Ulrich Spiesshofer Title: Member of the Group Executive Committee
By:	/s/ DIANE DE SAINT VICTOR Name: Diane de Saint Victor Title: Member of the Group Executive Committee
VERDI ACQUISITION CORPORATION
By:	/s/ DIANE DE SAINT VICTOR Name: Diane de Saint Victor Title: Secretary and General Counsel
POWER-ONE, INC.
By:	/s/ RICHARD J. THOMPSON Name: Richard J. Thompson Title: President and Chief Executive Officer

Exhibit A

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

POWER-ONE, INC.

        I, THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law"), do hereby certify as follows:

        FIRST:    The name of the corporation is Power-One, Inc. (hereinafter referred to as the "Corporation").

        SECOND:    The registered office of the Corporation is to be located at 1209 Orange Street, in the City of Wilmington, in the County of New Castle, in the State of Delaware, 19801. The name of its registered agent at that address is The Corporation Trust Company.

        THIRD:    The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law. The Corporation shall have perpetual existence.

        FOURTH:    The total number of shares of capital stock that the Company has authority to issue is 1,000 shares, which will be designated common stock, par value $0.001 per share.

        FIFTH:    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

          (1)   The number of directors of the Corporation shall be such as from time to time shall be fixed by, or in the manner provided in, the by-laws. Election of directors need not be by ballot unless the by-laws so provide.

          (2)   The Board of Directors shall have powers without the assent or vote of the stockholders to make, alter, amend, change, add to or repeal the by-laws of the Corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause to be executed mortgages and liens upon all or any part of the property of the Corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (3)   The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and as binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interest, or for any other reason.

          (4)   In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any by-laws from time to time made by the stockholders; provided, however, that no by-laws so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

        SIXTH:    The Corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as the same exists or may hereafter be amended, indemnify all persons whom it may indemnify pursuant thereto. To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The liability of a director of the Corporation to the Corporation or its stockholders for monetary damages shall be eliminated to the fullest extent permissible under applicable law in the event it is determined that Delaware law does not apply. The Corporation is authorized to provide by bylaw, agreement or otherwise for indemnification of directors, offices, employees and agents for breach of duty to the Corporation and its stockholders in excess of the indemnification otherwise permitted by applicable law. Any repeal or modification of this Article shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.

        SEVENTH:    Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware, may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

        EIGHTH:    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

Annex B

PERSONAL AND CONFIDENTIAL

April 21, 2013

Board of Directors
Power-One, Inc.
740 Calle Plano
Camarillo, CA, 93012

Gentlemen:

        You have requested our opinion as to the fairness from a financial point of view to the holders (other than ABB Ltd ("ABB") and its affiliates) of the outstanding shares of common stock, par value $0.001 per share (the "Shares"), of Power-One, Inc. (the "Company") of the $6.35 per Share in cash to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of April 21, 2013 (the "Agreement"), by and among ABB, Verdi Acquisition Corporation, an indirect wholly owned subsidiary of ABB, and the Company.

        Goldman, Sachs & Co. and its affiliates are engaged in advisory, underwriting and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman, Sachs & Co. and its affiliates and employees, and funds or other entities in which they invest or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, ABB, any of their respective affiliates and third parties, including Silver Lake Management, L.L.C. ("Silver Lake"), an affiliate of the Company, and its affiliates and portfolio companies, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the "Transaction") for the accounts of Goldman, Sachs & Co. and its affiliates and employees and their customers. We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, all of which are contingent upon consummation of the Transaction, and the Company has agreed to reimburse our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain investment banking services to ABB and its affiliates from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as co-manager with respect to the offering by ABB Finance B.V., a subsidiary of ABB, of its 2.625% Bonds due 2019 (aggregate principal amount €1,250,000,000) in March 2012; and as joint bookrunner with respect to the offering by ABB Finance (USA) Inc., a subsidiary of ABB, of its 1.625% Notes due 2017 (aggregate principal amount $500,000,000) in May 2012, 2.875% Notes due 2022 (aggregate principal amount $1,250,000,000) in May 2012 and 4.375% Notes due 2042 (aggregate principal amount $750,000,000) in May 2012. We also have provided certain investment banking services to Silver Lake and its affiliates and portfolio companies from time to time for which our Investment Banking Division has received, and may receive, compensation, including having acted as financial advisor to Skype Global S.a.r.l., a former portfolio company of funds affiliated with Silver Lake, in connection with its sale to Microsoft Corporation in October 2011; and as joint bookrunner with respect to the public offering by Intelsat (Luxembourg) S.A., a portfolio company of funds affiliated with Silver Lake, of its 6.75% Senior Notes due 2018 (aggregate principal amount $500,000,000) in March 2013, 7.75% Notes due 2021 (aggregate principal amount $2,000,000,000) in March 2013, and 8.125% Notes due 2023 (aggregate principal amount $1,000,000,000) in March 2013. We may also in the future provide investment banking services to the Company, ABB and their respective affiliates and Silver Lake and its affiliates and its affiliated portfolio companies for which our Investment Banking Division may receive compensation. Affiliates of Goldman, Sachs & Co. also may have co-invested with Silver Lake and its affiliates from time to time

Board of Directors
Power-One, Inc.
April 21, 2013

and may have invested in limited partnership units of affiliates of Silver Lake from time to time and may do so in the future.

        In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 30, 2012; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; and certain internal financial analyses and forecasts for the Company prepared by its management, as approved for our use by the Company (the "Forecasts"). We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for the Shares; compared certain financial and stock market information for the Company with similar information for certain other companies the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the power conversion industry and in other industries; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

        For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or any of its subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

        Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the holders (other than ABB and its affiliates) of Shares, as of the date hereof, of the $6.35 per Share in cash to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the $6.35 per Share in cash to be paid to the holders (other than ABB and its affiliates) pursuant to the Agreement or otherwise. We are not expressing any opinion as to the impact of the Transaction on the solvency or viability of the Company or ABB or the ability of

Board of Directors
Power-One, Inc.
April 21, 2013

the Company or ABB to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman, Sachs & Co.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the $6.35 per Share in cash to be paid to the holders (other than ABB and its affiliates) of Shares pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN, SACHS & CO.)

Annex C

SECTION 262 OF THE GENERAL CORPORATIONS LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.

1 1 12345678 12345678 12345678 12345678 12345678 12345678 12345678 12345678 000000000000 NAME THE COMPANY NAME INC. - COMMON 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. - 401 K 123,456,789,012.12345 . x 02 0000000000 JOB # 1 OF 2 1 OF 2 PAGE SHARES CUSIP # SEQUENCE # THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date CONTROL # SHARES 0 0 0 0 0 0 0 0 0 0000180353_1 R1.0.0.51160 POWER-ONE, INC. LEGAL DEPARTMENT 740 CALLE PLANO CAMARILO, CA 93012 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote "FOR" proposals 1, 2 and 3. For Against Abstain 1 Proposal to adopt the Agreement and Plan of Merger, as it may be amended from time to time, dated as of April 21, 2013("Merger Agreement"), by and among Power-One, Inc.("Power-One"), ABB Ltd and Verdi Acquisition Corporation ("Merger Sub"), which provides for the merger of Merger Sub with and into Power-One, with Power-One continuing as the surviving corporation. 2 Proposal to approve, by a nonbinding advisory vote, the specified compensation disclosed in the accompanying proxy statement that may be payable to Power-One’s named executive officers in connection with the consummation of the merger. 3 Proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to adopt the Merger Agreement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

0000180353_2 R1.0.0.51160 Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com . POWER-ONE, INC. Special Meeting of Stockholders ______ __, 2013 ____AM This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Richard J. Thompson and Tina P. McKnight, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of POWER-ONE, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at ____ AM, PST on __________, at ____________, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. CONTINUED AND TO BE SIGNED ON REVERSE SIDE